                                 PROSPECTUS FOR
                    KEMPER INVESTORS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

                         INDIVIDUAL AND GROUP VARIABLE,
                                FIXED AND MARKET

                        VALUE ADJUSTED DEFERRED ANNUITY
                                   CONTRACTS
--------------------------------------------------------------------------------

                                   ISSUED BY
                    KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
                                      AND
                    KEMPER INVESTORS LIFE INSURANCE COMPANY

This Prospectus describes Variable, Fixed and Market Value Adjusted Deferred Annuity Contracts (the "Contract") offered by Kemper Investors Life Insurance Company ("we" or "KILICO"). The Contract is designed to provide annuity benefits for retirement which may or may not qualify for certain federal tax advantages. Depending on particular state requirements, the Contracts may be issued on a group or individual basis. Contracts issued on a group basis are represented by a certificate. Contracts issued on an individual basis are represented by an individual annuity contract. For purposes of this Prospectus, the term "Contract" refers both to certificates and to individual annuity contracts.

You may allocate purchase payments to one or more of the variable options, the fixed option or the fixed option subject to a market value adjustment. The Contract currently offers thirty-eight investment options, each of which is a Subaccount of KILICO Variable Annuity Separate Account. Currently, you may choose among the following Portfolios or Funds:

- KEMPER VARIABLE SERIES:
     - Kemper Money Market
     - Kemper Government Securities
     - Kemper Investment Grade Bond
     - Kemper Strategic Income (formerly Kemper Global Income)
     - Kemper Horizon 5
     - Kemper High Yield
     - Kemper Horizon 10+
     - Kemper Total Return
     - Kemper Horizon 20+
     - Kemper Value+Growth
     - Kemper Blue Chip
     - Kemper International
     - Kemper Contrarian Value
     - Kemper Small Cap Value
     - Kemper Small Cap Growth
     - Kemper Growth
     - Kemper Aggressive Growth
     - Kemper Technology Growth
     - Kemper Global Blue Chip
     - Kemper New Europe (formerly Kemper International Growth and Income)
     - KVS Dreman High Return Equity (formerly Kemper-Dreman High Return Equity)
     - KVS Dreman Financial Services (formerly Kemper-Dreman Financial Services)
     - KVS Index 500 (formerly Kemper Index 500)
     - KVS Focused Large Cap Growth
     - KVS Growth Opportunities
     - KVS Growth And Income
-SCUDDER VARIABLE LIFE INVESTMENT FUND (CLASS A SHARES):
     - Scudder VLIF Global Discovery
     - Scudder VLIF Growth and Income
     - Scudder VLIF International
     - Scudder VLIF Capital Growth
     - Scudder VLIF 21st Century Growth
-THE ALGER AMERICAN FUND:
     - Alger American Leveraged AllCap
     - Alger American Balanced
-DREYFUS INVESTMENT PORTFOLIOS:
     - MidCap Stock ("Dreyfus I.P. MidCap Stock")
-THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.
- WARBURG PINCUS TRUST:
     - Warburg Pincus Emerging Markets
     - Warburg Pincus Global Post-Venture Capital (formerly Warburg Pincus Post-Venture Capital)

If your Contract was issued before May 1, 2000, you may also choose the Janus Aspen Growth and Janus Aspen Growth and Income Portfolios of Janus Aspen Series, and you may not choose the KVS Growth Opportunities and KVS Growth and Income Portfolios of the Kemper Variable Series. Subaccounts and Portfolios may be added or deleted in the future. Contract values allocated to any of the Subaccounts vary, reflecting the investment experience of the selected Subaccounts. Contract values allocated to the Fixed account or one or more Guarantee Periods of the Market Value Adjustment Option accumulate on a fixed basis.

THE CONTRACTS ARE NOT INSURED BY THE FDIC. THEY ARE OBLIGATIONS OF THE ISSUING INSURANCE COMPANY AND NOT A DEPOSIT OF, OR GUARANTEED BY, ANY BANK OR SAVINGS INSTITUTION AND ARE SUBJECT TO RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

THIS PROSPECTUS CONTAINS IMPORTANT INFORMATION ABOUT THE CONTRACTS THAT YOU SHOULD KNOW BEFORE INVESTING. YOU SHOULD READ IT BEFORE INVESTING AND KEEP IT FOR FUTURE REFERENCE. WE HAVE FILED A STATEMENT OF ADDITIONAL INFORMATION ("SAI") WITH THE SECURITIES AND EXCHANGE COMMISSION. THE CURRENT SAI HAS THE SAME DATE AS THIS PROSPECTUS AND IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. YOU MAY OBTAIN A FREE COPY BY WRITING US OR CALLING (847) 550-5500. A TABLE OF CONTENTS FOR THE SAI APPEARS ON PAGE 63. YOU MAY ALSO FIND THIS PROSPECTUS AND OTHER INFORMATION ABOUT THE SEPARATE ACCOUNT REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") AT THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.

THE DATE OF THIS PROSPECTUS IS MAY 1, 2000.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                              PAGE
                                                              ----
DEFINITIONS.................................................    1
SUMMARY.....................................................    3
SUMMARY OF EXPENSES.........................................    5
CONDENSED FINANCIAL INFORMATION.............................    9
KILICO, THE MVA OPTION, THE SEPARATE ACCOUNT AND THE
  FUNDS.....................................................   12
FIXED ACCOUNT OPTION........................................   19
THE CONTRACTS...............................................   19
CONTRACT CHARGES AND EXPENSES...............................   26
THE ANNUITY PERIOD..........................................   29
FEDERAL INCOME TAXES........................................   32
DISTRIBUTION OF CONTRACTS...................................   38
VOTING RIGHTS...............................................   38
REPORTS TO CONTRACT OWNERS AND INQUIRIES....................   39
DOLLAR COST AVERAGING.......................................   39
SYSTEMATIC WITHDRAWAL PLAN..................................   40
EXPERTS.....................................................   40
LEGAL MATTERS...............................................   40
SPECIAL CONSIDERATIONS......................................   40
AVAILABLE INFORMATION.......................................   40
BUSINESS....................................................   41
PROPERTIES..................................................   46
LEGAL PROCEEDINGS...........................................   46
SELECTED FINANCIAL DATA.....................................   47
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   48
KILICO'S DIRECTORS AND EXECUTIVE OFFICERS...................   60
EXECUTIVE COMPENSATION......................................   62
TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION......   63
FINANCIAL STATEMENTS........................................   63
CONTRACTS ISSUED BEFORE MAY 1, 2000.........................   63

DEFINITIONS

The following terms as used in this Prospectus have the indicated meanings:

     ACCUMULATED GUARANTEE PERIOD VALUE--The sum of your Guarantee Period
     Values.

     ACCUMULATION PERIOD--The period between the Date of Issue of a Contract and the Annuity Date.

     ACCUMULATION UNIT--A unit of measurement used to determine the value of each Subaccount during the Accumulation Period.

     ANNUITANT--The person designated to receive or who is actually receiving annuity payments and upon the continuation of whose life annuity payments involving life contingencies depend.

     ANNUITY DATE--The date on which annuity payments are to commence.

     ANNUITY OPTION--One of several forms in which annuity payments can be made.

     ANNUITY PERIOD--The period starting on the Annuity Date.

     ANNUITY UNIT--A unit of measurement used to determine the amount of Variable Annuity payments.

     BENEFICIARY--The person designated to receive any benefits under a Contract upon the death of the Annuitant or the Owner prior to the Annuity Period.

     COMPANY ("WE", "US", "OUR", "KILICO")--Kemper Investors Life Insurance Company. Our home office is located at 1 Kemper Drive, Long Grove, Illinois 60049.

     CONTRACT--A Variable, Fixed and Market Value Adjusted Annuity Contract offered on an individual or group basis. Contracts issued on a group basis are represented by a certificate. Contracts issued on an individual basis are represented by an individual annuity contract.

     CONTRACT VALUE--The sum of the values of your Separate Account Contract Value, Accumulated Guarantee Period Value and Fixed Account Contract Value.

     CONTRACT YEAR--Period between anniversaries of the Contract's Date of Issue.

     CONTRACT QUARTER--Periods between quarterly anniversaries of the Contract's Date of Issue.

     CONTRIBUTION YEAR--Each one year period following the date a Purchase Payment is made.

     DATE OF ISSUE--The date on which the first Contract Year commences.

     FIXED ACCOUNT--The General Account of KILICO to which you may allocate all or a portion of Purchase Payments or Contract Value. We guarantee a minimum rate of interest on Purchase Payments allocated to the Fixed Account.

     FIXED ACCOUNT CONTRACT VALUE--The value of your Contract interest in the Fixed Account.

     FIXED ANNUITY--An annuity under which we guarantee the amount of each annuity payment; it does not vary with the investment experience of a Subaccount.

     FUND OR FUNDS--Kemper Variable Series, Scudder Variable Life Investment Fund, Janus Aspen Series, Warburg Pincus Trust, The Dreyfus Socially Responsible Growth Fund, Inc., Dreyfus Investment Portfolios and The Alger American Fund including any Portfolios thereunder.

     GENERAL ACCOUNT--All our assets other than those allocated to any separate account.

     GUARANTEED INTEREST RATE--The rate of interest we establish for a given Guarantee Period.

     GUARANTEE PERIOD--The time when an amount is credited with a Guaranteed Interest Rate. Guarantee Period options may range from one to ten years, at our option.

     GUARANTEE PERIOD VALUE--The Guarantee Period Value is the sum of your: (1) Purchase Payment allocated or amount transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals, previously assessed Withdrawal Charges and transfers; and (4) as adjusted for any applicable Market Value Adjustment previously made.

     MARKET ADJUSTED VALUE--A Guarantee Period Value adjusted by the market value adjustment formula on any date prior to the end of a Guarantee Period.

     MARKET VALUE ADJUSTMENT--An adjustment of values under a Guarantee Period in accordance with the market value adjustment formula prior to the end of that Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The adjustment is computed using the market value adjustment formula stated in the Contract.

     NON-QUALIFIED PLAN CONTRACT--A Contract which does not receive favorable tax treatment under Sections 401, 403, 408, 408A or 457 of the Internal Revenue Code.

     OWNER ("YOU, YOUR, YOURS")--The person designated in the Contract as having the privileges of ownership defined in the Contract.

     PORTFOLIO--A series of a Fund with its own objective and policies, which represents shares of beneficial interest in a separate portfolio of securities and other assets. Portfolio is sometimes referred to herein as a Fund.

     PURCHASE PAYMENTS--Amounts paid to us by you or on your behalf.

     QUALIFIED PLAN CONTRACT--A Contract issued in connection with a retirement plan which receives favorable tax treatment under Sections 401, 403, 408, 408A or 457 of the Internal Revenue Code.

     SEPARATE ACCOUNT--The KILICO Variable Annuity Separate Account.

     SEPARATE ACCOUNT CONTRACT VALUE--The sum of your Subaccount Values.

     SUBACCOUNTS--The thirty-eight subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding Portfolios.

     SUBACCOUNT VALUE--The value of your interest in each Subaccount.

     UNITHOLDER--The person holding the voting rights with respect to an Accumulation or Annuity Unit.

     VALUATION DATE--Each day when the New York Stock Exchange is open for trading, as well as each day otherwise required. (See "Accumulation Unit Value.")

     VALUATION PERIOD--The interval of time between two consecutive Valuation Dates.

     VARIABLE ANNUITY--An annuity with payments varying in amount in accordance with the investment experience of the Subaccount(s) in which you have an interest.

     WITHDRAWAL CHARGE--The "contingent deferred sales charge" assessed against certain withdrawals of Contract Value in the first seven Contribution Years after a Purchase Payment is made or against certain annuitizations of Contract Value in the first seven Contribution Years after a Purchase Payment is made.

     WITHDRAWAL VALUE--Contract Value, plus or minus any applicable Market Value Adjustment, less any premium tax payable if the Contract is being annuitized, minus any Withdrawal Charge applicable to that Contract.

                                    SUMMARY

Because this is a summary; it does not contain all of the information that may be important. Read the entire Prospectus and Statement of Additional Information before deciding to invest.

The Contracts provide for investment on a tax-deferred basis and annuity benefits. Both Non-Qualified Plan and Qualified Plan Contracts are described in this Prospectus.

The minimum initial Purchase Payment is $1,000. Subject to certain exceptions, the minimum subsequent payment is $500. An allocation to a Subaccount, Fixed Account or Guarantee Period must be at least $500. Our prior approval is required for Purchase Payments over $1,000,000. (See "The Contracts," page 19.)

Variable accumulations and benefits are provided by crediting Purchase Payments to one or more Subaccounts that you select. Each Subaccount invests in one of the following corresponding Portfolios or Funds:

  - Kemper Money Market

  - Kemper Government Securities

  - Kemper Investment Grade Bond

  - Kemper Strategic Income (formerly Kemper Global Income)

  - Kemper Horizon 5

  - Kemper High Yield

  - Kemper Horizon 10+

  - Kemper Total Return

  - Kemper Horizon 20+

  - Kemper Value+Growth

  - Kemper Blue Chip

  - Kemper International

  - Kemper Contrarian Value

  - Kemper Small Cap Value

  - Kemper Small Cap Growth

  - Kemper Growth

  - Kemper Aggressive Growth

  - Kemper Technology Growth

  - Kemper Global Blue Chip

  - Kemper New Europe (formerly Kemper International Growth and Income)

- KVS Dreman High Return Equity (formerly Kemper-Dreman High Return Equity)

- KVS Dreman Financial Services (formerly Kemper-Dreman Financial Services)

- KVS Index 500 (formerly Kemper Index 500)

- KVS Focused Large Cap Growth

- KVS Growth Opportunities

- KVS Growth And Income

- Scudder VLIF Global Discovery

- Scudder VLIF Growth and Income

- Scudder VLIF International

- Scudder VLIF Capital Growth

- Scudder VLIF 21st Century Growth

- Alger American Leveraged AllCap

- Alger American Balanced

- Dreyfus I.P. MidCap Stock

- The Dreyfus Socially Responsible Growth Fund, Inc.

- Warburg Pincus Emerging Markets

- Warburg Pincus Global Post-Venture Capital (formerly Warburg Pincus Post-Venture Capital)

If your Contract was issued before May 1, 2000, Subaccounts investing in the Janus Aspen Growth and Janus Aspen Growth and Income Portfolios also are KVS Growth and Income Portfolios are not available (See "Contracts Issued Before May 1, 2000," page 63.) Contract Value allocated to the Separate Account varies with the investment experience of the selected Subaccounts.

The Fixed Account has fixed accumulations and benefits. We guarantee that Purchase Payments allocated to the Fixed Account earn a minimum fixed interest rate of 3%. In our discretion, we may credit interest in excess of 3%. (See "Fixed Account Option," page 19.)

The MVA Option also provides fixed accumulations. The MVA Option is only available during the Accumulation Period. You may allocate amounts to one or more Guarantee Periods. We may offer additional Guarantee Periods at our discretion. For new Contracts, we may limit the number of Guarantee Period options available to three (3). We credit interest daily to amounts allocated to the MVA Option. We declare the rate at our sole discretion. We guarantee amounts allocated to the MVA Option at Guaranteed Interest Rates for the Guarantee Periods you select. These guaranteed amounts are subject to any applicable Withdrawal Charge, Market Value Adjustment or Records Maintenance Charge. We will not change a Guaranteed Interest Rate for the duration of the Guarantee Period. However, Guaranteed Interest Rates for subsequent Guarantee Periods are set at our discretion. At the end of a Guarantee Period, a new Guarantee Period for the same duration starts, unless you timely elect another Guarantee

Period. The interests under the Contract relating to the MVA Option are registered under the Securities Act of 1933 but are not registered under the Investment Company Act of 1940. (See "The MVA Option," page 12.)

You bear the investment risk under the Contracts, unless Contract Values are allocated to:

     - the MVA Option and are guaranteed to receive the Guaranteed Interest Rate, or

     - the Fixed Option and are guaranteed to earn at least 3% interest.

Transfers between Subaccounts are permitted before and after annuitization, subject to certain limitations. A transfer from a Guarantee Period is subject to a Market Value Adjustment unless effected within 30 days after the existing Guarantee Period ends. Restrictions apply to transfers out of the Fixed Account. (See "Transfer During Accumulation Period" and "Transfer During Annuity Period," pages 22 and 30, respectively.)

You may withdraw Contract Value subject to Withdrawal Charges, any applicable Market Value Adjustment and other specified conditions. (See "Withdrawal During Accumulation Period," page 22.)

We do not deduct sales charges from Purchase Payments. Each Contract Year, you may withdraw or surrender the Contract, without Withdrawal Charge, up to the greater of:

     - the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges, minus prior withdrawals that were previously assessed a Withdrawal Charge, or

     - 10% of Contract Value. If you withdraw a larger amount, the excess Purchase Payments withdrawn are subject to a Withdrawal Charge.

The Withdrawal Charge is:

     - 7% in the first Contribution Year,

     - 6% in the second Contribution Year,

     - 5% in the third and fourth Contribution Years,

     - 4% in the fifth Contribution Year,

     - 3% in the sixth Contribution Year,

     - 2% in the seventh Contribution Year, and

     - 0% thereafter.

(See "Withdrawal Charge," page 27.) The Withdrawal Charge also applies at the annuitization of Accumulation Units in their seventh Contribution Year or earlier, except as set forth under "Withdrawal Charge." Withdrawals may be subject to income tax, a 10% penalty tax, and other tax consequences. Withdrawals from Qualified Plan Contracts may be limited by the Internal Revenue Code (the "Code"). (See "Federal Income Taxes," page 32.)

Contract charges include:

     - mortality and expense risk,

     - administrative expenses,

     - records maintenance,

     - applicable premium taxes, and

     - Guaranteed Retirement Income Benefit.

(See "Charges Against the Separate Account," page 26.) In addition, the investment advisers to the Funds deduct varying charges against the assets of the Funds for which they provide investment advisory services. (See the Funds' prospectuses for such information.)

The Contract may be purchased in connection with retirement plans qualifying either under Section 401 or 403(b) of the Code or as individual retirement annuities including Roth IRAs. The Contract is also available in connection with state and municipal deferred compensation plans and non-qualified deferred compensation plans. (See "Taxation of Annuities in General," page 33 and "Qualified Plans," page 35.)

You may examine a Contract and return it for a refund during the "free look" period. The length of the free look period will depend on the state in which the Contract is issued. However, it will be at least ten days from the date you receive the Contract. (See "The Contracts," page 19.) In addition, a special free look period applies in some circumstances to Contracts issued as Individual Retirement Annuities, Simplified Employee Pensions--IRAs or as Roth Individual Retirement Annuities.

--------------------------------------------------------------------------------
                              SUMMARY OF EXPENSES
--------------------------------------------------------------------------------
 CONTRACT OWNER TRANSACTION EXPENSES

  Sales Load Imposed on Purchases (as a percentage of purchase payments)..............................        None
  Contingent Deferred Sales Load (as a percentage of amount surrendered)(1)
                                                              Year of Withdrawal After Purchase
                                                                 First year...........................          7%
                                                                 Second year..........................          6%
                                                                 Third year...........................          5%
                                                                 Fourth year..........................          5%
                                                                 Fifth year...........................          4%
                                                                 Sixth year...........................          3%
                                                                 Seventh year.........................          2%
                                                                 Eighth year and following............          0%
  Surrender Fees......................................................................................        None
  Exchange Fee(2).....................................................................................         $25
  ANNUAL CONTRACT FEE (Records Maintenance Charge)(3).................................................         $30

            SEPARATE ACCOUNT ANNUAL EXPENSES
    (as a percentage of average daily account value)
  Mortality and Expense Risk..............       1.25%
  Administration..........................        .15%
  Account Fees and Expenses...............          0%
                                            ---------
  Total Separate Account
    Annual Expenses.......................       1.40%
                                            =========
  GUARANTEED RETIREMENT INCOME BENEFIT
    CHARGE
    Annual Expense (as a percentage of
    Contract Value).......................        .25%

 FUND ANNUAL EXPENSES (After Fee Waivers and Expense Reductions)
 (as percentage of each Portfolio's average net assets for the period ended December 31, 1999)

                                      KEMPER     KEMPER        KEMPER         KEMPER                    KEMPER   KEMPER    KEMPER
                                      MONEY    GOVERNMENT    INVESTMENT     STRATEGIC       KEMPER       HIGH    HORIZON   TOTAL
                                      MARKET   SECURITIES   GRADE BOND(7)   INCOME(13)   HORIZON 5(7)   YIELD    10+(7)    RETURN
                                      ------   ----------   -------------   ----------   ------------   ------   -------   ------
 Management Fees....................   .50%       .55%           .60%          .65%          .60%        .60%      .60%     .55%
 Other Expenses.....................   .04        .08            .05           .28           .16         .07       .12      .06
 Total Portfolio Annual Expenses....   .54        .63            .65           .93           .76         .67       .72      .61

                                      KEMPER     KEMPER     KEMPER                      KEMPER      KEMPER      KEMPER
                                      HORIZON    VALUE+      BLUE        KEMPER       CONTRARIAN   SMALL CAP   SMALL CAP   KEMPER
                                      20+(7)    GROWTH(7)   CHIP(7)   INTERNATIONAL    VALUE(7)    VALUE(7)     GROWTH     GROWTH
                                      -------   ---------   -------   -------------   ----------   ---------   ---------   ------
 Management Fees....................    .60%       .75%       .65%         .75%          .75%         .75%        .65%      .60%
 Other Expenses.....................    .18        .08        .06          .19           .05          .09         .06       .06
 Total Portfolio Annual Expenses....    .78        .83        .71          .94           .80          .84         .71       .66

                                                                                                KVS           KVS
                                       KEMPER         KEMPER        KEMPER       KEMPER       DREMAN        DREMAN         KVS
                                     AGGRESSIVE     TECHNOLOGY    GLOBAL BLUE      NEW      HIGH RETURN    FINANCIAL      INDEX
                                    GROWTH(5)(8)   GROWTH(5)(8)     CHIP(8)     EUROPE(8)    EQUITY(7)    SERVICES(8)   500(6)(8)
                                    ------------   ------------   -----------   ---------   -----------   -----------   ---------
 Management Fees..................      .00%          .51%           0.00%        0.00%         .75%          .70%         .16%
 Other Expenses...................      .95            .44           1.56         1.12          .11           .29          .39
 Total Portfolio Annual
   Expenses.......................      .95            .95           1.56         1.12          .86           .99          .55

                                                     KVS            KVS                       SCUDDER                     SCUDDER
                                 KVS FOCUSED       GROWTH       GROWTH AND      SCUDDER         VLIF         SCUDDER       VLIF
                                  LARGE CAP     OPPORTUNITIES     INCOME      VLIF GLOBAL    GROWTH AND       VLIF        CAPITAL
                                GROWTH(8)(12)    (8)(12)(14)    (8)(12)(14)   DISCOVERY(9)     INCOME     INTERNATIONAL   GROWTH
                                -------------   -------------   -----------   ------------   ----------   -------------   -------
 Management Fees..............       .00%            .00%           .00%           .98%         .47%           .85%         .46%
 Other Expenses...............      1.15            1.15           1.15            .65          .08            .18          .03
 Total Portfolio Annual
   Expenses...................      1.15            1.15           1.15           1.63          .55           1.03          .49

                                                                                   THE
                                                                                 DREYFUS
                           SCUDDER        ALGER                                 SOCIALLY                          JANUS
                             VLIF        AMERICAN     ALGER     DREYFUS I.P.   RESPONSIBLE       JANUS            ASPEN
                         21ST CENTURY   LEVERAGED    AMERICAN      MIDCAP        GROWTH          ASPEN          GROWTH AND
                          GROWTH(15)    ALLCAP(10)   BALANCED    STOCK(11)     FUND, INC.    GROWTH(14)(16)   INCOME(14)(16)
                         ------------   ----------   --------   ------------   -----------   --------------   --------------
 Management Fees.......      0.00%         .85%        .75%         0.26%          .75%           .65%             0.65%
 Other Expenses........      1.50          .08         .18           .71           .04            .02              0.40
 Total Portfolio Annual
   Expenses............      1.50          .93         .93           .97           .79            .67              1.05
-----------------------


                                        WARBURG
                          WARBURG        PINCUS
                           PINCUS        GLOBAL
                          EMERGING    POST-VENTURE
                         MARKETS(4)    CAPITAL(4)
                         ----------   ------------
 Management Fees.......     0.00%         1.07%
 Other Expenses........     1.40           .33
 Total Portfolio Annual
   Expenses............     1.40          1.40
-----------------------

 (1) A Contract Owner may withdraw up to the greater of (i) the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges less prior withdrawals that were previously assessed a Withdrawal Charge, and (ii) 10% of the Contract Value in any Contract Year without assessment of any charge. In certain circumstances we may reduce or waive the contingent deferred sales charge.

 (2) We reserve the right to charge a fee of $25 for each transfer of Contract Value in excess of 12 transfers per calendar year.

 (3) Applies to Contracts with a Contract Value less than $50,000 on the date of assessment. In certain circumstances we may reduce or waive the annual Records Maintenance Charge.

 (4) The expense figures shown are net of certain fee waivers or reductions from the Portfolios' investment adviser and its affiliates based on actual expenses for fiscal year ended December 31, 1999. Without such waivers, Management Fees, Other Expenses and Total Portfolio Annual Expenses for the Portfolios would have been 1.25%, 1.88% and 3.13%, respectively, for the Warburg Pincus Emerging Markets Portfolio; and 1.25%, .33% and 1.58%, respectively, for the Warburg Pincus Global Post-Venture Capital Portfolio. Fee waivers and expense reimbursements may be discontinued at any time.

 (5) Portfolios commenced operations on 5/1/99. "Other Expenses" have been annualized.

 (6) Portfolio commenced operations on 9/1/99. "Other Expenses" have been estimated and annualized.

 (7) Pursuant to their respective agreements with Kemper Variable Series, the investment manager and the accounting agent have agreed, for the one year period commencing on May 1, 2000, to limit their respective fees and to reimburse other expenses to the extent necessary to limit total operating expenses of the following described Portfolios to the amounts set forth after the Portfolio names: KVS Dreman High Return Equity Portfolio (.87%), Kemper Value+Growth Portfolio (.84%), Kemper Contrarian Value Portfolio (.80%), Kemper Small Cap Value Portfolio (.84%), Kemper Horizon 5 Portfolio (.97%), Kemper Horizon 10+ Portfolio (.83%), Kemper Horizon 20+ Portfolio (.93%), Kemper Investment Grade Bond Portfolio (.80%) and Kemper Blue Chip Portfolio (.95%). The amounts set forth in the table above reflect actual expenses for the past fiscal year, which were at or lower than these expense limits, except for Kemper Contrarian Value Portfolio, which reflects the benefit of custodial credits. Without these credits, Management Fees, Other Expenses and Total Portfolio Annual Expenses for Kemper Contrarian Value Portfolio would have been .75%, .06% and .81%, respectively.

 (8) Pursuant to their respective agreements with Kemper Variable Series, the investment manager and the accounting agent have agreed, for the one year period commencing on May 1, 2000, to limit their respective fees and to reimburse other expenses to the extent necessary to limit total operating expenses of the KVS Focused Large Cap Growth, KVS Growth And Income, KVS Growth Opportunities, KVS Index 500, Kemper Aggressive Growth, Kemper Technology Growth, KVS Dreman Financial Services, Kemper New Europe and Kemper Global Blue Chip Portfolios of Kemper Variable Series to the amounts set forth in the table above. Without taking into effect these expense caps for the KVS Focused Large Cap Growth, KVS Growth And Income, KVS Growth Opportunities, KVS Index 500, Kemper Aggressive Growth, Kemper Technology Growth, KVS Dreman Financial Services, Kemper New Europe and Kemper Global Blue Chip Portfolios of Kemper Variable Series: management fees would be .95%, .95%, .95%, .45%, .75%, .75%, .75%, 1.00% and 1.00%, respectively.
     Other Expenses are 6.54% (estimated), 1.63% (estimated), 1.65% (estimated), .39% (estimated), 1.91%, .44%, .29%, 3.30% and 2.47%, respectively, and
     Total Portfolio Annual Expenses are 7.49% (estimated), 2.58% (estimated), 2.60% (estimated), .84% (estimated), 2.66%, 1.19%, 1.04%, 4.30% and 3.47%, respectively. In addition, for Kemper New Europe and Kemper Global Blue Chip, the investment manager has agreed to limit its management fees to .70% and .85%, respectively, of such portfolios for one year commencing May 1, 2000.

 (9) Beginning May 1, 2000 until at least April 30, 2001, the Adviser has agreed to maintain the expenses of the Global Discovery Portfolio at 1.25% of the average daily net assets.

(10) Included in Other Expenses is 0.01% of interest expense.

(11) The expense figures shown are net of certain fee waivers or reductions from the Portfolio's investment adviser and/or its affiliates. Without such waivers or reductions, Management Fees, Other Expenses and Total Portfolio Annual Expenses for Dreyfus I.P. MidCap Stock would have been: .75%, .71% and 1.46%, respectively.

(12) Portfolios commenced operations on 10/29/99. "Other Expenses" have been estimated and annualized.

(13) Pursuant to their respective agreements with Kemper Variable Series, the investment manager and the accounting agent have agreed, for the one year period commencing on May 1, 2000, to limit their respective fees and to reimburse other expenses to the extent necessary to limit total operating expenses of Kemper Strategic Income Portfolio to 1.05%. The "Management Fee", reflected in the above table, has been restated to reflect a fee reduction effective May 1, 2000 and the "Other Expenses" reflect actual expenses for the past fiscal year.

(14) KVS Growth Opportunities and KVS Growth And Income are only available under Contracts issued on or after May 1, 2000. Janus Aspen Growth and Janus Aspen Growth and Income are only available under Contracts issued before May 1, 2000.

(15) Until April 30, 2001, the Adviser has agreed to maintain the management expenses for the Scudder VLIF 21st Century Growth Portfolio at 1.50% of the average daily net assets. Without such agreement, Management Fees, Other Expenses and Total Portfolio Annual Expenses for the Portfolio for the fiscal year ended December 31, 1999, would have been: .88%, 2.02% and 2.90%, respectively.

(16) Expenses are based upon expenses for the fiscal year ended December 31, 1999, restated to reflect a reduction in the management fees for Janus Aspen Growth and Janus Aspen Growth and Income Portfolios. Expenses are shown without the effect of any expense offset arrangements.

                                    EXAMPLE

                                                       SUBACCOUNT                  1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                       ----------                  ------    -------    -------    --------
If you surrender your Contract at the     Kemper Money Market #1(1)
  end of                                                                            $ 92      $117       $153        $231
the periods shown, you would pay the      Kemper Government Securities                93       120        158         240
following expenses on a $1,000            Kemper Investment Grade Bond
  investment,                                                                         93       120        159         243
assuming 5% annual return on assets:      Kemper Strategic Income                     96       128        173         272
                                                                                      94       123        164         254
                                          Kemper Horizon 5
                                                                                      93       121        160         245
                                          Kemper High Yield
                                                                                      94       122        162         250
                                          Kemper Horizon 10+
                                                                                      93       119        157         238
                                          Kemper Total Return
                                                                                      95       124        165         256
                                          Kemper Horizon 20+
                                                                                      95       125        168         261
                                          Kemper Value+Growth
                                                                                      94       122        162         249
                                          Kemper Blue Chip
                                                                                      96       129        173         273
                                          Kemper International
                                                                                      95       125        166         258
                                          Kemper Contrarian Value
                                                                                      95       126        168         262
                                          Kemper Small Cap Value
                                                                                      94       122        162         249
                                          Kemper Small Cap Growth
                                                                                      93       120        159         244
                                          Kemper Growth
                                                                                      96       129         --          --
                                          Kemper Aggressive Growth
                                                                                      96       129         --          --
                                          Kemper Technology Growth
                                                                                     102       147        203         334
                                          Kemper Global Blue Chip
                                                                                      98       134        182         291
                                          Kemper New Europe
                                                                                      95       126        169         264
                                          KVS Dreman High Return Equity
                                                                                      97       130        176         278
                                          KVS Dreman Financial Services
                                                                                      92       117         --          --
                                          KVS Index 500
                                                                                      98       135         --          --
                                          KVS Focused Large Cap Growth
                                                                                      98       135         --          --
                                          KVS Growth Opportunities
                                                                                      98       135         --          --
                                          KVS Growth And Income
                                                                                     103       149        206         341
                                          Scudder VLIF Global Discovery
                                                                                      92       117        154         232
                                          Scudder VLIF Growth and Income
                                                                                      97       131        178         282
                                          Scudder VLIF International
                                                                                      92       115        151         226
                                          Scudder VLIF Capital Growth
                                                                                     101       145         --          --
                                          Scudder VLIF 21st Century Growth
                                                                                      96       128         --          --
                                          Alger American Leveraged AllCap
                                                                                      96       128         --          --
                                          Alger American Balanced
                                                                                      96       129         --          --
                                          Dreyfus I.P. MidCap Stock
                                                                                      95       124         --          --
                                          Dreyfus Socially Responsible Growth
                                                                                      93       121        160         245
                                          Janus Aspen Growth
                                                                                      97       132        178         284
                                          Janus Aspen Growth and Income
                                                                                     100       142        195         319
                                          Warburg Pincus Emerging Markets
                                                                                     100       142        195         319
                                          Warburg Pincus Global Post-Venture
                                            Capital

                                    EXAMPLE

                                                       SUBACCOUNT                  1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                       ----------                  ------    -------    -------    --------
If you do not surrender your Contract,    Kemper Money Market #1(1)                 $ 20      $ 62       $107        $231
you would pay the following expenses      Kemper Government Securities                21        65        112         240
on a $1,000 investment, assuming          Kemper Investment Grade Bond                21        66        113         243
5% annual return on assets:               Kemper Strategic Income                     24        74        127         272
                                                                                      22        69        118         254
                                          Kemper Horizon 5
                                                                                      21        66        114         245
                                          Kemper High Yield
                                                                                      22        68        116         250
                                          Kemper Horizon 10+
                                                                                      21        64        111         238
                                          Kemper Total Return
                                                                                      23        70        119         256
                                          Kemper Horizon 20+
                                                                                      23        71        122         261
                                          Kemper Value+Growth
                                                                                      22        68        116         249
                                          Kemper Blue Chip
                                                                                      24        75        128         273
                                          Kemper International
                                                                                      23        70        120         258
                                          Kemper Contrarian Value
                                                                                      23        72        123         262
                                          Kemper Small Cap Value
                                                                                      22        68        116         249
                                          Kemper Small Cap Growth
                                                                                      21        66        113         244
                                          Kemper Growth
                                                                                      24        75         --          --
                                          Kemper Aggressive Growth
                                                                                      24        75         --          --
                                          Kemper Technology Growth
                                                                                      31        94        159         334
                                          Kemper Global Blue Chip
                                                                                      26        80        137         291
                                          Kemper New Europe
                                                                                      23        72        124         264
                                          KVS Dreman High Return Equity
                                                                                      25        76        130         278
                                          KVS Dreman Financial Services
                                                                                      20        63         --          --
                                          KVS Index 500
                                                                                      26        81         --          --
                                          KVS Focused Large Cap Growth
                                                                                      26        81         --          --
                                          KVS Growth Opportunities
                                                                                      26        81         --          --
                                          KVS Growth And Income
                                                                                      31        96        163         341
                                          Scudder VLIF Global Discovery
                                                                                      20        63        108         232
                                          Scudder VLIF Growth and Income
                                                                                      25        77        132         282
                                          Scudder VLIF International
                                                                                      20        61        104         226
                                          Scudder VLIF Capital Growth
                                                                                      30        92         --          --
                                          Scudder VLIF 21st Century Growth
                                                                                      24        74         --          --
                                          Alger American Leveraged AllCap
                                                                                      24        74         --          --
                                          Alger American Balanced
                                                                                      25        76         --          --
                                          Dreyfus I.P. MidCap Stock
                                                                                      23        70         --          --
                                          Dreyfus Socially Responsible
                                              Growth
                                                                                      21        66        114         245
                                          Janus Aspen Growth
                                                                                      25        78        133         284
                                          Janus Aspen Growth and Income
                                                                                      29        89        151         319
                                          Warburg Pincus Emerging Markets
                                                                                      29        89        151         319
                                          Warburg Pincus Global Post-Venture
                                            Capital

The purpose of the preceding table which includes the "SUMMARY OF EXPENSES" on the prior page, is to assist you in understanding the various costs and expenses that an Owner in a Subaccount will bear directly or indirectly. The table reflects expenses of both the Separate Account and the Fund. THE EXAMPLE SHOULD NOT BE CONSIDERED TO BE A REPRESENTATION OF PAST OR FUTURE EXPENSES AND DOES NOT INCLUDE THE DEDUCTION OF STATE PREMIUM TAXES, WHICH MAY BE ASSESSED BEFORE OR UPON ANNUITIZATION. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. "Management Fees" and "Other Expenses" in the "SUMMARY OF EXPENSES" for the Portfolios or Funds have been provided by the investment managers or advisers of the Portfolios or Funds, and have not been independently verified. The Example assumes a 5% annual rate of return pursuant to requirements of the Securities and Exchange Commission. This hypothetical rate of return is not intended to be representative of past or future performance of any Subaccount. The Records Maintenance Charge is a single charge, it is not a separate charge for each Subaccount. In addition, the effect of the Records Maintenance Charge has been reflected in the Example by applying the percentage derived by dividing the total amounts of annual Records Maintenance Charge collected by the total net assets of all the Subaccounts in the Separate Account. See "Contract Charges and Expenses" for more information regarding the various costs and expenses.

(1) Kemper Money Market Subaccount #2 is not shown because it is available only for dollar cost averaging that will deplete your Subaccount Value entirely at least by the end of the first Contribution Year.

                        CONDENSED FINANCIAL INFORMATION
The following condensed financial information is derived from the financial statements of the Separate Account. The data should be read in conjunction with the financial statements, related notes and other financial information included in the Statement of Additional Information.

Selected data for accumulation units outstanding as of the year ended December 31st for each period:

                                                  1999      1998
ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD*   ----      ----
Kemper Money Market Subaccount #1                $10.213   $10.003
Kemper Money Market Subaccount #2                 10.297    10.004
Kemper Government Securities Subaccount           10.332    10.012
Kemper Investment Grade Bond Subaccount           10.417    10.014
Kemper Strategic Income Subaccount                10.755    10.009
Kemper Horizon 5 Subaccount                       10.354     9.974
Kemper High Yield Subaccount                       9.646    10.003
Kemper Horizon 10+ Subaccount                     10.290     9.957
Kemper Total Return Subaccount                    10.542     9.983
Kemper Horizon 20+ Subaccount                     10.228     9.951
Kemper Value+Growth Subaccount                    10.697     9.937
Kemper Blue Chip Subaccount                       10.386     9.964
Kemper International Subaccount                    9.429     9.944
Kemper Contrarian Value Subaccount                10.712    10.029
Kemper Small Cap Value Subaccount                  8.431     9.943
Kemper Small Cap Growth Subaccount                11.070     9.867
Kemper Growth Subaccount                          10.007     9.889
Kemper Aggressive Growth Subaccount**             10.000        --
Kemper Technology Growth Subaccount**             10.000        --
Kemper Global Blue Chip Subaccount                10.103     9.989
Kemper New Europe Subaccount                       9.130     9.964
KVS Dreman High Return Equity Subaccount          10.491     9.997
KVS Dreman Financial Services Subaccount           9.998    10.049
KVS Index 500 Subaccount***                       10.027        --
KVS Focused Large Cap Growth Subaccount****       10.000        --
Scudder VLIF Global Discovery Subaccount          10.043     9.911
Scudder VLIF Growth and Income Subaccount          9.651    10.033
Scudder VLIF International Subaccount              9.837     9.972
Scudder VLIF Capital Growth Subaccount            10.823     9.985
Alger American Leveraged AllCap Subaccount*****   10.000        --
Alger American Balanced Subaccount*****           10.000        --
Dreyfus I.P. MidCap Stock Subaccount*****         10.000        --
Dreyfus Socially Responsible Growth
  Subaccount*****                                  9.941        --
Warburg Pincus Emerging Markets Subaccount         7.994     9.755
Warburg Pincus Global Post-Venture Capital
  Subaccount                                       9.720     9.882

                                           1999      1998
ACCUMULATION UNIT VALUE AT END OF PERIOD   ----      ----
Kemper Money Market Subaccount #1         $10.559   $10.213
Kemper Money Market Subaccount #2          10.795    10.297
Kemper Government Securities Subaccount    10.259    10.332
Kemper Investment Grade Bond Subaccount    10.062    10.417
Kemper Strategic Income Subaccount          9.986    10.755
Kemper Horizon 5 Subaccount                10.707    10.354
Kemper High Yield Subaccount                9.717     9.646
Kemper Horizon 10+ Subaccount              10.998    10.290
Kemper Total Return Subaccount             11.936    10.542
Kemper Horizon 20+ Subaccount              11.021    10.228
Kemper Value+Growth Subaccount             12.291    10.697
Kemper Blue Chip Subaccount                12.827    10.386
Kemper International Subaccount            13.549     9.429
Kemper Contrarian Value Subaccount          9.485    10.712
Kemper Small Cap Value Subaccount           8.547     8.431
Kemper Small Cap Growth Subaccount         14.691    11.070
Kemper Growth Subaccount                   13.532    10.007
Kemper Aggressive Growth Subaccount**      13.859        --
Kemper Technology Growth Subaccount**      17.605        --
Kemper Global Blue Chip Subaccount         12.624    10.103
Kemper New Europe Subaccount               10.273     9.130
KVS Dreman High Return Equity Subaccount    9.192    10.491
KVS Dreman Financial Services Subaccount    9.362     9.998
KVS Index 500 Subaccount***                10.735        --
KVS Focused Large Cap Growth
  Subaccount****                           12.747        --
Scudder VLIF Global Discovery Subaccount   16.430    10.043
Scudder VLIF Growth and Income
  Subaccount                               10.096     9.651
Scudder VLIF International Subaccount      14.990     9.837
Scudder VLIF Capital Growth Subaccount     14.435    10.823
Alger American Leveraged AllCap
  Subaccount*****                          13.184        --
Alger American Balanced Subaccount*****    11.041        --
Dreyfus I.P. MidCap Stock
  Subaccount*****                          10.992        --
Dreyfus Socially Responsible Growth
  Subaccount*****                          11.289        --
Warburg Pincus Emerging Markets
  Subaccount                               14.302     7.994
Warburg Pincus Global Post-Venture
  Capital Subaccount                       15.673     9.720

                                                                            1999     1998
NUMBER OF ACCUMULATION UNITS OUTSTANDING AT END OF PERIOD (000'S OMITTED)   ----     ----
Kemper Money Market Subaccount #1                                            1,569    82
Kemper Money Market Subaccount #2                                              118    21
Kemper Government Securities Subaccount                                        857    77
Kemper Investment Grade Bond Subaccount                                        940    66
Kemper Strategic Income Subaccount                                             124     7
Kemper Horizon 5 Subaccount                                                    268    22
Kemper High Yield Subaccount                                                 1,923   361
Kemper Horizon 10+ Subaccount                                                  355    62
Kemper Total Return Subaccount                                               2,617   123
Kemper Horizon 20+ Subaccount                                                   96    46
Kemper Value+Growth Subaccount                                                 498    56
Kemper Blue Chip Subaccount                                                  1,728   125
Kemper International Subaccount                                                351    56
Kemper Contrarian Value Subaccount                                           1,851   110
Kemper Small Cap Value Subaccount                                              610   125
Kemper Small Cap Growth Subaccount                                             843   106
Kemper Growth Subaccount                                                       892    50
Kemper Aggressive Growth Subaccount**                                           89    --
Kemper Technology Growth Subaccount**                                        1,112    --
Kemper Global Blue Chip Subaccount                                             308    29
Kemper New Europe Subaccount                                                   119    25
KVS Dreman High Return Equity Subaccount                                     3,389   518
KVS Dreman Financial Services Subaccount                                       603   121
KVS Index 500 Subaccount***                                                    633    --
KVS Focused Large Cap Growth Subaccount****                                      5    --
Scudder VLIF Global Discovery Subaccount                                       509    74
Scudder VLIF Growth and Income Subaccount                                    1,073   175
Scudder VLIF International Subaccount                                        1,653    88
Scudder VLIF Capital Growth Subaccount                                         916    56
Alger American Leveraged AllCap Subaccount*****                                 49    --
Alger American Balanced Subaccount*****                                         19    --
Dreyfus I.P. MidCap Stock Subaccount*****                                       12    --
Dreyfus Socially Responsible Growth Subaccount*****                             22    --
Warburg Pincus Emerging Markets Subaccount                                     213     7
Warburg Pincus Global Post-Venture Capital Subaccount                          129     9

    * Commencement of Offering on June 1, 1998.
   ** Commencement of Offering on May 3, 1999 at initial accumulation unit value of $10.000.
  *** Commencement of Offering on September 10, 1999 at initial accumulation unit value of $10.027.
 **** Commencement of Offering on October 29, 1999 at initial accumulation unit value of $10.000.
***** Commencement of Offering on November 1, 1999 at initial accumulation unit value of $10.000, for all except Dreyfus Socially Responsible Growth--$9.941.

                            KILICO, THE MVA OPTION,
                       THE SEPARATE ACCOUNT AND THE FUNDS

KEMPER INVESTORS LIFE INSURANCE COMPANY

We were organized under the laws of the State of Illinois in 1947 as a stock life insurance company. Our offices are located at 1 Kemper Drive, Long Grove, Illinois 60049. We offer annuity and life insurance products and are admitted to do business in the District of Columbia and all states except New York. We are a wholly-owned subsidiary of Kemper Corporation, a nonoperating holding company. KILICO and Kemper Corporation are wholly-owned subsidiaries of Zurich Financial Services ("ZFS"). ZFS is owned by Zurich Allied A.G. and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively.

THE MVA OPTION

You may allocate amounts in the Market Value Adjustment ("MVA") Option to one or more Guarantee Periods with durations of one to ten years during the Accumulation Period. At our discretion, we may offer additional Guarantee Periods or limit, for new Contracts, the number of Guarantee Periods available to three.

The amounts allocated to the MVA Option under the Contracts are invested under the laws regulating our General Account. Assets supporting the amounts allocated to Guarantee Periods are held in a "non-unitized" separate account. However, our General Account assets are available to fund benefits under the Contracts. A non-unitized separate account is a separate account in which you do not participate in the performance of the assets through unit values. There are no discrete units for this separate account. The assets of the non-unitized separate account are held as reserves for our guaranteed obligations. The assets of the separate account are not chargeable with liabilities arising out of the business conducted by any other separate account or out of any other business we may conduct.

State insurance laws concerning the nature and quality of investments regulate our General Account investments and any non-unitized separate account investments. These laws generally permit investment in federal, state and municipal obligations, preferred and common stocks, corporate bonds, real estate mortgages, real estate and certain other investments. (See "Management's Discussion and Analysis--INVESTMENTS" and "FINANCIAL STATEMENTS" for information on KILICO's investments.) Our affiliate, Scudder Kemper Investments, Inc. ("SKI"), manages our General Account.

We consider the return available on the instruments in which Contract proceeds are invested when establishing Guaranteed Interest Rates. This return is only one of many factors considered in establishing Guaranteed Interest Rates. (See "The Accumulation Period--4. Establishment of Guaranteed Interest Rates.")

Our investment strategy for the non-unitized separate account is generally to match Guarantee Period liabilities with assets, such as debt instruments. We expect to invest in debt instruments such as:

     - securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government;

     - debt securities which have an investment grade, at the time of purchase, within the four (4) highest grades assigned by Moody's Investors Services, Inc. ("Moody's") (Aaa, Aa, A or Baa), Standard & Poor's Corporation ("Standard & Poor's") (AAA, AA, A or BBB), or any other nationally recognized rating service;

     - other debt instruments including issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's or Standard & Poor's, are deemed by our management to have an investment quality comparable to securities which may be otherwise purchased; and

     - options and futures transactions on fixed income securities.

Our invested assets portfolio at December 31, 1999 included approximately 83.8 percent in U.S. Treasuries, investment grade corporate, foreign and municipal bonds, and commercial paper, 3.1 percent in below investment grade (high risk) bonds, 3.9 percent in mortgage loans and other real estate-related investments and 9.1 percent in all other investments. (See "Management's Discussion and Analysis--INVESTMENTS.")

We are not obligated to invest the amounts allocated to the MVA Option according to any particular strategy, except as state insurance laws may require. (See "Management's Discussion and Analysis--INVESTMENTS.")

THE SEPARATE ACCOUNT

We established the KILICO Variable Annuity Separate Account on May 29, 1981 pursuant to Illinois law as the KILICO Money Market Separate Account. KILICO Money Market Separate Account was initially registered with the Securities and Exchange Commission ("SEC") as an open-end, diversified management investment company. On November 2, 1989, contract owners approved a Reorganization under which the Separate Account was restructured as a unit investment trust. The SEC does not supervise the management, investment practices or policies of the Separate Account or KILICO.

Benefits provided under the Contracts are our obligations. Although the assets in the Separate Account are our property, they are held separately from our other assets and are not chargeable with liabilities arising out of any other business we may conduct. Income, capital gains and capital losses, whether or not realized, from the assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to the income, capital gains and capital losses arising out of any other business we may conduct.

Thirty-eight Subaccounts of the Separate Account are currently available. Other Subaccounts may be available under previously issued Contracts. Those Subaccounts are described in "Contracts Issued Before May 1, 2000." Each Subaccount invests exclusively in shares of one of the corresponding Portfolios. We may add or delete Subaccounts in the future. Not all Subaccounts may be available in all jurisdictions or under all Contracts.

The Separate Account purchases and redeems shares from the Funds at net asset value. We redeem shares of the Funds as necessary to provide benefits, to deduct Contract charges and to transfer assets from one Subaccount to another as you request. All dividends and capital gains distributions received by the Separate Account from a Fund or Portfolio of a Fund are reinvested in that Fund or Portfolio at net asset value and retained as assets of the corresponding Subaccount.

The Separate Account's financial statements appear in the Statement of Additional Information.

THE FUNDS

The Separate Account invests in shares of the following open-end, management investment companies:

     - Kemper Variable Series

     - Scudder Variable Life Investment Fund

     - The Alger American Fund

     - Dreyfus Investment Portfolios

     - The Dreyfus Socially Responsible Growth Fund, Inc.

     - Warburg Pincus Trust

The Funds provide investment vehicles for variable life insurance and variable annuity contracts and, in the case of Warburg Pincus Trust, certain qualified retirement plans. Shares of the Funds are sold only to insurance company separate accounts and qualified retirement plans. Shares of the Funds may be sold to separate accounts of other insurance companies, whether or not affiliated with us. It is conceivable that in the future it may be disadvantageous for variable life insurance separate accounts and variable annuity separate accounts of companies unaffiliated with us, or for variable life insurance separate accounts, variable annuity separate accounts and qualified retirement plans to invest simultaneously in the Funds. Currently, we do not foresee disadvantages to variable life insurance owners, variable annuity owners or qualified retirement plans. The Funds monitor events for material conflicts between owners and determine what action, if any, should be taken. In addition, if we believe that a Fund's response to any of those events or conflicts insufficiently protects Owners, we will take appropriate action.

A Fund may consist of separate Portfolios. The assets of each Portfolio are held separate from the assets of the other Portfolios, and each Portfolio has its own distinct investment objective and policies. Each Portfolio operates as a separate investment fund, and the investment performance of one Portfolio has no effect on the investment performance of any other Portfolio.

The thirty-seven Portfolios are summarized below:

KEMPER VARIABLE SERIES

KEMPER MONEY MARKET PORTFOLIO seeks maximum current income to the extent consistent with stability of principal. The Portfolio seeks to maintain a net asset value of $1.00 per share.

KEMPER GOVERNMENT SECURITIES PORTFOLIO seeks high current return consistent with preservation of capital.

KEMPER INVESTMENT GRADE BOND PORTFOLIO seeks high current income.

KEMPER STRATEGIC INCOME (FORMERLY KEMPER GLOBAL INCOME) PORTFOLIO seeks high current return.

KEMPER HORIZON 5 PORTFOLIO, designed for investors with approximately a 5 year investment horizon, seeks income consistent with preservation of capital, with growth of capital as a secondary objective.

KEMPER HIGH YIELD PORTFOLIO seeks to provide a high level of current income.

KEMPER HORIZON 10+ PORTFOLIO, designed for investors with approximately a 10+ year investment horizon, seeks a balance between growth of capital and income, consistent with moderate risk.

KEMPER TOTAL RETURN PORTFOLIO seeks high total return, a combination of income and capital appreciation.

KEMPER HORIZON 20+ PORTFOLIO, designed for investors with approximately a 20+ year investment horizon, seeks growth of capital, with income as a secondary objective.

KEMPER VALUE+GROWTH PORTFOLIO seeks growth of capital. A secondary objective of the Portfolio is the reduction of risk over a full market cycle compared to a portfolio of only growth stocks or only value stocks.

KEMPER BLUE CHIP PORTFOLIO seeks growth of capital and of income.

KEMPER INTERNATIONAL PORTFOLIO seeks total return, a combination of capital growth and income.

KEMPER CONTRARIAN VALUE PORTFOLIO seeks to achieve a high rate of total return.

KEMPER SMALL CAP VALUE PORTFOLIO seeks long-term capital appreciation.

KEMPER SMALL CAP GROWTH PORTFOLIO seeks maximum appreciation of investors' capital.

KEMPER GROWTH PORTFOLIO seeks maximum appreciation of capital.

KEMPER AGGRESSIVE GROWTH PORTFOLIO seeks capital appreciation.

KEMPER TECHNOLOGY GROWTH PORTFOLIO seeks growth of capital.

KEMPER GLOBAL BLUE CHIP PORTFOLIO seeks long-term growth of capital.

KEMPER NEW EUROPE (FORMERLY KEMPER INTERNATIONAL GROWTH AND INCOME) PORTFOLIO seeks long-term capital appreciation by investing in a portfolio consisting primarily of equity securities of European companies.

KVS DREMAN HIGH RETURN EQUITY (FORMERLY KEMPER-DREMAN HIGH RETURN EQUITY) PORTFOLIO seeks to achieve a high rate of total return.

KVS DREMAN FINANCIAL SERVICES (FORMERLY KEMPER-DREMAN FINANCIAL SERVICES) PORTFOLIO seeks long-term capital appreciation.

KVS INDEX 500 (FORMERLY KEMPER INDEX 500) PORTFOLIO seeks to match, as closely as possible, before expenses, the performance of the Standard & Poor's 500 Composite Stock Price Index, which emphasizes stocks of large U.S. companies.*

KVS FOCUSED LARGE CAP GROWTH PORTFOLIO seeks growth through long-term capital appreciation.

---------------
* "Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of The McGraw-Hill Companies, Inc., and have been licensed for use by Scudder Kemper Investments, Inc. The KVS Index 500 Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's, and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio. Additional information may be found in the Portfolio's Statement of Additional Information.

KVS GROWTH OPPORTUNITIES PORTFOLIO seeks long-term growth of capital in a manner consistent with the preservation of capital.*

KVS GROWTH AND INCOME PORTFOLIO seeks long-term capital growth and current income.*

SCUDDER VARIABLE LIFE INVESTMENT FUND

SCUDDER VLIF GLOBAL DISCOVERY PORTFOLIO seeks above-average capital appreciation over the long term by investing primarily in the equity securities of small companies located throughout the world.

SCUDDER VLIF GROWTH AND INCOME PORTFOLIO seeks long-term growth of capital, current income and growth of income.

SCUDDER VLIF INTERNATIONAL PORTFOLIO seeks long-term growth of capital primarily through diversified holdings of marketable foreign equity investments.

SCUDDER VLIF CAPITAL GROWTH PORTFOLIO seeks to maximize long-term capital growth through a broad and flexible investment program.

SCUDDER VLIF 21ST CENTURY GROWTH PORTFOLIO seeks long-term growth of capital by investing primarily in equity securities issued by emerging growth companies.

THE ALGER AMERICAN FUND

ALGER AMERICAN LEVERAGED ALLCAP PORTFOLIO seeks long-term capital appreciation.

ALGER AMERICAN BALANCED PORTFOLIO seeks current income and long-term capital appreciation.

DREYFUS INVESTMENT PORTFOLIOS

DREYFUS I.P. MIDCAP STOCK seeks to provide investment results that are greater than the total return performance of publicly traded common stocks of medium-size domestic companies in the aggregate, as represented by the Standard & Poor's MidCap 400(R) Index.

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

The Fund's primary goal is to provide capital growth through investment in common stocks of companies which not only meet traditional investment standards, but also conduct their business in a manner that contributes to the enhancement of the quality of life in America.

WARBURG PINCUS TRUST

WARBURG PINCUS EMERGING MARKETS PORTFOLIO seeks long-term growth of capital by investing in equity securities of emerging markets.

WARBURG PINCUS GLOBAL POST-VENTURE CAPITAL (FORMERLY WARBURG PINCUS POST-VENTURE CAPITAL) PORTFOLIO seeks long-term growth of capital by investing primarily in equity securities of U.S. and foreign companies considered to be in their post-venture-capital stage of development.

The Portfolios may not achieve their stated objective. More detailed information, including a description of risks involved in investing in the Portfolios is found in the Funds' prospectuses accompanying this Prospectus and Statements of Additional Information, available from us upon request.

Scudder Kemper Investments, Inc. ("SKI") is the investment manager for the twenty-six available Portfolios of Kemper Variable Series and the five available Portfolios of Scudder Variable Life Investment Fund. Scudder Investments (U.K.) Limited ("Scudder U.K."), an affiliate of SKI, is the sub-adviser for the Kemper International Portfolio. Under the terms of the sub-advisory agreement with SKI, Scudder U.K. renders investment advisory and management services with regard to that portion of these Portfolios' assets as may be allocated by SKI to Scudder U.K. from time to time for management, including services related to foreign securities, foreign currency transactions and related investments. Dreman Value Management L.L.C. ("DVM") serves as sub-adviser for the KVS Dreman High Return Equity and KVS Dreman Financial Services Portfolios. Under the terms of the sub-advisory agreement between SKI and DVM for each such Portfolio, DVM manages the day-to-day investment

---------------

* These Portfolios are not available under Contracts issued before May 1, 2000.

and trading functions for each such Portfolio. Bankers Trust Company ("Bankers") is the sub-adviser for the KVS Index 500 Portfolio. Under the terms of the sub-advisory agreement with SKI, Bankers will handle day-to-day investment and trading functions for the KVS Index 500 Portfolio. Eagle Asset Management, Inc. ("Eagle") is the sub-adviser for the KVS Focused Large Cap Growth Portfolio. Under the terms of a sub-advisory agreement with SKI, Eagle will handle day-to-day investment and trading functions for the KVS Focused Large Cap Growth Portfolio under the guidance of SKI. Janus Capital Corporation ("Janus") serves as the sub-adviser for the KVS Growth Opportunities Portfolio and the KVS Growth And Income Portfolio. Under the terms of sub-advisory agreements with SKI, Janus will handle day-to-day investment and trading functions for the KVS Growth Opportunities Portfolio and the KVS Growth And Income Portfolio under the guidance of SKI. Fred Alger Management, Inc. ("Alger") serves as the investment adviser for the Alger American Leveraged AllCap Portfolio and the Alger American Balanced Portfolio. The Dreyfus Corporation ("Dreyfus") is the investment adviser for The Dreyfus Socially Responsible Growth Fund, Inc. and Dreyfus I.P. MidCap Stock. NCM Capital Management Group, Inc. ("NCM") serves as the sub-adviser for The Dreyfus Socially Responsible Growth Fund, Inc. Credit Suisse Asset Management, LLC is the investment adviser for the two available Portfolios of the Warburg Pincus Trust. The investment advisers are paid fees for their services by the Funds they manage. We may receive compensation from the Funds or the investment advisers of the Funds for services related to the Funds. Such compensation will be consistent with the services rendered or the cost savings resulting from the arrangement.

For their services to the Portfolios, the managers receive compensation at the following rates:

KEMPER VARIABLE SERIES

For its services, SKI is paid a management fee based upon the average daily net assets of each Portfolio, as follows: Kemper Money Market (.50 of 1%), Kemper Government Securities (.55 of 1%), Kemper Investment Grade Bond (.60 of 1%), Kemper Strategic Income (.65 of 1%), Kemper Horizon 5 (.60 of 1%), Kemper High Yield (.60 of 1%), Kemper Horizon 10+ (.60 of 1%), Kemper Total Return (.55 of 1%), Kemper Horizon 20+ (.60 of 1%), Kemper Value+Growth (.75 of 1%), Kemper Blue Chip (.65 of 1%), Kemper International (.75 of 1%), Kemper Contrarian Value (.75 of 1%), Kemper Small Cap Value (.75 of 1%), Kemper Small Cap Growth (.65 of 1%), Kemper Growth (.60 of 1%), Kemper Global Blue Chip (1% for the first $250 million, .95% for the next $750 million and .90% over $1 billion), Kemper New Europe (1%), KVS Dreman High Return Equity, KVS Dreman Financial Services, Kemper Aggressive Growth and Kemper Technology Growth (.75% for the first $250 million, .72% for the next $750 million, .70% for the next $1.5 billion, .68% for the next $2.5 billion, .65% for the next $2.5 billion, .64% for the next $2.5 billion, .63% for the next $2.5 billion and .62% over $12.5 billion), KVS Index 500 (.45% for the first $200 million, .42% for the next $550 million, .40% for the next $1.25 billion, .38% for the next $3 billion and .35% for amounts over $5 billion), KVS Focused Large Cap Growth, KVS Growth Opportunities and KVS Growth And Income (.95% for the first $250 million, .925% for the next $250 million, .90% for the next $500 million, .875% for the next $1.5 billion and
 .85% over $2.5 billion). SKI pays Scudder U.K. for its services as sub-adviser for the Kemper International Portfolio a sub-advisory fee, payable monthly, at an annual rate of .35 of 1% of the average daily net assets of such Portfolio. SKI pays DVM for its services as sub-adviser for the KVS Dreman High Return Equity and KVS Dreman Financial Services Portfolios a sub-advisory fee, payable monthly, at the annual rate of .24% of the first $250 million of each Portfolio's average daily net assets, .23% of the average daily net assets between $250 million and $1 billion, .224% of average daily net assets between $1 billion and $2.5 billion, .218% of average daily net assets between $2.5 billion and $5 billion, .208% of average daily net assets between $5 billion and $7.5 billion, .205% of average daily net assets between $7.5 billion and $10 billion, .202% of average daily net assets between $10 billion and $12.5 billion and .198% of each Portfolio's average daily net assets over $12 billion. SKI pays Bankers for its services as sub-adviser for the KVS Index 500 Portfolio a sub-advisory fee, calculated monthly as a percentage of the Portfolio's average daily net assets, at the annual rate of .08% for the first $200 million, .05% for the next $550 million and .025% over $750 million. The minimum annual fee is set at $100,000; however, the minimum fee does not apply during the first year of the Portfolio's operations. SKI pays Eagle for its services as sub-adviser for the KVS Focused Large Cap Growth Portfolio a sub-advisory fee, calculated monthly as a percentage of the Portfolio's average daily net assets, at the annual rate of .45% for the first $50 million, 40% for the next $250 million and
 .30% over $300 million. SKI pays Janus for its services as sub-adviser for the KVS Growth Opportunities Portfolio and the KVS Growth And Income Portfolio a sub-advisory fee based on the combined average daily net assets of the Portfolios, payable monthly, at the annual rate of .55% of the first $100 million, .50% of the combined average daily net assets between $100 million and $500 million and .45% of the combined average daily net assets over $500 million.

SCUDDER VARIABLE LIFE INVESTMENT FUND

For its advisory services to the Portfolios, SKI receives compensation monthly at the following annual rate for each Portfolio:

                                                             PERCENT OF THE AVERAGE
                                                             DAILY NET ASSET VALUES
                         PORTFOLIO                             OF EACH PORTFOLIO
                         ---------                           ----------------------
Scudder VLIF Global Discovery...............................         .975%
Scudder VLIF Growth and Income..............................         .475%
Scudder VLIF International
  First $500,000,000........................................         .875%
  Over $500,000,000.........................................         .725%
Scudder VLIF Capital Growth
  First $500,000,000........................................         .475%
  Next $500,000,000.........................................         .450%
  Over $1,000,000,000.......................................         .425%
Scudder VLIF 21st Century Growth............................         .875%

THE ALGER AMERICAN FUND

Alger receives a monthly advisory fee based upon the average daily net assets of the Alger American Leveraged AllCap Portfolio and the Alger American Balanced Portfolio, as follows: .85% and .75%, respectively.

DREYFUS INVESTMENT PORTFOLIOS
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

Dreyfus receives a monthly advisory fee based upon the average daily net assets of the Dreyfus I.P. MidCap Stock Portfolio and The Dreyfus Socially Responsible Growth Fund, Inc. as follows: .75% and .75%, respectively. Dreyfus pays NCM for its services as sub-adviser for The Dreyfus Socially Responsible Growth Fund, Inc. a sub-advisory fee, calculated monthly as a percentage of the Fund's average daily net assets and payable monthly, at an annual rate of .10% for the first $32 million, .15% for the next $118 million, .20% for the next $150 million and .25% over $300 million.

WARBURG PINCUS TRUST

Credit Suisse Asset Management, LLC receives a monthly advisory fee based upon the average daily net assets of each Warburg Pincus Portfolio, as follows:
Warburg Pincus Emerging Markets 1.25% and Warburg Pincus Global Post-Venture Capital 1.25%.

CHANGE OF INVESTMENTS

We reserve the right to make additions to, deletions from, or substitutions for the shares held by the Separate Account or that the Separate Account may purchase. We may eliminate the shares of any of the Portfolios and to substitute shares of another Portfolio or of another investment company, if the shares of a Portfolio are no longer available for investment, or if in our judgment further investment in any Portfolio becomes inappropriate in view of the purposes of the Separate Account. We will not substitute any shares attributable to your interest in a Subaccount without prior notice and the SEC's prior approval, if required. The Separate Account may purchase other securities for other series or classes of policies, or may permit a conversion between series or classes of policies on the basis of requests made by Owners.

We may establish additional subaccounts of the Separate Account, each of which would invest in a new portfolio of the Funds, or in shares of another investment company. New subaccounts may be established when, in our discretion, marketing needs or investment conditions warrant. New subaccounts may be made available to existing Owners as we determine. We may also eliminate or combine one or more subaccounts, transfer assets, or substitute one subaccount for another subaccount, if, in our discretion, marketing, tax, or investment conditions warrant. We will notify all Owners of any such changes.

If we deem it to be in the best interests of persons having voting rights under the Contract, the Separate Account may be: (a) operated as a management company under the 1940 Act; (b) deregistered under that Act in the event such registration is no longer required; or (c) combined with our other separate accounts. To the extent permitted by law, we may transfer the assets of the Separate Account to another separate account or to the General Account.

PERFORMANCE INFORMATION

The Separate Account may advertise several types of performance information for the Subaccounts. All Subaccounts may advertise standardized "average annual total return" and nonstandardized "total return." The Kemper High Yield Subaccount, Kemper Government Securities Subaccount and Kemper Investment Grade Bond Subaccount may also advertise "yield". The Kemper Money Market Subaccount may advertise "yield" and "effective yield." Each of these figures is based upon historical earnings and is not necessarily representative of a Subaccount's future performance.

Standardized average annual total return and nonstandardized total return calculations measure a Subaccount's net income plus the effect of any realized or unrealized appreciation or depreciation of the Subaccount's underlying investments. Standardized average annual total return and nonstandardized total return will be quoted for periods of at least one year, three years, five years and ten years, if applicable. In addition, we will show standardized average annual total return for the life of the Subaccount, meaning the time the underlying Portfolio has been held in the Subaccount. We will show nonstandardized total return for the life of the Portfolio, meaning the time the underlying Portfolio has been in existence. Standardized average annual total return will be current to the most recent calendar quarter. Nonstandardized total return will be current to the most recent calendar month. Standardized average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of a Subaccount investment over the applicable period. Nonstandardized total return may include annualized and nonannualized (cumulative) figures. Nonannualized figures represent the actual percentage change over the applicable period.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (seven-day period for the Kemper Money Market Subaccount) expressed as a percentage of the value of the Subaccount's Accumulation Units. Yield is an annualized figure, which means that it is assumed that the Subaccount generates the same level of net income over a one year period, compounded on a semi-annual basis. The effective yield for the Kemper Money Market Subaccount is calculated similarly, but includes the effect of assumed compounding calculated under rules prescribed by the SEC. The Kemper Money Market Subaccount's effective yield will be slightly higher than its yield due to this compounding effect.

The Subaccounts' units are sold at Accumulation Unit value. The Subaccounts' performance figures and Accumulation Unit values fluctuate. You may redeem Subaccount units at Accumulation Unit value, which may be more or less than original cost. The standardized performance figures reflect the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge. Redemptions within the first seven years may be subject to a Withdrawal Charge that ranges from 7% the first year to 0% after seven years. Yield, effective yield and nonstandardized total return figures do not include the effect of any Withdrawal Charge that may be imposed upon the redemption of units. In addition, nonstandardized total return figures do not include the effect of the Records Maintenance Charge. Thus yield, effective yield and nonstandardized total return figures may be higher than if such charges were deducted. Standardized average annual total return figures include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period.

The Subaccounts may be compared to relevant indices and performance data from independent sources, including, but not limited to, the Dow Jones Industrial Average, the Standard & Poor's 500 Stock Index, the Consumer Price Index, the CDA Certificate of Deposit Index, the Salomon Brothers High Grade Corporate Bond Index, the Lehman Brothers Government/Corporate Bond Index, the Merrill Lynch Government/Corporate Master Index, the Lehman Brothers Long Government/Corporate Bond Index, the Lehman Brothers Government/Corporate 1-3 Year Bond Index, the Standard & Poor's Midcap 400 Index, the NASDAQ Composite Index, the Russell 2000 Index and the Morgan Stanley Capital International Europe, Australia, Far East Index. Please note the differences and similarities between the investments which a Subaccount may purchase and the investments measured by the indexes. In particular, it should be noted that the comparative information with regard to the indexes will not reflect the deduction of any Contract charges or fees. Similarly, the indexes are unmanaged and do not reflect the fees and expenses of management and acquisition costs. In addition, certificates of deposit may offer fixed or variable yields and principal is guaranteed and may be insured. The units of the Subaccounts are not insured. Also, the value of the Subaccounts will fluctuate.

From time to time, the Separate Account may quote information from publications such as MORNINGSTAR, INC., THE WALL STREET JOURNAL, MONEY MAGAZINE, FORBES, BARRON'S, FORTUNE, THE CHICAGO TRIBUNE, USA TODAY,

Institutional Investor, National Underwriter, Selling Life Insurance, Broker World, Registered Representative, Investment Advisor and VARDS.

Additional information concerning a Subaccount's performance and independent sources is provided in the Statement of Additional Information.

                              FIXED ACCOUNT OPTION

Amounts allocated or transferred to the Fixed Account are part of our General Account, supporting insurance and annuity obligations. Interests in the Fixed Account are not registered under the Securities Act of 1933 ("1933 Act"), and the Fixed Account is not registered as an investment company under the Investment Company Act of 1940 ("1940 Act"). Accordingly, neither the Fixed Account nor any interests therein generally are subject to the provisions of the 1933 or 1940 Acts. We have been advised that the staff of the SEC has not reviewed the disclosures in this Prospectus relating to the Fixed Account. Disclosures regarding the Fixed Account, however, may be subject to the general provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Under the Fixed Account Option, we pay a fixed interest rate for stated periods. This Prospectus describes only the aspects of the Contract involving the Separate Account, unless we refer to fixed accumulation and annuity elements.

We guarantee that payments allocated to the Fixed Account earn a minimum fixed interest rate of 3%. At our discretion, we may credit interest in excess of 3%. We reserve the right to change the rate of excess interest credited. We also reserve the right to declare different rates of excess interest depending on when amounts are allocated or transferred to the Fixed Account. As a result, amounts at any designated time may be credited with a different rate of excess interest than the rate previously credited to such amounts and to amounts allocated or transferred at any other designated time.

                                 THE CONTRACTS

A. GENERAL INFORMATION.

The minimum initial Purchase Payment is $1,000, and the minimum subsequent payment is $500. The minimum subsequent payment is $100 if you authorize us to draw on an account via check or electronic debit. Cumulative Purchase Payments in excess of $1,000,000 require our prior approval. The Internal Revenue Code may also limit the maximum annual amount of Purchase Payments. An allocation to a Subaccount, the Fixed Account or a Guarantee Period must be at least $500.

We may, at any time, amend the Contract in accordance with changes in the law, including applicable tax laws, regulations or rulings, and for other purposes.

You may examine a Contract and return it for a refund during the "free look" period. The length of the free look period depends upon the state in which the Contract is issued. However, it will be at least 10 days from the date you receive the Contract. The amount of the refund depends on the state in which the Contract is issued. Generally, it will be an amount at least equal to the Separate Account Contract Value plus amounts allocated to the General Account and the Guarantee Periods on the date we receive the returned Contract, without any deduction for Withdrawal Charges or Records Maintenance Charges. Some states require the return of the Purchase Payment. In addition, a special free look period applies in some circumstances to Contracts issued as Individual Retirement Annuities, Simplified Employee Pensions--IRAs or as Roth Individual Retirement Annuities.

During the Accumulation Period, you may assign the Contract or change a Beneficiary at any time by signing our form. No assignment or Beneficiary change is binding on us until we receive it. We assume no responsibility for the validity of the assignment or Beneficiary change. An assignment will subject you to immediate tax liability and may subject you to a 10% tax penalty. (See "Tax Treatment of Withdrawals, Loans and Assignments.")

Amounts payable during the Annuity Period may not be assigned or encumbered. In addition, to the extent permitted by law, annuity payments are not subject to levy, attachment or other judicial process for the payment of the payee's debts or obligations.

You designate the Beneficiary. If you or the Annuitant die, and no designated Beneficiary or contingent beneficiary is alive at that time, we will pay your or the Annuitant's estate.

Under a Qualified Plan Contract, the provisions of the applicable plan may prohibit a change of Beneficiary. Generally, an interest in a Qualified Plan Contract may not be assigned.

B. THE ACCUMULATION PERIOD.

1. APPLICATION OF PURCHASE PAYMENTS.

You select the allocation of Purchase Payments to the Subaccount(s), Guarantee Periods, or Fixed Account. The amount of each Purchase Payment allocated to a Subaccount is based on the value of an Accumulation Unit, as computed after we receive the Purchase Payment. Generally, we determine the value of an Accumulation Unit by 3:00 p.m. Central time on each day that the New York Stock Exchange is open for trading. Purchase Payments allocated to a Guarantee Period or to the Fixed Account begin earning interest one day after we receive them. However, with respect to initial Purchase Payments, the amount is credited only after we determine to issue the Contract, but no later than the second day after we receive the Purchase Payment. After the initial purchase, we determine the number of Accumulation Units credited by dividing the Purchase Payment allocated to a Subaccount by the Subaccount's Accumulation Unit value, as computed after we receive the Purchase Payment.

The number of Accumulation Units will not change due to investment experience. Accumulation Unit value varies to reflect the investment experience of the Subaccount and the assessment of charges against the Subaccount, other than the Records Maintenance Charge and Guaranteed Retirement Income Benefit Charge. The number of Accumulation Units is reduced when the Records Maintenance Charge and Guaranteed Retirement Income Benefit Charge are assessed.

If we are not provided with information sufficient to establish a Contract or to properly credit the initial Purchase Payment, we will promptly request the necessary information. If the requested information is not furnished within five
(5) business days after we receive the initial Purchase Payment, or if we determine that we cannot issue the Contract within the five (5) day period, we will return the initial Purchase Payment to you, unless you consent to our retaining the Purchase Payment until the application is completed.

We will issue a Contract without a signed application if:

     - a dealer provides us with application information, electronically or in writing,

     - we receive the initial Purchase Payment, and

     - you confirm in writing, after the Contract is delivered, that all information in the Contract is correct.

2. ACCUMULATION UNIT VALUE.

Each Subaccount has an Accumulation Unit value. When Purchase Payments or other amounts are allocated to a Subaccount, the number of units purchased is based on the Subaccount's Accumulation Unit value at the end of the current Valuation Period. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

The Accumulation Unit value for each subsequent Valuation Period is the investment experience factor for that Valuation Period times the Accumulation Unit value for the preceding Valuation Period. Each Valuation Period has a single Accumulation Unit value which applies to each day in the Valuation Period.

Each Subaccount has its own investment experience factor. The investment experience of the Separate Account is calculated by applying the investment experience factor to the Accumulation Unit value in each Subaccount during a Valuation Period.

The investment experience factor of a Subaccount for any Valuation Period is determined by the following formula:

     (1 / 2) - 3, where:

     (1) is the net result of:

         - the net asset value per share of the investment held in the Subaccount determined at the end of the current Valuation Period; plus

         - the per share amount of any dividend or capital gain distributions made by the investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

         - a charge or credit for any taxes reserved for the current Valuation Period which we determine have resulted from the investment operations of the Subaccount;

     (2) is the net asset value per share of the investment held in the Subaccount determined at the end of the preceding Valuation Period; and

     (3) is the factor representing the mortality and expense risk and administration charges.

3. GUARANTEE PERIODS OF THE MVA OPTION.

You may allocate Purchase Payments to one or more Guarantee Periods with durations of one to ten years. Each Guarantee Period has a Guaranteed Interest Rate which will not change during the Guarantee Period. Interest is credited daily at the effective annual rate.

The following example illustrates how we credit Guarantee Period interest.

                EXAMPLE OF GUARANTEED INTEREST RATE ACCUMULATION

Purchase Payment:                                           $40,000
Guarantee Period:                                           5 Years
Guaranteed Interest Rate:                                   4.0% Effective Annual Rate

                                                          INTEREST CREDITED       CUMULATIVE
YEAR                                                         DURING YEAR       INTEREST CREDITED
----                                                      -----------------    -----------------
1.....................................................        $1,600.00            $1,600.00
2.....................................................         1,664.00             3,264.00
3.....................................................         1,730.56             4,994.56
4.....................................................         1,799.78             6,794.34
5.....................................................         1,871.77             8,666.11

Accumulated value at the end of 5 years is:
                        $40,000 + $8,666.11 = $48,666.11

NOTE: THIS EXAMPLE ASSUMES THAT NO WITHDRAWALS ARE MADE DURING THE FIVE-YEAR PERIOD. IF THE OWNER MAKES WITHDRAWALS OR TRANSFERS DURING THIS PERIOD, MARKET VALUE ADJUSTMENTS AND WITHDRAWAL CHARGES APPLY.

THE HYPOTHETICAL INTEREST RATE IS NOT INTENDED TO PREDICT FUTURE GUARANTEED INTEREST RATES. ACTUAL GUARANTEED INTEREST RATES FOR ANY GUARANTEE PERIOD MAY BE MORE OR LESS THAN THOSE SHOWN.

At the end of any Guarantee Period, we send written notice of the beginning of a new Guarantee Period. A new Guarantee Period for the same duration starts unless you elect another Guarantee Period within thirty days after the end of the terminating Guarantee Period. You may choose a different Guarantee Period by preauthorized telephone instructions or by giving us written notice. You should not select a new Guarantee Period extending beyond the Annuity Date. Otherwise, the guarantee period amount available for annuitization is subject to Market Value Adjustments and may be subject to Withdrawal Charges. (See "Market Value Adjustment" and "Withdrawal Charge" below.)

The amount reinvested at the beginning of a new Guarantee Period is the Guarantee Period Value for the Guarantee Period just ended. The Guaranteed Interest Rate in effect when the new Guarantee Period begins applies for the duration of the new Guarantee Period.

You may call us at 1-800-621-5001 or write to Kemper Investors Life Insurance Company, Customer Service, at 1 Kemper Drive, Long Grove, Illinois 60049 for the new Guaranteed Interest Rates.

4. ESTABLISHMENT OF GUARANTEED INTEREST RATES.

We declare the Guaranteed Interest Rates for each of the ten durations of Guarantee Periods from time to time as market conditions dictate. Once established, rates are guaranteed for the respective Guarantee Periods. We advise you of the Guaranteed Interest Rate for a chosen Guarantee Period when we receive a Purchase Payment, when a transfer is effectuated or when a Guarantee Period renews. Withdrawals of Accumulated Guarantee Period Value are subject to Withdrawal Charges and Records Maintenance Charges and may be subject to a Market Value Adjustment. (See "Market Value Adjustment" below.)

We have no specific formula for establishing the Guaranteed Interest Rates. The determination may be influenced by, but not necessarily correspond to, the current interest rate environment. (See "The MVA Option".) We may also consider, among other factors, the duration of a Guarantee Period, regulatory and tax requirements, sales commissions and administrative expenses we bear, and general economic trends.

WE MAKE THE FINAL DETERMINATION OF THE GUARANTEED INTEREST RATES TO BE DECLARED.

WE CANNOT PREDICT OR GUARANTEE THE LEVEL OF FUTURE GUARANTEED INTEREST RATES.

5. CONTRACT VALUE.

On any Valuation Date, Contract Value equals the total of:

     - the number of Accumulation Units credited to each Subaccount, times

     - the value of a corresponding Accumulation Unit for each Subaccount, plus

     - your Accumulated Guarantee Period Value in the MVA Option, plus

     - your interest in the Fixed Account.

6. TRANSFER DURING ACCUMULATION PERIOD.

During the Accumulation Period, you may transfer the Contract Value among the Subaccounts, the Guarantee Periods and the Fixed Account subject to the following provisions:

     - the amount transferred must be at least $100 unless the total Contract Value attributable to a Subaccount, Guarantee Period or Fixed Account is transferred;

     - the Contract Value remaining in a Subaccount, Guarantee Period or Fixed Account must be at least $500 unless the total value is transferred;

     - transfers may not be made from any Subaccount to the Fixed Account over the six months following any transfer from the Fixed Account into one or more Subaccounts; and

     - transfers from the Fixed Account may be made one time during the Contract Year during the thirty days following an anniversary of a Contract Year.

We may charge a $25 fee for each transfer in excess of 12 transfers per calendar year. However, transfers made pursuant to the Asset Allocation and Dollar Cost Averaging programs do not count toward these 12 transfers. In addition, transfers of Guarantee Period Value are subject to Market Value Adjustment unless the transfer is made within thirty days of the end of the Guarantee Period. Because a transfer before the end of a Guarantee Period is subject to a Market Value Adjustment, the amount transferred from the Guarantee Period may be more or less than the requested dollar amount.

We make transfers pursuant to written or telephone instructions specifying in detail the requested changes. Transfers involving a Subaccount are based upon the Accumulation Unit values, as calculated after we receive transfer instructions. We may suspend, modify or terminate the transfer provision. We disclaim all liability if we follow in good faith instructions given in accordance with our procedures, including requests for personal identifying information, that are designed to limit unauthorized use of the privilege. Therefore, you bear the risk of loss in the event of a fraudulent telephone transfer.

If you authorize a third party to transact transfers on your behalf, we will reallocate the Contract Value pursuant to the authorized asset allocation program. However, we do not offer or participate in any asset allocation program and we take no responsibility for any third party asset allocation program. We may suspend or cancel acceptance of a third party's instructions at any time and may restrict the investment options available for transfer under third party authorizations.

You may elect to have transfers made automatically among the Subaccounts on an annual, semiannual or quarterly basis so that Contract Value is reallocated to match the percentage allocations in your predefined allocation elections. Transfers under this program are not be subject to the $100 minimum transfer limitation. An election to participate in the automatic asset reallocation program must be in writing on our form and returned to us.

7. WITHDRAWAL DURING ACCUMULATION PERIOD.

You may redeem some or all of the Contract Value minus previous withdrawals, plus or minus any applicable Market Value Adjustment and minus any Withdrawal Charge. Withdrawals will have tax consequences. (See "Federal Tax Matters.") A withdrawal of the entire Contract Value is called a surrender.

Partial withdrawals and surrenders are subject to the following:

In any Contract Year, you may withdraw or surrender the Contract, without Withdrawal Charge, up to the greater of:

     - the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges, minus prior withdrawals that were previously assessed a Withdrawal Charge, or

     - 10% of the Contract Value.

See "Contract Charges and Expenses -- Withdrawal Charge" for a discussion of charges applicable to partial withdrawals and surrenders.

If Contract Value is allocated to more than one investment option, you must specify the source of the partial withdrawal. If you do not specify the source, we redeem Accumulation Units on a pro rata basis from all investment options in which you have an interest. Accumulation Units attributable to the earliest Contribution Years are redeemed first.

Partial withdrawals are subject to the following:

     - Partial withdrawals are not permitted from the Fixed Account in the first Contract Year.

     - The minimum withdrawal is $100 (before any Market Value Adjustment), or your entire interest in the investment option(s) from which withdrawal is requested.

     - You must leave at least $500 in each investment option from which the withdrawal is requested, unless the total value is withdrawn.

Election to withdraw shall be made in writing to us at Suite 102, 1290 Silas Deane Highway, Wethersfield, CT 06109 and should be accompanied by the Contract if surrender is requested. Withdrawal requests are processed only on days when the New York Stock Exchange is open. The Withdrawal Value attributable to the Subaccounts is determined on the basis of the Accumulation Unit values, as calculated after we receive the request. The Withdrawal Value attributable to the Subaccounts is paid within seven (7) days after we receive the request. However, we may suspend withdrawals or delay payment:

     - during any period when the New York Stock Exchange is closed,

     - when trading in a Portfolio is restricted or the SEC determines that an emergency exists, or

     - as the SEC by order may permit.

For withdrawal requests from the MVA Option and the Fixed Account, we may defer any payment for up to six months, as permitted by state law. During the deferral period, we will continue to credit interest at the current Guaranteed Interest Rate for the same Guarantee Period.

Withdrawals are permitted from Contracts issued in connection with Section 403(b) Qualified Plans only under limited circumstances. (See "Federal Income Taxes.")

A participant in the Texas Optional Retirement Program ("ORP") must obtain a certificate of termination from the participant's employer before a Contract can be redeemed. The Attorney General of Texas has ruled that participants in the ORP may redeem their interest in a Contract issued pursuant to the ORP only upon termination of employment in Texas public institutions of higher education, or upon retirement, death or total disability. In those states adopting similar requirements for optional retirement programs, we will follow similar procedures.

8. MARKET VALUE ADJUSTMENT.

Any withdrawal, transfer or annuitization of Guarantee Period Values, unless effected during the "free look" period or within 30 days after a Guarantee Period ends, may be adjusted up or down by a Market Value Adjustment. The Market Value Adjustment applies before deduction of a Withdrawal Charge.

The Market Value Adjustment reflects the relationship between (a) the currently established interest rate ("Current Interest Rate") for a Guarantee Period equal to the remaining length of the Guarantee Period, rounded to the next higher number of complete years, and (b) the Guaranteed Interest Rate applicable to the amount being withdrawn. Generally, if the Guaranteed Interest Rate is the same or lower than the applicable Current Interest Rate, the Market Value Adjustment reduces Market Adjusted Value and results in a lower payment. Thus, if interest rates increase, the withdrawal could be less than the original Purchase Payment or the original amount allocated to a Guarantee Period. Conversely, if the Guaranteed Interest Rate is higher than the applicable

Current Interest Rate, the Market Value Adjustment increases Market Adjusted Value and results in a higher payment.

The Market Value Adjustment (MVA) uses this formula:

                                (1 + I)
  MVA    =  GPV    X    [    [  -------    ]  (t/365)  -1    ]
                                (1 + J)

     Where:

     I is the Guaranteed Interest Rate being credited to the Guarantee Period Value (GPV) subject to the Market Value Adjustment,

     J is the Current Interest Rate we declare, as of the effective date of the application of the Market Value Adjustment, for current allocations to a Guarantee Period the length of which is equal to the balance of the Guarantee Period for the Guarantee Period Value subject to the Market Value Adjustment, rounded to the next higher number of complete years, and

     t is the number of days remaining in the Guarantee Period.

For an illustration showing an upward and a downward adjustment, see Appendix A.

9. GUARANTEED DEATH BENEFIT.

We pay a death benefit to the Beneficiary if any of the following occurs during the Accumulation Period:

     - the Owner, or a joint owner, dies,

     - the Annuitant dies with no living contingent annuitant, or

     - the contingent annuitant dies after the Annuitant.

The amount of the death benefit depends on the age of the deceased Owner or Annuitant when the death benefit becomes payable. If the deceased Owner or Annuitant dies before age 91, we will pay the Beneficiary the greatest of the following:

     - Contract Value,

     - Purchase Payments minus previous withdrawals, accumulated at 5.00% interest per year to the earlier of the deceased's age 80 or the date of death, plus Purchase Payments minus all withdrawals from age 80 to the date of death, or

     - the greatest anniversary value before death.

The greatest anniversary value equals:

     - the Contract Values on each Contract anniversary prior to the deceased's age 81, plus the dollar amount of any Purchase Payments made since that anniversary, minus

     - withdrawals since that anniversary.

We pay Contract Value to the Beneficiary if the Owner or Annuitant dies after age 91. The Owner or Beneficiary, as appropriate, may elect to have all or a part of the death proceeds paid to the Beneficiary under one of the Annuity Options described under "Annuity Options" below.

For Non-Qualified Plan Contracts, if the Beneficiary is the Owner's surviving spouse, the surviving spouse may elect to continue the Contract in lieu of taking a Death Benefit distribution. The spouse will become the successor Owner of the Contract subject to the following:

     - The Contract Value will be increased to reflect the amount of the Death Benefit. The difference will be credited to the Kemper Money Market Subaccount.

     - No withdrawal charges will apply on existing values in the Contract. However, Purchase Payments made after the spouse elects to continue the Contract are subject to withdrawal charges.

     - If the Guaranteed Retirement Income Benefit (GRIB) has been elected, the GRIB base is calculated from the time the election to continue the Contract is made. GRIB may not be exercised prior to the seventh Contract Year anniversary date following the spouse's election to continue the Contract. However, we will waive all other age restrictions that would apply to exercising GRIB. The spouse may also elect to discontinue GRIB at the time the election to continue the Contract is made. All other rights and benefits under the Contract will continue.

The above option is subject to availability of this feature in your state.

As an alternative to the above election, the surviving spouse may elect to continue a Non-Qualified Plan Contract without receiving the increase in Cash Value attributable to the Death Benefit. In this case, all rights, benefits and charges under the Contract will continue including the right to exercise GRIB based on the existing exercise period and any applicable withdrawal charges.

10. GUARANTEED RETIREMENT INCOME BENEFIT.

Guaranteed Retirement Income Benefit (GRIB) is an optional Contract benefit. GRIB provides a minimum fixed annuity guaranteed lifetime income to the Annuitant as described below. You must elect GRIB on the initial Contract application. GRIB may be discontinued after the seventh Contract anniversary by written notice to us. Once discontinued, GRIB may not be elected again.

GRIB may be exercised only within thirty days after the seventh or later Contract anniversary. In addition, GRIB must be exercised between the Annuitant's 60th and 91st birthdays. However, if the Annuitant is age 44 or younger on the Date of Issue, GRIB may be exercised after the Contract's 15th Anniversary, even though the Annuitant is not yet 60 years old. GRIB may not be appropriate for Annuitants age 80 and older.

Annuity payments are based on the greater of:

     - the income provided by applying the GRIB base to the guaranteed annuity factors, and

     - the income provided by applying the Contract Value to the current annuity factors.

The GRIB base is the greatest of:

     - Contract Value,

     - Purchase Payments minus previous withdrawals, accumulated at 5.00% interest per year to the earlier of the Annuitant's age 80 or the GRIB exercise date plus Purchase Payments minus all withdrawals from age 80 to the GRIB exercise date, and

     - the greatest anniversary value before the exercise date.

The greatest anniversary value equals:

     - the highest of the Contract Values on each Contract anniversary prior to the Annuitant's age 81, plus

     - the dollar amount of any Purchase Payments made since that anniversary, minus

     - withdrawals since that anniversary.

The guaranteed annuity factors are based on the 1983a table projected using projection scale G, with interest at 2.5% (the "Annuity 2000" table). However, if GRIB is exercised on or after the 10th Contract anniversary, interest at 3.50% is assumed. Contracts issued in the state of Montana or in connection with certain employer sponsored employee benefit plans are required to use unisex annuity factors. In such cases, the guaranteed annuity factors will be based on unisex rates.

Because GRIB is based on conservative actuarial factors, the income guaranteed may often be less than the income provided under the regular provisions of the Contract. If the regular annuitization provisions would provide a greater benefit than GRIB, the greater amount will be paid.

GRIB is paid for the life of a single Annuitant or the lifetimes of two Annuitants. If paid for the life of a single Annuitant, GRIB is paid in the amount determined above. If paid for the lifetimes of two Annuitants, GRIB is paid in the amount determined above, but the age of the older Annuitant is used to determine the GRIB base.

If you elect GRIB payable for the life of a single Annuitant, you may elect a period certain of 5, 10, 15, or 20 years. If the Annuitant dies before GRIB has been paid for the period elected, the remaining GRIB payments are paid as they fall due to the Beneficiary, if the Beneficiary is a natural person. If the Beneficiary is not a natural person, the remaining payments may be commuted at a minimum 2.50% interest rate and paid in a lump sum.

If you elect GRIB payable for the lifetimes of two Annuitants, the period certain is 25 years. The full GRIB is payable as long as at least one of the two Annuitants is alive, but for no less than 25 years. If both Annuitants die before GRIB has been paid for 25 years, the remaining GRIB payments are paid as they fall due to the Beneficiary, if the Beneficiary is a natural person. If the Beneficiary is not a natural person, the remaining payments may be commuted at a minimum 2.50% interest rate and paid in a lump sum.

GRIB payments are also available on a quarterly, semi-annual or annual basis. We may make other annuity options available.

If you purchased your Contract on or after May 1, 2000, and you exercise the GRIB option to receive guaranteed benefits, you may elect to have payments made under a commutable annuitization option. Under the commutable annuitization option, partial lump sum payments are permitted, subject to the following requirements:

     - At the time you exercise the GRIB option, you must elect the commutable annuitization option in order to be eligible for the lump sum payments.

     - Lump sum payments are available only during the period certain applicable under the payout option you elected; for example, lump sum payments can be elected only during the 5, 10, 15, 20 or 25 year certain period that applies to the payout.

     - Lump sum payments are available once in each calendar year and may not be elected until one year after annuitization has started.

     - The Annuitant may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is still living after the period certain is over, the Annuitant will begin receiving the original annuitization payment amount again.

     - Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. For Non-Qualified Plan Contracts, the sum of these percentages over the life of the Contract cannot exceed 75%. For Qualified Plan Contracts, partial lump sum payments of up to 100% of the present value of the remaining installments in the period certain may be made.

     - In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the period certain will be calculated based on an interest rate equal to the GRIB annuity factor interest rate (3.5% if GRIB was exercised on or after the 10th Contract anniversary; 2.5% if exercised before that date) plus an interest rate adjustment. The interest rate adjustment is equal to the following:

                 NUMBER OF YEARS REMAINING                      INTEREST RATE
                   IN THE PERIOD CERTAIN                         ADJUSTMENT
                 -------------------------                      -------------
15 or more years............................................        1.00%
10 - 14 years...............................................        1.50%
less than 10 years..........................................        2.00%

                         CONTRACT CHARGES AND EXPENSES

We deduct the following charges and expenses:

     - mortality and expense risk,

     - administrative expenses,

     - Records Maintenance Charge,

     - Withdrawal Charge, and

     - Guaranteed Retirement Income Benefit charge, if elected.

Subject to certain expense limitations, you indirectly bear investment management fees and other Fund expenses.

A. CHARGES AGAINST THE SEPARATE ACCOUNT.

1. MORTALITY AND EXPENSE RISK CHARGE.

We assess each Subaccount a daily asset charge for mortality and expense risks at a rate of 1.25% per annum. Variable Annuity payments reflect the investment experience of each Subaccount but are not affected by changes in actual mortality experience or by actual expenses we incur.

The mortality risk we assume arises from two contractual obligations. First, if you or Annuitant die before age 91 and before the Annuity Date, we may, in some cases, pay more than Contract Value. (See "Guaranteed Death Benefit", above.) Second, when Annuity Options involving life contingencies are selected, we assume the risk that Annuitants will live beyond actuarial life expectancies.

We also assume an expense risk. Actual expenses of administering the Contracts may exceed the amounts we recover from the Records Maintenance Charge or the administrative cost portion of the daily asset charge.

2. ADMINISTRATIVE COSTS.

We assess each Subaccount a daily asset charge for administrative costs at a rate of .15% per annum. This charge reimburses us for expenses incurred for administering the Contracts. These expenses include Owner inquiries, changes in allocations, Owner reports, Contract maintenance costs, and data processing costs. The administrative charge covers the average anticipated administrative expenses incurred while the Contracts are in force. There is not necessarily a direct relationship between the amount of the charge and the administrative costs of a particular Contract.

3. RECORDS MAINTENANCE CHARGE.

We deduct an annual Records Maintenance Charge of $30 during the Accumulation Period. The charge is assessed:

     - at the end of each Contract Year,

     - on Contract surrender, and

     - upon annuitization.

However, we do not deduct the Records Maintenance Charge for Contracts with Contract Value of at least $50,000 on the assessment date.

This charge reimburses us for the expenses of establishing and maintaining Contract records. The Records Maintenance Charge reduces the net assets of each Subaccount, Guarantee Period and the Fixed Account.

The Records Maintenance Charge is assessed equally among all investment options in which you have an interest.

4. WITHDRAWAL CHARGE.

We do not deduct a sales charge from any Purchase Payment. However, a Withdrawal Charge covers Contract sales expenses, including commissions and other promotion and acquisition expenses.

Each Contract Year, you may withdraw or surrender the Contract, without Withdrawal Charge, up to the greater of:

     - the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges, minus prior withdrawals that were previously assessed a Withdrawal Charge, or

     - 10% of the Contract Value.

If you withdraw a larger amount, the excess Purchase Payments withdrawn are subject to a Withdrawal Charge. The Withdrawal Charge applies in the first seven Contribution Years following each Purchase Payment as follows:

                        CONTRIBUTION                         WITHDRAWAL
                            YEAR                               CHARGE
                        ------------                         ----------
 First......................................................     7%
 Second.....................................................     6%
 Third......................................................     5%
 Fourth.....................................................     5%
 Fifth......................................................     4%
 Sixth......................................................     3%
 Seventh....................................................     2%
 Eighth and following.......................................     0%

Purchase Payments are deemed surrendered in the order in which they were received.

When a withdrawal is requested, you receive a check in the amount requested. If a Withdrawal Charge applies, Contract Value is reduced by the Withdrawal Charge, plus the dollar amount sent to you.

Because Contribution Years are based on the date each Purchase Payment is made, you may be subject to a Withdrawal Charge, even though the Contract may have been issued many years earlier. (For additional details, see "Withdrawal During Accumulation Period.")

Subject to certain exceptions and state approvals, withdrawal charges are not assessed on withdrawals:

     - after you have been confined in a hospital or skilled health care facility for at least thirty days and you remain confined at the time of the request;

     - within thirty days following your discharge from a hospital or skilled health care facility after a confinement of at least thirty days; or

     - if you or Annuitant become disabled after the Contract is issued and before age 65.

Restrictions and provisions related to the nursing care or hospitalization disability waivers are described in Contract endorsements.

The Withdrawal Charge compensates us for Contract distribution expense. Currently, we anticipate Withdrawal Charges will not fully cover distribution expenses. Unrecovered distribution expenses may be recovered from our general assets. Those assets may include proceeds from the mortality and expense risk charge.

The Withdrawal Charge also applies at annuitization to amounts attributable to Purchase Payments in their seventh Contribution Year or earlier. No Withdrawal Charge applies upon annuitization if you select Annuity Options 2, 3 or 4 or if payments under Annuity Option 1 are scheduled to continue for at least five years. See "The Annuity Period--Annuity Options" for a discussion of the Annuity Options available.

5. GUARANTEED RETIREMENT INCOME BENEFIT CHARGE.

The annual charge for GRIB is 0.25% of Contract Value. We deduct a pro rata portion of the charge on each Contract Quarter anniversary. The quarterly charge is deducted pro rata from the investment options in which you have an interest. We no longer charge for GRIB after the Annuitant's 91st birthday.

6. INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES.

Each Portfolio's net asset value reflects the deduction of investment management fees and certain general operating expenses. Subject to limitations, you indirectly bear these fees and expenses. Investment management fees appear on page 5. Further detail is provided in the attached prospectuses for the Portfolios and the Funds' Statements of Additional Information.

7. STATE PREMIUM TAXES.

Certain state and local governments impose a premium tax ranging from 0% to 3.5% of Purchase Payments. If we pay state premium taxes, we may charge the amount paid against Contract Value upon annuitization. See "Appendix--State Premium Tax Chart" in the Statement of Additional Information.

8. EXCEPTIONS.

We may decrease the mortality and expense risk charge, the administration charge, and the Records Maintenance Charge without notice. However, we guarantee that they will not increase. We bear the risk that such charges will not cover our costs. On the other hand, should such charges exceed our costs, we will not refund any charges. Any profit is available for corporate purposes including, among other things, payment of distribution expenses.

We may also reduce or waive fees and charges, including but not limited to, the Records Maintenance Charge, the Withdrawal Charge, and mortality and expense risk and administrative charges, for certain sales that may result in cost savings, such as those where we incur lower sales expenses or perform fewer services because of economies due to the size of a group, the average contribution per participant, or the use of mass enrollment procedures. We may also reduce or waive fees and charges and/or credit additional amounts on Contracts issued to:

     - employees and registered representatives (and their families) of broker-dealers (or their affiliated financial institutions) that have entered into selling group agreements with IBS, and

     - officers, directors and employees (and their families) of KILICO and Kemper Variable Series ("KVS"), KVS investment advisers and principal underwriter or certain affiliated companies, or to any trust, pension, profit-sharing or other benefit plan for such persons.

Reductions in these fees and charges will not unfairly discriminate against any Owner.

                               THE ANNUITY PERIOD

In addition to GRIB, Contracts may be annuitized under one of several Annuity Options. Annuity payments begin on the Annuity Date and under the selected Annuity Option. The Annuity Date must be at least one year after the Date of Issue. Subject to state variation, the Annuity Date may not be deferred beyond the later of the Annuitant's 91st birthday (100th birthday if the Contract is part of a Charitable Remainder Trust) or ten (10) years after the Date of Issue. However, annuitization is delayed beyond the Annuity Date if we are making systematic withdrawals based on your life expectancy. In this case, annuitization begins when life expectancy withdrawals are stopped.

1. ANNUITY PAYMENTS.

Annuity payments are based on:

     - the annuity table specified in the Contract,

     - the selected Annuity Option, and

     - the investment performance of the selected Subaccount(s) (if variable annuitization is elected).

Under variable annuitization, the Annuitant receives the value of a fixed number of Annuity Units each month. An Annuity Unit's value reflects the investment performance of the Subaccount(s) selected. The amount of each annuity payment varies accordingly. Annuity payments may be subject to a Withdrawal Charge. (For additional details, see "Withdrawal Charge.")

2. ANNUITY OPTIONS.

You may elect one of the Contract's Annuity Options. You may decide at any time (subject to the provisions of any applicable retirement plan and state variations) to begin annuity payments before the Annuitant's 91st birthday (100th birthday if the Contract is part of a Charitable Remainder Trust) or within ten (10) years after the Date of Issue, whichever is later. You may change the Annuity Option before the Annuity Date. If no other Annuity Option is elected, monthly annuity payments are made in accordance with Option 3 below with a ten (10) year period certain. Generally, annuity payments are made in monthly installments. However, we may make a lump sum payment if the net proceeds available to apply under an Annuity Option are less than $2,000. In addition, if the first monthly payment is less than $25, we may change the frequency of payments to quarterly, semiannual or annual intervals so that the initial payment is at least $25.

The amount of periodic annuity payments may depend upon:

     - the Annuity Option selected;

     - the age and sex of the payee; and

     - the investment experience of the selected Subaccount(s).

     For example:

        - if Option 1, income for a specified period, is selected, shorter periods result in fewer payments with higher values.

        - if Option 2, life income, is selected, it is likely that each payment will be smaller than would result if income for a short period were specified.

        - if Option 3, life income with installments guaranteed, is selected, each payment will probably be smaller than would result if the life income option were selected.

        - if Option 4, the joint and survivor annuity, is selected, each payment is smaller than those measured by an individual life income option.

The age of the payee also influences the amount of periodic annuity payments because an older payee is expected to have a shorter life span, resulting in larger payments. The sex of the payee influences the amount of periodic payments because females live longer than males, resulting in smaller payments. Finally, if you participate in a Subaccount with higher investment performance, it is likely you will receive a higher periodic payment.

If you die before the Annuity Date, available Annuity Options are limited. Unless you have imposed restrictions, the Annuity Options available are:

     - Option 2, or

     - Option 1 or 3 for a period no longer than the life expectancy of the Beneficiary (but not less than 5 years from your death).

If the Beneficiary is not an individual, the entire interest must be distributed within 5 years of your death. The Death Benefit distribution must begin no later than one year from your death, unless a later date is prescribed by federal regulation.

OPTION 1--INCOME FOR SPECIFIED PERIOD.

Option 1 provides an annuity payable monthly for a selected number of years ranging from five to thirty. Upon the payee's death, if the Beneficiary is an individual, we automatically continue payments to the Beneficiary for the remainder of the period specified. If the Beneficiary is not an individual (e.g., an estate or trust), we pay the discounted value of the remaining payments in the specified period. Although there is no life contingency risk associated with Option 1, we continue to deduct the daily asset charges for mortality and expense risks and administrative costs.

If you elect variable annuitization under Option 1, the payee may elect to cancel all or part of the variable annuity payments remaining due. We will then pay the discounted value of the remaining payments.

OPTION 2--LIFE INCOME.

Option 2 provides for an annuity over the lifetime of the payee. If Option 2 is elected, annuity payments terminate automatically and immediately on the payee's death without regard to the number or total amount of payments made. Thus, it is possible for an individual to receive only one payment if death occurred prior to the date the second payment was due.

OPTION 3--LIFE INCOME WITH INSTALLMENTS GUARANTEED.

Option 3 provides an annuity payable monthly during the payee's lifetime. However, Option 3 also provides for the automatic continuation of payments for the remainder of the specified period if the Beneficiary is an individual and payments have been made for less than the specified period. The period specified may be five, ten, fifteen or twenty years. If the Beneficiary is not an individual, we pay the discounted value of the remaining payments in the specified period.

OPTION 4--JOINT AND SURVIVOR ANNUITY.

Option 4 provides an annuity payable monthly while both payees are living. Upon either payee's death, the monthly income payable continues over the life of the surviving payee at a percentage specified when Option 4 is elected. Annuity payments terminate automatically and immediately upon the surviving payee's death without regard to the number or total amount of payments received.

3. ALLOCATION OF ANNUITY.

You may elect payments on a fixed or variable basis, or a combination. Any Fixed Account Contract Value or Guarantee Period Value is annuitized on a fixed basis. Any Separate Account Contract Value is annuitized on a variable basis. The MVA Option is not available during the Annuity Period. You may exercise the transfer privilege during the Accumulation Period. Transfers during the Annuity Period are subject to certain limitations.

4. TRANSFER DURING ANNUITY PERIOD.

During the Annuity Period, the payee may, by written request, transfer Subaccount Value from one Subaccount to another Subaccount or to the Fixed Account, subject to the following limitations:

     - Transfers to a Subaccount are prohibited during the first year of the Annuity Period; subsequent transfers are limited to one per year.

     - All interest in a Subaccount must be transferred.

     - If we receive notice of transfer to a Subaccount more than seven (7) days before an annuity payment date, the transfer is effective during the Valuation Period after the date we receive the notice.

     - If we receive notice of transfer to a Subaccount less than seven (7) days before an annuity payment date, the transfer is effective during the Valuation Period after the annuity payment date.

     - Transfers to the Fixed Account are available only on an anniversary of the first Annuity Date. We must receive notice at least thirty (30) days prior to the anniversary.

A Subaccount's Annuity Unit value is determined at the end of the Valuation Period preceding the effective date of the transfer. We may suspend, change or terminate the transfer privilege at any time.

5. ANNUITY UNIT VALUE.

Annuity Unit value is determined independently for each Subaccount.

Annuity Unit value for any Valuation Period is:

     - Annuity Unit value for the preceding Valuation Period, times

     - the net investment factor for the current Valuation Period, times

     - an interest factor which offsets the 2.5% per annum rate of investment earnings assumed by the Contract's annuity tables.

The net investment factor for a Subaccount for any Valuation Period is:

     - the Subaccount's Accumulation Unit value at the end of the current Valuation Period, plus or minus the per share charge or credit for taxes reserved; divided by

     - the Subaccount's Accumulation Unit value at the end of the preceding Valuation Period, plus or minus the per share charge or credit for taxes reserved.

6. FIRST PERIODIC PAYMENT UNDER VARIABLE ANNUITY.

When annuity payments begin, the value of your Contract interest is:

     - Accumulation Unit values at the end of the Valuation Period falling on the 20th or 7th day of the month before the first annuity payment is due, times

     - the number of Accumulation Units credited at the end of the Valuation Period, minus

     - premium taxes and Withdrawal Charges.

The first annuity payment is determined by multiplying the benefit per $1,000 of value shown in the applicable annuity table by the number of thousands of dollars of Contract Value.

A 2.5% per annum rate of investment earnings is assumed by the Contract's annuity tables. If the actual net investment earnings rate exceeds 2.5% per annum, payments increase accordingly. Conversely, if the actual rate is less than 2.5% per annum, annuity payments decrease.

7. SUBSEQUENT PERIODIC PAYMENTS UNDER VARIABLE ANNUITY.

Subsequent annuity payments are determined by multiplying the number of Annuity Units by the Annuity Unit value at the Valuation Period before each annuity payment is due. The first annuity payment is divided by the Annuity Unit value as of the Annuity Date to establish the number of Annuity Units representing each annuity payment. This number does not change.

8. FIXED ANNUITY PAYMENTS.

Each Fixed Annuity payment is determined from tables we prepare. These tables show the monthly payment for each $1,000 of Contract Value allocated to a Fixed Annuity. Payment is based on the Contract Value at the date before the annuity payment is due. Fixed Annuity payments do not change regardless of investment, mortality or expense experience.

9. DEATH PROCEEDS.

If the payee dies after the Annuity Date while the Contract is in force, the death proceeds, if any, depend upon the form of annuity payment in effect at the time of death. (See "Annuity Options.")

10. COMMUTABLE ANNUITIZATION OPTION.

If you purchased your Contract on or after May 1, 2000, and, at the time you are eligible to exercise the Guaranteed Retirement Income Benefit (GRIB), the regular annuitization options under the Contract provide a greater benefit than GRIB, then the following provisions will apply:

     - If Option 3 is elected, you may elect a commutable annuitization option which allows partial lump sum payments during the annuity period.

     - The payout option you elect must correspond to one of the options available under GRIB.

     - Lump sum payments are available only during the period certain applicable under the payout option you elected; for example, lump sum payments can be elected only during the 5, 10, 15, 20 or 25 year certain period that applies to the payout.

     - Lump sum payments are available once in each calendar year and may not be elected until one year after annuitization has started.

     - The Annuitant may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is still living after the period certain is over, the Annuitant will begin receiving the original annuitization payment amount again.

     - Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. For Non-Qualified Plan Contracts, the sum of these percentages over the life of the Contract cannot exceed 75%. For Qualified Plan Contracts, partial lump sum payments of up to 100% of the present value of the remaining installments in the period certain may be made.

     - In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the period certain will be calculated based on an interest rate equal to the annuity factor interest rate used at the time of annuitization to determine the amount of the annuity payments plus an interest rate adjustment. The interest rate adjustment is equal to the following:

                 NUMBER OF YEARS REMAINING                      INTEREST RATE
                   IN THE PERIOD CERTAIN                        ADJUSTMENT
------------------------------------------------------------        -----
15 or more years............................................        1.00%
10-14 years.................................................        1.50%
less than 10 years..........................................        2.00%

                              FEDERAL INCOME TAXES

A. INTRODUCTION

This discussion is not exhaustive and is not intended as tax advice. A qualified tax adviser should always be consulted with regard to the application of the law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

This discussion does not address state or local tax consequences, nor federal estate or gift tax consequences, associated with buying a Contract. IN ADDITION, WE MAKE NO GUARANTEE REGARDING ANY TAX TREATMENT--FEDERAL, STATE, OR LOCAL--OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

B. OUR TAX STATUS

We are taxed as a life insurance company and the operations of the Separate Account are treated as a part of our total operations. The Separate Account is not separately taxed as a "regulated investment company". Investment income and capital gains of the Separate Account are not taxed to the extent they are applied under a Contract. We do not anticipate that we will incur federal income tax liability attributable to the income and gains of the Separate Account, and therefore we do not intend to provide for these taxes. If we are taxed on investment income or capital gains of the Separate Account, then we may impose a charge against the Separate Account to provide for these taxes.

C. TAXATION OF ANNUITIES IN GENERAL

1. TAX DEFERRAL DURING ACCUMULATION PERIOD.

Under the Code, except as described below, increases in the Contract Value of a Non-Qualified Plan Contract are generally not taxable to you or Annuitant until received as annuity payments or otherwise distributed. However, certain requirements must be satisfied for this general rule to apply, including:

     - the Contract must be owned by an individual,

     - Separate Account investments must be "adequately diversified",

     - we, rather than you, must be considered the owner of Separate Account assets for federal tax purposes, and

     - annuity payments must appropriately amortize Purchase Payments and Contract earnings.

NON-NATURAL OWNER. As a general rule, deferred annuity contracts held by "non-natural persons", such as corporations, trusts or similar entities, are not annuity contracts for federal income tax purposes. The investment income on these contracts is taxed each year as ordinary income received or accrued by the non-natural owner. There are exceptions to this general rule for non-natural owners. Contracts are generally treated as held by a natural person if the nominal owner is a trust or other entity holding the contract as an agent for a natural person. However, this special exception does not apply to an employer who is the nominal owner of a contract under a non-qualified deferred compensation plan for its employees.

Additional exceptions to this rule include:

     - certain contracts acquired by a decedent's estate,

     - certain Qualified Plan Contracts,

     - certain contracts used with structured settlement agreements, and

     - certain contracts purchased with a single premium when the annuity starting date is no later than a year from contract purchase and substantially equal periodic payments are made at least annually.

DIVERSIFICATION REQUIREMENTS. For a contract to be treated as an annuity for federal income tax purposes, separate account investments must be "adequately diversified". The Treasury Secretary issued regulations prescribing standards for adequately diversifying separate account investments. If the Separate Account failed to comply with these diversification standards, the Contract would not be treated as an annuity contract for federal income tax purposes and the owner would generally be taxed on the difference between the contract value and the purchase payments.

Although we do not control Fund investments, we expect that each Portfolio of the Fund will comply with these regulations so that each Subaccount of the Separate Account will be considered "adequately diversified."

OWNERSHIP TREATMENT. In certain circumstances, a variable annuity contract owner may be considered the owner of the assets of the separate account supporting the contract. Then, income and gains from separate account assets are includible in the owner's gross income. The Internal Revenue Service ("IRS"), in published rulings, stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses the ability to exercise investment control over the assets. As of the date of this Prospectus, no comprehensive guidance has been issued by the IRS clarifying the circumstances when such investment control by a variable contract owner would exist. As a result, your right to allocate the Contract Value among the Subaccounts may cause you to be considered the owner of the assets of the Separate Account.

We do not know what limits may be set forth in any guidance that the IRS may issue, or whether any such limits will apply to existing Contracts. We therefore reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the owner of the Separate Account assets. However, there is no assurance that such efforts would be successful.

DELAYED ANNUITY DATES. If the Annuity Date occurs (or is scheduled to occur) when the Annuitant has reached an advanced age, E.G., past age 85, the Contract might not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.

The following discussion assumes that the Contract is treated as an annuity contract for tax purposes and that we are treated as the owner of Separate Account assets.

2. TAXATION OF PARTIAL AND FULL WITHDRAWALS.

Partial withdrawals from a Non-Qualified Plan Contract are includible in income to the extent the Contract Value exceeds the "investment in the contract". This amount is referred to as the "income on the contract". Full withdrawals are also includible in income to the extent they exceed the "investment in the contract." Investment in the contract equals the total of Purchase Payments minus any amounts previously received from the Contract that were not includible in your income.

Any assignment or pledge (or agreement to assign or pledge) of Contract Value, is treated as a withdrawal. Investment in the contract is increased by the amount includible in income with respect to such assignment or pledge. If you transfer a contract interest, without adequate consideration, to someone other than your spouse (or to a former spouse incident to divorce), you will be taxed on the income on the contract. In this case, the transferee's investment in the contract is increased to reflect the increase in your income.

The Contract's death benefit may exceed Purchase Payments or Contract Value. As described in this Prospectus, we impose certain charges with respect to the death benefit. It is possible that those charges (or some portion) could be treated as a partial withdrawal.

If the Policy includes the Guaranteed Retirement Income Benefit Endorsement (the "GRIB Endorsement"), and the Guaranteed Retirement Income Benefit Base is greater than the Contract Value, it is possible that the income on the contract could be a greater amount than would otherwise be the case. This could result in a larger amount being included in your income in connection with a partial withdrawal, assignment, pledge or other transfer. There is also some uncertainty regarding the treatment of the market value adjustment for purposes of determining the income on the contract. This uncertainty could result in the income on the contract being a greater (or lesser) amount.

There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another. A tax adviser should be consulted in those situations.

3. TAXATION OF ANNUITY PAYMENTS.

Normally, the portion of each annuity payment taxable as income equals the payment minus the exclusion amount. The exclusion amount for variable annuity payments is the "investment in the contract" allocated to the variable annuity option and adjusted for any period certain or refund feature, divided by the number of payments expected to be made. The exclusion amount for fixed annuity payments is the payment times the ratio of the investment in the contract allocated to the fixed annuity option and adjusted for any period certain or refund feature, to the expected value of the fixed annuity payments.

Once the total amount of the investment in the contract is excluded using these ratios, annuity payments will be fully taxable. If annuity payments stop because the Annuitant dies before the total amount of the investment in the contract is recovered, the unrecovered amount generally is allowed as a deduction to the Annuitant in the last taxable year.

With respect to a Contract issued with the GRIB Endorsement, the Annuitant may elect to receive a lump sum payment after the Annuity Date. In the case of a Non-Qualified Plan Contract, the Company will treat a portion of such a lump sum payment as includible in income, and will determine the taxable portion of subsequent periodic payments by applying an exclusion ratio to the periodic payments. However, the federal income tax treatment of such a lump sum payment, and of the periodic payments made thereafter, is uncertain. It is possible the IRS could take a position that greater amounts are includible in income than the Company currently believes is the case. Prior to electing a lump sum payment after the Annuity Date, you should consult a tax adviser about the tax implications of making such an election.

4. TAXATION OF DEATH BENEFITS.

Amounts may be distributed upon your or Annuitant's death. Before the Annuity Date, death benefits are includible in income and:

     - if distributed in a lump sum are taxed like a full withdrawal, or

     - if distributed under an annuity option are taxed like annuity payments.

After the Annuity Date, where a guaranteed period exists and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income and:

     - if received in a lump sum are includible in income if they exceed the unrecovered investment, or

     - if distributed in accordance with the selected annuity option are fully excludable from income until the remaining investment in the contract is deemed to be recovered.

Thereafter, all annuity payments are fully includible in income.

5. PENALTY TAX ON PREMATURE DISTRIBUTIONS.

A 10% penalty tax applies to a taxable payment from a Non-Qualified Plan Contract unless:

     - received on or after you reach age 59 1/2,

     - attributable to your disability,

     - made to a Beneficiary after your death or, for non-natural Owners, after the primary Annuitant's death,

     - made as a series of substantially equal periodic payments (at least annually) for your life (or life expectancy) or for the joint lives (or joint life expectancies) of you and a designated beneficiary (within the meaning of the tax law),

     - made under a Contract purchased with a single premium when the annuity starting date is no later than a year from Contract purchase and substantially equal periodic payments are made at least annually, or

     - made with annuities used with certain structured settlement agreements.

6. AGGREGATION OF CONTRACTS.

The taxable amount of an annuity payment or withdrawal from a Non-Qualified Plan Contract may be determined by combining some or all of the Non-Qualified Plan Contracts owned by an individual. For example, if a person purchases a Contract and also purchases an immediate annuity at approximately the same time, the IRS may treat the two contracts as one contract. Similarly, if a person transfers part of his interest in one annuity contract to purchase another annuity contract, the IRS might treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same company (or its affiliates) during any calendar year, these contracts are treated as one contract. The effects of this aggregation are not always clear. However, it could affect the taxable amount of an annuity payment or withdrawal and the amount which might be subject to the 10% penalty tax.

7. LOSS OF INTEREST DEDUCTION WHERE CONTRACTS ARE HELD BY OR FOR THE BENEFIT OF CERTAIN NON-NATURAL PERSONS.

For Contracts issued after June 8, 1997 to a non-natural owner, all or some portion of otherwise deductible interest may not be deductible by the owner. However, this interest deduction disallowance does not affect Contracts where the Owner is taxable each year on the investment income under the Contract. Entities considering purchasing the Contract, or entities that will be beneficiaries under a Contract, should consult a tax adviser.

D. QUALIFIED PLANS

The Contracts are also designed for use in connection with retirement plans which receive favorable treatment under sections 401, 403, 408, 408A or 457 of the Code ("Qualified Plans"). Such contracts are referred to as "Qualified Contracts." Numerous special tax rules apply to the participants in Qualified Plans and to Qualified Plan Contracts. We make no attempt in this Prospectus to provide more than general information about use of the Contract with the various types of Qualified Plans.

The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan. For example, for both withdrawals and annuity payments under certain Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Also, loans from Qualified Contracts, where allowed, are subject to a variety of limitations, including restrictions as to the amount that may be borrowed, the duration of the loan, the number of allowable loans and the manner in which the loan must be repaid. (Owners should always consult their tax advisers and retirement plan fiduciaries prior to exercising their loan privileges.) Both the amount of the contribution that may be made, and the tax deduction or exclusion that the Owner may claim for such contribution, are limited under Qualified Plans. If this Contract is used with a Qualified Plan, the Owner and Annuitant generally are the same individual. If a joint Annuitant is named, all distributions made while the Annuitant is alive must be made to the Annuitant. Also, if a joint Annuitant is named who is not the Annuitant's spouse, the annuity options which are available may be limited, depending on the difference in their ages. Furthermore, the length of any Guarantee Period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code.

Qualified Contracts are subject to special rules specifying the time at which distributions must begin and the amount that must be distributed each year. In the case of "Individual Retirement Annuities" ("IRAs"), distributions of minimum amounts must generally begin by April 1 of the calendar year following the calendar year in which the owner attains age 70 1/2. An excise tax is imposed for failure to comply with the minimum distribution requirements. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan.

If you purchase a Qualified Contract with a GRIB Endorsement and elect to receive a lump sum payment of a portion of the annuity income payments, it is possible that the remaining annuity income payments will not satisfy the minimum distribution requirements. You should consult a tax adviser about the implications under the minimum distribution requirements of taking a lump sum payment under the GRIB Endorsement.

A 10% penalty tax may apply to the taxable amount of payments from Qualified Contracts. For Individual Retirement Annuities, the penalty tax does not apply to a payment:

     - received after you reach age 55 and have separated from service,

     - received after you reach age 59 1/2,

     - received after your death or because of your disability, or

     - made as a series of substantially equal periodic payments (at least annually) for your life (or life expectancy) or for the joint lives (or joint life expectancies) of you and your designated beneficiary.

In addition, the penalty tax does not apply to certain distributions used for qualified first time home purchases or for higher education expenses. Special conditions must be met to qualify for these exceptions. If you wish to take a distribution for these purposes you should consult your tax adviser. Other exceptions may apply.

Qualified Plan Contracts are amended to conform to plan requirements. However, you are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, we are not bound by terms and conditions of Qualified Plans if they are inconsistent with the Contract.

1. QUALIFIED PLAN TYPES.

We may issue Contracts for the following types of Qualified Plans.

INDIVIDUAL RETIREMENT ANNUITIES. The Code permits eligible individuals to contribute to an individual retirement annuity known as an "IRA." IRAs limit the amounts contributed, the persons eligible and the time when distributions start. Also, subject to direct rollover and mandatory withholding requirements, distributions from other types of Qualified Plans may be "rolled over" on a tax-deferred basis into an IRA. The Contract may not fund an "Education IRA."

SIMPLIFIED EMPLOYEE PENSIONS (SEP IRAS). The Code allows employers to establish simplified employee pension plans, using the employees' IRAs. Under these plans the employer may make limited deductible contributions on behalf of the employees to IRAs. Employers and employees intending to use the Contract in connection with these plans should consult a tax adviser.

SIMPLE IRAS. The Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. As discussed above (see Individual Retirement Annuities), there is some uncertainty regarding the proper characterization of the Contract's death benefit for purposes of the tax rules governing IRAs (which would include SIMPLE IRAs). Employers and employees intending to use the Contract in connection with such plans should consult a tax adviser.

ROTH IRAS. The Code permits contributions to an IRA known as a "Roth IRA." Roth IRAs differ from other IRAs in certain respects, including:

     - Roth IRA contributions are never deductible,

     - "qualified distributions" from a Roth IRA are excludable from income,

     - mandatory distribution rules do not apply before death,

     - a rollover to a Roth IRA must be a "qualified rollover contribution," under the Code,

     - special eligibility requirements apply, and

     - contributions to a Roth IRA can be made after the Owner has reached age 70 1/2.

All or part of an IRA may be converted into a Roth IRA without taking an actual distribution. An individual may convert by notifying the IRA issuer or trustee. You must be eligible for a qualified rollover contribution to convert an IRA to a Roth IRA. A conversion typically results in the inclusion of some or all of the IRA value in gross income, except that the 10% penalty tax does not apply. Persons with adjusted gross incomes in excess of $100,000 or who are married and file a separate return are not eligible to make a qualified rollover contribution or a transfer in a taxable year from a non-Roth IRA to a Roth IRA.

Any "qualified distribution," as defined in Section 408A, from a Roth IRA is excludible from gross income. A qualified distribution includes a distribution made after you reach age 59 1/2, after your death, because of your disability, or made to a first-time homebuyer.

CORPORATE AND SELF-EMPLOYED ("H.R. 10" AND "KEOGH") PENSION AND PROFIT-SHARING PLANS. The Code permits corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh", permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contracts in order to provide benefits under the plans. The Contract provides a death benefit that in certain circumstances may exceed the greater of the Purchase Payments and the Contract Value. It is possible that such death benefit could be characterized as an incidental death benefit. There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in current taxable income to participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

TAX-SHELTERED ANNUITIES. Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from taxable gross income. These annuity contracts are commonly referred to as "tax-sheltered annuities". If you purchase a Contract for such purposes, you should seek competent advice as to eligibility, limitations on permissible amounts of purchase payments and other tax consequences associated with the Contracts. In particular, you should consider that the Contract provides a death benefit that in certain circumstances may exceed the greater of the Purchase Payments and the Contract Value. It is possible that such death benefit could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in currently taxable income to you. In addition, there are limitations on the amount of incidental benefits that may be provided under a tax-sheltered annuity. Even if the death benefit under the Contract were characterized as an incidental death benefit, it is unlikely to violate those limits unless you also purchase a life insurance contract as part of your tax-sheltered annuity plan.

Tax-sheltered annuity contracts must contain restrictions on withdrawals of

     - contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988,

     - earnings on those contributions, and

     - earnings after December 31, 1988 on amounts attributable to salary reduction contributions held as of December 31, 1998. These amounts can be paid only if you have reached age 59 1/2, separated from service, died, or becomes disabled (within the meaning of the tax law), or in the case of hardship (within the meaning of the tax law). Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. Amounts subject to the withdrawal restrictions applicable to section 403(b)(7) custodial accounts may be subject to more stringent restrictions. (These limitations on withdrawals generally do not apply to the extent you direct us to transfer some or all of the Contract Value to the issuer of another tax-sheltered annuity or into a Section 403(b)(7) custodial account.)

DEFERRED COMPENSATION PLANS OF STATE AND LOCAL GOVERNMENTS AND TAX-EXEMPT ORGANIZATIONS. The Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization will not be treated as an annuity contract for federal income tax purposes. Those who intend to use the Contracts in connection with such plans should seek competent advice.

2. DIRECT ROLLOVERS.

If the Contract is used in connection with a retirement plan that is qualified under sections 401(a), 403(a), or 403(b) of the Code, any "eligible rollover distribution" from the Contract will be subject to "direct rollover" and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from such a qualified retirement plan, excluding certain amounts such as

     - minimum distributions required under section 401(a)(9) of the Code, and

     - certain distributions for life, life expectancy, or for 10 years or more which are part of a "series of substantially equal periodic payments."

Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain Qualified Plans. Prior to receiving an eligible rollover distribution, a notice will be provided explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.

E. FEDERAL INCOME TAX WITHHOLDING

We withhold and send to the U.S. Government a part of the taxable portion of each distribution unless the payee notifies us before distribution of an available election not to have any amounts withheld. In certain circumstances, we may be required to withhold tax. The withholding rates for the taxable portion of periodic annuity payments are the same as the withholding rates for wage payments. In addition, the withholding rate for the taxable portion of non-periodic payments (including withdrawals prior to the maturity date and conversions of, or rollovers from, non-Roth IRAs to Roth IRAs) is 10%. The withholding rate for eligible rollover distributions is 20%.

                           DISTRIBUTION OF CONTRACTS

The Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. The agents are also registered representatives of registered broker-dealers who are members of the National Association of Securities Dealers, Inc. Sales commissions may vary, but are not expected to exceed 6.25% of Purchase Payments. In addition to commissions, we may pay additional promotional incentives, in the form of cash or other compensation, to selling broker-dealers. These incentives may be offered to certain licensed broker-dealers that sell or are expected to sell certain minimum amounts during specified time periods. The Contracts are distributed through the principal underwriter for the Separate Account:

        Investors Brokerage Services, Inc. ("IBS")
        1 Kemper Drive
        Long Grove, Illinois, 60049

IBS is our wholly-owned subsidiary. IBS enters into selling group agreements with affiliated and unaffiliated broker-dealers. All of the investment options are not available to all Owners. The investment options are available only under Contracts that are sold or serviced by broker-dealers having a selling group agreement with IBS authorizing the sale of Contracts with the investment options specified in this Prospectus. Other distributors may sell and service contracts with different investment options.

                                 VOTING RIGHTS

Proxy materials in connection with any Fund shareholder meeting are delivered to each Owner with Subaccount interests invested in the Fund as of the record date. Proxy materials include a voting instruction form. We vote all Fund shares proportionately in accordance with instructions received from Owners. We will also vote any Fund shares attributed to amounts we have accumulated in the Subaccounts in the same proportion that Owners vote.

A Fund is not required to hold annual shareholders' meetings. Funds hold special meetings as required or deemed desirable for such purposes as electing trustees, changing fundamental policies or approving an investment advisory agreement.

Owners have voting rights in a Portfolio based upon the Owner's proportionate interest in the corresponding Subaccount as measured by units. Owners have voting rights before surrender, the Annuity Date or the death of the Annuitant. Thereafter, the payee entitled to receive Variable Annuity payments has voting rights. During the Annuity Period, Annuitants' voting rights decrease as Annuity Units decrease.

                    REPORTS TO CONTRACT OWNERS AND INQUIRIES

After each Contract anniversary, we send you a statement showing amounts credited to each Subaccount and to the Fixed Account Option. In addition, if you transfer amounts among the investment options or make additional payments, you receive written confirmation of these transactions. We will also send a current statement upon your request. We also send you annual and semi-annual reports for the Portfolios that correspond to the Subaccounts in which you invest and a list of the securities held by that Portfolio. In addition, we calculate for you the portion of a total amount that must be invested in a selected Guarantee Period so that the portion grows to equal the original total amount at the expiration of the Guarantee Period.

You may direct inquiries to the selling agent or may call 1-800-621-5001 or write to Kemper Investors Life Insurance Company, Customer Service, 1 Kemper Drive, Long Grove, Illinois 60049.

                             DOLLAR COST AVERAGING

Under our Dollar Cost Averaging program, a predesignated portion of Subaccount Value is automatically transferred monthly, quarterly, semiannually or annually for a specified duration to other Subaccounts, Guarantee Periods and the Fixed Account. The Dollar Cost Averaging program is available only during the Accumulation Period. You may also elect transfers from the Fixed Account on a monthly or quarterly basis for a minimum duration of one year. You may enroll any time by completing our Dollar Cost Averaging form. Transfers are made based on the date you specify. We must receive the enrollment form at least five (5) business days before the transfer date.

If you participate in the Dollar Cost Averaging program, you may allocate all or a portion of the initial Purchase Payment to the Kemper Money Market Subaccount #2. This is the only Subaccount with no deduction for the 1.40% charge for mortality and expense risks and administrative costs. You must transfer all Subaccount Value out of Kemper Money Market Subaccount #2 within one year from the initial Purchase Payment. If you terminate Dollar Cost Averaging or do not deplete all Subaccount Value in Kemper Money Market Subaccount #2 within one year, we automatically transfer any remaining Subaccount Value to Kemper Money Market Subaccount #1.

The minimum transfer amount is $100 per Subaccount, Guarantee Period or Fixed Account. The total Contract Value in an account at the time Dollar Cost Averaging is elected must be at least equal to the amount designated to be transferred on each transfer date times the duration selected.

Dollar Cost Averaging ends if:

     - the number of designated monthly transfers has been completed,

     - Contract Value in the transferring account is insufficient to complete the next transfer; the remaining amount is transferred,

     - we receive the Owner's written termination at least five (5) business days before the next transfer date, or

     - the Contract is surrendered or annuitized.

If the Fixed Account balance is at least $10,000, you may elect automatic calendar quarter transfers of interest accrued in the Fixed Account to one or more of the Subaccounts or Guarantee Periods. You may enroll in this program any time by completing our Dollar Cost Averaging form. Transfers are made within five business days of the end of the calendar quarter. We must receive the enrollment form at least ten (10) days before the end of the calendar quarter.

Dollar Cost Averaging is not available during the Annuity Period.

                           SYSTEMATIC WITHDRAWAL PLAN

We offer a Systematic Withdrawal Plan ("SWP") allowing you to pre-authorize periodic withdrawals during the Accumulation Period. You instruct us to withdraw selected amounts, or amounts based on your life expectancy, from the Fixed Account, or from any of the Subaccounts or Guarantee Periods on a monthly, quarterly, semi-annual or annual basis. The SWP is available when you request a minimum $100 periodic payment. A market value adjustment applies to any withdrawals under the SWP from a Guarantee Period, unless effected within 30 days after the Guarantee Period ends. SWP withdrawals from the Fixed Account are not available in the first Contract Year and are limited to the amount not subject to Withdrawal Charges. If the amounts distributed under the SWP from the Subaccounts or Guarantee Periods exceed the free withdrawal amount, the Withdrawal Charge is applied on any amounts exceeding the free withdrawal amount. WITHDRAWALS TAKEN UNDER THE SWP MAY BE SUBJECT TO THE 10% TAX PENALTY ON EARLY WITHDRAWALS AND TO INCOME TAXES AND WITHHOLDING. If you are interested in SWP, you may obtain an application and information concerning this program and its restrictions from us or your agent. We give thirty days' notice if we amend the SWP. The SWP may be terminated at any time by you or us.

                                    EXPERTS

The consolidated balance sheets of KILICO as of December 31, 1999 and 1998 and the related consolidated statements of operations, comprehensive income, stockholder's equity, and cash flows for the years ended December 31, 1999, 1998 and 1997 have been included herein and in the registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

Legal matters with respect to our organization, our authority to issue annuity contracts and the validity of the Contract have been passed upon by Frank Julian, our Associate General Counsel. Jorden Burt Boros Cicchetti Berenson & Johnson, Washington, D.C., has advised us on certain legal matters concerning federal securities laws applicable to the issue and sale of the Contracts.

                             SPECIAL CONSIDERATIONS

We reserve the right to amend the Contract to meet the requirements of federal or state laws or regulations. We will notify you in writing of these amendments.

Your rights under a Contract may be assigned as provided by law. An assignment will not be binding upon us until we receive a written copy of the assignment. You are solely responsible for the validity or effect of any assignment. You, therefore, should consult a qualified tax adviser regarding the tax consequences, as an assignment may be a taxable event.

                             AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports and other information with the SEC. These reports and other information can be inspected and copied at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and 500 West Madison, Suite 1400, Northwestern Atrium Center, Chicago, Illinois. Copies also can be obtained from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

We have filed registration statements (the "Registration Statements") relating to the Contracts with the SEC under the Securities Act of 1933. This Prospectus has been filed as part of the Registration Statements and does not contain all of the information set forth in the Registration Statements. These Registration Statements contain further information about us and the Contracts. The Registration Statements may be inspected and copied, and copies can be obtained at prescribed rates, as mentioned above.

                                    BUSINESS

CORPORATE STRUCTURE

KILICO was founded in 1947 and is incorporated under the insurance laws of the State of Illinois. We are licensed in the District of Columbia and all states except New York. We are a wholly-owned subsidiary of Kemper Corporation ("Kemper"), a non-operating holding company. KILICO and Kemper are wholly-owned subsidiaries of Zurich Financial Services ("ZFS" or "Zurich"). ZFS is owned by Zurich Allied AG and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively. Zurich Allied AG is listed on the Swiss Market Index. Allied Zurich p.l.c. is included in the FTSE-100 Share Index in London.

STRATEGIC INITIATIVES

Our management, operations and strategic directions are integrated with those of several other Kemper subsidiaries:

     - Federal Kemper Life Assurance Company ("FKLA"),

     - Zurich Life Insurance Company of America ("ZLICA"), and

     - Zurich Direct, Inc., ("ZD").

This integration streamlines management, controls costs, improves profitability, increases operating efficiencies and productivity, and helps to expand the companies' distribution capabilities. Headquartered in Long Grove, Illinois, FKLA markets term and interest-sensitive life insurance, as well as certain annuity products through brokerage general agents and other independent distributors. ZLICA markets term life insurance products primarily through ZD. ZD is an affiliated direct marketing life insurance agency currently marketing basic, low-cost term life insurance through various marketing media.

Over the last several years, we increased the competitiveness of our variable annuity products by adding multiple variable subaccount investment options and investment managers to existing variable annuity products. In 1997, we introduced a non-registered individual and group variable bank-owned life insurance contract ("BOLI") and a series of individual variable life insurance contracts. In 1998, we introduced a new registered individual variable annuity product with 37 variable subaccount investment options and various investment managers.

NARRATIVE DESCRIPTION OF BUSINESS

We offer both individual fixed-rate (general account) and individual and group variable (separate account) annuity contracts, as well as individual term life, universal life and individual and group variable life insurance products through various distribution channels. We offer investment-oriented products, guaranteed returns or a combination of both, to help policyholders meet multiple insurance and financial objectives. Financial institutions, securities brokerage firms, insurance agents and financial planners are important distribution channels for our products. Our sales mainly consist of deposits received on certain long duration annuity and variable life insurance contracts as well as reinsurance premiums assumed from FKLA.

Our fixed and variable annuities generally have surrender charges that are a specified percentage of policy values and decline as the policy ages. General account annuity and interest-sensitive life policies are guaranteed to accumulate at specified interest rates but allow for periodic crediting rate changes.

Over the last several years, in part reflecting the current interest rate environment, we have increased our emphasis on marketing our existing and new separate account products. Unlike the fixed-rate annuity business where we manage spread revenue, these variable products pose minimal investment risk for us, as policyholders direct their premium to one or more subaccounts that invest in underlying investment funds. We, in turn, receive administrative fee revenue on these variable products which compensates us for providing death benefits potentially in excess of cash surrender values. In addition, on variable life insurance contracts, cost of insurance charges compensate us for providing death benefit coverage substantially in excess of surrender values.

As a result of this strategy, our separate account assets and related sales of our variable annuity and life products have increased over the last couple of years. KILICO's separate account assets and sales were as follows (in millions):

                                                                       DECEMBER 31
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Separate account assets.....................................  $9,778.1   $7,099.2   $5,122.0
                                                              ========   ========   ========

                                                                  YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Variable annuity sales......................................  $  468.9   $  300.4   $  259.8
Variable life sales.........................................   1,661.1    1,523.0    2,708.6
                                                              --------   --------   --------
          Total separate account sales......................  $2,130.0   $1,823.4   $2,968.4
                                                              ========   ========   ========

During mid-1998, we introduced DESTINATIONS, a registered individual variable annuity product. DESTINATIONS offers 37 variable subaccount investment options with various investment managers, ten guarantee period accounts and a fixed account, dollar cost averaging and a guaranteed retirement income benefit option.

During mid-1997, we introduced variable BOLI, a group variable life insurance contract that is primarily marketed to banks and other large corporate entities. Also in 1997, we issued a series of non-registered variable individual universal life insurance contracts that are marketed primarily to high net worth individuals. Significant fluctuations in our sales of the variable life products are due mainly to the nature of the BOLI product--high dollar volume per sale, low frequency of sales--and the uncertainty surrounding BOLI's tax advantaged status since the release of the Clinton Administration's fiscal year budgets, from 1998 through 2001.

Investors Brokerage Services, Inc., ("IBS"), our wholly-owned subsidiary, is the principal underwriter and distributor of our registered variable annuity and variable life products. IBS, Life Insurance Solutions, L.L.C., an affiliate, and Benefit Finance Securities, L.L.C., a non-affiliate, are distributors of our BOLI and high net worth products.

Current crediting rates, a conservative investment strategy and the interest rate environment have impacted our general account fixed annuity sales over the last several years. Our general account fixed annuity sales were as follows (in millions):

                                                                     YEAR ENDED
                                                                    DECEMBER 31
                                                              ------------------------
                                                               1999     1998     1997
                                                              ------   ------   ------
General account fixed annuity sales.........................  $383.8   $179.9   $145.7
                                                              ======   ======   ======

Our general account fixed annuity sales increased $203.9 million in 1999, compared with 1998. This increase is primarily due to strong sales of the new variable annuity product introduced in mid-1998 that offers both a variable and a fixed option, including dollar cost averaging. Dollar cost averaging allows contractholders the option to deposit amounts in the general account and authorize pro-rated amounts to be automatically transferred into the separate account over a specified period of time in order to reduce the effects of significant market fluctuations.

During 1999, 1998 and 1997, we assumed $21.3 million, $21.6 million and $21.1 million, respectively, of term life insurance premiums from FKLA. Excluding the amounts assumed from FKLA, our total term life sales, including new and renewal premiums, net of reinsurance ceded, amounted to $677 thousand in 1999, compared with $846 thousand in 1998 and $1.1 million in 1997.

FEDERAL INCOME TAX DEVELOPMENTS

In early 2000, the Clinton Administration's Fiscal Year 2001 Budget ("Budget") was released and contained certain proposals to change the taxation of BOLI. It is currently unknown whether or not these proposals will be accepted, amended or omitted in the final Budget approved by Congress. If the current Budget proposals are accepted, BOLI contracts may no longer be tax advantaged products and therefore less attractive to those customers who purchase them in recognition of their favorable tax attributes. Additionally, sales of these products during 2000 may also be negatively impacted until the likelihood of the current proposals being enacted into law has been determined.

NAIC RATIOS

The National Association of Insurance Commissioners (the "NAIC") annually calculates certain statutory financial ratios for most insurance companies in the United States. These calculations are known as the Insurance Regulatory Information System ("IRIS") ratios. Currently, twelve IRIS ratios are calculated. The primary purpose of the ratios is to provide an "early warning" of any negative developments. The NAIC reports a company's ratios to state regulators who may then contact the company if three or more ratios fall outside the NAIC's "usual ranges".

Based on statutory financial data as of December 31, 1999, we had three ratios outside the usual ranges; the change in capital and surplus ratios, gross and net, and the change in reserving ratio. Our change in capital and surplus ratios, both gross and net is due to the payment of dividends to Kemper in 1999 of $115.0 million. Our change in reserving ratio primarily reflected the level of interest-sensitive life surrenders and withdrawals during 1999, as well as an increase in individual variable life renewal premiums, as compared to 1998. The increase in individual variable life renewal premiums in 1999 is mainly due to an increase in sales of individual universal life insurance in 1998. Other than certain states requesting quarterly financial reporting and/or explanations of the underlying causes for certain ratios, no state regulators have taken any action due to our IRIS ratios for 1999 or earlier years.

RISK-BASED CAPITAL, ASSET ADEQUACY AND CODIFICATION

Under Illinois' asset adequacy and risk-based capital rules, state regulators may mandate remedial action for inadequately reserved or inadequately capitalized companies. The asset adequacy rules are designed to assure that assets supporting reserves are adequate to cover liabilities under a variety of economic scenarios. The focus of risk-based capital rules is a risk-based formula that applies prescribed factors to various risk elements in an insurer's business and investments to develop a minimum capital requirement designed to be proportional to the amount of risk assumed by the insurer. We have capital levels substantially exceeding any that would mandate action under the risk-based capital rules and are in compliance with applicable asset adequacy rules.

In March 1998, the NAIC approved the codification of statutory accounting principles. Codification is effective January 1, 2001. We have not quantified the impact that codification will have on our statutory financial position or results of operations.

RESERVES AND REINSURANCE

The following table provides a breakdown of our reserves for future policy benefits by product type (in millions):

                                                              DECEMBER 31   DECEMBER 31
                                                                 1999          1998
                                                              -----------   -----------
General account annuities...................................    $2,729        $2,864
Interest-sensitive life insurance and other.................       671           688
Term life reserves..........................................         9             9
Ceded future policy benefits................................       310           345
                                                                ------        ------
          Total.............................................    $3,719        $3,906
                                                                ======        ======

Ceded future policy benefits shown above reflect coinsurance (indemnity reinsurance) transactions where we insured liabilities of approximately $516 million in 1992 and $416 million in 1991 with an affiliate, Fidelity Life Association, A Mutual Legal Reserve Company ("FLA"). FLA shares directors, management, operations and employees with FKLA pursuant to an administrative and management services agreement. FLA produces policies not produced by FKLA or KILICO as well as other policies similar to certain FKLA policies. At December 31, 1999 and 1998, our reinsurance reserve credit from FLA related to these coinsurance transactions totaled approximately $309.7 million and $344.8 million, respectively. Utilizing FKLA's employees, we are the servicing company for this coinsured business and are reimbursed by FLA for the related servicing expenses.

During December 1997, we entered into a funds withheld reinsurance agreement with a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"), formerly ZC Life Reinsurance Limited. Under the terms of this agreement, we ceded, on a yearly renewable term basis, 90 percent of the net amount at risk (death benefit payable to the insured less the insured's separate account cash surrender value) related to BOLI, which is held in our separate accounts. As consideration for this reinsurance coverage, we cede separate account fees (cost of insurance charges) to ZICBB and retain a portion in a funds withheld account which is included as a component of benefits and funds payable in the accompanying consolidated balance sheets. During 1998, we modified the reinsurance agreement to increase the reinsurance from 90 percent to 100 percent.

The following table contains amounts related to the BOLI funds withheld reinsurance agreement (in millions):

BANK OWNED LIFE INSURANCE (BOLI)
(IN MILLIONS)

                                                                 YEAR ENDED DECEMBER 31
                                                             ------------------------------
                                                               1999       1998       1997
                                                             --------   --------   --------
Face amount in force.......................................  $ 82,021   $ 66,186   $ 59,338
                                                             ========   ========   ========
Net amount at risk ceded...................................  $(75,979)  $(62,160)  $(51,066)
                                                             ========   ========   ========
Cost of insurance charges ceded............................  $  166.4   $  175.5   $   24.3
                                                             ========   ========   ========
Funds withheld account.....................................  $  263.4   $  170.9   $   23.4
                                                             ========   ========   ========

We have a funds withheld account ("FWA") supporting reserve credits on reinsurance ceded on the BOLI product. Amendments to the reinsurance contracts during 1998 changed the methodology used to determine increases to the FWA. A substantial portion of the FWA was marked-to-market based predominantly upon the total return of the Government Bond Division of the KILICO Variable Series I Separate Account. During 1998, we recorded a $2.5 million increase to the FWA related to this mark-to-market. In November 1998, to properly match revenue and expenses, we had also placed assets supporting the FWA in a segmented portion of our General Account. This portfolio was classified as "trading" under Statement of Financial Accounting Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. During 1998, we recorded a realized capital gain of $2.8 million upon transfer of these assets from "available for sale" to the trading portfolio as required by FAS 115. In addition, we recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair value of this portfolio during 1999 and 1998, respectively.

Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, we no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through our operating results.

In 1996, we assumed, on a yearly renewable term basis, term life insurance from FKLA. As a result of this transaction, we recorded reserves in 1999 and 1998 of approximately $8.0 million and $8.5 million, respectively.

COMPETITION

We are in a highly competitive business. We compete with a large number of other stock and mutual life insurance companies, many of which are larger financially, although none is truly dominant in the industry. With our emphasis on annuity products, we also compete for savings dollars with securities brokerage and investment advisory firms as well as other institutions that manage assets, produce financial products or market other types of investment products.

Our principal methods of competition continue to be innovative products, often designed for selected distribution channels and economic conditions, as well as appropriate product pricing, careful underwriting, expense control and the quality of services provided to policyholders and agents.

To address our competition, we have adopted certain business strategies. These include:

     - systematic review of investment risk and our capital position,

     - customer segmentation and focus,

     - continued focus on existing and new variable annuity and variable life insurance products,

     - distribution through diversified channels, and

     - ongoing efforts to continue as a low-cost provider of insurance products and high-quality services to agents and policyholders through the use of technology.

EMPLOYEES

At December 31, 1999, we used the services of approximately 940 employees of FKLA, which are also shared with FLA and ZLICA.

REGULATION

We are generally subject to regulation and supervision by the insurance departments of Illinois and other jurisdictions where we are licensed to do business. These departments enforce laws and regulations designed to assure that insurance companies maintain adequate capital and surplus, manage investments according to prescribed character, standards and limitations and comply with a variety of operational standards. The departments also make periodic examinations of individual companies and review annual and other reports on the financial condition of each company operating within their respective jurisdictions. Regulations, which often vary from state to state, cover most aspects of the life insurance business, including market practices, policy forms and accounting and financial reporting procedures.

Insurance holding company laws enacted in many states grant additional powers to state insurance commissioners to regulate acquisition of and by domestic insurance companies, to require periodic disclosure of relevant information and to regulate certain transactions with related companies. These laws also impose prior approval requirements for certain transactions with affiliates and generally regulate dividend distributions by an insurance subsidiary to its holding company parent.

In addition, certain of our variable life insurance and annuity products, and the related separate accounts, are subject to regulation by the Securities and Exchange Commission (the "SEC").

We believe we are in compliance in all material respects with all applicable regulations.

INVESTMENTS

A changing marketplace has affected the life insurance industry. To accommodate customers' increased preference for safety over higher yields, we have systematically reduced our investment risk and strengthened our capital position.

We carefully monitor our cash flow and regularly and systematically plan our investment program to provide funds to meet all obligations and to optimize investment return. An affiliated company, Scudder Kemper Investments, Inc. ("SKI") and its subsidiaries and affiliates, manages our securities portfolio. A majority-owned Kemper real estate subsidiary handles our real estate related investments. Our board of directors directs our investment policy. Our investment strategies take into account the nature of each annuity and life insurance product, the respective crediting rates and the estimated future policy benefit maturities.

FORWARD-LOOKING STATEMENTS

All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in our filings with the SEC, press releases, presentations by KILICO or its management or oral statements) about markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, among other things:

     - general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect our ability to sell our products, the market value of our investments and the lapse rate and profitability of our contracts,

     - our ability to achieve anticipated levels of operational efficiencies through certain cost-saving initiatives,

     - customer response to new products, distribution channels and marketing initiatives,

     - mortality, morbidity, and other factors which may affect the profitability of our insurance products,

     - changes in the federal income tax laws and regulations which may affect the relative tax advantages of some of our products,

     - increasing competition which could affect the sale of our products,

     - regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulations of the sale and underwriting and pricing of insurance products, and

     - the risk factors or uncertainties listed from time to time in our filings with the SEC.

                                   PROPERTIES

We primarily share 84,270 sq. ft. of office space leased by FKLA from Lumbermens Mutual Casualty Company, a former affiliate, ("Lumbermens"), located in Long Grove, Illinois. We also share 93,666 sq. ft. of office space leased by FKLA and ZLICA from Zurich American Insurance Company, an affiliate, located in Schaumburg, Illinois.

                               LEGAL PROCEEDINGS

KILICO has been named as defendant in certain lawsuits incidental to our insurance business. Based upon the advice of legal counsel, our management believes that the resolution of these various lawsuits will not result in any material adverse effect on KILICO's consolidated financial position. There are no material legal proceedings pending to which the Separate Account or IBS is a party.

                            SELECTED FINANCIAL DATA

The following table sets forth selected financial information for KILICO for the five years ended December 31, 1999, and for the opening balance sheet as of the acquisition date, January 4, 1996. Such information should be read in conjunction with KILICO's consolidated financial statements and notes thereto included in this Prospectus. All amounts are shown in millions.

                                                                                                      PREACQUISITION
                                                                                                      --------------
                                                                                                       DECEMBER 31
                             DECEMBER 31    DECEMBER 31    DECEMBER 31    DECEMBER 31    JANUARY 4    --------------
                                1999           1998           1997           1996         1996(2)          1995
                             -----------    -----------    -----------    -----------    ---------    --------------
TOTAL REVENUE..............   $   363.4      $   419.7      $   425.5      $  356.2      $     --        $   68.1(1)
                              =========      =========      =========      ========      ========        ========
NET INCOME EXCLUDING
  REALIZED INVESTMENT
  RESULTS..................   $    51.1      $    31.4      $    31.9      $   25.6      $     --        $   74.2
                              =========      =========      =========      ========      ========        ========
NET INCOME (LOSS)..........   $    44.9      $    65.1      $    38.7      $   34.4      $     --        $ (133.0)(1)
                              =========      =========      =========      ========      ========        ========
FINANCIAL SUMMARY
Total separate account
  assets...................   $ 9,778.1      $ 7,099.2      $ 5,122.0      $2,127.2      $1,761.1        $1,761.1
                              =========      =========      =========      ========      ========        ========
Total assets...............   $14,655.7      $12,239.7      $10,589.7      $7,717.9      $7,682.7        $7,581.7
                              =========      =========      =========      ========      ========        ========
Future policy benefits.....   $ 3,409.1      $ 3,561.6      $ 3,856.9      $4,256.5      $4,585.1        $4,573.2
                              =========      =========      =========      ========      ========        ========
Stockholder's equity.......   $   630.0      $   853.9      $   865.6      $  751.0      $  745.6        $  605.9
                              =========      =========      =========      ========      ========        ========

---------------
(1) Real estate-related investment losses adversely impacted total revenue and net loss for 1995. These losses reflect a change in our strategy with respect to our real estate-related investments resulting from the January 4, 1996 acquisition of Kemper by the Zurich-led investor group.

(2) The consolidated information presented as of the acquisition on January 4, 1996 is accounted for using the purchase method of accounting.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

We recorded net income of $44.9 million in 1999, compared with net income of $65.1 million in 1998 and $38.7 million in 1997. The decrease in net income in 1999, compared with 1998, was due to a significant decrease in net realized investment results, offset by an increase in operating earnings before amortization of goodwill.

The following table reflects the components of net income:

                NET INCOME
           (in millions)

                                                      YEAR ENDED DECEMBER 31
                                                  ------------------------------
                                                   1999        1998        1997
                                                  ------      ------      ------
Operating earnings before amortization of
  goodwill..................................      $ 63.8      $ 44.1      $ 47.2
Amortization of goodwill....................       (12.7)      (12.7)      (15.3)
Net realized investment gains (losses)......        (6.2)       33.7         6.8
                                                  ------      ------      ------
     Net income.............................      $ 44.9      $ 65.1      $ 38.7
                                                  ======      ======      ======

The following table reflects the major components of net realized investment results included in net income above.

                      REALIZED INVESTMENT RESULTS, AFTER TAX
                (in millions)

                                                      YEAR ENDED DECEMBER 31
                                                  ------------------------------
                                                   1999        1998        1997
                                                  ------      ------      ------
Real estate-related gains...................      $  2.7      $ 26.9      $ 12.8
Fixed maturities and write-downs............        (6.3)        1.4        (6.7)
Trading account securities..................        (4.7)        1.7          --
Other gains, net............................         2.1         3.7         0.7
                                                  ------      ------      ------
     Total..................................      $ (6.2)     $ 33.7      $  6.8
                                                  ======      ======      ======

The real estate-related gains over the last three years reflect our adoption of Zurich's strategy for disposition of real estate-related investments. This strategy to reduce exposure to real estate-related investments, as well as improving real estate market conditions in most areas of the country, generated the real estate-related gains during the last three years. Net realized investment losses on fixed maturities in 1999 were primarily the result of rising interest rates throughout the year leading to lower market values in fixed maturity investments. Net realized investment gains on fixed maturities in 1998 were offset by other-than-temporary declines in value of certain U.S. dollar denominated fixed maturity investments which had significant exposure to countries in Southeast Asia, as well as other U.S. dollar denominated securities that had other-than-temporary declines in value in 1998. The net realized investment losses on fixed maturities generated in 1997 arose primarily from the sales of lower yielding U.S. Treasury bonds, collateralized mortgage obligations and corporate bonds, related to ongoing repositionings of our fixed maturity investment portfolio. We reinvested the proceeds from the repositionings, together with cash and short-term investments, into higher yielding corporate bonds and asset-backed securities in 1997.

We used trading account securities to manage our reinsurance strategy on the BOLI product. Effective November 1, 1998, we changed the methodology used to determine the increase to the FWA and a substantial portion of this liability was marked-to-market based predominately upon the total return of the Government Bond Division of KILICO's Variable Series I Separate Account. We also placed assets supporting the FWA in a segmented portfolio and classified this asset segment as "trading" under Statement of Financial Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. During 1998, we recorded a net realized capital gain of $2.8 million upon transfer of these assets to the trading portfolio as required by FAS 115. we recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair values of this portfolio during 1999 and 1998, respectively. Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, we no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through our operating results.

Other realized investment gains, net, relate primarily to the sale of equity securities as we took advantage of favorable market conditions.

Operating earnings before the amortization of goodwill increased to $63.8 million in 1999, compared with $44.1 million in 1998, primarily due to:

     - an increase in spread revenue (investment income earned less interest credited),

     - an increase in separate account fees and charges,

     - a decrease in claims incurred and other policyholder benefits,

     - a decrease in the amortization of insurance acquisition costs and value of business acquired, offset by

     - an increase in commissions and operating expenses, net of the deferral of insurance acquisition costs.

Operating earnings before the amortization of goodwill decreased to $44.1 million in 1998, compared with $47.2 million in 1997, primarily due to:

     - a decrease in separate account fees and charges,

     - an increase in commissions and operating expenses,

     - an increase in the amortization of insurance acquisition costs, offset by

     - a decrease in taxes, licenses and fees,

     - an increase in the deferral of insurance acquisition costs, and

     - a decrease in the amortization of the value of business acquired.

The following table reflects our sales.

           SALES
           (in millions)

                                                YEAR ENDED DECEMBER 31
                                            ------------------------------
                                              1999       1998       1997
                                            --------   --------   --------
Annuities:
  General account.........................  $  383.8   $  179.9   $  145.7
  Separate account........................     468.9      300.4      259.8
                                            --------   --------   --------
     Total annuities......................     852.7      480.3      405.5
                                            --------   --------   --------
Life Insurance:
  Separate account bank-owned variable
     universal life ("BOLI")..............   1,622.0    1,501.0    2,700.0
  Separate account variable universal
     life.................................      39.1       22.0        8.6
  Term life...............................      21.9       22.4       22.2
  Interest-sensitive life.................       0.7         .2         --
                                            --------   --------   --------
     Total life...........................   1,683.7    1,545.6    2,730.8
                                            --------   --------   --------
               Total sales................  $2,536.4   $2,025.9   $3,136.3
                                            ========   ========   ========

Sales of annuity products consist of total deposits received, which are not recorded as revenue within the consolidated statements of operations. Our general account annuity sales increased $203.9 million in 1999 when compared with 1998. This increase is primarily due to strong sales of the new variable annuity product introduced in the second half of 1998 that offers both a variable and a fixed option, including dollar cost averaging.

Total separate account annuity (variable) sales increased $168.5 million in 1999, compared with 1998, also due to strong sales of the new variable annuity product mentioned earlier. The increase in variable annuity sales in 1998, compared with 1997, was due, in part, to the addition of new separate account investment fund options, the addition of new investment fund managers, a strong overall underlying stock and bond market and the new variable annuity product introduced during 1998.

Sales of variable annuities increase administrative fees earned. In addition, they pose minimal investment risk for us, as policyholders direct their premium to one or more subaccounts that invest in underlying investment funds which invest in stocks and bonds. We believe that the increase in our financial strength and performance ratings in 1999, together with our association with Zurich, will continue to assist in our future sales efforts.

In 1997, we introduced several non-registered variable universal life insurance contracts, BOLI and a series of individual universal life insurance contracts. Sales of BOLI increased $121.0 million to $1,622.0 million in 1999, compared with $1,501.0 million in 1998. Sales of individual variable universal life insurance increased $17.1 million to $39.1 in 1999, compared with $22.0 million in 1998. Strong sales for these products continue due to favorable tax treatment afforded these products as well as the opportunity for potentially higher returns for contractholders. Sales of these separate account variable products, like variable annuities, pose minimal investment risk for us as policyholders also direct their premium to one or more subaccounts that invest in underlying investment funds which invest in stocks and bonds. We receive premium tax and DAC tax expense loads from certain contractholders, as well as administrative fees and cost of insurance charges. These fees and charges compensate us for providing life insurance coverage to the contractholders potentially in excess of their cash surrender values. Face amount of new variable universal life insurance business issued amounted to $16.6 billion in 1999, compared with $7.7 billion in 1998 and $59.6 billion in 1997. The decrease in face amount issued in 1999 and 1998, compared with 1997 is due to a significant portion of renewal premiums in 1999 and 1998 and higher funded policies issued in 1999 and 1998, compared to those issued in 1997.

In 1999, 1998 and 1997 we assumed $21.3 million, $21.6 million and $21.1 million, respectively, of term life insurance premiums from FKLA. Excluding the amounts assumed from FKLA, our total term life sales, including new and renewal premiums, amounted to $677 thousand in 1999, compared with $846 thousand in 1998 and $1.1 million in 1997.

Spread revenue increased in 1999 compared with 1998 and 1997 due to a more modest decrease in investment income than in interest credited. Investment income decreased in 1999, compared with 1998 and 1997 due to several factors. These factors include a decrease in cash and invested assets from the 1998 and 1997 levels, reflecting the surrender and withdrawal activity during the last three years, dividends paid to Kemper during 1999 and 1998 and the reinvestment of 1998 sales proceeds and collateralized mortgage obligation ("CMO") prepayments at lower yields due to the lower interest rate environment in 1998. Net investment income was also negatively impacted by the placement of a real estate-related investment on non-accrual status effective January 1, 1999. With overall interest rates increasing during 1999, sales proceeds, maturities and prepayments were reinvested at higher yields during 1999.

The decrease in interest credited in 1999, compared with 1998 and 1997, was primarily due to a decrease in policyholder liabilities resulting from surrender and withdrawal activity over the last three years and a decrease in crediting rates during 1999 and 1998.

Investment income was also reduced over the last three years reflecting purchase accounting adjustments related to the amortization of premiums on fixed maturity investments. Under purchase accounting, the fair value of our fixed maturity investments as of January 4, 1996, the date Kemper was acquired by Zurich, became our new cost basis in the investments. The difference between the new cost basis and original par is then amortized against investment income over the remaining effective lives of the fixed maturity investments. As a result of the interest rate environment as of January 4, 1996, the market value of our fixed maturity investments was approximately $133.9 million greater than original par. Premium amortization decreased investment income by approximately $7.8 million in 1999, compared with $14.4 million in 1998 and $15.3 million in 1997.

Administrative fees received from our separate account products of $46.1 million in 1999, compared with $38.3 million and $31.0 million in 1998 and 1997, respectively, are included in separate account fees and charges. Administrative fee revenue increased in each of the last three years due to growth in average separate account assets.

Cost of insurance ("COI") charges related to variable universal life insurance, primarily BOLI, of $167.9 million, $167.6 million and $27.6 million in 1999, 1998 and 1997, respectively, are also included in separate account fees and charges. Of these COI charges, $166.4 million, $175.5 million and $24.3 million were ceded, respectively, to a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"), formerly ZC Life Reinsurance Limited. In 1998, we ceded in excess of 100 percent of the COI charges received due to changes to the reinsurance agreement. Separate account fees and charges in 1999, 1998 and 1997 also include BOLI-related premium tax expense loads of $26.8 million, $29.1 million and $51.1 million, respectively.

Other income includes surrender charge revenue of $5.0 million in 1999, compared with $4.0 million and $5.2 million in 1998 and 1997, respectively. The increase in surrender charge revenue in 1999, compared with

1998, reflects the increased policyholder surrender and withdrawal activity in the separate accounts during 1999, compared with 1998. Similarly, the decrease in surrender charge revenue in 1998, compared with 1997, reflects the decrease in total general account policyholder surrenders and withdrawals during 1998, compared with 1997.

           POLICYHOLDER SURRENDERS, WITHDRAWALS AND DEATH BENEFITS
           (in millions)

                                         1999           1998           1997
                                        ------         ------         ------
General account.....................    $564.2         $645.5         $703.1
Separate account....................     399.8          260.9          236.2
                                        ------         ------         ------
     Total..........................    $964.0         $906.4         $939.3
                                        ======         ======         ======

Reflecting the current interest rate environment and other competitive market factors, we adjust our crediting rates on interest-sensitive products over time in order to manage spread revenue and policyholder surrender and withdrawal activity. We can also improve spread revenue over time by increasing investment income.

General account surrenders, withdrawals and death benefits decreased $81.3 million in 1999, compared with 1998, reflecting a decrease in death benefits as well as a decrease in overall surrenders and withdrawals.

Separate account surrenders, withdrawals and death benefits increased $138.9 million in 1999, compared with 1998. A partial withdrawal on a BOLI contract of $39.8 million in 1999 contributed to this increase. The remaining increase is primarily due to the growth of assets under management in the separate account and a related increase in surrenders and withdrawals as contractholders seek alternative investment options during a period of strong market performance.

The trend of decreasing policyholder surrenders, withdrawals and death benefits in the general account and increasing in the separate account reflects a shift in assets under management from the general account to the separate account over the past three years. This shift, in turn, reflects our increased emphasis on marketing our existing and new separate account products.

Taxes, licenses and fees primarily reflect premium taxes on BOLI. Excluding the taxes due on BOLI, for which we received a corresponding expense load in separate account fees and other charges, taxes, licenses and fees amounted to $3.4 million in 1999, compared with $1.5 million in 1998 and $1.5 million in 1997.

Commission expense was higher in 1999, compared with both 1998 and 1997, due to an increase in total sales.

Operating expenses increased slightly in 1999, to $46.0 million, compared with $44.6 million and $36.8 million in 1998 and 1997, respectively. Operating expenses increased in 1998, compared with 1997, as a result of staffing for new business initiatives, an increase in various outside consulting fees, an increase in printing and stationary expenses for sales materials and an increase in data processing expenses.

Data processing expenses related to bringing our systems in compliance with the year 2000 amounted to $0.6 million in 1999 and $1.3 million in 1998.

The deferral of insurance acquisition costs in 1999, 1998 and 1997 positively impacted our data processing expenses. The deferral of insurance acquisition costs increased in 1999, compared with both 1998 and 1997, reflecting an increase in commissions expense and operating expenses related directly to the increased production of new business over the last several years.

A decrease in the amortization of deferred insurance acquisition costs in 1999, compared with 1998, positively impacted our operating earnings. This decrease was primarily due to significant appreciation in our separate account assets due to rising equity markets during 1999, as well as realized capital losses on post-purchase investments during 1999, compared with realized capital gains on post-purchase investments during 1998. Appreciation in separate account assets increases estimated future gross profits, shifting amortization to later years. Realized capital losses on post-purchase investments decreases current gross profits and defers amortization into future periods. Realized capital gains on post-purchase investments increases current gross profits and accelerates amortization in the current period. The lower amortization in 1997 reflects a smaller deferred insurance acquisition cost asset in 1997. The deferred insurance acquisition cost asset was $159.7 million, $91.5 million and $59.5 million at December 31, 1999, 1998 and 1997, respectively.

Deferred insurance acquisition costs, and their related amortization, for policies sold prior to January 4, 1996 have been replaced under purchase accounting by the value of business acquired. The value of business acquired reflects the present value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. The amortization of the value of business acquired is calculated assuming an interest rate equal to the liability or contract rate on the value of the business acquired. Deferred insurance acquisition costs are established on all new policies sold after January 4, 1996.

The amortization of the value of business acquired decreased in 1999, compared with 1998, as a result of:

     - significant appreciation in separate account assets, which increases estimated future gross profits and shifts amortization to later years,

     - a decreasing block of business previously acquired, resulting in less amortization as gross profits on this business decrease, and

     - a significant decrease in realized investment results on pre-purchase investments.

The significant realized capital gains in 1998 increased gross profits for that period and accelerated the amortization of the value of business acquired during 1998.

The difference between the cost of acquiring KILICO and the net fair value of our assets and liabilities as of January 4, 1996 was recorded as goodwill. During 1996, we began to amortize goodwill on a straight-line basis over twenty-five years. In December of 1997, we changed our amortization period to twenty years in order to conform to Zurich's accounting practices and policies. As a result of the change in amortization periods, we recorded an increase in amortization expense of $5.1 million during 1997.

OPERATIONS BY BUSINESS SEGMENT

In June 1997, the Financial Accounting Standards Board ("the FASB") issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. FAS 131 establishes standards for how to report information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers.

KILICO, FKLA, ZLICA, and FLA operate under the trade name Zurich Kemper Life. Zurich Kemper Life is segregated by Strategic Business Unit ("SBU"). Our SBU concept has each SBU concentrate on a specific customer market. The SBU is the focal point of Zurich Kemper Life, because it is at the SBU level that Zurich Kemper Life can clearly identify customer segments and then work to understand and satisfy the needs of each customer. For purposes of operating segment disclosure, Zurich Kemper Life includes the operations of Zurich Direct, Inc., an affiliated direct marketing life insurance agency and excludes FLA, as it is owned by its policyholders.

Zurich Kemper Life is segregated into the Life Brokerage, Financial, Retirement Solutions Group ("RSG") and Direct SBUs. The SBUs are not managed at the legal entity level, but rather at the Zurich Kemper Life level. Since Zurich Kemper Life's SBUs cross legal entity lines, as certain similar products are sold by more than one legal entity, this Prospectus discusses results of operations related solely to KILICO. The vast majority of our business is derived from the Financial and RSG SBUs. The contributions of Zurich Kemper Life's SBUs to combined revenues, operating results and certain balance sheet data pertaining thereto, are shown in the Notes to Consolidated Financial Statements.

The principal products and markets of the Financial and RSG SBUs are as follows:

FINANCIAL: The Financial SBU focuses on a wide range of products that provide for the accumulation, distribution and transfer of wealth and primarily includes variable and fixed annuities, variable universal life and bank-owned life insurance. These products are distributed to consumers through financial intermediaries such as banks, brokerage firms and independent financial planners. Institutional business includes BOLI and funding agreements (included in FKLA).

RSG: The RSG SBU has a sharp focus on its target customer. This SBU markets fixed and variable annuities to K-12 schoolteachers, administrators, and healthcare workers, along with college professors and certain employees of selected non-profit organizations. This target market is eligible for what the IRS designates as retirement-oriented savings or investment plans that qualify for special tax treatment.

INVESTMENTS

Our principal investment strategy is to maintain a balanced, well-diversified portfolio supporting the insurance contracts written. We make shifts in our investment portfolio depending on, among other factors:

     - our evaluation of risk and return in various markets,

     - consistency with our business strategy and investment guidelines approved by the board of directors,

     - the interest rate environment,

     - liability durations, and

     - changes in market and business conditions.

INVESTED ASSETS AND CASH
(in millions)

                                                                  DECEMBER 31              DECEMBER 31
                                                                      1999                     1998
                                                               ------------------       ------------------
Cash and short-term investments............................    $   54         1.4%      $   72         1.7%
Fixed maturities:
  Investment-grade:
     NAIC(1) Class 1.......................................     2,164        56.5        2,663        63.7
     NAIC(1) Class 2.......................................       994        25.9          724        17.3
  Below investment grade (NAIC classes 3 through 6):
     Performing............................................       118         3.1           96         2.3
Trading account securities.................................        --          --          102         2.4
Joint venture mortgage loans...............................        67         1.8           66         1.6
Third-party mortgage loans.................................        64         1.7           76         1.8
Other real estate-related investments......................        21         0.5           22         0.5
Policy loans...............................................       262         6.8          271         6.5
Equity securities..........................................        62         1.6           67         1.6
Other......................................................        25         0.7           24         0.6
                                                               ------       -----       ------       -----
          Total(2).........................................    $3,831       100.0%      $4,183       100.0%
                                                               ======       =====       ======       =====

---------------
(1) National Association of Insurance Commissioners ("NAIC").
    -- Class 1 = A- and above
    -- Class 2 = BBB- through BBB+

(2) See the note captioned "Financial Instruments--Off-Balance-Sheet Risk" in the notes to the consolidated financial statements.

FIXED MATURITIES

We are carrying our fixed maturity investment portfolio, which we consider available for sale, at estimated fair value. The aggregate unrealized appreciation or depreciation is recorded as a component of accumulated other comprehensive income, net of any applicable income tax expense. The aggregate unrealized depreciation on fixed maturities at December 31, 1999 was $121.2 million, compared with unrealized appreciation of $61.3 million at December 31, 1998. We do not record tax benefits related to aggregate unrealized depreciation on investments. Fair values are sensitive to movements in interest rates and other economic developments and can be expected to fluctuate, at times significantly, from period to period.

At December 31, 1999, investment-grade fixed maturities, cash and short-term investments accounted for 83.8 percent of our invested assets and cash, compared with 82.7 percent at December 31, 1998. Approximately 45.9 percent of our NAIC Class 1 bonds were rated AAA or equivalent at year-end 1999, compared with 53.4 percent at December 31, 1998.

Approximately 20.0 percent of our investment-grade fixed maturities at December 31, 1999 were mortgage-backed securities, down from 28.0 percent at December 31, 1998, due to sales and paydowns during 1999. These investments consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage

Corporation and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities. We have not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. Our mortgage-backed investments are generally of AAA credit quality, and the markets for these investments have been and are expected to remain liquid. We plan to continue to reduce our holding of such investments over time.

Approximately 16.8 percent and 15.4 percent of our investment-grade fixed maturities at December 31, 1999 and 1998, respectively, consisted of corporate asset-backed securities. Home equity loans (24.0%), commercial mortgage-backed securities (22.8%), manufactured housing loans (12.5%), other commercial assets (11.3%), and collateralized loan and bond obligations (10.6%) backed the majority of our investment in asset-backed securities.

Future investment income from mortgage-backed securities and other asset-backed securities may be affected by the timing of principal payments and the yields on reinvestment alternatives available at the time of such payments. As a result of purchase accounting adjustments to fixed maturities, we carry most of our mortgage-backed securities at a premium over par. Prepayment activity, resulting from a decline in interest rates on such securities purchased at a premium, would accelerate the amortization of the premiums. Accelerated amortization would result in reductions of investment income related to mortgage-backed securities.

At December 31, 1999 and 1998, we had unamortized premiums and discounts related to mortgage-backed and asset-backed securities as follows (in millions):

                                                                   DECEMBER 31
                                                                -----------------
                                                                1999        1998
                                                                -----       -----
Unamortized premiums........................................    $11.6       $15.8
                                                                =====       =====
Unamortized discounts.......................................    $ 6.5       $ 4.6
                                                                =====       =====

Amortization of the discount or premium from mortgage-backed and asset-backed securities is recognized using a level effective yield method. This method considers the estimated timing and amount of prepayments of the underlying loans and is adjusted to reflect differences between the prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of these securities change as a result of changes in prepayment rates, the adjustment is also included in net investment income.

The table below provides information about our mortgage-backed and asset-backed securities that are sensitive to changes in interest rates. The expected maturity dates have been calculated on a security by security basis using prepayment assumptions obtained from a survey conducted by a securities information service. These assumptions are consistent with the current interest rate and economic environment.

                             CARRYING                                                                               FAIR VALUE
                             VALUE AT                              EXPECTED MATURITY DATE                               AT
                           DECEMBER 31,      -------------------------------------------------------------------   DECEMBER 31,
      (IN MILLIONS)            1999          2000       2001       2002        2003        2004       THEREAFTER       1999
      -------------        ------------      -----      -----      -----      ------      ------      ----------   ------------
Fixed Maturities:
  Mortgage-backed bonds...   $  630.4        $19.6      $21.6      $47.3      $149.5      $135.2        $257.2       $  630.4
     Average yield........       6.61%        6.61%      6.63%      6.63%       6.67%       7.09%         7.14%          6.61%
  Asset-backed bonds......   $  409.8        $11.4      $27.0      $33.6      $ 48.8      $ 39.0        $250.0       $  409.8
     Average yield........       7.11%        7.17%      7.25%      7.18%       7.16%       7.34%         7.60%          7.11%
  CMBs....................   $  120.7        $  --      $  --      $  --      $   --      $   --        $120.7       $  120.7
     Average yield........       6.75%        6.75%      6.75%      6.75%       6.75%       6.75%         6.73%          6.75%
                             --------                                                                                --------
                             $1,160.9                                                                                $1,160.9
                             ========                                                                                ========

                             CARRYING                                                                            FAIR VALUE
                             VALUE AT                             EXPECTED MATURITY DATE                             AT
                           DECEMBER 31,      ----------------------------------------------------------------   DECEMBER 31,
      (IN MILLIONS)            1998           1999       2000       2001       2002        2003    THEREAFTER       1998
      -------------        ------------      ------      -----      -----      -----      ------   ----------   ------------
Fixed Maturities:
  Mortgage-backed bonds...   $  946.7        $137.2      $85.7      $48.3      $47.7      $149.6     $478.2       $  946.7
     Average yield........       6.45%         6.46%      6.42%      6.43%      6.42%       6.42%      6.42%          6.45%
  Asset-backed bonds......   $  407.4        $ 17.9      $36.1      $49.8      $36.1      $ 31.9     $235.6       $  407.4
     Average yield........       6.67%         6.73%      6.75%      6.82%      6.90%       6.90%      6.95%          6.67%
  CMBs....................   $  115.5        $  1.3      $ 1.2      $ 1.4      $ 1.5      $ 12.3     $ 97.8       $  115.5
     Average yield........       6.25%         6.28%      6.28%      6.28%      6.28%       6.28%      6.28%          6.25%
                             --------                                                                             --------
                             $1,469.6                                                                             $1,469.6
                             ========                                                                             ========

The current weighted average maturity of the mortgage-backed and asset-backed securities at December 31, 1999, is 4.5 years. A 200 basis point increase in interest rates would extend the weighted average maturity by approximately .26 of a year, while a 200 basis point decrease in interest rates would decrease the weighted average maturity by approximately .93 of a year.

The weighted average maturity of the mortgage-backed and asset-backed securities at December 31, 1998, was 4.0 years. A 200 basis point increase in interest rates would have extended the weighted average maturity by approximately .65 of a year, while a 200 basis point decrease in interest rates would have decreased the weighted average maturity by approximately 1.45 years.

Below investment-grade securities holdings (NAIC classes 3 through 6), representing securities of 48 issuers at December 31, 1999, totaled 3.1 percent of cash and invested assets at December 31, 1999 and 2.3 percent at December 31, 1998. Below investment-grade securities are generally unsecured and often subordinated to other creditors of the issuers. These issuers may have relatively higher levels of indebtedness and be more sensitive to adverse economic conditions than investment-grade issuers. Our strategy of limiting exposure to below investment-grade securities takes into account the more conservative nature of today's consumer and the resulting demand for higher-quality investments in the life insurance and annuity marketplace.

REAL ESTATE-RELATED INVESTMENTS

Our $151.6 million real estate-related portfolio consists of joint venture and third-party mortgage loans and other real estate-related investments. The real estate-related portfolio constituted 3.9 percent of cash and invested assets at December 31, 1999, compared with $164.4 million, or 3.9 percent, at December 31, 1998. The decrease in real estate-related investments during 1999 was primarily due to sales and loan paydowns.

As reflected in the "Real estate portfolio" table below, we have continued to fund both existing projects and legal commitments. The future legal commitments were $29.8 million at December 31, 1999. This amount represented a net decrease of $34.6 million since December 31, 1998, primarily due to the cancellation of several standby financing commitments in 1999. As of December 31, 1999, we expect to fund approximately $0.1 million of these legal commitments, along with providing capital to existing projects. The disparity between total legal commitments and the amount expected to be funded relates principally to standby financing arrangements that provide credit enhancements to certain tax-exempt bonds. We do not currently expect to fund these commitments. We consider total legal commitments, along with estimated working capital requirements, in our evaluation of reserves and write-downs.

Excluding the $0.9 million of net equity investments in joint ventures, our real estate loans totaled $150.7 million at December 31, 1999, after reserves and write-downs. Of this amount, $74.4 million are on accrual status with a weighted average interest rate of approximately 7.85 percent. Of these accrual loans:

     - 15.6 percent have terms requiring current periodic payments of their full contractual interest and

     - 84.4 percent require only partial payments or payments to the extent of borrowers' cash flow.

The equity investments in real estate at December 31, 1999 consisted of our other equity investments in joint ventures. These equity investments include KILICO's share of periodic operating results. As an equity owner or affiliate of an equity owner, we have the ability to fund, and historically has elected to fund, operating requirements of certain joint ventures.

REAL ESTATE PORTFOLIO
(in millions)

                                                                     OTHER REAL ESTATE-
                                                 MORTGAGE LOANS     RELATED INVESTMENTS
                                                ----------------   ----------------------
                                                 JOINT    THIRD-    OTHER       EQUITY
                                                VENTURE   PARTY    LOANS(2)   INVESTMENTS   TOTAL
                                                -------   ------   --------   -----------   ------
Balance at December 31, 1998..................   $65.8    $76.5     $20.9        $ 1.2      $164.4(1)
Additions (deductions):
Fundings......................................     0.3       --        --           --         0.3
Interest added to principal...................     3.5      0.4        --           --         3.9
Sales/paydowns/distributions..................    (2.4)   (13.0)     (4.2)        (0.5)      (20.1)
Operating gain................................      --       --        --          0.1         0.1
Net realized investments gains................     0.8      3.3        --          0.1         4.2(3)
Other transactions, net.......................    (0.8)    (3.3)      2.9           --        (1.2)(3)
                                                 -----    ------    -----        -----      ------
Balance at December 31, 1999..................   $67.2    $63.9     $19.6        $ 0.9      $151.6(4)
                                                 =====    ======    =====        =====      ======

---------------
(1) Net of $25.3 million reserve and write-downs. Excludes $8.7 million of real estate-related accrued interest.

(2) The other real estate loans were notes receivable evidencing financing, primarily to joint ventures. We issued these loans generally to provide financing for Kemper's or KILICO's joint ventures for various purposes.

(3) Included in this amount is $2.9 million of contingent interest payments related to a 1995 real estate sale. These payments were recorded as realized investment gains and then deducted from other transactions because they did not affect the carrying value.

(4) Net of $23.7 million reserve and write-downs. Excludes $0.6 million of real estate-related accrued interest.

REAL ESTATE CONCENTRATIONS AND OUTLOOK

Our real estate portfolio is distributed by geographic location and property type. However, we have concentration exposures in certain states and in certain types of properties. In addition to these exposures, we also have exposures to certain real estate developers and partnerships.

As a result of our ongoing strategy to reduce our exposure to real estate-related investments, as of December 31, 1999, we had investments in three projects that accounted for approximately 92.3 percent of our $151.6 million real estate-related portfolio.

The largest of these investments at December 31, 1999 amounted to $63.9 million and consisted of second mortgages on nine hotel properties, one office building, and one retail property. Patrick M. Nesbitt or his affiliates, a third-party real estate developer, have ownership interests in these properties. These properties are geographically dispersed and the current market values of the underlying properties substantially exceed the balances due on our mortgages. These loans are on accrual status.

Our loans to a master limited partnership (the "MLP") between subsidiaries of Kemper and subsidiaries of Lumbermens, amounted to $55.4 million at December 31, 1999. The MLP's underlying investment primarily consists of a water development project located in California's Sacramento River Valley. This project is currently in the final stages of a permit process with various Federal and California State agencies which will impact the long-term economic viability of the project. Loans to the MLP were placed on non-accrual status at the beginning of 1999 to ensure that book value of the MLP did not increase over net realizable value.

The remaining significant real estate-related investment amounted to $20.7 million at December 31, 1999 and consisted of various zoned and unzoned residential and commercial lots located in Hawaii. Due to certain negative zoning restriction developments in January 1997 and a continuing economic slump in Hawaii, we have placed these real estate-related investments on nonaccrual status. We are currently pursuing the zoning of all remaining unzoned properties, as well as pursuing steps to sell all remaining zoned properties. However, due to the state of Hawaii's economy, which has lagged behind the economic expansion of most of the rest of the United States, we anticipate that it could be several additional years until we completely dispose of all investments in Hawaii.

We evaluate our real estate-related investments (including accrued interest) using an estimate of the investments observable market price, net of estimated selling costs. Because our real estate review process includes estimates involving changing economic conditions and other factors, there can be no assurance that current estimates will prove accurate over time. Our real estate-related investments are expected to continue to decline further through future sales and paydowns. Our net income could be reduced in future periods if:

     - real estate market conditions worsen in areas where our portfolio is located,

     - Kemper's and KILICO's plans with respect to certain projects change, or

     - necessary construction or zoning permits are not obtained.

Our only troubled real estate-related investments were loans on nonaccrual status, before reserves and write-downs, totaling $98.3 million and $37.4 million at December 31, 1999 and 1998, respectively. We do not accrue interest on real estate-related investments when we judge that the likelihood of interest collection is doubtful. Loans on nonaccrual status after reserves and write-downs amounted to $76.3 million and $31.8 million at December 31, 1999 and 1998, respectively. The increase in nonaccrual loans in 1999, compared with 1998, is due to the previously discussed placement of loans to the MLP on nonaccrual status at the beginning of 1999.

NET INVESTMENT INCOME

Our pre-tax net investment income totaled $264.6 million in 1999, compared with $273.5 million in 1998 and $296.2 million in 1997. This includes our share of the operating losses from equity investments in real estate consisting of other income less depreciation, interest and other expenses. Such operating results exclude interest expense on loans that are on nonaccrual status. As previously discussed, purchase accounting adjustments negatively impacted our net investment income in 1999, 1998 and 1997.

Our total foregone investment income before tax on both nonperforming fixed maturity investments and nonaccrual real estate-related investments was as follows:

           FOREGONE INVESTMENT INCOME
           (dollars in millions)

                                                   YEAR ENDED DECEMBER 31
                                               ------------------------------
                                               1999         1998         1997
                                               ----         ----         ----
Fixed maturities...........................    $ --         $0.3         $0.5
Real estate-related investments............     9.9          3.2          3.9
                                               ----         ----         ----
       Total...............................    $9.9         $3.5         $4.4
                                               ====         ====         ====

Foregone investment income from the nonaccrual of real estate-related investments is net of our share of interest expense on these loans excluded from our share of joint venture operating results. Any increase in nonperforming securities, and either worsening or stagnant real estate conditions, would increase the expected adverse effect on our future investment income and realized investment results.

REALIZED INVESTMENT RESULTS

Net income reflects after-tax realized investment losses of $6.2 million in 1999, and after-tax realized investment gains of $33.7 million and $6.8 million in 1998 and 1997, respectively. Trading account security losses of $4.7 million in 1999 are included in the after-tax realized investment losses. As previously discussed, we segregated a portion of our General Account investment portfolio in the first eleven months of 1999 into a "trading" account under FAS 115. FAS 115 requires that assets held in a trading account must be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. Also, as previously discussed, effective December 1, 1999, we no longer segregated our General Account investment portfolio as "trading". As a result, all investments previously designated as "trading" are currently classified as available for sale and changes in fair value to the FWA and the assets supporting the FWA no longer flow through our operating results.

Unrealized gains and losses on fixed maturity investments that are available for sale are not reflected in our net income. These changes in unrealized value are recorded as a component of accumulated other comprehensive income, net of any applicable income taxes. However, and to the extent, a fixed maturity investment suffers an other-than-temporary decline in value, the security is written down to net realizable value, and the write-down adversely impacts net income.

We regularly monitor our investment portfolio and as part of this process review our assets for possible impairments of carrying value. Because the review process includes estimates involving changing economic conditions and other factors, there can be no assurance that current estimates will prove accurate over time.

We have established a valuation allowance to reduce the deferred tax asset for investment losses to a net realizable amount. The valuation allowance is evaluated as of each balance sheet date.

INTEREST RATES

Interest rates remained relatively stable during 1997, before declining in 1998. During 1998, the Federal Open Market Committee lowered interest rates three times. This trend was reversed in 1999 when the Federal Open Market Committee raised rates three times over the course of the year, resulting in a flatter yield curve due to higher short-term interest rates.

When maturing or sold investments are reinvested at lower yields in a low interest rate environment, we can adjust our crediting rates on fixed annuities and other interest-bearing liabilities. However, competitive conditions and contractual commitments do not always permit the reduction in crediting rates to fully or immediately reflect reductions in investment yield. This can result in narrower spreads.

A rising interest rate environment can increase net investment income as well as contribute to both realized and unrealized fixed maturity investment losses. A declining interest rate environment can decrease net investment income as well as contribute to both realized and unrealized fixed maturity investment gains. Also, lower renewal crediting rates on annuities, compared with competitors' higher new money crediting rates, have influenced certain annuity holders to seek alternative products. We mitigate this risk somewhat by charging surrender fees, which decrease over time, when annuity holders withdraw funds prior to maturity on certain annuity products. However, approximately 36 percent of our fixed and variable annuity liabilities as of December 31, 1999, were no longer subject to significant surrender fees.

LIQUIDITY AND CAPITAL RESOURCES

We carefully monitor cash and short-term investments to maintain adequate balances for timely payment of policyholder benefits, expenses, taxes and policyholder's account balances. In addition, regulatory authorities establish minimum liquidity and capital standards. The major ongoing sources of our liquidity are deposits for fixed annuities, premium income, investment income, separate account fees, other operating revenue and cash provided from maturing or sold investments.

RATINGS

Ratings are an important factor in establishing the competitive position of life insurance companies. Rating organizations continue to review the financial performance and condition of life insurers and their investment portfolios, including us. Any reductions in our claims-paying ability or financial strength ratings could result in our products being less attractive to consumers. Any reductions in our parent's ratings could also adversely impact our financial flexibility.

Ratings reductions for Kemper or its subsidiaries and other financial events can also trigger obligations to fund certain real estate-related commitments to take out other lenders. In such events, those lenders can be expected to renegotiate their loan terms, although they are not contractually obligated to do so.

Each rating is subject to revision or withdrawal at any time by the assigning organization and should be evaluated independently of any other rating.

During 1999, we received rating upgrades from both A.M. Best and Standard & Poor's, primarily due to the perceived long-term strategic benefit of the merger and the increased financial strength of Zurich and Zurich Kemper Life.

STOCKHOLDER'S EQUITY

Stockholder's equity totaled $630.0 million at December 31, 1999, compared with $853.9 million at December 31, 1998 and $865.6 million at December 31, 1997. The decrease in stockholder's equity in 1999 was primarily due to a decrease in accumulated other comprehensive income (loss) of $153.8 million and dividends of $115.0 million paid to Kemper, offset by net income of $44.9 million. The decrease in accumulated other comprehensive income (loss) was primarily related to unrealized depreciation of our fixed maturity investment portfolio due to rising interest rates during 1999. The decrease in stockholder's equity in 1998 was primarily due to dividends of $95.0 million paid to Kemper during 1998. This decrease was offset by 1998 net income of $65.1 million and an increase of $20.3 million in accumulated other comprehensive income. The increase in accumulated other comprehensive income was primarily related to the increase in unrealized appreciation of our fixed maturity investment portfolio due to falling interest rates during 1998.

EMERGING ISSUE

In June 1998, the FASB issued Statement of Financial Accounting Standard 133, ("FAS 133") ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. In June 1999, the FASB issued Statement of Financial Accounting Standard 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES--DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133. This statement defers the effective date of FAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. We have not determined the impact that implementation of FAS 133 would have on our results of operations or financial position. However, we expect that the impact of implementation will not be material.

                   KILICO'S DIRECTORS AND EXECUTIVE OFFICERS

            NAME AND AGE
        POSITION WITH KILICO
          YEAR OF ELECTION                OTHER BUSINESS EXPERIENCE DURING PAST 5 YEARS OR MORE
        --------------------              -----------------------------------------------------
Gale K. Caruso (42)                    President and Chief Executive Officer of Federal Kemper Life
President and Chief Executive Officer  Assurance Company ("FKLA"), Fidelity Life Association
since June 1999. Director since July   ("FLA"), Zurich Life Insurance Company of America ("ZLICA")
1999.                                  and Zurich Direct, Incorporated ("ZD") since June 1999.
                                       Director of FKLA, FLA and ZLICA since July 1999. Chairman,
                                       President and Chief Executive Officer of Scudder Canada
                                       Investor Services, Ltd. from 1995 to June 1999. Managing
                                       Director of Scudder Kemper Investments, Inc. from July 1986 to June 1999.

Eliane C. Frye (52)                    Executive Vice President of FKLA and FLA since March 1995.
Executive Vice President since March   Executive Vice President of ZLICA and ZD since March 1996.
1995. Director since May 1998.         Director of FLA since December 1997. Director of FKLA and
                                       ZLICA since May 1998. Director of ZD from March 1996 to
                                       March 1997. Director of IBS and IBSIA since 1995. Senior
                                       Vice President of KILICO, FKLA and FLA from 1993 to 1995.
                                       Vice President of FKLA and FLA from 1988 to 1993.

Frederick L. Blackmon (48)             Senior Vice President and Chief Financial Officer of FKLA
Senior Vice President and Chief        since December 1995. Senior Vice President and Chief
Financial Officer since December       Financial Officer of FLA since January 1996. Senior Vice
1995.                                  President and Chief Financial Officer of ZLICA and ZD since
                                       March 1996. Director of FLA since May 1998. Director of ZD from March 1996 to March 1997. Treasurer and Chief Financial
                                       Officer of Kemper since January 1996. Chief Financial
                                       Officer of Alexander Hamilton Life Insurance Company from
                                       April 1989 to November 1995.

Russell M. Bostick (43)                Senior Vice President and Chief Information Officer of FKLA,
Senior Vice President and Chief        FLA, ZLICA and ZD since March 1999. Vice President and Chief
Information Officer since March 1999.  Information Officer of FKLA, FLA, KILICO, ZLICA and ZD from
                                       April 1998 to March 1999. Chief Technology Officer of
                                       Corporate Software & Technology from June 1997 to April
                                       1998. Vice President, Information Technology Department of
                                       CNA Insurance Companies from January 1995 to June 1997.

James C. Harkensee (41)                Senior Vice President of FKLA and FLA since January 1996.
Senior Vice President since January    Senior Vice President of ZLICA and ZD since 1995. Director
1996.                                  of ZD from April 1993 to March 1997 and since March 1998.
                                       Vice President of ZLICA from 1992 to 1995. Vice President of
                                       ZD from 1994 to 1995.

James E. Hohmann (44)                  Senior Vice President of FKLA since December 1995. Chief
Senior Vice President since December   Actuary of FKLA and KILICO from December 1995 to January
1995. Director since May 1998.         1999. Senior Vice President of FLA since January 1996. Chief
                                       Actuary of FLA from January 1996 to January 1999. Senior
                                       Vice President of ZLICA and ZD since March 1996. Chief
                                       Actuary of ZLICA and ZD from March 1996 to January 1999.
                                       Director of FLA since June 1997. Director of FKLA and ZLICA since May 1998. Director of ZD from March 1996 to March
                                       1997. Managing Principal (Partner) of Tillinghast-Towers
                                       Perrin from January 1991 to December 1995.

Edward K. Loughridge (45)              Senior Vice President and Corporate Development Officer of
Senior Vice President and Corporate    FKLA and FLA since January 1996. Senior Vice President and
Development Officer since January      Corporate Development Officer for ZLICA and ZD since March
1996.                                  1996. Senior Vice President of Human Resources of
                                       Zurich-American Insurance Group from February 1992 to March
                                       1996.

            NAME AND AGE
        POSITION WITH KILICO
          YEAR OF ELECTION                OTHER BUSINESS EXPERIENCE DURING PAST 5 YEARS OR MORE
        --------------------              -----------------------------------------------------
Debra P. Rezabek (44)                  Senior Vice President of FKLA and FLA since March 1996.
Senior Vice President since 1996.      Corporate Secretary of FKLA and FLA since January 1996.
General Counsel since 1992. Corporate  Director of FLA since May 1998. Vice President of KILICO,
Secretary since January 1996.          FKLA and FLA since 1995. General Counsel and Director of
                                       Government Affairs of FKLA and FLA since 1992 and of KILICO since 1993. Senior Vice President, General Counsel and
                                       Corporate Secretary of ZLICA and ZD since March 1996.
                                       Director of ZD from March 1996 to March 1997. Secretary of
                                       IBS and IBSIA since 1993. Director of IBS and IBSIA from
                                       1993 to 1996. General Counsel and Assistant Secretary of
                                       KILICO, FKLA and FLA from 1992 to 1996. Assistant Secretary of Kemper since January 1996.

Edward L. Robbins (60)                 Senior Vice President and Chief Actuary of FKLA, FLA, ZLICA
Senior Vice President and Chief        and ZD since March 1999. Senior Actuary of FKLA, FLA,
Actuary since March 1999.              KILICO, ZLICA and ZD from July 1998 to March 1999. Principal of KPMG Peat Marwick LLP from May 1984 to July 1998.

Kenneth M. Sapp (54)                   Senior Vice President of FKLA, FLA and ZLICA since January
Senior Vice President since January    1998. Senior Vice President of ZD since March 1998. Director
1998.                                  of IBS since May 1998. Director of IBSIA since September
                                       1998. Vice President--Aetna Life Brokerage of Aetna Life &
                                       Annuity Company from February 1992 to January 1998.

George Vlaisavljevich (57)             Senior Vice President of FKLA, FLA and ZLICA since October
Senior Vice President since October    1996. Senior Vice President of ZD since March 1997. Director
1996.                                  of IBS and IBSIA since October 1996. Executive Vice
                                       President of The Copeland Companies from April 1983 to
                                       September 1996.

William H. Bolinder (56)               Director of FKLA and FLA since January 1996. Director of
Chairman of the Board from January     ZLICA and ZD since March 1995. Chairman of the Board of FKLA
1996 to June 1999 and since April      and FLA from January 1996 to June 1999 and since April 2000.
2000. Director                         Chairman of the Board of ZLICA and ZD from March 1995 to
since January 1996.                    June 1999 and since April 2000. Chairman of the Board and
                                       Director of Kemper since January 1996. Director of SKI since
                                       January 1996. Vice Chairman of SKI from January 1996 to
                                       1998. Member of the Group Executive Board of Zurich
                                       Financial Services Group since 1998. Member of the Corporate
                                       Executive Board of Zurich Insurance Group from October 1994 to 1998. Chairman of Zurich American Insurance Company since
                                       1998. Chairman of the Board of American Guarantee and
                                       Liability Insurance Company, Zurich American Insurance
                                       Company of Illinois, American Zurich Insurance Company and
                                       Steadfast Insurance Company since 1995. Chief Executive
                                       Officer of American Guarantee and Liability Insurance
                                       Company, Zurich American Insurance Company of Illinois and
                                       American Zurich Insurance Company from 1986 to June 1995.
                                       President of Zurich Holding Company of America ("ZHCA")
                                       since 1995. Vice Chairman of ZHCA since 1996. Underwriter
                                       for Zurich American Lloyds since 1986.

David A. Bowers (53)                   Director of FKLA and ZLICA since May 1997. Director of FLA
Director since May 1997.               since June 1997. Executive Vice President, Corporate
                                       Secretary and General Counsel of Zurich U.S. since August
                                       1985. Vice President, General Counsel and Secretary of
                                       Kemper since January 1996.

Gunther Gose (55)                      Director of FKLA, FLA and ZLICA since November 1998. Chief
Director since November 1998.          Financial Officer and Member of the Group Executive Board of
                                       Zurich Financial Services since October 1998. Member of the
                                       Corporate Executive Board of Zurich Insurance Group from
                                       April 1990 to October 1998.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                   ANNUAL COMPENSATION                    AWARDS
                                        ------------------------------------------------------------
                                                                         OTHER          LONG TERM
                                                                         ANNUAL       INCENTIVE PLAN     ALL OTHER
           NAME AND                                                   COMPENSATION       PAYOUTS        COMPENSATION
      PRINCIPAL POSITION        YEAR    SALARY ($)    BONUS ($)(2)       ($)(3)           ($)(2)           ($)(4)
--------------------------------------------------------------------------------------------------------------------
Gale K. Caruso................  1999     $ 91,636       $ 81,120        $23,088          $117,600         $    --
Chief Executive Officer(1)
John B. Scott.................  1999      225,960        145,200             --           270,720              --
Chairman of the Board(1)(5)     1998      171,000        134,140             --           213,750          38,326
                                1997      171,000        112,100             --           239,400          64,089
Frederick L. Blackmon.........  1999      113,420         62,805         20,545            90,630              --
Senior Vice President and
  Chief                         1998       94,160         63,800             --            78,540           8,977
  Financial Officer(1)          1997       96,300         54,225             --           112,500          19,543
George Vlaisavljevich.........  1999      260,000        152,500             --           208,000              --
Senior Vice President(1)        1998      260,000        146,000             --           216,600          23,236
                                1997      252,500        146,000         39,922           243,000           9,165
James E. Hohmann..............  1999      237,650        141,620             --           190,120              --
Senior Vice President(1)        1998       88,400         71,175             --            79,560           7,823
                                1997       79,333         45,500             --            80,150           1,063

---------------
(1) Also served in same positions for FKLA, ZLICA and FLA. An allocation of the time devoted to duties as executive officer of KILICO has been made. All compensation items reported in the Summary Compensation Table reflect this allocation.

(2) Annual bonuses are paid pursuant to annual incentive plans.

(3) The amounts disclosed in this column include:

    (a) The taxable benefit from personal use of an employer-provided automobile and certain estate planning services facilitated for executives.

    (b) Relocation expense reimbursements of $18,574 in 1999 for Ms. Caruso and $24,498 for Mr. Vlaisavljevich in 1997.

(4) The amounts in this column include:

    (a) The amounts of employer contributions allocated to the accounts of the named persons under profit sharing plans or under supplemental plans maintained to provide benefits in excess of applicable ERISA limitations. The amounts of the contributions for the 1999 plan year were not available as of the date of this Prospectus.

    (b) Distributions from the Kemper and FKLA supplemental plans.

(5) Served as Chief Executive Officer until June 15, 1999.

             TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION

The Statement of Additional Information, Table of Contents is: Services to the Separate Account; Performance Information of Subaccounts; State Regulation; Experts; Financial Statements. Please read the Statement of Additional Information in conjunction with this Prospectus.

                              FINANCIAL STATEMENTS

Our included financial statements should be considered primarily as bearing on our ability to meet our obligations under the Contracts. The Contracts are not entitled to participate in earnings, dividends or surplus of KILICO.

                      CONTRACTS ISSUED BEFORE MAY 1, 2000

The investment options under Contracts issued before May 1, 2000 differ from the options currently available. Both versions of the Contract otherwise are the same. You may choose from among all of the investment options described in the section headed "The Funds", except for KVS Growth Opportunities and KVS Growth and Income. In addition, you may choose from two Subaccounts that invest in Portfolios of Janus Aspen Series, which are described below.

Janus Aspen Series is an open-end management investment company. It provides an investment vehicle for variable life insurance and variable annuity contracts and certain qualified retirement plans. The general characteristics of Funds, such as Janus Aspen Series, are described in "The Funds" above. Two Portfolios of Janus Aspen Series are available under your Contract:

     - JANUS ASPEN GROWTH PORTFOLIO seeks long-term growth of capital in a manner consistent with the preservation of capital.

     - JANUS ASPEN GROWTH AND INCOME PORTFOLIO seeks long term capital growth and current income.

Janus Capital Corporation is the investment adviser for the two available Portfolios of the Janus Aspen Series.

Janus Capital Corporation receives a monthly advisory fee at an annual rate of
 .65% of average daily net assets for the Janus Aspen Growth Portfolio and Janus Aspen Growth and Income Portfolio.

Annual Expenses for these two Portfolios are shown in the table on page 5 above.

                            ACCUMULATION UNIT VALUES
                    FOR CONTRACTS ISSUED BEFORE MAY 1, 2000

JANUS ASPEN GROWTH SUBACCOUNT

                                                                          NUMBER OF ACCUMULATION
                                       ACCUMULATION       ACCUMULATION      UNITS OUTSTANDING
           YEAR ENDED                 UNIT VALUE AT       UNIT VALUE AT      AT END OF PERIOD
          DECEMBER 31ST            BEGINNING OF PERIOD*   END OF PERIOD      (000'S OMITTED)
          -------------            --------------------   -------------   ----------------------
   1998..........................        $ 9.912             $11.943                252
   1999..........................         11.943              16.958              5,086

JANUS ASPEN GROWTH AND INCOME SUBACCOUNT

                                                                          NUMBER OF ACCUMULATION
                                       ACCUMULATION       ACCUMULATION      UNITS OUTSTANDING
           YEAR ENDED                 UNIT VALUE AT       UNIT VALUE AT      AT END OF PERIOD
          DECEMBER 31ST            BEGINNING OF PERIOD*   END OF PERIOD      (000'S OMITTED)
          -------------            --------------------   -------------   ----------------------
   1998..........................        $ 9.908             $12.038                173
   1999..........................         12.038              20.663              3,250

---------------
* Commencement of offering on June 1, 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Stockholder of
Kemper Investors Life Insurance Company:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, comprehensive income, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Kemper Investors Life Insurance Company and subsidiaries (the "Company") at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. In addition, in our opinion, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP
Chicago, Illinois
March 17, 2000

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)

                                                              DECEMBER 31   DECEMBER 31
                                                                 1999          1998
                                                              -----------   -----------
ASSETS
Fixed maturities, available for sale, at fair value
  (amortized cost: December 31, 1999, $3,397,188, December
  31, 1998, $3,421,535).....................................  $3,276,017    $ 3,482,820
Trading account securities at fair value (amortized cost:
  December 31, 1998, $99,095)...............................          --        101,781
Equity securities (cost: December 31, 1999, $65,235;
  December 31, 1998, $66,776)...............................      61,592         66,854
Short-term investments......................................      42,391         58,334
Joint venture mortgage loans................................      67,242         65,806
Third-party mortgage loans..................................      63,875         76,520
Other real estate-related investments.......................      20,506         22,049
Policy loans................................................     261,788        271,540
Other invested assets.......................................      25,621         23,645
                                                              -----------   -----------
          Total investments.................................   3,819,032      4,169,349
Cash........................................................      12,015         13,486
Accrued investment income...................................     127,219        124,213
Goodwill....................................................     203,907        216,651
Value of business acquired..................................     119,160        118,850
Deferred insurance acquisition costs........................     159,667         91,543
Deferred income taxes.......................................      93,502         35,059
Reinsurance recoverable.....................................     309,696        344,837
Receivable on sales of securities...........................       3,500          3,500
Other assets and receivables................................      29,950         23,029
Assets held in separate accounts............................   9,778,068      7,099,204
                                                              -----------   -----------
          Total assets......................................  $14,655,716   $12,239,721
                                                              ===========   ===========
LIABILITIES
Future policy benefits......................................  $3,718,833    $ 3,906,391
Other policyholder benefits and funds payable...............     457,328        318,369
Other accounts payable and liabilities......................      71,482         61,898
Liabilities related to separate accounts....................   9,778,068      7,099,204
                                                              -----------   -----------
          Total liabilities.................................  14,025,711     11,385,862
                                                              -----------   -----------
Commitments and contingent liabilities
STOCKHOLDER'S EQUITY
Capital stock--$10 par value,
  authorized 300,000 shares; outstanding 250,000 shares.....       2,500          2,500
Additional paid-in capital..................................     804,347        804,347
Accumulated other comprehensive income (loss)...............    (120,819)        32,975
Retained earnings (deficit).................................     (56,023)        14,037
                                                              -----------   -----------
          Total stockholder's equity........................     630,005        853,859
                                                              -----------   -----------
          Total liabilities and stockholder's equity........  $14,655,716   $12,239,721
                                                              ===========   ===========

See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                                  YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
REVENUE
Net investment income.......................................  $264,640   $273,512   $296,195
Realized investment gains (losses)..........................    (9,549)    51,868     10,546
Premium income..............................................    21,990     22,346     22,239
Separate account fees and charges...........................    74,715     61,982     85,413
Other income................................................    11,623     10,031     11,087
                                                              --------   --------   --------
          Total revenue.....................................   363,419    419,739    425,480
                                                              --------   --------   --------
BENEFIT AND EXPENSES
Interest credited to policyholders..........................   162,243    176,906    199,782
Claims incurred and other policyholder benefits.............    18,185     28,029     28,372
Taxes, licenses and fees....................................    30,234     30,292     52,608
Commissions.................................................    67,555     39,046     32,602
Operating expenses..........................................    45,989     44,575     36,837
Deferral of insurance acquisition costs.....................   (69,814)   (46,565)   (38,177)
Amortization of insurance acquisition costs.................     5,524     12,082      3,204
Amortization of value of business acquired..................    12,955     17,677     24,948
Amortization of goodwill....................................    12,744     12,744     15,295
                                                              --------   --------   --------
          Total benefits and expenses.......................   285,615    314,786    355,471
                                                              --------   --------   --------
Income before income tax expense............................    77,804    104,953     70,009
Income tax expense..........................................    32,864     39,804     31,292
                                                              --------   --------   --------
          Net income........................................  $ 44,940   $ 65,149   $ 38,717
                                                              ========   ========   ========

See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (in thousands)

                                                                     YEAR ENDED DECEMBER 31
                                                                ---------------------------------
                                                                  1999         1998        1997
                                                                ---------    --------    --------
NET INCOME..................................................    $  44,940    $ 65,149    $ 38,717
                                                                ---------    --------    --------
OTHER COMPREHENSIVE INCOME (LOSS), BEFORE TAX:
  Unrealized holding gains (losses) on investments arising
     during period:
  Unrealized holding gains (losses) on investments..........     (180,267)     25,372      60,802
  Adjustment to value of business acquired..................       12,811      (9,332)    (28,562)
  Adjustment to deferred insurance acquisition costs........        5,726      (2,862)     (2,680)
                                                                ---------    --------    --------
          Total unrealized holding gains (losses) on
            investments arising during period...............     (161,730)     13,178      29,560
                                                                ---------    --------    --------
  Less reclassification adjustments for items included in
     net income:
     Adjustment for (gains) losses included in realized
       investment gains (losses)............................       16,651       6,794      (9,016)
     Adjustment for amortization of premium on fixed
       maturities included in net investment income.........      (10,533)    (17,064)    (17,866)
     Adjustment for (gains) losses included in amortization
       of value of business acquired........................         (454)     (7,378)     (2,353)
     Adjustment for (gains) losses included in amortization
       of insurance acquisition costs.......................        1,892        (463)       (355)
                                                                ---------    --------    --------
          Total reclassification adjustments for items
            included in net income..........................        7,556     (18,111)    (29,590)
                                                                ---------    --------    --------
Other comprehensive income (loss), before related income tax
  expense (benefit).........................................     (169,286)     31,289      59,150
Related income tax expense (benefit)........................      (15,492)     10,952        (985)
                                                                ---------    --------    --------
          Other comprehensive income (loss), net of tax.....     (153,794)     20,337      60,135
                                                                ---------    --------    --------
          Comprehensive income (loss).......................    $(108,854)   $ 85,486    $ 98,852
                                                                =========    ========    ========

See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                                 (in thousands)

                                                                          DECEMBER 31
                                                              -----------------------------------
                                                                1999          1998         1997
                                                              ---------     --------     --------
CAPITAL STOCK, beginning and end of period..................  $   2,500     $  2,500     $  2,500
                                                              ---------     --------     --------

ADDITIONAL PAID-IN CAPITAL, beginning of period.............    804,347      806,538      761,538
Capital contributions from parent...........................         --        4,261       45,000
Adjustment to prior period capital contribution from
  parent....................................................         --       (6,452)          --
                                                              ---------     --------     --------
          End of period.....................................    804,347      804,347      806,538
                                                              ---------     --------     --------

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS), beginning
  of period.................................................     32,975       12,637      (47,498)
Other comprehensive income (loss), net of tax...............   (153,794)      20,338       60,135
                                                              ---------     --------     --------
          End of period.....................................   (120,819)      32,975       12,637
                                                              ---------     --------     --------

RETAINED EARNINGS, beginning of period......................     14,037       43,888       34,421
Net income..................................................     44,940       65,149       38,717
Dividends to parent.........................................   (115,000)     (95,000)     (29,250)
                                                              ---------     --------     --------
          End of period.....................................    (56,023)      14,037       43,888
                                                              ---------     --------     --------

          Total stockholder's equity........................  $ 630,005     $853,859     $865,563
                                                              =========     ========     ========

See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                        YEAR ENDED DECEMBER 31
                                                                --------------------------------------
                                                                   1999           1998         1997
                                                                -----------    -----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................    $    44,940    $    65,149   $  38,717
  Reconcilement of net income to net cash provided:
     Realized investment (gains) losses.....................          9,549        (51,868)    (10,546)
     Net change in trading account securities...............        (51,239)        (6,727)         --
     Interest credited and other charges....................        158,557        173,958     198,206
     Deferred insurance acquisition costs, net..............        (64,290)       (34,483)    (34,973)
     Amortization of value of business acquired.............         12,955         17,677      24,948
     Amortization of goodwill...............................         12,744         12,744      15,295
     Amortization of discount and premium on investments....         11,157         17,353      17,866
     Deferred income taxes..................................        (42,952)       (12,469)    (99,370)
     Net change in current federal income taxes.............        (10,594)       (73,162)     97,386
     Benefits and premium taxes due related to separate
       account bank-owned life insurance....................        149,477        123,884     180,546
     Other, net                                                     (11,901)       (41,477)     17,168
                                                                -----------    -----------   ---------
          Net cash provided from operating activities.......        218,403        190,579     445,243
                                                                -----------    -----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash from investments sold or matured:
     Fixed maturities held to maturity......................        335,735        491,699     229,208
     Fixed maturities sold prior to maturity................      1,269,290        882,596     633,872
     Equity securities......................................         11,379        107,598          --
     Mortgage loans, policy loans and other invested
       assets...............................................         75,389        180,316     131,866
  Cost of investments purchased or loans originated:
     Fixed maturities.......................................     (1,455,496)    (1,319,119)   (606,028)
     Equity securities......................................         (8,703)       (83,303)         --
     Mortgage loans, policy loans and other invested
       assets...............................................        (43,665)       (66,331)    (76,350)
  Short-term investments, net...............................         15,943        177,723    (164,361)
  Net change in receivable and payable for securities
     transactions...........................................             --           (677)     29,746
  Net change in other assets................................         (2,725)            --         244
                                                                -----------    -----------   ---------
          Net cash provided from investing activities.......        197,147        370,502     178,197
                                                                -----------    -----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Policyholder account balances:
     Deposits...............................................        383,874        180,124     145,687
     Withdrawals............................................       (694,848)      (649,400)   (745,510)
  Capital contributions from parent.........................             --          4,261      45,000
  Dividends to parent.......................................       (115,000)       (95,000)    (29,250)
  Other.....................................................          8,953        (11,448)    (18,275)
                                                                -----------    -----------   ---------
          Net cash used in financing activities.............       (417,021)      (571,463)   (602,348)
                                                                -----------    -----------   ---------
               Net increase (decrease) in cash..............         (1,471)       (10,382)     21,092
CASH, beginning of period...................................         13,486         23,868       2,776
                                                                -----------    -----------   ---------
CASH, end of period.........................................    $    12,015    $    13,486   $  23,868
                                                                ===========    ===========   =========

See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

Kemper Investors Life Insurance Company and subsidiaries (the "Company") issues fixed and variable annuity products, variable life, term life and interest-sensitive life insurance products marketed primarily through a network of financial institutions, securities brokerage firms, insurance agents and financial planners. The Company is licensed in the District of Columbia and all states except New York. The Company is a wholly-owned subsidiary of Kemper Corporation ("Kemper"). Kemper and the Company are wholly-owned subsidiaries of Zurich Financial Services ("ZFS" or "Zurich"). ZFS is owned by Zurich Allied AG and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively. Zurich Allied AG is listed on the Swiss Market Index. Allied Zurich p.l.c. is included in the FTSE-100 Share Index in London.

The financial statements include the accounts of the Company on a consolidated basis. All significant intercompany balances and transactions have been eliminated. Certain reclassifications have been made to the 1998 and 1997 consolidated financial statements in order for them to conform to the 1999 presentation. The accompanying consolidated financial statements of the Company as of and for the years ended December 31, 1999, 1998 and 1997, have been prepared in conformity with accounting principles generally accepted in the United States.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities as well as the disclosure of contingent assets or liabilities at the date of the financial statements. As a result, actual results reported as revenue and expenses could differ from the estimates reported in the accompanying financial statements. As further discussed in the accompanying notes to the consolidated financial statements, significant estimates and assumptions affect goodwill, deferred insurance acquisition costs, the value of business acquired, provisions for real estate-related losses and reserves, other-than-temporary declines in values for fixed maturities, the valuation allowance for deferred income taxes and the calculation of fair value disclosures for certain financial instruments.

GOODWILL

The Company reviews goodwill to determine if events or changes in circumstances may have affected the recoverability of the outstanding goodwill as of each reporting period. In the event that the Company determines that goodwill is not recoverable, it would amortize such amounts as additional goodwill expense in the accompanying financial statements. As of December 31, 1999, the Company believes that no such adjustment is necessary.

In December of 1997, the Company changed its amortization period from twenty-five years to twenty years in order to conform to Zurich's accounting practices and policies. As a result of the change in amortization periods, the Company recorded an increase in goodwill amortization expense of $5.1 million during 1997.

VALUE OF BUSINESS ACQUIRED

The value of business acquired reflects the estimated fair value of the Company's life insurance business in force and represents the portion of the cost to acquire the Company that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. Such value is the present value of the actuarially determined projected cash flows for the acquired policies.

The value of the business acquired is amortized over the estimated contract life of the business acquired in relation to the present value of estimated gross profits using current assumptions based on an interest rate equal to

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the liability or contract rate on the value of business acquired. The estimated amortization and accretion of interest for the value of business acquired for each of the years through December 31, 2004 are as follows:

                                                                                            PROJECTED
                (IN THOUSANDS)                    BEGINNING                  ACCRETION OF    ENDING
            YEAR ENDED DECEMBER 31                 BALANCE    AMORTIZATION     INTEREST      BALANCE
            ----------------------                ---------   ------------   ------------   ---------
1997 (actual)..................................    168,692       (34,906)        9,958       143,744
1998 (actual)..................................    143,744       (26,807)        9,129       126,066
1999 (actual)..................................    126,066       (20,891)        7,936       113,111
2000...........................................    113,111       (23,418)        6,971        96,664
2001...........................................     96,664       (21,493)        5,890        81,061
2002...........................................     81,061       (17,805)        4,970        68,226
2003...........................................     68,226       (16,160)        4,185        56,251
2004...........................................     56,251       (14,625)        3,438        45,064

The projected ending balance of the value of business acquired will be further adjusted to reflect the impact of unrealized gains or losses on fixed maturities held as available for sale in the investment portfolio. Such adjustments are not recorded in the Company's net income but rather are recorded as a credit or charge to accumulated other comprehensive income, net of income tax. This adjustment increased the value of business acquired by $6.0 million as of December 31, 1999 and decreased the value of business acquired by $7.2 million as of December 31, 1998. Accumulated other comprehensive income increased by approximately $3.9 million as of December 31, 1999 due to this adjustment and decreased accumulated other comprehensive income by $4.7 million as of December 31, 1998.

LIFE INSURANCE REVENUE AND EXPENSES

Revenue for annuities, variable life insurance and interest-sensitive life insurance products consists of investment income, and policy charges such as mortality, expense and surrender charges and expense loads for premium taxes on certain contracts. Expenses consist of benefits and interest credited to contracts, policy maintenance costs and amortization of deferred insurance acquisition costs.

Premiums for term life policies are reported as earned when due. Profits for such policies are recognized over the duration of the insurance policies by matching benefits and expenses to premium income.

REINSURANCE

In the ordinary course of business, the Company enters into reinsurance agreements to diversify risk and limit its overall financial exposure to certain blocks of fixed-rate annuities and to individual death claims. The Company generally cedes 100 percent of the related annuity liabilities under the terms of the reinsurance agreements. Although these reinsurance agreements contractually obligate the reinsurers to reimburse the Company, they do not discharge the Company from its primary liabilities and obligations to policyholders. As such, these amounts paid or deemed to have been paid are recorded on the Company's consolidated balance sheet as reinsurance recoverables and ceded future policy benefits.

DEFERRED INSURANCE ACQUISITION COSTS

The costs of acquiring new business, principally commission expense and certain policy issuance and underwriting expenses, have been deferred to the extent they are recoverable from estimated future gross profits on the related contracts and policies. The deferred insurance acquisition costs for annuities, separate account business and interest-sensitive life insurance products are being amortized over the estimated contract life in relation to the present value of estimated gross profits. Deferred insurance acquisition costs related to such interest-sensitive products also reflect the estimated impact of unrealized gains or losses on fixed maturities held as available for sale

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) in the investment portfolio, through a credit or charge to accumulated other comprehensive income, net of income tax. The deferred insurance acquisition costs for term-life insurance products are being amortized over the premium paying period of the policies.

FUTURE POLICY BENEFITS

Liabilities for future policy benefits related to annuities and interest-sensitive life contracts reflect net premiums received plus interest credited during the contract accumulation period and the present value of future payments for contracts that have annuitized. Current interest rates credited during the contract accumulation period range from 3.0 percent to 10.0 percent. Future minimum guaranteed interest rates vary from 3.0 percent to 4.0 percent. For contracts that have annuitized, interest rates used in determining the present value of future payments range principally from 2.5 percent to 12.0 percent.

Liabilities for future term life policy benefits have been computed principally by a net level premium method. Anticipated rates of mortality are based on the 1975-1980 Select and Ultimate Table modified by Company experience, including withdrawals. Estimated future investment yields are a level 7.1 percent.

GUARANTY FUND ASSESSMENTS

The Company is liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during the years 1999 and prior. The Company's financial statements include provisions for all known assessments that are expected to be levied against the Company as well as an estimate of amounts (net of estimated future premium tax recoveries) that the Company believes it will be assessed in the future for which the life insurance industry has estimated the cost to cover losses to policyholders.

INVESTED ASSETS AND RELATED INCOME

Investments in fixed maturities and equity securities are carried at fair value. Short-term investments are carried at cost, which approximates fair value.

The amortized cost of fixed maturities is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed and asset-backed securities, over the estimated life of the security. Such amortization is included in net investment income. Amortization of the discount or premium from mortgage-backed and asset-backed securities is recognized using a level effective yield method which considers the estimated timing and amount of prepayments of the underlying loans and is adjusted to reflect differences which arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of such securities change as a result of changes in prepayment rates, the adjustment is also included in net investment income. The Company does not accrue interest income on fixed maturities deemed to be impaired on an other-than-temporary basis, or on mortgage loans and other real estate loans where the likelihood of collection of interest is doubtful.

Mortgage loans are carried at their unpaid balance, net of unamortized discount and any applicable reserves or write-downs. Other real estate-related investments, net of any applicable reserves and write-downs, include notes receivable from real estate ventures and investments in real estate ventures, adjusted for the equity in the operating income or loss of such ventures. Real estate reserves are established when declines in collateral values, estimated in light of current economic conditions, indicate a likelihood of loss.

Investments in policy loans and other invested assets, consisting primarily of venture capital investments and a leveraged lease, are carried primarily at cost.

Realized gains or losses on sales of investments, determined on the basis of identifiable cost on the disposition of the respective investment, recognition of other-than-temporary declines in value and changes in real estate-related reserves and write-downs are included in revenue. Net unrealized gains or losses on revaluation of investments are credited or charged to accumulated other comprehensive income (loss). Such unrealized gains are recorded net of deferred income tax expense, while unrealized losses are not tax benefitted.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
SEPARATE ACCOUNT BUSINESS

The assets and liabilities of the separate accounts represent segregated funds administered and invested by the Company for purposes of funding variable annuity and variable life insurance contracts for the exclusive benefit of variable annuity and variable life insurance contract holders. The Company receives administrative fees from the separate account and retains varying amounts of withdrawal charges to cover expenses in the event of early withdrawals by contract holders. The assets and liabilities of the separate accounts are carried at fair value.

INCOME TAX

The Company files a separate Federal income tax return. Deferred taxes are provided on the temporary differences between the tax and financial statement basis of assets and liabilities.

(2) CASH FLOW INFORMATION

The Company defines cash as cash in banks and money market accounts. The Company paid federal income taxes of $83.8 million, $126.0 million and $29.0 million directly to the United States Treasury Department during 1999, 1998 and 1997, respectively.

(3) INVESTED ASSETS AND RELATED INCOME

The Company is carrying its fixed maturity investment portfolio at estimated fair value as fixed maturities are considered available for sale. The carrying value of fixed maturities compared with amortized cost, adjusted for other-than-temporary declines in value, were as follows:

                                                                                      ESTIMATED
                                                                                     UNREALIZED
                                                        CARRYING    AMORTIZED    -------------------
                                                         VALUE         COST       GAINS     LOSSES
                   (in thousands)                      ----------   ----------   -------   ---------
DECEMBER 31, 1999
U.S. treasury securities and obligations of U.S.
  government agencies and authorities................  $    6,516   $    6,631   $    --   $    (115)
Obligations of states and political subdivisions,
  special revenue and nonguaranteed..................      21,656       22,107        --        (451)
Debt securities issued by foreign governments........      23,890       24,749       380      (1,239)
Corporate securities.................................   2,063,054    2,147,606     2,750     (87,302)
Mortgage and asset-backed securities.................   1,160,901    1,196,095       450     (35,644)
                                                       ----------   ----------   -------   ---------
       Total fixed maturities........................  $3,276,017   $3,397,188   $ 3,580   $(124,751)
                                                       ==========   ==========   =======   =========
DECEMBER 31, 1998
U.S. treasury securities and obligations of U.S.
  government agencies and authorities................  $    7,951   $    7,879   $    81   $      (9)
Obligations of states and political subdivisions,
  special revenue and nonguaranteed..................      27,039       26,768       362         (91)
Debt securities issued by foreign governments........      69,357       67,239     2,266        (148)
Corporate securities.................................   1,908,850    1,866,372    46,664      (4,186)
Mortgage and asset-backed securities.................   1,469,623    1,453,277    19,063      (2,717)
                                                       ----------   ----------   -------   ---------
       Total fixed maturities........................  $3,482,820   $3,421,535   $68,436   $  (7,151)
                                                       ==========   ==========   =======   =========

The carrying value and amortized cost of fixed maturity investments, by contractual maturity at December 31, 1999, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) INVESTED ASSETS AND RELATED INCOME (CONTINUED) right to call or prepay obligations with or without call or prepayment penalties and because mortgage-backed and asset-backed securities provide for periodic payments throughout their life.

                                                                 CARRYING     AMORTIZED
                                                                  VALUE          COST
                       (in thousands)                           ----------    ----------
One year or less............................................    $   49,221    $   48,953
Over one year through five years............................       747,086       765,064
Over five years through ten years...........................     1,022,850     1,073,468
Over ten years..............................................       295,959       313,608
Securities not due at a single maturity date, primarily
  mortgage and asset-backed securities(1)...................     1,160,901     1,196,095
                                                                ----------    ----------
       Total fixed maturities...............................    $3,276,017    $3,397,188
                                                                ==========    ==========

---------------
(1) Weighted average maturity of 4.9 years.

Proceeds from sales of investments in fixed maturities prior to maturity were $1,269.3 million, $882.6 million and $633.9 million during 1999, 1998 and 1997, respectively. Gross gains of $7.9 million, $10.1 million and $3.1 million and gross losses of $17.7 million, $8.0 million and $13.7 million were realized on sales and write-downs of fixed maturities in 1999, 1998 and 1997, respectively. Excluding agencies of the U.S. government, there were no individual investments that exceeded ten percent of stockholder's equity at December 31, 1999.

At December 31, 1999, securities carried at approximately $6.2 million were on deposit with governmental agencies as required by law.

Upon default or indication of potential default by an issuer of fixed maturity securities, the issue(s) of such issuer would be placed on nonaccrual status and, since declines in fair value would no longer be considered by the Company to be temporary, would be analyzed for possible write-down. Any such issue would be written down to its net realizable value during the fiscal quarter in which the impairment was determined to have become other than temporary. Thereafter, each issue on nonaccrual status is regularly reviewed, and additional write-downs may be taken in light of later developments.

The Company's computation of net realizable value involves judgments and estimates, so such value should be used with care. Such value determination considers such factors as the existence and value of any collateral security; the capital structure of the issuer; the level of actual and expected market interest rates; where the issue ranks in comparison with other debt of the issuer; the economic and competitive environment of the issuer and its business; the Company's view on the likelihood of success of any proposed issuer restructuring plan; and the timing, type and amount of any restructured securities that the Company anticipates it will receive.

The Company's $151.6 million real estate portfolio at December 31, 1999 consists of joint venture and third-party mortgage loans and other real estate-related investments. At December 31, 1999 and 1998, total impaired real estate-related loans were as follows:

                                                                DECEMBER 31     DECEMBER 31
                                                                    1999            1998
                       (in millions)                            ------------    ------------
Impaired loans without reserves--gross......................       $ 74.9          $ 83.9
Impaired loans with reserves--gross.........................         23.4            25.0
                                                                   ------          ------
       Total gross impaired loans...........................         98.3           108.9
Reserves related to impaired loans..........................        (18.5)          (18.5)
Write-downs related to impaired loans.......................         (3.5)           (3.5)
                                                                   ------          ------
       Net impaired loans...................................       $ 76.3          $ 86.9
                                                                   ======          ======

Impaired loans without reserves include loans in which the deficit in equity investments in real estate-related investments is considered in determining reserves and write-downs. The Company had an average balance of

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) INVESTED ASSETS AND RELATED INCOME (CONTINUED)
$100.0 million and $54.6 million in impaired loans for 1999 and 1998, respectively. Cash payments received on impaired loans are generally applied to reduce the outstanding loan balance.

At December 31, 1999 and 1998, loans on nonaccrual status, before reserves and write-downs, amounted to $98.3 million and $37.4 million, respectively. The Company's nonaccrual loans are generally included in impaired loans.

NET INVESTMENT INCOME

The sources of net investment income were as follows:

                                                                  1999           1998           1997
                       (in thousands)                           --------       --------       --------
Interest and dividends on fixed maturities..................    $231,176       $232,707       $250,170
Dividends on equity securities..............................       4,618          2,143          2,123
Income from short-term investments..........................       3,568          5,391          4,128
Income from mortgage loans..................................       6,296         14,964         16,283
Income from policy loans....................................      20,131         21,096         20,549
Income from other real estate-related investments...........         155            352          6,631
Income from other loans and investments.....................       2,033          2,223          2,045
                                                                --------       --------       --------
       Total investment income..............................    $267,977       $278,876       $301,929
Investment expense..........................................      (3,337)        (5,364)        (5,734)
                                                                --------       --------       --------
       Net investment income................................    $264,640       $273,512       $296,195
                                                                ========       ========       ========

NET REALIZED INVESTMENT GAINS (LOSSES)

Net realized investment gains (losses) for the years ended December 31, 1999, 1998 and 1997, were as follows:

                                                                       REALIZED GAINS (LOSSES)
                                                                -------------------------------------
                                                                 1999           1998           1997
                       (in thousands)                           -------       --------       --------
Real estate-related.........................................    $ 4,201       $ 41,362       $ 19,758
Fixed maturities............................................     (9,755)         2,158        (10,656)
Trading account securities--gross gains.....................        491          3,254             --
Trading account securities--gross losses....................     (7,794)          (417)            --
Trading account securities--holding losses..................         --           (151)            --
Equity securities...........................................      1,039          5,496            914
Other.......................................................      2,269            166            530
                                                                -------       --------       --------
  Realized investment gains (losses) before income tax
     expense (benefit)......................................    $(9,549)      $ 51,868       $ 10,546
Income tax expense (benefit)................................     (3,342)        18,154          3,691
                                                                -------       --------       --------
  Net realized investment gains (losses)....................    $(6,207)      $ 33,714       $  6,855
                                                                =======       ========       ========

Unrealized gains (losses) are computed below as follows: fixed maturities--the difference between fair value and amortized cost, adjusted for other-than-temporary declines in value; equity and other securities--the difference

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) INVESTED ASSETS AND RELATED INCOME (CONTINUED) between fair value and cost. The change in net unrealized investment gains (losses) by class of investment for the years ended December 31, 1999, 1998 and 1997 were as follows:

                                                             CHANGE IN UNREALIZED GAINS (LOSSES)
                                                          -----------------------------------------
                                                          DECEMBER 31    DECEMBER 31    DECEMBER 31
                                                              1999           1998          1997
                     (in thousands)                       ------------   ------------   -----------
Fixed maturities........................................   $(182,456)      $36,717       $ 87,787
Equity and other securities.............................      (3,929)       (1,075)          (103)
Adjustment to deferred insurance acquisition costs......       3,834        (2,399)        (2,325)
Adjustment to value of business acquired................      13,265        (1,954)       (26,209)
                                                           ---------       -------       --------
  Unrealized gain (loss) before income tax expense
     (benefit)..........................................    (169,286)       31,289         59,150
Income tax expense (benefit)............................     (15,492)       10,952           (985)
                                                           ---------       -------       --------
       Net unrealized gain (loss) on investments........   $(153,794)      $20,337       $ 60,135
                                                           =========       =======       ========

(4) UNCONSOLIDATED INVESTEES

At December 31, 1999 and 1998 the Company, along with other Kemper subsidiaries, directly held partnership interests in a number of real estate joint ventures. The Company's direct and indirect real estate joint venture investments are accounted for utilizing the equity method, with the Company recording its share of the operating results of the respective partnerships. The Company, as an equity owner, has the ability to fund, and historically has elected to fund, operating requirements of certain of the joint ventures. Consolidation accounting methods are not utilized as the Company, in most instances, does not own more than 50 percent in the aggregate, and in any event, major decisions of the partnership must be made jointly by all partners.

As of December 31, 1999 and 1998, the Company's net equity investment in unconsolidated investees amounted to $0.9 million and $1.2 million, respectively. The Company's share of net income related to such unconsolidated investees amounted to $155 thousand, $241 thousand and $835 thousand in 1999, 1998 and 1997, respectively.

(5) CONCENTRATION OF CREDIT RISK

The Company generally strives to maintain a diversified invested asset portfolio; however, certain concentrations of credit risk exist in mortgage and asset-backed securities and real estate.

Approximately 20.0 percent of the Company's investment-grade fixed maturities at December 31, 1999 were mortgage-backed securities, down from 28.0 percent at December 31, 1998, due to sales and paydowns during 1999. These investments consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities. The Company has not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. The Company's mortgage-backed investments are generally AAA credit quality.

Approximately 16.8 percent and 15.4 percent of the Company's investment-grade fixed maturities at December 31, 1999 and 1998, respectively, consisted of corporate asset-backed securities. The majority of the Company's investments in asset-backed securities were backed by home equity loans (24.0%), commercial mortgage-backed securities (22.8%), manufactured housing loans (12.5%), other commercial assets (11.3%) and collateralized loan and bond obligations (10.6%).

The Company's real estate portfolio is distributed by geographic location and property type. The geographic distribution of a majority of the real estate portfolio as of December 31, 1999 was as follows: California (36.8%), Hawaii (13.6%), Washington (10.9%) and Colorado (10.1%). The property type distribution of a majority of the real estate portfolio as of December 31, 1999 was as follows: hotels (36.3%), land (36.1%) and residential (13.5%).

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) CONCENTRATION OF CREDIT RISK (CONTINUED)
To maximize the value of certain land and other projects, additional development has been proceeding or has been planned. Such development of existing projects would continue to require funding, either from the Company or third parties. In the present real estate markets, third-party financing can require credit enhancing arrangements (e.g., standby financing arrangements and loan commitments) from the Company. The values of development projects are dependent on a number of factors, including Kemper's and the Company's plans with respect thereto, obtaining necessary construction and zoning permits and market demand for the permitted use of the property. There can be no assurance that such permits will be obtained as planned or at all, nor that such expenditures will occur as scheduled, nor that Kemper's and the Company's plans with respect to such projects may not change substantially.

Slightly more than half of the Company's real estate mortgage loans are on properties or projects where the Company, Kemper, or their affiliates have taken ownership positions in joint ventures with a small number of partners.

At December 31, 1999, loans to and investments in joint ventures in which Patrick M. Nesbitt or his affiliates ("Nesbitt"), a third-party real estate developer, have ownership interests constituted approximately $63.9 million, or
42.2 percent, of the Company's real estate portfolio. The Nesbitt ventures consist of nine hotel properties, one office building and one retail property. At December 31, 1999, the Company did not have any Nesbitt-related off-balance-sheet legal funding commitments outstanding.

At December 31, 1999, loans to a master limited partnership (the "MLP") between subsidiaries of Kemper and subsidiaries of Lumbermens Mutual Casualty Company ("Lumbermens"), a former affiliate, constituted approximately $55.4 million, or
36.5 percent, of the Company's real estate portfolio. Kemper's interest in the MLP is 75.0 percent at December 31, 1999. Loans to the MLP were placed on non-accrual status at the beginning of 1999 due to management's desire not to increase book value of the MLP over net realizable value, as interest on these loans has historically been added to principal. At December 31, 1999, MLP-related commitments accounted for approximately $0.1 million of the Company's off-balance-sheet legal commitments.

The remaining significant real estate-related investments amounted to $20.7 million at December 31, 1999 and consisted of various zoned and unzoned residential and commercial lots located in Hawaii. Due to certain negative zoning restriction developments in January 1997 and a continuing economic slump in Hawaii, the Company has placed these real estate-related investments on nonaccrual status as of December 31, 1996. The Company is currently pursuing the zoning of all remaining unzoned properties, as well as pursuing steps to sell all remaining zoned properties. However, due to the state of Hawaii's economy, which has lagged behind the economic expansion of most of the rest of the United States, the Company anticipates that it could be several additional years until it completely disposes of all of its investments in Hawaii. At December 31, 1999, off-balance sheet legal commitments related to Hawaiian properties totaled $4.0 million.

At December 31, 1999, the Company no longer had any outstanding loans or investments in projects with the Prime Group, Inc. or its affiliates, as all such investments have been sold. However, the Company continues to have Prime Group-related commitments, which accounted for $25.7 million of the Company's off-balance-sheet legal commitments at December 31, 1999.

(6) INCOME TAXES

Income tax expense (benefit) was as follows for the years ended December 31, 1999, 1998 and 1997:

                                                              1999          1998          1997
                      (in thousands)                        --------      --------      --------
Current...................................................  $ 75,816      $ 52,273      $130,662
Deferred..................................................   (42,952)      (12,469)      (99,370)
                                                            --------      --------      --------
          Total...........................................  $ 32,864      $ 39,804      $ 31,292
                                                            ========      ========      ========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) INCOME TAXES (CONTINUED)
Additionally, the deferred income tax (benefit) expense related to items included in other comprehensive income was as follows for the years ended December 31, 1999, 1998 and 1997:

                                                                1999         1998         1997
                       (in thousands)                         --------      -------      -------
Unrealized gains and losses on investments..................  $(21,477)     $12,476      $ 9,002
Value of business acquired..................................     4,643         (684)      (9,173)
Deferred insurance acquisition costs........................     1,342         (840)        (814)
                                                              --------      -------      -------
          Total.............................................  $(15,492)     $10,952      $  (985)
                                                              ========      =======      =======

The actual income tax expense for 1999, 1998 and 1997 differed from the "expected" tax expense for those years as displayed below. "Expected" tax expense was computed by applying the U.S. federal corporate tax rate of 35 percent in 1999, 1998, and 1997 to income before income tax expense.

                                                               1999         1998         1997
                       (in thousands)                         -------      -------      -------
Computed expected tax expense...............................  $27,232      $36,734      $24,503
Difference between "expected" and actual tax expense:
  State taxes...............................................    1,608         (434)       1,801
  Amortization of goodwill..................................    4,460        4,460        5,353
  Dividend received deduction...............................       --         (540)          --
  Foreign tax credit........................................     (306)        (250)        (278)
  Other, net................................................     (130)        (166)         (87)
                                                              -------      -------      -------
          Total actual tax expense..........................  $32,864      $39,804      $31,292
                                                              =======      =======      =======

Deferred tax assets and liabilities are generally determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company only records deferred tax assets if future realization of the tax benefit is more likely than not, with a valuation allowance recorded for the portion that is not likely to be realized. The valuation allowance is subject to future adjustments based upon, among other items, the Company's estimates of future operating earnings and capital gains.

The Company has established a valuation allowance to reduce the deferred federal tax asset related to real estate and unrealized losses on investments to a realizable amount. This amount is based on the evidence available and management's judgment. Any reversals of the valuation allowance are contingent upon the recognition of future capital gains in the Company's federal income tax return or a change in circumstances which causes the recognition of the benefits to become more likely than not. The change in the valuation allowance is related solely to the change in the net deferred federal tax asset or liability from unrealized gains or losses on investments.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) INCOME TAXES (CONTINUED)
The tax effects of temporary differences that give rise to significant portions of the Company's net deferred federal tax assets or liabilities were as follows:

                                                       DECEMBER 31    DECEMBER 31    DECEMBER 31
                                                          1999           1998           1997
                   (in thousands)                      -----------    -----------    -----------
Deferred federal tax assets:
  Deferred insurance acquisition costs ("DAC Tax")...   $121,723       $ 86,332       $ 75,522
  Unrealized losses on investments...................     43,758             --             --
  Life policy reserves...............................     43,931         27,240         43,337
  Unearned revenue...................................     59,349         42,598         37,243
  Real estate-related................................      7,103         13,944         13,400
  Other investment-related...........................        928          5,770          3,298
  Other..............................................      3,133          4,923          4,371
                                                        --------       --------       --------
     Total deferred federal tax assets...............    279,925        180,807        177,171
  Valuation allowance................................    (58,959)       (15,201)       (15,201)
                                                        --------       --------       --------
     Total deferred federal tax assets after
       valuation allowance...........................    220,966        165,606        161,970
                                                        --------       --------       --------
Deferred federal tax liabilities:
  Value of business acquired.........................     55,884         41,598         48,469
  Deferred insurance acquisition costs...............     41,706         32,040         20,811
  Depreciation and amortization......................     19,957         19,111         20,201
  Other investment-related...........................      7,670         14,337         18,774
  Unrealized gains on investments....................         --         21,477          9,002
  Other..............................................      2,247          1,984          4,720
                                                        --------       --------       --------
     Total deferred federal tax liabilities..........    127,464        130,547        121,977
                                                        --------       --------       --------
Net deferred federal tax assets......................   $ 93,502       $ 35,059       $ 39,993
                                                        ========       ========       ========

The net deferred tax assets relate primarily to unearned revenue and the DAC Tax associated with $1.6 billion and $1.5 billion of new and renewal sales in 1999 and 1998, respectively, from a non-registered individual and group variable bank-owned life insurance contract ("BOLI"). Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income over the ten year amortization period of the unearned revenue and DAC Tax to realize such deferred tax assets.

The tax returns through the year 1993 have been examined by the Internal Revenue Service ("IRS"). Changes proposed are not material to the Company's financial position. The tax returns for the years 1994 through 1996 are currently under examination by the IRS.

(7) RELATED-PARTY TRANSACTIONS

The Company received capital contributions from Kemper of $4.3 million and $45.0 million during 1998 and 1997, respectively. The Company paid cash dividends of $115.0 million, $95.0 million and $29.3 million to Kemper during 1999, 1998 and 1997, respectively.

The Company has loans to joint ventures, consisting primarily of mortgage loans on real estate, in which the Company and/or one of its affiliates has an ownership interest. At December 31, 1999 and 1998, joint venture mortgage loans totaled $67.2 million and $65.8 million, respectively, and during 1999, 1998 and 1997, the Company earned interest income on these joint venture loans of $0.6 million, $6.8 million and $7.5 million, respectively.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(7) RELATED-PARTY TRANSACTIONS (CONTINUED)
All of the Company's personnel are employees of Federal Kemper Life Assurance Company ("FKLA"), an affiliated company. The Company is allocated expenses for the utilization of FKLA employees and facilities, the investment management services of Scudder Kemper Investments, Inc. ("SKI") an affiliated company, and the information systems of Kemper Service Company ("KSvC"), an SKI subsidiary, based on the Company's share of administrative, legal, marketing, investment management, information systems and operation and support services. During 1999 and 1998, expenses allocated to the Company from SKI amounted to $17 thousand and $43 thousand, respectively. During 1997, expenses allocated to the Company from SKI and KSvC amounted to $114 thousand. The Company also paid to SKI investment management fees of $1.8 million, $3.1 million and $3.5 million during 1999, 1998 and 1997, respectively. In addition, expenses allocated to the Company from FKLA during 1999, 1998 and 1997 amounted to $34.1 million, $35.5 million and $30.0 million, respectively. The Company also paid to Kemper real estate subsidiaries fees of $1.0 million, $1.5 million and $2.2 million in 1999, 1998 and 1997, respectively, related to the management of the Company's real estate portfolio.

(8) REINSURANCE

As of December 31, 1999 and 1998, the reinsurance recoverable related to fixed-rate annuity liabilities ceded to an affiliate amounted to $309.7 million and $344.8 million, respectively.

In 1996, the Company assumed, on a yearly renewable term basis, term life insurance from FKLA. Premiums assumed during 1999 under the terms of the treaty amounted to $21.3 million and the face amount which remained outstanding at December 31, 1999 amounted to $10.4 billion.

Effective January 1, 1997, the Company ceded 90 percent of all new direct life insurance premiums to outside reinsurers. Life reserves ceded to outside reinsurers on the Company's direct business amounted to approximately $595 thousand and $413 thousand as of December 31, 1999 and 1998, respectively.

During December 1997, the Company entered into a funds withheld reinsurance agreement with a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"), formerly ZC Life Reinsurance Limited. Under the terms of this agreement, the Company ceded, on a yearly renewable term basis, 90 percent of the net amount at risk (death benefit payable to the insured less the insured's separate account cash surrender value) related to BOLI, which is held in the Company's separate accounts. As consideration for this reinsurance coverage, the Company cedes separate account fees (cost of insurance charges) to ZICBB and retains a portion of such funds under the terms of the reinsurance agreement in a funds withheld account which is included as a component of benefits and funds payable in the accompanying consolidated balance sheets. During 1998, the Company modified the reinsurance agreement to increase the reinsurance from ninety percent to one hundred percent.

The following table contains amounts related to the BOLI funds withheld reinsurance agreement (in millions):

BANK OWNED LIFE INSURANCE (BOLI)
(in millions)

                                                                     YEAR ENDED DECEMBER 31
                                                                --------------------------------
                                                                  1999        1998        1997
                                                                --------    --------    --------
Face amount in force........................................    $ 82,021    $ 66,186    $ 59,338
                                                                ========    ========    ========
Net amount at risk ceded....................................    $(75,979)   $(62,160)   $(51,066)
                                                                ========    ========    ========
Cost of insurance charges ceded.............................    $  166.4    $  175.5    $   24.3
                                                                ========    ========    ========
Funds withheld account......................................    $  263.4    $  170.9    $   23.4
                                                                ========    ========    ========

The Company has a funds withheld account ("FWA") supporting reserve credits on reinsurance ceded on the BOLI product. Amendments to the reinsurance contracts during 1998 changed the methodology used to determine increases to the FWA. A substantial portion of the FWA was marked-to-market based predominantly upon the total return of the Governmental Bond Division of the KILICO Variable Series I Separate Account.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(8) REINSURANCE (CONTINUED)
During 1998, the Company recorded a $2.5 million increase to the FWA related to this mark-to-market. In November 1998, to properly match revenue and expenses, the Company had also placed assets supporting the FWA in a segmented portion of its General Account. This portfolio was classified as "trading" under Statement of Financial Accounting Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. During 1998, the Company recorded a realized capital gain of $2.8 million upon transfer of these assets from "available for sale" to the trading portfolio as required by FAS 115. In addition, the Company recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair value of this portfolio during 1999 and 1998, respectively.

Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, the Company no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through the Company's operating results.

(9) POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

FKLA sponsors a health and welfare benefit plan that provides insurance benefits covering substantially all eligible, active and retired employees of FKLA and their covered dependents and beneficiaries. The Company is allocated a portion of the costs of providing such benefits. The Company is self insured with respect to medical benefits, and the plan is not funded except with respect to certain disability-related medical claims. The medical plan provides for medical insurance benefits at retirement, with eligibility based upon age and the participant's number of years of participation attained at retirement. The plan is contributory for pre-Medicare retirees, and will be contributory for all retiree coverage for most current employees, with contributions generally adjusted annually. Postretirement life insurance benefits are noncontributory and are limited to $10,000 per participant.

The allocated accumulated postretirement benefit obligation accrued by the Company amounted to $1.2 million and $2.0 million at December 31, 1999 and 1998, respectively.

The discount rate used in determining the allocated postretirement benefit obligation was 8.0 percent and 7.0 percent for 1999 and 1998, respectively. The assumed health care trend rate used was based on projected experience for 1999,
7.2 percent for 2000, gradually declining to 5.6 percent by the year 2004 and gradually declining thereafter.

A one percentage point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation as of December 31, 1999 and 1998 by $190 thousand and $312 thousand, respectively.

(10) COMMITMENTS AND CONTINGENT LIABILITIES

The Company is involved in various legal actions for which it establishes liabilities where appropriate. In the opinion of the Company's management, based upon the advice of legal counsel, the resolution of such litigation is not expected to have a material adverse effect on the consolidated financial statements.

Although neither the Company nor its joint venture projects have been identified as a "potentially responsible party" under Federal environmental guidelines, inherent in the ownership of, or lending to, real estate projects is the possibility that environmental pollution conditions may exist on or near or relate to properties owned or previously owned on properties securing loans. Where the Company has presently identified remediation costs, they have been taken into account in determining the cash flows and resulting valuations of the related real estate assets. Based on the Company's receipt and review of environmental reports on most of the projects in which it is involved, the Company believes its environmental exposure would be immaterial to its consolidated results of operations. However, the Company may be required in the future to take actions to remedy environmental exposures, and there can be no assurance that material environmental exposures will not develop or be identified in the future. The amount of future environmental costs is impossible to estimate due to, among other factors, the unknown magnitude of possible exposures, the unknown timing and extent of corrective actions that may be

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10) COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED) required, the determination of the Company's liability in proportion to others and the extent such costs may be covered by insurance or various environmental indemnification agreements.

(11) FINANCIAL INSTRUMENTS--OFF-BALANCE-SHEET RISK

At December 31, 1999, the Company had future legal loan commitments and stand-by financing agreements totaling $29.8 million to support the financing needs of various real estate investments. To the extent these arrangements are called upon, amounts loaned would be collateralized by assets of the joint ventures, including first mortgage liens on the real estate. The Company's criteria in making these arrangements are the same as for its mortgage loans and other real estate investments. These commitments are included in the Company's analysis of real estate-related reserves and write-downs. The fair values of loan commitments and standby financing agreements are estimated in conjunction with and using the same methodology as the fair value estimates of mortgage loans and other real estate-related investments.

(12) FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates are made at specific points in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. A significant portion of the Company's financial instruments are carried at fair value. Fair value estimates for financial instruments not carried at fair value are generally determined using discounted cash flow models and assumptions that are based on judgments regarding current and future economic conditions and the risk characteristics of the investments. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could significantly affect the estimates and such estimates should be used with care.

Fair value estimates are determined for existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and certain liabilities that are not considered financial instruments. Accordingly, the aggregate fair value estimates presented do not represent the underlying value of the Company. For example, the Company's subsidiaries are not considered financial instruments, and their value has not been incorporated into the fair value estimates. In addition, tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

FIXED MATURITIES AND EQUITY SECURITIES: Fair values were determined by using market quotations, or independent pricing services that use prices provided by market makers or estimates of fair values obtained from yield data relating to instruments or securities with similar characteristics, or fair value as determined in good faith by the Company's portfolio manager, SKI.

CASH AND SHORT-TERM INVESTMENTS: The carrying amounts reported in the consolidated balance sheets for these instruments approximate fair values.

MORTGAGE LOANS AND OTHER REAL ESTATE-RELATED INVESTMENTS: Fair values were estimated based upon the investments observable market price, net of estimated costs to sell. The estimates of fair value should be used with care given the inherent difficulty in estimating the fair value of real estate due to the lack of a liquid quotable market.

OTHER LOANS AND INVESTMENTS: The carrying amounts reported in the consolidated balance sheets for these instruments approximate fair values. The fair values of policy loans were estimated by discounting the expected future cash flows using an interest rate charged on policy loans for similar policies currently being issued.

LIFE POLICY BENEFITS: Fair values of the life policy benefits regarding investment contracts (primarily deferred annuities) and universal life contracts were estimated by discounting gross benefit payments, net of contractual premiums, using the average crediting rate currently being offered in the marketplace for similar contracts with maturities consistent with those remaining for the contracts being valued. The Company had projected its future

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12) FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) average crediting rate in 1999 and 1998 to be 4.78 percent and 4.75 percent, respectively, while the assumed average market crediting rate was 5.0 percent in both 1999 and 1998.

The carrying values and estimated fair values of the Company's financial instruments at December 31, 1999 and 1998 were as follows:

                                                       DECEMBER 31, 1999             DECEMBER 31, 1998
                                                    ------------------------      ------------------------
                                                     CARRYING        FAIR          CARRYING        FAIR
                                                      VALUE         VALUE           VALUE         VALUE
                 (in thousands)                     ----------    ----------      ----------    ----------
Financial instruments recorded as assets:
  Fixed maturities..............................    $3,276,017    $3,276,017      $3,482,820    $3,482,820
  Trading account securities....................            --            --         101,781       101,781
  Cash and short-term investments...............        54,406        54,406          71,820        71,820
  Mortgage loans and other real estate-related
     assets.....................................       151,623       151,623         164,375       164,375
  Policy loans..................................       261,788       261,788         271,540       271,540
  Equity securities.............................        61,592        61,592          66,854        66,854
  Other invested assets.........................        25,620        26,226          23,645        27,620
Financial instruments recorded as liabilities:
  Life policy benefits, excluding term life
     reserves...................................     3,399,299     3,299,254       3,551,050     3,657,510
  Funds withheld account........................       263,428       263,428         170,920       170,920

(13) STOCKHOLDER'S EQUITY--RETAINED EARNINGS

The maximum amount of dividends which can be paid by insurance companies domiciled in the State of Illinois to shareholders without prior approval of regulatory authorities is restricted. The maximum amount of dividends which can be paid by the Company without prior approval in 2000 is $59.1 million. The Company paid cash dividends of $115.0 million, $95.0 million and $29.3 million to Kemper during 1999, 1998 and 1997, respectively.

The Company's net income and capital and surplus as determined in accordance with statutory accounting principles were as follows:

                                                                  1999          1998          1997
                       (in thousands)                           --------      --------      --------
Net income..................................................    $ 59,116      $ 64,871      $ 58,372
                                                                ========      ========      ========
Statutory capital and surplus...............................    $394,966      $455,213      $476,924
                                                                ========      ========      ========

In March 1998, the National Association of Insurance Commissioners approved the codification of statutory accounting principles. Codification is effective January 1, 2001. The Company has not quantified the impact that codification will have on its statutory financial position or results of operations.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(14) UNAUDITED INTERIM FINANCIAL INFORMATION

The following table sets forth the Company's unaudited quarterly financial information:

(in thousands)

                                         MARCH 31    JUNE 30     SEPTEMBER 30    DECEMBER 31      YEAR
QUARTER ENDED                            --------    --------    ------------    -----------    --------
1999 OPERATING SUMMARY
  Revenues...........................    $95,646     $ 86,164      $78,301        $103,308      $363,419
                                         =======     ========      =======        ========      ========
  Net operating income, excluding
     realized gains (losses).........    $11,222     $ 14,385      $11,568        $ 13,971      $ 51,147
  Net realized investment gains
     (losses)........................       (627)      (1,286)      (5,098)            805        (6,207)
                                         -------     --------      -------        --------      --------
          Net income.................    $10,595     $ 13,099      $ 6,470        $ 14,776      $ 44,940
                                         =======     ========      =======        ========      ========
1998 OPERATING SUMMARY
  Revenues...........................    $98,026     $110,003      $98,752        $112,958      $419,739
                                         =======     ========      =======        ========      ========
  Net operating income, excluding
     realized gains..................    $ 8,025     $  5,700      $ 7,169        $ 10,541      $ 31,435
  Net realized investment gains......      1,205       10,187        5,818          16,504        33,714
                                         -------     --------      -------        --------      --------
          Net income.................    $ 9,230     $ 15,887      $12,987        $ 27,045      $ 65,149
                                         =======     ========      =======        ========      ========
1997 OPERATING SUMMARY
  Revenues...........................    $89,055     $ 99,293      $86,071        $151,061      $425,480
                                         =======     ========      =======        ========      ========
  Net operating income, excluding
     realized gains(losses)..........    $ 9,590     $  7,701      $ 6,075        $  8,496      $ 31,862
  Net realized investment gains
     (losses)........................        578        5,305       (1,971)          2,943         6,855
                                         -------     --------      -------        --------      --------
          Net income.................    $10,168     $ 13,006      $ 4,104        $ 11,439      $ 38,717
                                         =======     ========      =======        ========      ========

(15) OPERATING SEGMENTS AND RELATED INFORMATION

In June 1997, the Financial Accounting Standards Board ("the FASB") issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. FAS 131 established standards for how to report information about operating segments. It also established standards for related disclosures about products and services, geographic areas and major customers. The Company adopted FAS 131 as of December 31, 1998 and the impact of implementation did not affect the Company's consolidated financial position, results of operations or cash flows. In the initial year of adoption, FAS 131 requires comparative information for earlier years to be restated, unless impracticable to do so.

The Company, FKLA, Zurich Life Insurance Company of America, ("ZLICA"), and Fidelity Life Association ("FLA"), a Mutual Legal Reserve Company, owned by its policyholders, operate under the trade name Zurich Kemper Life. For purposes of this operating segment disclosure, Zurich Kemper Life will also include the operations of Zurich Direct, Inc., an affiliated direct marketing life insurance agency and excludes FLA, as it is owned by its policyholders.

Zurich Kemper Life is segregated by Strategic Business Unit ("SBU"). The SBU concept employed by ZFS has each SBU concentrate on a specific customer market. The SBU is the focal point of Zurich Kemper Life, because it is at the SBU level that Zurich Kemper Life can clearly identify customer segments and then work to understand and satisfy the needs of each customer. The contributions of Zurich Kemper Life's SBUs to consolidated revenues, operating results and certain balance sheet data pertaining thereto, are shown in the following tables on the basis of accounting principles generally accepted in the United States.

Zurich Kemper Life is segregated into the Life Brokerage, Financial, Retirement Solutions Group ("RSG") and Direct SBUs. The SBUs are not managed at the legal entity level, but rather at the Zurich Kemper Life level.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) OPERATING SEGMENTS AND RELATED INFORMATION (CONTINUED)
Zurich Kemper Life's SBUs cross legal entity lines, as certain similar products are sold by more than one legal entity. The vast majority of the Company's business is derived from the Financial and RSG SBUs.

Each SBU's revenue is derived from geographically dispersed areas as Zurich Kemper Life is licensed in the District of Columbia and all states except New York. During 1999, 1998 and 1997, Zurich Kemper Life did not derive net revenue from one customer that exceeded 10 percent of the total revenue of Zurich Kemper Life.

The principal products and markets of Zurich Kemper Life's SBUs are as follows:

LIFE BROKERAGE: The Life Brokerage SBU develops low cost term and universal life insurance, as well as fixed annuities, to market through independent agencies and national marketing organizations.

FINANCIAL: The Financial SBU focuses on a wide range of products that provide for the accumulation, distribution and transfer of wealth and primarily includes variable and fixed annuities, variable universal life and bank-owned life insurance. These products are distributed to consumers through financial intermediaries such as banks, brokerage firms and independent financial planners. Institutional business includes BOLI and funding agreements (included in FKLA).

RSG: The RSG SBU has a sharp focus on its target customer. This SBU markets variable annuities to K-12 schoolteachers, administrators, and healthcare workers, along with college professors and certain employees of selected non-profit organizations. This target market is eligible for what the IRS designates as retirement-oriented savings or investment plans that qualify for special tax treatment.

DIRECT: The Direct SBU is a direct marketer of basic, low-cost term life insurance through various marketing media.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) OPERATING SEGMENTS AND RELATED INFORMATION (CONTINUED)
Summarized financial information for ZKL's SBU's are as follows:

As of and for the period ending December 31, 1999:
(in thousands)

                                            LIFE
                                         BROKERAGE      FINANCIAL        RSG         DIRECT        TOTAL
          INCOME STATEMENT               ----------    -----------    ----------    --------    -----------
REVENUE
  Premium income.....................    $  145,533    $       410    $       --    $  8,038    $   153,981
  Net investment income..............       137,106        175,590       101,202       1,297        415,195
  Realized investment gains
     (losses)........................           976         (6,980)          (98)         --         (6,102)
  Fees and other income..............        70,477         48,873        35,742      44,528        199,620
                                         ----------    -----------    ----------    --------    -----------
          Total revenue..............       354,092        217,893       136,846      53,863        762,694
                                         ----------    -----------    ----------    --------    -----------
BENEFITS AND EXPENSES
  Policyholder benefits..............       200,161        112,869        68,801       3,529        385,360
  Intangible asset amortization......        54,957         12,053        13,989          --         80,999
  Net deferral of insurance
     acquisition costs...............       (37,433)       (43,664)      (20,624)    (41,412)      (143,133)
  Commissions and taxes, licenses and
     fees............................        21,881         66,702        26,700      17,411        132,694
  Operating expenses.................        56,179         25,101        23,611      71,194        176,085
                                         ----------    -----------    ----------    --------    -----------
          Total benefits and
            expenses.................       295,745        173,061       112,477      50,722        632,005
                                         ----------    -----------    ----------    --------    -----------
Income before income tax expense.....        58,347         44,832        24,369       3,141        130,689
Income tax expense...................        25,707         19,235        10,966       1,114         57,022
                                         ----------    -----------    ----------    --------    -----------
          Net income.................    $   32,640    $    25,597    $   13,403    $  2,027    $    73,667
                                         ==========    ===========    ==========    ========    ===========
BALANCE SHEET
  Total assets.......................    $3,066,956    $10,311,850    $4,755,437    $144,189    $18,278,432
                                         ==========    ===========    ==========    ========    ===========

                                                                           NET
                                                                          INCOME
                                                              REVENUE     (LOSS)       ASSETS
                                                              --------   --------    -----------
Total revenue, net income and assets, respectively, from
  above:....................................................  $762,694   $ 73,667    $18,278,432
                                                              --------   --------    -----------
Less:
  Revenue, net income and assets of FKLA....................   305,334     24,801      3,162,048
  Revenue, net income and assets of ZLICA...................    49,460      8,528        456,283
  Revenue, net loss and assets of Zurich Direct.............    44,481     (4,602)         4,385
                                                              --------   --------    -----------
  Totals per the Company's consolidated financial
     statements.............................................  $363,419   $ 44,940    $14,655,716
                                                              ========   ========    ===========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) OPERATING SEGMENTS AND RELATED INFORMATION (CONTINUED)
As of and for the period ending December 31, 1998:
(in thousands)

                                             LIFE
                                          BROKERAGE     FINANCIAL        RSG         DIRECT        TOTAL
INCOME STATEMENT                          ----------    ----------    ----------    --------    -----------
REVENUE
  Premium income......................    $  160,067    $       56    $       --    $  5,583    $   165,706
  Net investment income...............       141,171       180,721       100,695         271        422,858
  Realized investment gains...........        20,335        33,691        15,659          30         69,715
  Fees and other income...............        80,831        40,421        31,074      23,581        175,907
                                          ----------    ----------    ----------    --------    -----------
       Total revenue..................       402,404       254,889       147,428      29,465        834,186
                                          ----------    ----------    ----------    --------    -----------
BENEFITS AND EXPENSES
  Policyholder benefits...............       243,793       117,742        73,844       2,110        437,489
  Intangible asset amortization.......        58,390        15,669        15,703          --         89,762
  Net deferral of insurance
     acquisition costs................       (55,569)       (9,444)      (22,964)    (22,765)      (110,742)
  Commissions and taxes, licenses and
     fees.............................        29,539        43,919        22,227      11,707        107,392
  Operating expenses..................        61,659        24,924        20,279      35,593        142,455
                                          ----------    ----------    ----------    --------    -----------
       Total benefits and expenses....       337,812       192,810       109,089      26,645        666,356
                                          ----------    ----------    ----------    --------    -----------
Income before income tax expense......        64,592        62,079        38,339       2,820        167,830
Income tax expense....................        26,774        24,340        14,794       1,001         66,909
                                          ----------    ----------    ----------    --------    -----------
       Net income.....................    $   37,818    $   37,739    $   23,545    $  1,819    $   100,921
                                          ==========    ==========    ==========    ========    ===========
BALANCE SHEET
  Total assets........................    $3,194,530    $8,232,927    $4,172,828    $ 46,254    $15,646,539
                                          ==========    ==========    ==========    ========    ===========

                                                                              NET
                                                                             INCOME
                                                                REVENUE      (LOSS)       ASSETS
                                                                --------    --------    -----------
Total revenue, net income and assets, respectively, from
  above:....................................................    $834,186    $100,921    $15,646,539
                                                                --------    --------    -----------
Less:
  Revenue, net income and assets of FKLA....................     336,841      35,953      2,986,381
  Revenue, net loss and assets of ZLICA.....................      54,058      (1,066)       416,115
  Revenue, net income and assets of Zurich Direct...........      23,548         885          4,322
                                                                --------    --------    -----------
       Totals per the Company's consolidated financial
          statements........................................    $419,739    $ 65,149    $12,239,721
                                                                ========    ========    ===========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) OPERATING SEGMENTS AND RELATED INFORMATION (CONTINUED)
As of and for the period ending December 31, 1997:
(in thousands)

                                              LIFE
                                           BROKERAGE     FINANCIAL        RSG        DIRECT        TOTAL
           INCOME STATEMENT                ----------    ----------    ----------    -------    -----------
REVENUE
  Premium income.......................    $  167,439    $       --    $       --    $ 4,249    $   171,688
  Net investment income................       155,885       212,767        91,664        455        460,771
  Realized investment gains............         2,503         7,744         2,692         50         12,989
  Fees and other income................        78,668        73,823        23,663      8,007        184,161
                                           ----------    ----------    ----------    -------    -----------
       Total revenue...................       404,495       294,334       118,019     12,761        829,609
                                           ----------    ----------    ----------    -------    -----------
BENEFITS AND EXPENSES
  Policyholder benefits................       247,878       153,327        60,061      2,234        463,500
  Intangible asset amortization........        58,534        25,593        15,589         --         99,716
  Net deferral of insurance acquisition
     costs.............................       (50,328)      (18,222)      (13,033)    (5,242)       (86,825)
  Commissions and taxes, licenses and
     fees..............................        39,477        66,552        16,668      3,518        126,215
  Operating expenses...................        55,859        20,282        14,320     19,472        109,933
                                           ----------    ----------    ----------    -------    -----------
       Total benefits and expenses.....       351,420       247,532        93,605     19,982        712,539
                                           ----------    ----------    ----------    -------    -----------
Income (loss) before income tax expense
  (benefit)............................        53,075        46,802        24,414     (7,221)       117,070
Income tax expense (benefit)...........        25,554        21,144        10,545     (2,528)        54,715
                                           ----------    ----------    ----------    -------    -----------
       Net income (loss)...............    $   27,521    $   25,658    $   13,869    $(4,693)   $    62,355
                                           ==========    ==========    ==========    =======    ===========
BALANCE SHEET
  Total assets.........................    $2,877,854    $7,416,791    $3,759,173    $41,669    $14,095,487
                                           ==========    ==========    ==========    =======    ===========

                                                                              NET
                                                                            INCOME
                                                                REVENUE     (LOSS)       ASSETS
                                                                --------    -------    -----------
Total revenue, net income and assets, respectively, from
  above:....................................................    $829,609    $62,355    $14,095,487
Less:
  Revenue, net income and assets of FKLA....................     338,854     24,740      3,105,396
  Revenue, net income and assets of ZLICA...................      57,233      2,193        398,786
  Revenue, net loss and assets of Zurich Direct.............       8,042     (3,295)         1,655
                                                                --------    -------    -----------
       Totals per the Company's consolidated financial
          statements........................................    $425,480    $38,717    $10,589,650
                                                                ========    =======    ===========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(16) SUBSEQUENT EVENT

In February 2000, the Company announced that it had entered into an agreement to purchase for $5.5 million the following related entities, all privately held New York corporations:

     - PMG Securities Corporation
     - PMG Asset Management, Inc.
     - PMG Life Agency, Inc., and
     - PMG Marketing, Inc.

These companies were primarily purchased for their specialization in the target market of the RSG SBU. The acquisition is expected to close at the end of the first quarter 2000.

APPENDIX A

ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:            $40,000

Guarantee Period:               5 Years

Guaranteed Interest Rate:     5% Annual Effective Rate

The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Date of Issue. The Market Value Adjustment operates in a similar manner for transfers. No Withdrawal Charge applies to transfers.

The Guarantee Period Value for this $40,000 Purchase Payment is $51,051.26 at the end of the five-year Guarantee Period. After one year, when the withdrawals occur in these examples, the Guarantee Period Value is $42,000.00. It is also assumed, for the purposes of these examples, that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment will be based on the rate we are then crediting (at the time of the withdrawal) on new Contracts with the same Guarantee Period as the time remaining in your Guarantee Period rounded to the next higher number of complete years. One year after the Purchase Payment there would have been four years remaining in your Guarantee Period. These examples also show the Withdrawal Charge (if any) which would be calculated separately after the Market Value Adjustment.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment and we are then crediting 6.5% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:

                      -.0551589*   =    [   (1 + .05)    ]  (4)   -1
                                           ----------
                                           (1 + .065)

The Market Value Adjustment is a reduction of $2,316.67 from the Guarantee Period Value:

                       - 2,316.67 = -.0551589 X 42,000.00

The Market Adjusted Value would be:

                      $39,683.33 = $42,000.00 - $2,316.67

A Withdrawal Charge of 6% would be assessed against the Market Adjusted Value in excess of the amount available as a free withdrawal. In this case, there are no prior withdrawals, so 10% of the Market Adjusted Value is not subject to a Withdrawal Charge. The Withdrawal Charge is thus:

                       $2,142.90 = $39,683.33 X .90 X .06

Thus, the amount payable on a full withdrawal would be:

                      $37,540.43 = $39,683.33 - $2,142.90

If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be 50% of that of the full withdrawal:

                      -$1,158.34 = -.0551589 X $21,000.00

The Market Adjusted Value would be:

                      $19,841.66 = $21,000.00 - $1,158.34

---------------

* Actual calculation utilizes 10 decimal places.

The Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 10% of the full Market Adjusted Value as there are no prior withdrawals:

                $952.39 = ($19,841.46 - .10 X $39,683.33) X .06

Thus, the amount payable on this partial withdrawal would be:

                        $18.889.07 = $19,841.46 -$952.39

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year later and we are then crediting 4% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:

                                 +.0390198    =    [   (1 + .05)    ]  (4)   -1
                                                      ----------
                                                       (1 + .04)

The Market Value Adjustment is an increase of $1638.83 to the Guarantee Period
Value:

                       $1,638.83 = $42,000.00 X .0390198

The Market Adjusted Value would be:

                       $43,638.33 = $42,000.00 +$1,638.83

A Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 10% of the full Market Adjusted Value, as there were no prior withdrawals:

                       $2,356.47 = $43,638.33 X .90 X .06

Thus, the amount payable on withdrawal would be:

                      $41,281.85 = $43,638.33 - $2,356.47

If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be:

                        $819.42 = $21,000.00 X .0390198

The Market Adjusted Value of $21,000.00 would be:

                       $21,819.42 = $21,000.00 + $819.42

The Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 10% of the full Market Adjusted Value as there are no prior withdrawals:

                $1,047.34 = ($21,819.42 - .1 X $43,638.33) X .06

Thus, the amount payable on this partial withdrawal would be:

                      $20,772.08 = $21,819.42 - $1,047.34

Actual Market Value Adjustment may have a greater or lesser impact than that shown in the Examples, depending on the actual change in interest crediting rates and the timing of the withdrawal or transfer in relation to the time remaining in the Guarantee Period.

APPENDIX B

KEMPER INVESTORS LIFE INSURANCE COMPANY DEFERRED FIXED AND VARIABLE ANNUITY IRA, ROTH IRA AND SIMPLE IRA DISCLOSURE STATEMENT

This Disclosure Statement describes the statutory and regulatory provisions applicable to the operation of traditional Individual Retirement Annuities
(IRAs), Roth Individual Retirement Annuities (Roth IRAs) and Simple Individual Retirement Annuities (SIMPLE IRAs). Internal Revenue Service regulations require that this be given to each person desiring to establish an IRA, Roth IRA or a SIMPLE IRA. Except where otherwise indicated, IRA discussion includes Simplified Employee Pension IRAs (SEP IRAs). Further information can be obtained from Kemper Investors Life Insurance Company and from any district office of the Internal Revenue Service.

A. REVOCATION

Within 7 days of the date you signed your enrollment application, you may revoke the Contract and receive back 100% of your money. To do so, wire Kemper Investors Life Insurance Company, 1 Kemper Drive, Long Grove, Illinois 60049, or call 1-800-621-5001.

B. STATUTORY REQUIREMENTS

This Contract is intended to meet the requirements of Section 408(b) of the Internal Revenue Code (Code), Section 408A of the Code for use as a Roth IRA, or of Section 408(p) of the Code for use as a SIMPLE IRA, whichever is applicable. The Contract has not been approved as to form for use as an IRA, Roth IRA or a SIMPLE IRA by the Internal Revenue Service. Such approval by the Internal Revenue Service is a determination only as to form of the Contract, and does not represent a determination on the merits of the Contract.

1. The amount in your IRA, Roth IRA, and SIMPLE IRA, whichever is applicable, must be fully vested at all times and the entire interest of the owner must be nonforfeitable.

2. The Contract must be nontransferable by the owner.

3. The Contract must have flexible premiums.

4. For IRAs and SIMPLE IRAs, you must start receiving distributions on or before April 1 of the year following the year in which you reach age 70 1/2 (the required beginning date)(see "Required Distributions"). However, Section 401(a)(9)(A) of the Code (relating to minimum distributions required to commence at age 70 1/2), and the incidental death benefit requirements of Section 401(a) of the Code, do not apply to Roth IRAs.

If you die before your entire interest in your Contract is distributed, unless otherwise permitted under applicable law, any remaining interest in the Contract must be distributed to your beneficiary by December 31 of the calendar year containing the fifth anniversary of your death; except that: (1) if the interest is payable to an individual who is your designated beneficiary (within the meaning of Section 401(a)(9) of the Code), the designated beneficiary may elect to receive the entire interest over his or her life, or over a period certain not extending beyond his or her life expectancy, commencing on or before December 31 of the calendar year immediately following the calendar year in which you die; and (2) if the designated beneficiary is your spouse, the Contract will be treated as his or her own IRA, or, where applicable, Roth IRA.

5. Except in the case of a rollover contribution or a direct transfer (see "Rollovers and Direct Transfers"), or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP), (1) all contributions to an IRA, including a Roth IRA, must be cash contributions which do not exceed $2,000 for any taxable year, and (2) all contributions to a SIMPLE IRA must be cash contributions, including matching or nonelective employer contributions (see "SIMPLE IRAs"), which do not exceed $6,000 for any year (as adjusted for inflation).

6. The Contract must be for the exclusive benefit of you and your beneficiaries.

C. ROLLOVERS AND DIRECT TRANSFERS FOR IRAS AND
   SIMPLE IRAS

1. A rollover is a tax-free transfer from one retirement program to another that you cannot deduct on your tax return. There are two kinds of tax-free rollover payments under an IRA. In one, you transfer amounts from one IRA to another. With the other, you transfer amounts from a qualified employee benefit plan or tax-sheltered annuity to an IRA. Tax-free rollovers can be made from a SIMPLE IRA to another SIMPLE IRA or to a SIMPLE Individual Retirement Account under Section 408(p) of the Code. An individual can make a tax-free rollover to an IRA from a SIMPLE IRA after a two-year period has expired since the individual first participated in a SIMPLE plan.

2. You must complete the transfer by the 60th day after the day you receive the distribution from your IRA or other qualified employee benefit plan or SIMPLE IRA.

3. A rollover distribution may be made to you only once a year. The one-year period begins on the date you receive the rollover distribution, not on the date you roll it over (reinvest it).

4. A direct transfer to an IRA of funds in an IRA from one trustee or insurance company to another is not a rollover. It is a transfer that is not affected by the one-year waiting period.

5. All or a part of the premium for this Contract used as an IRA may be paid from a rollover from an IRA, qualified pension or profit-sharing plan or tax-sheltered annuity, or from a direct transfer from another IRA. All or part of the premium for this Contract used as a SIMPLE IRA may be paid from a rollover from a SIMPLE IRA or SIMPLE Individual Retirement Account or, to the extent permitted by law, from a direct transfer from a SIMPLE IRA or SIMPLE Individual Retirement Account.

6. A distribution that is eligible for rollover treatment from a qualified employee benefit plan or tax-sheltered annuity will be subject to twenty percent (20%) withholding by the Internal Revenue Service even if you roll the distribution over within the 60-day rollover period. One way to avoid this withholding is to make the distribution as a direct transfer to the IRA trustee or insurance company.

D. CONTRIBUTION LIMITS AND ALLOWANCE OF DEDUCTION
   FOR IRAS

1. In general, the amount you can contribute each year to an IRA is the lesser of $2,000 or your taxable compensation for the year. If you have more than one IRA, the limit applies to the total contributions made to your own IRAs for the year. Generally, if you work the amount that you earn is compensation. Wages, salaries, tips, professional fees, bonuses and other amounts you receive for providing personal services are compensation. If you own and operate your own business as a sole proprietor, your net earnings reduced by your deductible contributions on your behalf to self-employed retirement plans is compensation. If you are an active partner in a partnership and provide services to the partnership, your share of partnership income reduced by deductible contributions made on your behalf to qualified retirement plans is compensation. All taxable alimony and separate maintenance payments received under a decree of divorce or separate maintenance is compensation.

2. In the case of a married couple filing a joint return, up to $2,000 can be contributed to each spouse's IRA, even if one spouse has little or no compensation. This means that the total combined contributions that can be made to both IRAs can be as much as $4,000 for the year. Previously, if one spouse had no compensation or elected to be treated as having no compensation, the total combined contributions to both IRAs could no be more than $2,250.

3. In the case of a married couple with unequal compensation who file a joint return, the limit on the deductible contributions to the IRA of the spouse with less compensation is the smaller of:

     a. $2,000, or

     b. The total compensation of both spouses, reduced by any deduction allowed for contributions to IRAs of the spouse with more compensation.

The deduction for contributions to both spouses' IRAs may be further limited if either spouse is covered by an employer retirement plan.

4. Even if your spouse is covered by an employer retirement plan, you may be able to deduct your contributions to an IRA if you are not covered by an employer plan. The deduction is limited to $2,000 and it must be reduced if your adjusted gross income on a joint return is more than $150,000 but less than $160,000. Your deduction is eliminated if your income on a joint return is $160,000 or more.

5. Contributions to your IRA can be made at any time. If you make the contribution between January 1 and April 15, however, you may elect to treat the contribution as made either in that year or in the preceding year.

You may file a tax return claiming a deduction for your IRA contribution before the contribution is actually made. You must, however, make the contribution by the due date of your return not including extensions.

6. You cannot make a contribution other than a rollover contribution to your IRA for the year in which you reach age 70 1/2 or thereafter.

E. SEP IRAS

1. SEP IRA rules concerning eligibility and contributions are governed by Code
Section 408(k). The maximum deductible contribution for a SEP IRA is the lesser of $30,000 or 15% of compensation.

2. A SEP must be established and maintained by an employer (corporation, partnership, sole proprietor). Information about the Kemper SEP is available upon request.

F. SIMPLE IRAS

1. A SIMPLE IRA must be established with your employer using a qualified salary reduction agreement.

2. You may elect to have your employer contribute to your SIMPLE IRA, under a qualified salary reduction agreement, an amount (expressed as a percentage of your compensation) not to exceed $6,000 (as adjusted for inflation) for the year. In addition to these employee elective contributions, your employer is required to make each year either (1) a matching contribution equal to up to 3 percent, and not less than 1 percent, of your SIMPLE IRA contribution for the year, or (2) a nonelective contribution equal to 2 percent of your compensation for the year (up to $150,000 of compensation, as adjusted for inflation). No other contributions may be made to a SIMPLE IRA.

3. Employee elective contributions and employer contributions (i.e., matching contributions and nonelective contributions) to your SIMPLE IRA are excluded from your gross income.

4. To the extent an individual with a SIMPLE IRA is no longer participating in a SIMPLE plan (e.g., the individual has terminated employment), and two years has passed since the individual first participated in the plan, the individual may treat the SIMPLE IRA as an IRA.

G. TAX STATUS OF THE CONTRACT AND DISTRIBUTIONS FOR IRAS AND SIMPLE IRAS

1. Earnings of your IRA annuity contract are not taxed until they are distributed to you.

2. In general, taxable distributions are included in your gross income in the year you receive them.

3. Distributions under your IRA are non-taxable to the extent they represent a return of non-deductible contributions (if any). The non-taxable percentage of a distribution is determined by dividing your total undistributed, non-deductible IRA contributions by the value of all your IRAs (including SEPs and rollovers).

4. You cannot choose the special five-year or ten-year averaging that may apply to lump sum distributions from qualified employer plans.

H. REQUIRED DISTRIBUTIONS FOR IRAS AND SIMPLE IRAS

You must start receiving minimum distributions required under the Contract and
Section 401(a)(9) of the Code from your IRA and SIMPLE IRA starting with the year you reach age 70 1/2 (your 70 1/2 year). Ordinarily, the required minimum distribution for a particular year must be received by December 31 of that year. However, you may delay the required minimum distribution for the year you reach age 70 1/2 until April 1 of the following year (i.e., the required beginning date).

Annuity payments which begin by April 1 of the year following your 70 1/2 year satisfy the minimum distribution requirement if they provide for non-increasing payments over the life or the lives of you and your spouse, provided that, if installments are guaranteed, the guaranty period does not exceed the lesser of 20 years or the applicable life expectancy.

The applicable life expectancy is your remaining life expectancy or the remaining joint life and last survivor expectancy of you and your designated beneficiary. Life expectancies are determined using the expected return multiple tables shown in IRS Publication 590 "Individual Retirement Arrangements." To obtain a free copy of IRS Publication 590 and other IRS forms, phone the IRS toll free at 1-800-729-3676 or write the IRS Forms Distribution Center for your area as shown in your income tax return instructions.

If you have more than one IRA, you must determine the required minimum distribution separately for each IRA; however, you can take the actual distributions of these amounts from any one or more of your IRAs.

If the actual distribution from your Contract is less than the minimum amount that should be distributed in accordance with the minimum distribution requirements mentioned above, the difference generally is an excess accumulation. There is a 50% excise tax on any excess accumulations. If the excess accumulation is due to reasonable error, and you have taken (or are taking) steps to remedy the insufficient distribution, you can request that this 50% excise tax be excused by filing with your tax return an IRS Form 5329, together with a letter of explanation and the excise tax payment.

I. ROTH IRAS

1. If your Contract is a special type of individual retirement plan known as a Roth IRA, it will be administered in accordance with the requirements of section 408A of the Code. (Except as otherwise indicated, references herein to an "IRA" are to an "individual retirement plan," within the meaning of Section 7701(a)(37) of the Code, other than a Roth IRA.) Roth IRAs are treated the same as other IRAs, except as described here. However, the provisions of the Code governing Roth IRAs may be modified by pending legislation. We will notify you of any such changes.

2. The IRS is not presently accepting submissions for opinion letters approving annuities as Roth IRAs, but will issue in the future procedures for requesting such opinion letters. We will apply for approval as soon as possible after the IRS issues its procedures on this matter. Such approval will be a determination only as to the form of the annuity, and will not represent a determination of the merits of the annuity.

3. If your Contract is a Roth IRA, we will send you a Roth IRA endorsement to be attached to, and to amend, your Contract after we obtain approval of the endorsement from the IRS and your state insurance department. The Company reserves the right to amend the Contract as necessary or advisable from time to time to comply with future changes in the Internal Revenue Code, regulations or other requirements imposed by the IRS to obtain or maintain its approval of the annuity as a Roth IRA.

4. Earnings in your Roth IRA are not taxed until they are distributed to you, and will not be taxed if they are paid as a "qualified distribution," as described to you in section L, below.

J. ELIGIBILITY AND CONTRIBUTIONS FOR ROTH IRAS

1. Generally, you are eligible to establish or make a contribution to your Roth IRA only if you meet certain income limits. No deduction is allowed for contributions to your Roth IRA. Contributions to your Roth IRA may be made even after you attain age 70 1/2.

2. The aggregate amount of contributions for any taxable year to all IRAs, including all Roth IRAs, maintained for your benefit (the "contribution limit") generally is the lesser of $2,000 and 100% of your compensation for the taxable year. However, if you file a joint return and receive less compensation for the taxable year than your spouse, the contribution limit for the taxable year is the lesser of $2,000 and the sum of (1) your compensation for the taxable year, and (2) your spouse's compensation for the taxable year reduced by any deductible contributions to an IRA of your spouse, and by any contributions to a Roth IRA for your spouse, for the taxable year.

The contribution limit for any taxable year is reduced (but not below zero) by the amount which bears the same ratio to such amount as:

     (a) the excess of (i) your adjusted gross income for the taxable year, over
     (ii) the "applicable dollar amount," bears to

     (b) $15,000 (or $10,000 if you are married).

For this purpose, "adjusted gross income" is determined in accordance with
Section 219(g)(3) of the Code and (1) excludes any amount included in gross income as a result of any rollover from, transfer from, or conversion of an IRA to a Roth IRA, and (2) is reduced by any deductible IRA contribution. In addition, the "applicable dollar amount" is equal to $150,000 for a married individual filing a joint return, $0 for a married individual filing a separate return, and $95,000 for any other individual.

A "qualified rollover contribution" (discussed in section K, below), and a non-taxable transfer from another Roth IRA, are not taken into account for purposes of determining the contribution limit.

K. ROLLOVERS, TRANSFERS AND CONVERSIONS TO ROTH IRAS

1. Rollovers and Transfers--A rollover may be made to a Roth IRA only if it is a "qualified rollover contribution." A "qualified rollover contribution" is a rollover to a Roth IRA from another Roth IRA or from an IRA, but only if such rollover contribution also meets the rollover requirements for IRAs under
Section 408(d)(3). In addition, a transfer may be made to a Roth IRA directly from another Roth IRA or from an IRA.

You may not make a qualified rollover contribution or transfer in a taxable year from an IRA to a Roth IRA if (a) your adjusted gross income for the taxable year exceeds $100,000 or (b) you are married and file a separate return.

The rollover requirements of Section 408(d)(3) are complex and should be carefully considered before you make a rollover. One of the requirements is that the amount received be paid into another IRA (or Roth IRA) within 60 days after receipt of the distribution. In addition, a rollover contribution from a Roth IRA may be made by you only once a year. The one-year period begins on the date you receive the Roth IRA distribution, not on the date you roll it over (reinvest it) into another Roth IRA. If you withdraw assets from a Roth IRA, you may roll over part of the withdrawal tax free into another Roth IRA and keep the rest of it. A portion of the amount you keep may be included in your gross income.

2. Taxation of Rollovers and Transfers to Roth IRAs--A qualified rollover contribution or transfer from a Roth IRA maintained for your benefit to another Roth IRA maintained for your benefit which meets the rollover requirements for IRAs under Section 408(d)(3) is tax-free.

In the case of a qualified rollover contribution or a transfer from an IRA maintained for your benefit to a Roth IRA maintained for your benefit, any portion of the amount rolled over or transferred which would be includible in your gross income were it not part of a qualified rollover contribution or a nontaxable transfer will be includible in your gross income. However, Code
Section 72(t) (relating to the 10 percent penalty tax on premature distributions) will not apply. If such a rollover or transfer occurs before January 1, 1999, any portion of the amount rolled over or transferred which is required to be included in gross income will be so included ratably over the 4-taxable year period beginning with the taxable year in which the rollover or transfer is made.

Pending legislation may modify these rules retroactively to January 1, 1998.

3. Transfers of Excess IRA Contributions to Roth IRAs--If, before the due date of your federal income tax return for any taxable year (not including extensions), you transfer, from an IRA, contributions for such taxable year (and earnings thereon) to a Roth IRA, such amounts will not be includible in gross income to the extent that no deduction was allowed with respect to such amount.

4. Taxation of Conversions of IRAs to Roth IRAs--All or part of amounts in an IRA maintained for your benefit may be converted into a Roth IRA maintained for your benefit. The conversion of an IRA to a Roth IRA is treated as special type of qualified rollover contribution. Hence, you must be eligible to make a qualified rollover contribution in order to convert an IRA to a Roth IRA. A conversion typically will result in the inclusion of some or all of your IRA's value in gross income, as described above.

A conversion of an IRA to a Roth IRA can be made without taking an actual distribution from your IRA. For example, an individual may make a conversion by notifying the IRA issuer or trustee, whichever is applicable.

UNDER SOME CIRCUMSTANCES, IT MIGHT NOT BE ADVISABLE TO ROLLOVER, TRANSFER, OR CONVERT ALL OR PART OF AN IRA TO A ROTH IRA. WHETHER YOU SHOULD DO SO WILL DEPEND ON YOUR PARTICULAR FACTS AND CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO, SUCH FACTORS AS WHETHER YOU QUALIFY TO MAKE SUCH A ROLLOVER, TRANSFER, OR CONVERSION, YOUR FINANCIAL SITUATION, AGE, CURRENT AND FUTURE INCOME NEEDS, YEARS TO RETIREMENT, CURRENT AND FUTURE TAX RATES, YOUR ABILITY AND DESIRE TO PAY CURRENT INCOME TAXES WITH RESPECT TO AMOUNTS ROLLED OVER, TRANSFERRED, OR CONVERTED, AND WHETHER SUCH TAXES MIGHT NEED TO BE PAID WITH WITHDRAWALS FROM YOUR ROTH IRA (SEE DISCUSSION BELOW OF "NONQUALIFIED DISTRIBUTIONS"). YOU SHOULD CONSULT A QUALIFIED TAX ADVISER BEFORE ROLLING OVER, TRANSFERRING, OR CONVERTING ALL OR PART OF AN IRA TO A ROTH IRA.

5. Separate Roth IRAs--Due to the complexity of, and proposed changes to, the tax law, it may be advantageous to maintain amounts rolled over, transferred, or converted from an IRA in separate Roth IRAs from those containing regular Roth IRA contributions. For the same reason, you should consider maintaining a separate Roth

IRA for each amount rolled over, transferred, or converted from an IRA. These considerations should be balanced against the additional costs you may incur from maintaining multiple Roth IRAs. You should consult your tax adviser if you intend to contribute rollover, transfer, or conversion amounts to your Contract, or if you intend to roll over or transfer amounts from your Contract to another Roth IRA maintained for your benefit.

L. INCOME TAX CONSEQUENCES OF ROTH IRAS

1. Qualified Distributions--Any "qualified distribution" from a Roth IRA is excludible from gross income. A "qualified distribution" is a payment or distribution which satisfies two requirements. First, the payment or distribution must be (a) made after you attain 59 1/2, (b) made after your death, (c) attributable to your being disabled, or (d) a "qualified special purpose distribution" (I.E., a qualified first-time homebuyer distribution under Section 72(t)(2)(F) of the Code). Second, the payment or distribution must be made in a taxable year that is at least five years after (1) the first taxable year for which a contribution was made to any Roth IRA established for you, or
(2) in the case of a rollover from, or a conversion of, an IRA to a Roth IRA, the taxable year in which the rollover or conversion was made if the payment or distribution is allocable (as determined in the manner set forth in guidance issued by the IRS) to the rollover contribution or conversion (or to income allocable thereto).

2. Nonqualified Distributions--A distribution from a Roth IRA which is not a qualified distribution is taxed under Section 72 (relating to annuities), except that such distribution is treated as made first from contributions to the Roth IRA to the extent that such distribution, when added to all previous distributions from the Roth IRA, does not exceed the aggregate amount of contributions to the Roth IRA. For purposes of determining the amount taxed, (a) all Roth IRAs established for you will be treated as one contract, (b) all distributions during any taxable year from Roth IRAs established for you will be treated as one distribution, and (c) the value of the contract, income on the contract, and investment in the contract, if applicable, will be computed as of the close of the calendar year in which the taxable year begins.

An additional tax of 10% is imposed on nonqualified distributions (including amounts deemed distributed as the result of a prohibited loan or use of your Roth IRA as security for a loan) made before the benefited individual has attained age 59 1/2, unless one of the exceptions discussed in Section N applies.

M. TAX ON EXCESS CONTRIBUTIONS

1. You must pay a 6% excise tax each year on excess contributions that remain in your Contract. Generally, an excess contribution is the amount contributed to your Contract that is more than you can contribute. The excess is taxed for the year of the excess contribution and for each year after that until you correct it.

2. You will not have to pay the 6% excise tax if you withdraw the excess amount by the date your tax return is due including extensions for the year of the contribution. You do not have to include in your gross income an excess contribution that you withdraw from your Contract before your tax return is due if the income earned on the excess was also withdrawn and no deduction was allowed for the excess contribution. You must include in your gross income the income earned on the excess contribution.

N. TAX ON PREMATURE DISTRIBUTIONS

There is an additional tax on premature distributions from your IRA, Roth IRA, or SIMPLE IRA, equal to 10% of the taxable amount. For premature distributions from a SIMPLE IRA made within the first 2 years you participate in a SIMPLE plan, the additional tax is equal to 25% of the amount of the premature distribution that must be included in gross income. Premature distributions are generally amounts you withdraw before you are age 59 1/2. However, the tax on premature distributions does not apply:

1. To amounts that are rolled over tax free;

2. To a distribution which is made on or after your death, or on account of you being disabled within the meaning of Code Section 72(m)(7);

3. To a distribution which is part of a series of substantially equal periodic payments (made at least annually) over your life or your life expectancy or the joint life or joint life expectancy of you and your beneficiary; or

4. To a distribution which is used for qualified first-time homebuyer expenses, qualified higher education expenses, certain medical expenses, or by an unemployed individual to pay health insurance premiums.

O. EXCISE TAX REPORTING

Use Form 5329, Additional Taxes Attributable to Qualified Retirement Plans (Including IRAs), Annuities, and Modified Endowment Contracts, to report the excise taxes on excess contributions, premature distributions, and excess accumulations. If you do not owe any IRA, SIMPLE IRA or Roth IRA excise taxes, you do not need Form 5329. Further information can be obtained from any district office of the Internal Revenue Service.

P. BORROWING

If you borrow money against your Contract or use it as security for a loan, the Contract will lose its classification as an IRA, Roth IRA, or SIMPLE IRA, whichever is applicable, and you must include in gross income the fair market value of the Contract as of the first day of your tax year. In addition, you may be subject to the tax on premature distributions described above. (Note: This Contract does not allow borrowings against it, nor may it be assigned or pledged as collateral for a loan.)

Q. REPORTING

We will provide you with any reports required by the Internal Revenue Service.

R. ESTATE TAX

Generally, the value of your IRA, including your Roth IRA, is included in your gross estate for federal estate tax purposes.

S. FINANCIAL DISCLOSURE

1. If contributions to the Contract are made by other than rollover contributions and direct transfers, the following information based on the charts shown on the next pages, which assumes you were to make a level contribution to the fixed account at the beginning of each year of $1,000 must be completed prior to your signing the enrollment application.

END OF            LUMP SUM TERMINATION               AT               LUMP SUM TERMINATION
 YEAR              VALUE OF CONTRACT *               AGE               VALUE OF CONTRACT *
------------------------------------------------------------------------------------------------------

  1                                                  60
------------------------------------------------------------------------------------------------------

  2                                                  65
------------------------------------------------------------------------------------------------------

  3                                                  70
------------------------------------------------------------------------------------------------------

  4
------------------------------------------------------------------------------------------------------

  5
------------------------------------------------------------------------------------------------------

* Includes applicable withdrawal charges as described in Item T below.

2. If contributions to the Contract are made by rollover contributions and/or direct transfers, the following information, based on the charts shown on the next page, and all of which assumes you make one contribution to the fixed account of $1,000 at the beginning of this year, must be completed prior to your signing the enrollment application.

END OF            LUMP SUM TERMINATION               AT               LUMP SUM TERMINATION
 YEAR              VALUE OF CONTRACT *               AGE               VALUE OF CONTRACT *
------------------------------------------------------------------------------------------------------

  1                                                  60
------------------------------------------------------------------------------------------------------

  2                                                  65
------------------------------------------------------------------------------------------------------

  3                                                  70
------------------------------------------------------------------------------------------------------

  4
------------------------------------------------------------------------------------------------------

  5
------------------------------------------------------------------------------------------------------

* Includes applicable withdrawal charges as described in Item T below.

T. FINANCIAL DISCLOSURE FOR THE SEPARATE ACCOUNT
   (VARIABLE ACCOUNT)

1. If on the enrollment application you indicated an allocation to a Subaccount, this Contract will be assessed a daily charge of an amount which will equal an aggregate of 1.40% per annum. If you elected the Guaranteed Retirement Income Benefit option, an additional charge of .25% of the Contract Value will be assessed against the Separate Account, Fixed Account and Guarantee Periods on a pro-rata basis.

2. An annual records maintenance charge of $30.00 will be assessed ratably each quarter against the Separate Account, Fixed Account and Guarantee Periods.

3. Withdrawal (early annuitization) charges will be assessed based on the years elapsed since the Purchase Payments (in a given Contract Year) were received by KILICO; under 1 year, 7%; over 1 to 2 years, 6%; over 2 to 3 years, 5%; over 3 to 4 years, 5%; over 4 to 5 years, 4%; over 5 to 6 years, 3%; over 6 to 7 years, 2%; over 7 years and thereafter, 0%.

4. The method used to compute and allocate the annual earnings is contained in the Prospectus under the heading "Accumulation Unit Value."

5. The growth in value of your Contract is neither guaranteed nor projected but is based on the investment experience of the Separate Account.

GUARANTEED LUMP SUM TERMINATION OF DEFERRED FIXED AND VARIABLE ANNUITY COMPLETELY ALLOCATED TO THE GENERAL ACCOUNT WITH 3% GUARANTEED EACH YEAR. (TERMINATION VALUES ARE BASED ON $1,000 ANNUAL CONTRIBUTIONS AT THE BEGINNING OF EACH YEAR.)

END OF   TERMINATION   END OF   TERMINATION   END OF   TERMINATION   END OF   TERMINATION
 YEAR      VALUES*      YEAR      VALUES*      YEAR      VALUES*      YEAR      VALUES*
-----------------------------------------------------------------------------------------
   1     $   937.00      14     $16,798.32      27     $40,421.63      40     $ 75,113.26
   2       1,913.00      15      18,310.91      28      42,642.92      41       78,375.30
   3       2,928.90      16      19,868.88      29      44,930.85      42       81,735.20
   4       3,976.63      17      21,473.59      30      47,287.42      43       85,195.89
   5       5,066.14      18      23,126.44      31      49,714.68      44       88,760.41
   6       6,198.41      19      24,828.87      32      52,214.76      45       92,431.86
   7       7,374.46      20      26,582.37      33      54,789.84      46       96,213.46
   8       8,604.34      21      28,388.49      34      57,442.18      47      100,108.50
   9       9,871.11      22      30,248.78      35      60,174.08      48      104,120.40
  10      11,175.88      23      32,164.88      36      62,987.94      49      108,252.65
  11      12,519.80      24      34,138.47      37      65,886.22      50      112,508.87
  12      13,904.03      25      36,171.26      38      68,871.45
  13      15,329.79      26      38,265.04      39      71,946.23

GUARANTEED LUMP SUM TERMINATION OF DEFERRED FIXED AND VARIABLE ANNUITY COMPLETELY ALLOCATED TO THE GENERAL ACCOUNT WITH 3% GUARANTEED EACH YEAR. (TERMINATION VALUES ARE BASED ON $1,000 SINGLE PREMIUM.)

END OF   TERMINATION   END OF   TERMINATION   END OF   TERMINATION   END OF   TERMINATION
 YEAR      VALUES*      YEAR      VALUES*      YEAR      VALUES*      YEAR      VALUES*
-----------------------------------------------------------------------------------------
   1       $  937        14       $1,000        27       $1,000        40       $1,000
   2          946        15        1,000        28        1,000        41        1,000
   3          955        16        1,000        29        1,000        42        1,000
   4          955        17        1,000        30        1,000        43        1,000
   5          964        18        1,000        31        1,000        44        1,000
   6          973        19        1,000        32        1,000        45        1,000
   7          982        20        1,000        33        1,000        46        1,000
   8        1,000        21        1,000        34        1,000        47        1,000
   9        1,000        22        1,000        35        1,000        48        1,000
  10        1,000        23        1,000        36        1,000        49        1,000
  11        1,000        24        1,000        37        1,000        50        1,000
  12        1,000        25        1,000        38        1,000
  13        1,000        26        1,000        39        1,000

* Includes applicable withdrawal charges.

                      STATEMENT OF ADDITIONAL INFORMATION

                                  MAY 1, 2000

--------------------------------------------------------------------------------

             INDIVIDUAL AND GROUP VARIABLE, FIXED AND MARKET VALUE
                      ADJUSTED DEFERRED ANNUITY CONTRACTS

--------------------------------------------------------------------------------

                              KEMPER DESTINATIONS

                                   ISSUED BY

                    KEMPER INVESTORS LIFE INSURANCE COMPANY

                                      AND

                    KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

   HOME OFFICE: 1 KEMPER DRIVE, LONG GROVE, ILLINOIS 60049     (847) 550-5500

This Statement of Additional Information is not a prospectus. This Statement of Additional Information should be read in conjunction with the Prospectus of the Separate Account dated May 1, 2000. The Prospectus may be obtained from Kemper Investors Life Insurance Company by writing or calling the address or telephone number listed above.

                               ------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Services to the Separate Account............................     B-1
Performance Information of Subaccounts......................     B-1
State Regulation............................................    B-13
Experts.....................................................    B-13
Financial Statements........................................    B-14

                        SERVICES TO THE SEPARATE ACCOUNT

Kemper Investors Life Insurance Company ("KILICO") maintains the books and records of the KILICO Variable Annuity Separate Account (the "Separate Account"). KILICO holds the assets of the Separate Account. The assets are kept segregated and held separate and apart from the general funds of KILICO. KILICO maintains records of all purchases and redemptions of shares of each Fund by each of the Subaccounts. All expenses incurred in the operations of the Separate Account, except the charge for mortality and expense risk and administrative expenses, and records maintenance charge (as described in the Prospectus) are borne by KILICO.

The independent accountants for the Separate Account are PricewaterhouseCoopers LLP, Chicago, Illinois, for the years ended December 31, 1999, 1998 and 1997. The firm performed the annual audit of the financial statements of the Separate Account and KILICO for the years ended December 31, 1999, 1998 and 1997.

The Contracts are sold by licensed insurance agents, where the Contracts may be lawfully sold, who are registered representatives of broker-dealers which are registered under the Securities Exchange Act of 1934 and are members of the National Association of Securities Dealers, Inc. The Contracts are distributed through the principal underwriter for the Separate Account, Investors Brokerage Services, Inc. ("IBS"), a wholly-owned subsidiary of KILICO, which enters into selling group agreements with affiliated and unaffiliated broker-dealers. Subject to the provisions of the Contracts, units of the Subaccounts under the Contract are offered on a continuous basis.

KILICO pays commissions to the seller which may vary but are not anticipated to exceed in the aggregate an amount equal to six and one-quarter percent (6 1/4%) of Purchase Payments. During 1999 and 1998, KILICO incurred gross commissions payable of approximately $30.4 and $2.4 million, respectively, to licensed insurance agents.

                     PERFORMANCE INFORMATION OF SUBACCOUNTS

As described in the Prospectus, a Subaccount's historical performance may be shown in the form of standardized "average annual total return" and nonstandardized "total return" calculations in the case of all Subaccounts; "yield" information may be provided in the case of the Kemper High Yield Subaccount, the Kemper Investment Grade Bond Subaccount and the Kemper Government Securities Subaccount; and "yield" and "effective yield" information may be provided in the case of the Kemper Money Market Subaccount. These various measures of performance are described below.

A Subaccount's standardized average annual total return quotation is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The standardized average annual total return for a Subaccount for a specific period is found by first taking a hypothetical $1,000 investment in each of the Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit value per unit ("initial investment") and computing the ending redeemable value ("redeemable value") of that investment at the end of the period. The redeemable value reflects the effect of the applicable Withdrawal Charge that may be imposed at the end of the period as well as all other recurring charges and fees applicable under the Contract to all Contract Owner accounts. Premium taxes are not included in the term charges. The redeemable value is then divided by the initial investment and this quotient is taken to the Nth root (N represents the number of years in the period) and 1 is subtracted from the result, which is then expressed as a percentage. Standardized average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of a Subaccount over the applicable period.

No standard formula has been prescribed for calculating nonstandardized total return performance. Nonstandardized total return performance for a specific period is calculated by first taking an investment (assumed to be $40,000 below) in each Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit value per unit ("initial investment") and computing the ending value ("ending value") of that investment at the end of the period. The ending value does not include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period or the effect of the Records Maintenance Charge, and thus may be higher than if such charges were deducted. Premium taxes are not included in the term charges. The nonstandardized total return percentage is then determined by subtracting the initial investment from the ending value and dividing the remainder by the initial investment and expressing the result as a percentage. An assumed investment of $40,000 was chosen because that approximates the size of a typical account. Both annualized and nonannualized (cumulative) nonstandardized total return figures may be provided. Annualized nonstandardized total return figures represent the average annual percentage charge in the value of a

Subaccount over the applicable period while nonannualized (cumulative) figures represent the actual percentage change over the applicable period.

Standardized average annual total return quotations will be current to the last day of the calendar quarter and nonstandardized total return quotations will be current to the last day of the calendar month preceding the date on which an advertisement is submitted for publication. Standardized average annual total return will cover periods of one, three, five and ten years, if applicable, and a period covering the time the underlying Portfolio has been held in a Subaccount (life of Subaccount). Nonstandardized total return may cover periods of one, three, five and ten years, if applicable, and a period covering the time the underlying Portfolio held in a Subaccount has been in existence (life of Portfolio). For those underlying Portfolios which have not been held as Subaccounts within the Separate Account for one of the quoted periods, the nonstandardized total return quotations will show the investment performance such underlying Portfolios would have achieved (reduced by the applicable charges) had they been held as Subaccounts within the Separate Account for the period quoted.

Performance information will be shown for periods from April 6, 1982 (inception) for the Kemper Money Market Subaccount, Kemper Total Return Subaccount and Kemper High Yield Subaccount, and for periods from December 9, 1983 (inception) for the Kemper Growth Subaccount. This performance information is stated to reflect that the Separate Account was reorganized on November 3, 1989 as a unit investment trust with Subaccounts investing in corresponding Portfolios of the Fund. In addition, on that date the Kemper Government Securities Subaccount was added to the Separate Account to invest in the Fund's Government Securities Portfolio. For the Kemper Government Securities Subaccount, performance figures will reflect investment experience as if the Kemper Government Securities Subaccount had been available under the Contracts since September 3, 1987, the inception date of the Kemper Government Securities Portfolio.

The yield for the Kemper High Yield Subaccount, the Kemper Investment Grade Bond Subaccount, the Kemper Government Securities Subaccount and the Kemper Strategic Income (formerly Kemper Global Income) Subaccount, is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The yields for the Kemper High Yield Subaccount, the Kemper Investment Grade Bond Subaccount, the Kemper Government Securities Subaccount and the Kemper Strategic Income (formerly Kemper Global Income) Subaccount, based upon the one month period ended March 31, 2000, were 10.50%, 5.28%, 4.82% and 3.48%, respectively. The yield quotation is computed by dividing the net investment income per unit earned during the specified one month or 30-day period by the Accumulation unit values on the last day of the period, according to the following formula that assumes a semi-annual reinvestment of income:

                 a - b
                -------
  YIELD = 2[(            +1)(6) - 1]
                  cd

a = net dividends and interest earned during the period by the Fund attributable to the Subaccount

b = expenses accrued for the period (net of reimbursements)

c = the average daily number of Accumulation Units outstanding during the period

d = the Accumulation Unit value per unit on the last day of the period

The yield of each Subaccount reflects the deduction of all recurring fees and charges applicable to each Subaccount, but does not reflect the deduction of Withdrawal Charges or premium taxes.

The Kemper Money Market Subaccount's yield is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. Under that method, the current yield quotation is based on a seven-day period and computed as follows: the net change in the Accumulation Unit value during the period is divided by the Accumulation Unit value at the beginning of the period ("base period return") and the result is divided by 7 and multiplied by 365 and the current yield figure carried to the nearest one-hundredth of one percent. Realized capital gains or losses and unrealized appreciation or depreciation of the Separate Account's portfolio are not included in the calculation. The Kemper Money Market #1 and #2 Subaccounts' yields for the seven-day period ended March 31, 2000 were 4.14% and 5.49%, respectively, and average portfolio maturity was 23 days.

The Kemper Money Market Subaccount's effective yield is determined by taking the base period return (computed as described above) and calculating the effect of assumed compounding. The formula for the effective yield is: (base period return +1) (365) / (7) - 1. The Kemper Money Market #1 and #2 Subaccounts' effective yields for the seven-day period ended March 31, 2000 were 4.23% and 5.65%, respectively.

In computing yield, the Separate Account follows certain standard accounting practices specified by Securities and Exchange Commission rules. These practices are not necessarily consistent with the accounting practices that the Separate Account uses in the preparation of its annual and semi-annual financial statements.

A Subaccount's performance quotations are based upon historical earnings and are not necessarily representative of future performance. The Subaccount's units are sold at Accumulation Unit value. Performance figures and Accumulation Unit value will fluctuate. Factors affecting a Subaccount's performance include general market conditions, operating expenses and investment management. Units of a Subaccount are redeemable at Accumulation Unit value, which may be more or less than original cost. The standardized performance figures include the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge. Redemptions within the first seven years after purchase may be subject to a Withdrawal Charge that ranges from 7% the first year to 0% after seven years. Yield, effective yield and nonstandardized total return do not reflect the effect of the Withdrawal Charge or premium taxes that may be imposed upon the redemption of units. In addition, nonstandardized total return figures do not include the effect of the Records Maintenance Charge. Thus, yield, effective yield and nonstandardized total return figures may be higher than if these charges were deducted. Standardized average annual total return reflects the effect of the applicable Withdrawal Charge (but not premium tax) that may be imposed at the end of the period in question.

The Subaccounts may also provide comparative information on an annualized or nonannualized (cumulative) basis with regard to various indexes described in the Prospectus. In addition, the Subaccounts may provide performance analysis rankings of Lipper Analytical Services, Inc., the VARDS Report, MORNINGSTAR, INC., Ibbotson Associates or Micropal. From time to time, the Separate Account may quote information from publications such as MORNINGSTAR, INC., THE WALL STREET JOURNAL, MONEY MAGAZINE, FORBES, BARRON'S, FORTUNE, THE CHICAGO TRIBUNE, USA TODAY, INSTITUTIONAL INVESTOR, NATIONAL UNDERWRITER, SELLING LIFE INSURANCE, BROKER WORLD, REGISTERED REPRESENTATIVE, INVESTMENT ADVISOR and VARDS.

The following tables include standardized average annual total return and nonstandardized total return quotations for various periods as of December 31, 1999.

                              PERFORMANCE FIGURES
                           (AS OF DECEMBER 31, 1999)
                      (STANDARDIZED AND NON-STANDARDIZED)

                                                                                                                   AVERAGE
                                                                                                                    ANNUAL
                                                                                          TOTAL RETURN(1)           TOTAL
                                                                                        (NON-STANDARDIZED)        RETURN(2)
                                                                                      -----------------------   (STANDARDIZED)
                                                          YEAR TO DATE                CUMULATIVE                --------------
                                                               (%)          ENDING       (%)       ANNUALIZED     ANNUALIZED
                                                            RETURN(3)      VALUE(4)     RETURN     (%) RETURN     (%) RETURN
                                                          ------------     --------   ----------   ----------     ----------
KEMPER CONTRARIAN VALUE SUBACCOUNT.....................      -11.45%
  Life of Subaccount (from 05/01/96)...................                    $ 62,335      55.84%       12.86%         11.43%
  Life of Portfolio (from 05/01/96)....................                      62,335      55.84        12.86          11.43
  Three Years..........................................                      53,589      33.97        10.24           8.54
  One Year.............................................                      35,419     -11.45       -11.45         -17.05
KEMPER VALUE+GROWTH SUBACCOUNT.........................       14.91
  Life of Subaccount (from 05/01/96)...................                      76,588      91.47        19.37          18.11
  Life of Portfolio (from 05/01/96)....................                      76,588      91.47        19.37          18.11
  Three Years..........................................                      67,428      68.57        19.01          17.27
  One Year.............................................                      45,962      14.91        14.91           7.65
KEMPER HORIZON 20+ SUBACCOUNT..........................        7.75
  Life of Subaccount (from 05/01/96)...................                      65,292      63.23        14.29          12.87
  Life of Portfolio (from 05/01/96)....................                      65,292      63.23        14.29          12.87
  Three Years..........................................                      57,101      42.75        12.60          10.87
  One Year.............................................                      43,098       7.75         7.75           0.94
JANUS ASPEN GROWTH SUBACCOUNT..........................       42.00
  Life of Subaccount (from 09/15/95)...................                     109,929     174.82        26.50          25.70
  Life of Portfolio (from 09/13/93)....................                     142,716     256.79        22.38            N/A
  Five Years...........................................                     136,618     241.55        27.85            N/A
  Three Years..........................................                      91,106     127.77        31.57          30.15
  One Year.............................................                      56,799      42.00        42.00          34.73
KEMPER MONEY MARKET SUBACCOUNT #1(7)...................        3.39
  Life of Subaccount (from 04/06/82)...................                      97,369     143.42         5.14           5.13
  Life of Portfolio (from 04/06/82)....................                      97,369     143.42         5.14           5.13
  Ten Years............................................                      56,932      42.33         3.59           3.58
  Five Years...........................................                      48,064      20.16         3.74           2.97
  Three Years..........................................                      44,525      11.31         3.64           2.04
  One Year.............................................                      41,356       3.39         3.39          -3.14
KEMPER HIGH YIELD SUBACCOUNT(6)........................        0.74
  Life of Subaccount (from 04/06/82)...................                     243,489     508.72        10.73          10.72
  Life of Portfolio (from 04/06/82)....................                     243,489     508.72        10.73          10.72
  Ten Years............................................                      96,061     140.15         9.16           9.15
  Five Years...........................................                      57,803      44.51         7.64           6.84
  Three Years..........................................                      44,385      10.96         3.53           1.93
  One Year.............................................                      40,297       0.74         0.74          -5.62
KEMPER GOVERNMENT SECURITIES SUBACCOUNT................       -0.71
  Life of Subaccount (from 11/03/89)...................                      70,285      75.71         5.71           5.70
  Life of Portfolio (from 09/03/87)....................                      79,983      99.96         5.78            N/A
  Ten Years............................................                      69,436      73.59         5.67           5.66
  Five Years...........................................                      53,591      33.98         6.02           5.23
  Three Years..........................................                      45,052      12.63         4.04           2.44
  One Year.............................................                      39,717      -0.71        -0.71          -6.98
KEMPER INVESTMENT GRADE BOND SUBACCOUNT................       -3.41
  Life of Subaccount (from 05/01/96)...................                      45,388      13.47         3.50           2.20
  Life of Portfolio (from 05/01/96)....................                      45,388      13.47         3.50           2.20
  Three Years..........................................                      44,226      10.57         3.41           1.81
  One Year.............................................                      38,635      -3.41        -3.41          -9.52

The performance data quoted for the Subaccounts is based on past performance and is not representative of future
  results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth
more or less than their original cost. See page B-9 for additional information.

                              PERFORMANCE FIGURES
                           (AS OF DECEMBER 31, 1999)
                      (STANDARDIZED AND NON-STANDARDIZED)
                                  (CONTINUED)

                                                                                                                   AVERAGE
                                                                                                                    ANNUAL
                                                                                          TOTAL RETURN(1)           TOTAL
                                                                                        (NON-STANDARDIZED)        RETURN(2)
                                                                                      -----------------------   (STANDARDIZED)
                                                          YEAR TO DATE                CUMULATIVE                --------------
                                                               (%)          ENDING       (%)       ANNUALIZED     ANNUALIZED
                                                            RETURN(3)      VALUE(4)     RETURN     (%) RETURN     (%) RETURN
                                                          ------------     --------   ----------   ----------     ----------
KEMPER GROWTH SUBACCOUNT...............................       35.23%
  Life of Subaccount (from 12/09/83)...................                    $374,670     836.68%       14.95%         14.94%
  Life of Portfolio (from 12/09/83)....................                     374,670     836.68        14.95          14.94
  Ten Years............................................                     198,272     395.68        17.36          17.36
  Five Years...........................................                     116,981     192.45        23.94          23.31
  Three Years..........................................                      73,504      83.76        22.49          20.84
  One Year.............................................                      54,092      35.23        35.23          27.96
KEMPER BLUE CHIP SUBACCOUNT............................       23.51
  Life of Subaccount (from 05/01/97)...................                      61,313      53.28        17.36          15.33
  Life of Portfolio (from 05/01/97)....................                      61,313      53.28        17.36          15.33
  One Year.............................................                      49,403      23.51        23.51          16.24
SCUDDER VLIF CAPITAL GROWTH SUBACCOUNT.................       33.37
  Life of Subaccount (from 06/01/98)...................                      56,001      40.00        22.35          18.49
  Life of Portfolio (from 07/16/85)....................                     340,708     751.77        15.96            N/A
  Ten Years............................................                     182,626     356.57        16.40            N/A
  Five Years...........................................                     130,458     226.15        26.67            N/A
  Three Years..........................................                      86,798     117.00        29.46            N/A
  One Year.............................................                      53,347      33.37        33.37          26.10
WARBURG PINCUS POST-VENTURE CAPITAL SUBACCOUNT.........       61.24
  Life of Subaccount (from 06/01/98)...................                      58,083      45.21        25.05          21.25
  Life of Portfolio (from 09/30/96)....................                      73,647      84.12        20.65            N/A
  Three Years..........................................                      75,723      89.31        23.71            N/A
  One Year.............................................                      64,497      61.24        61.24          53.97
KEMPER-DREMAN HIGH RETURN EQUITY SUBACCOUNT............      -12.38
  Life of Subaccount (from 06/01/98)...................                      36,777      -8.06        -5.17          -9.00
  Life of Portfolio (from 05/01/98)....................                      35,717     -10.71        -6.59            N/A
  One Year.............................................                      35,046     -12.38       -12.38         -17.92
KEMPER-DREMAN FINANCIAL SERVICES SUBACCOUNT............       -6.37
  Life of Subaccount (from 06/01/98)...................                      37,265      -6.84        -4.37          -6.92
  Life of Portfolio (from 05/01/98)....................                      36,291      -9.27        -5.69            N/A
  One Year.............................................                      37,453      -6.37        -6.37         -12.28
KEMPER SMALL CAP GROWTH SUBACCOUNT.....................       32.71
  Life of Subaccount (from 05/02/94)...................                     137,129     242.82        24.28          23.80
  Life of Portfolio (from 05/02/94)....................                     137,129     242.82        24.28          23.80
  Five Years...........................................                     133,090     232.73        27.15          26.58
  Three Years..........................................                      82,047     105.12        27.06          25.53
  One Year.............................................                      53,083      32.71        32.71          25.44
KEMPER SMALL CAP VALUE SUBACCOUNT......................        1.38
  Life of Subaccount (from 05/01/96)...................                      43,018       7.55         2.00           0.71
  Life of Portfolio (from 05/01/96)....................                      43,018       7.55         2.00           0.71
  Three Years..........................................                      42,621       6.55         2.14           0.56
  One Year.............................................                      40,550       1.38         1.38          -5.03

The performance data quoted for the Subaccounts is based on past performance and is not representative of future
  results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth
more or less than their original cost. See page B-9 for additional information.

                              PERFORMANCE FIGURES
                           (AS OF DECEMBER 31, 1999)
                      (STANDARDIZED AND NON-STANDARDIZED)
                                  (CONTINUED)

                                                                                                                   AVERAGE
                                                                                                                    ANNUAL
                                                                                          TOTAL RETURN(1)           TOTAL
                                                                                        (NON-STANDARDIZED)        RETURN(2)
                                                                                      -----------------------   (STANDARDIZED)
                                                          YEAR TO DATE                CUMULATIVE                --------------
                                                               (%)          ENDING       (%)       ANNUALIZED     ANNUALIZED
                                                            RETURN(3)      VALUE(4)     RETURN     (%) RETURN     (%) RETURN
                                                          ------------     --------   ----------   ----------     ----------
KEMPER INTERNATIONAL SUBACCOUNT(5).....................       43.70%
  Life of Subaccount (from 01/06/92)...................                    $105,294     163.24%       12.88%         12.61%
  Life of Portfolio (from 01/06/92)....................                     105,294     163.24        12.88          12.61
  Five Years...........................................                      86,202     115.51        16.60          15.79
  Three Years..........................................                      67,344      68.36        18.96          17.22
  One Year.............................................                      57,480      43.70        43.70          36.43
KEMPER GLOBAL INCOME SUBACCOUNT........................       -7.15
  Life of Subaccount (from 05/01/97)...................                      41,434       3.59         1.33          -0.42
  Life of Portfolio (from 05/01/97)....................                      41,434       3.59         1.33          -0.42
  One Year.............................................                      37,140      -7.15        -7.15         -13.02
SCUDDER VLIF GLOBAL DISCOVERY SUBACCOUNT...............       63.60
  Life of Subaccount (from 06/01/98)...................                      63,031      57.58        31.33          27.66
  Life of Portfolio (from 05/01/96)....................                      87,058     117.65        23.61            N/A
  Three Years..........................................                      83,290     108.23        27.70            N/A
  One Year.............................................                      65,440      63.60        63.60          56.33
SCUDDER VLIF INTERNATIONAL SUBACCOUNT..................       52.38
  Life of Subaccount (from 06/01/98)...................                      60,849      52.12        28.59          24.86
  Life of Portfolio (from 05/01/87)....................                     167,372     318.43        11.95            N/A
  Ten Years............................................                     120,806     202.02        11.69            N/A
  Five Years...........................................                      95,021     137.55        18.89            N/A
  Three Years..........................................                      76,609      91.52        24.19            N/A
  One Year.............................................                      60,953      52.38        52.38          45.11
KEMPER INTERNATIONAL GROWTH AND INCOME SUBACCOUNT(5)...       12.52
  Life of Subaccount (from 06/01/98)...................                      41,242       3.11         1.95          -2.17
  Life of Portfolio (from 05/01/98)....................                      40,658       1.65         0.99            N/A
  One Year.............................................                      45,007      12.52        12.52           5.41
KEMPER GLOBAL BLUE CHIP SUBACCOUNT.....................       24.96
  Life of Subaccount (from 06/01/98)...................                      50,549      26.37        15.93          11.67
  Life of Portfolio (from 05/01/98)....................                      48,485      21.21        12.31            N/A
  One Year.............................................                      49,982      24.96        24.96          17.69
WARBURG PINCUS EMERGING MARKETS SUBACCOUNT.............       78.90
  Life of Subaccount (from 06/01/98)...................                      48,941      22.35        12.85           8.78
  Life of Portfolio (from 12/31/97)....................                      58,362      45.91        20.79            N/A
  One Year.............................................                      71,561      78.90        78.90          71.63
KEMPER TOTAL RETURN SUBACCOUNT(16).....................       13.23
  Life of Subaccount (from 04/06/82)...................                     318,469     696.17        12.42          12.41
  Life of Portfolio (from 04/06/82)....................                     318,469     696.17        12.42          12.41
  Ten Years............................................                     121,973     204.93        11.79          11.79
  Five Years...........................................                      87,575     118.94        16.97          16.17
  Three Years..........................................                      60,860      52.15        15.02          13.25
  One Year.............................................                      45,290      13.23        13.23           6.07

The performance data quoted for the Subaccounts is based on past performance and is not representative of future
  results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth
more or less than their original cost. See page B-9 for additional information.

                              PERFORMANCE FIGURES
                           (AS OF DECEMBER 31, 1999)
                      (STANDARDIZED AND NON-STANDARDIZED)
                                  (CONTINUED)

                                                                                                                   AVERAGE
                                                                                                                    ANNUAL
                                                                                          TOTAL RETURN(1)           TOTAL
                                                                                        (NON-STANDARDIZED)        RETURN(2)
                                                                                      -----------------------   (STANDARDIZED)
                                                          YEAR TO DATE                CUMULATIVE                --------------
                                                               (%)          ENDING       (%)       ANNUALIZED     ANNUALIZED
                                                            RETURN(3)      VALUE(4)     RETURN     (%) RETURN     (%) RETURN
                                                          ------------     --------   ----------   ----------     ----------
KEMPER HORIZON 10+ SUBACCOUNT..........................        6.89%
  Life of Subaccount (from 05/01/96)...................                    $ 59,681      49.20%       11.52%         10.12%
  Life of Portfolio (from 05/01/96)....................                      59,681      49.20        11.52          10.12
  Three Years..........................................                      54,072      35.18        10.57           8.87
  One Year.............................................                      42,754       6.89         6.89           0.13
KEMPER HORIZON 5 SUBACCOUNT............................        3.41
  Life of Subaccount (from 05/01/96)...................                      54,052      35.13         8.55           7.18
  Life of Portfolio (from 05/01/96)....................                      54,052      35.13         8.55           7.18
  Three Years..........................................                      49,771      24.43         7.56           5.90
  One Year.............................................                      41,364       3.41         3.41          -3.12
SCUDDER VLIF GROWTH AND INCOME SUBACCOUNT..............        4.62
  Life of Subaccount (from 06/01/98)...................                      39,265      -1.84        -1.10          -4.91
  Life of Portfolio (from 05/02/94)....................                      92,351     130.88        15.91            N/A
  Five Years...........................................                      88,845     122.11        17.28            N/A
  Three Years..........................................                      56,764      41.91        12.38            N/A
  One Year.............................................                      41,846       4.62         4.62          -1.99
JANUS ASPEN GROWTH AND INCOME SUBACCOUNT...............       71.64
  Life of Subaccount (from 06/01/98)...................                      83,422     108.56        59.07          55.54
  Life of Portfolio (from 05/01/98)....................                      81,490     103.73        53.19            N/A
  One Year.............................................                      68,655      71.64        71.64          64.37
ALGER AMERICAN LEVERAGED ALLCAP SUBACCOUNT.............       75.61
  Life of Subaccount (from 11/01/99)...................                         N/A        N/A          N/A            N/A
  Life of Portfolio (from 01/24/95)....................                     245,315     513.29        44.39            N/A
  Three Years..........................................                     129,045     222.61        47.76            N/A
  One Year.............................................                      70,243      75.61        75.61            N/A
ALGER AMERICAN BALANCED SUBACCOUNT.....................       27.43
  Life of Subaccount (from 11/01/99)...................                         N/A        N/A          N/A            N/A
  Life of Portfolio (from 09/05/89)....................                     111,184     177.96        10.41            N/A
  Ten Years............................................                     111,172     177.93        10.76            N/A
  Five Years...........................................                     107,650     169.13        21.90            N/A
  Three Years..........................................                      78,117      95.29        25.00            N/A
  One Year.............................................                      50,972      27.43        27.43            N/A
DREYFUS SOCIALLY RESPONSIBLE GROWTH SUBACCOUNT.........       28.31
  Life of Subaccount (from 05/03/99)...................                         N/A        N/A          N/A            N/A
  Life of Portfolio (from 10/07/93)....................                     141,634     254.09        22.48            N/A
  Five Years...........................................                     132,107     230.27        26.99            N/A
  Three Years..........................................                      83,076     107.69        27.59            N/A
  One Year.............................................                      51,323      28.31        28.31            N/A
DREYFUS MIDCAP STOCK SUBACCOUNT........................        9.29
  Life of Subaccount (from 11/01/99)...................                         N/A        N/A          N/A            N/A
  Life of Portfolio (from 05/01/98)....................                      42,111       5.28         3.13            N/A
  One Year.............................................                      43,715       9.29         9.29            N/A
KEMPER AGGRESSIVE GROWTH SUBACCOUNT....................       38.61
  Life of Subaccount (from 05/03/99)...................                         N/A        N/A          N/A            N/A
  Life of Portfolio (from 05/01/99)....................                      55,443      38.61          N/A            N/A

The performance data quoted for the Subaccounts is based on past performance and is not representative of future
  results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth
more or less than their original cost. See page B-9 for additional information.

                              PERFORMANCE FIGURES
                           (AS OF DECEMBER 31, 1999)
                      (STANDARDIZED AND NON-STANDARDIZED)
                                  (CONTINUED)

                                                                                                                   AVERAGE
                                                                                                                    ANNUAL
                                                                                          TOTAL RETURN(1)           TOTAL
                                                                                        (NON-STANDARDIZED)        RETURN(2)
                                                                                      -----------------------   (STANDARDIZED)
                                                          YEAR TO DATE                CUMULATIVE                --------------
                                                               (%)          ENDING       (%)       ANNUALIZED     ANNUALIZED
                                                            RETURN(3)      VALUE(4)     RETURN     (%) RETURN     (%) RETURN
                                                          ------------     --------   ----------   ----------     ----------
KEMPER TECHNOLOGY GROWTH SUBACCOUNT....................       76.07%
  Life of Subaccount (from 05/03/99)...................                         N/A        N/A          N/A            N/A
  Life of Portfolio (from 05/01/99)....................                    $ 70,429      76.07%         N/A            N/A
KEMPER INDEX 500 SUBACCOUNT............................        9.05
  Life of Subaccount (from 09/10/99)...................                         N/A        N/A          N/A            N/A
  Life of Portfolio (from 09/01/99)....................                      43,620       9.05          N/A            N/A
KVS FOCUSED LARGE CAP GROWTH SUBACCOUNT................       27.47
  Life of Subaccount (from 10/29/99)...................                         N/A        N/A          N/A            N/A
  Life of Portfolio (from 10/29/99)....................                      50,988      27.47          N/A            N/A

The performance data quoted for the Subaccounts is based on past performance and is not representative of future
  results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth
more or less than their original cost. See page B-8 for additional information.

                           PERFORMANCE FIGURES--NOTES

  *  N/A Not Applicable

 (1) The Non-Standardized Total Return figures quoted are based on a hypothetical $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract except for the Withdrawal Charge and any charge for applicable premium taxes which may be imposed in certain states.

 (2) The Standardized Average Annual Total Return figures quoted are based on a hypothetical $1,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract including the applicable Withdrawal Charge that may be imposed at the end of the quoted period. Premium taxes are not reflected.

 (3) The Year to Date percentage return figures quoted are based on the change in unit values.

 (4) The Ending Values quoted are based on a $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract except for the Withdrawal Charge and any charge for applicable premium taxes which may be imposed in certain states.

 (5) There are special risks associated with investing in non-U.S. companies, including fluctuating foreign currency exchange rates, foreign governmental regulations and differing degrees of liquidity that may adversely affect portfolio securities.

 (6) The high yield potential offered by these Subaccounts reflect the substantial risks associated with investments in high-yield bonds.

 (7) An investment in the Kemper Money Market Subaccount is neither insured nor guaranteed by the U.S. government. There can be no assurance that the Kemper Money Market Portfolio will be able to maintain a stable net asset value of $1.00 per share. Kemper Money Market Subaccount #2 is not shown because it is available only for dollar cost averaging that will deplete your Subaccount Value entirely at least by the end of the first Contribution Year.

The following tables illustrate an assumed $40,000 investment in shares of certain Subaccounts. The ending value does not include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period, and thus may be higher than if such charge were deducted. Each table covers the period from the inception date of each Portfolio to December 31, 1999.
--------------------------------------------------------------------------------

        KEMPER MONEY MARKET SUBACCOUNT #1
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1982    ...............................    $43,058
1983    ...............................     46,405
1984    ...............................     50,672
1985    ...............................     54,097
1986    ...............................     56,930
1987    ...............................     59,890
1988    ...............................     63,522
1989    ...............................     68,411
1990    ...............................     73,006
1991    ...............................     76,284
1992    ...............................     77,837
1993    ...............................     78,986
1994    ...............................     81,032
1995    ...............................     84,457
1996    ...............................     87,474
1997    ...............................     90,808
1998    ...............................     94,176
1999    ...............................     97,369

           KEMPER GOVERNMENT SECURITIES
                    SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1987    ...............................    $40,113
1988    ...............................     40,802
1989    ...............................     46,076
1990    ...............................     49,932
1991    ...............................     56,791
1992    ...............................     59,338
1993    ...............................     62,337
1994    ...............................     59,698
1995    ...............................     70,167
1996    ...............................     71,013
1997    ...............................     76,314
1998    ...............................     80,552
1999    ...............................     79,983

           KEMPER INVESTMENT GRADE BOND
                    SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1996    ...............................    $41,050
1997    ...............................     44,146
1998    ...............................     46,992
1999    ...............................     45,388

         KEMPER GLOBAL INCOME SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1997    ...............................    $40,770
1998    ...............................     44,625
1999    ...............................     41,434

           KEMPER HORIZON 5 SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1996    ...............................    $43,440
1997    ...............................     48,290
1998    ...............................     52,269
1999    ...............................     54,052

           KEMPER HIGH YIELD SUBACCOUNT
YEAR
ENDED                                      TOTAL
12/31                                      VALUE
-----                                      -----
1982    ..............................    $ 49,485
1983    ..............................      56,063
1984    ..............................      62,318
1985    ..............................      74,896
1986    ..............................      87,063
1987    ..............................      91,000
1988    ..............................     104,083
1989    ..............................     101,388
1990    ..............................      84,543
1991    ..............................     126,809
1992    ..............................     147,400
1993    ..............................     174,590
1994    ..............................     168,495
1995    ..............................     195,244
1996    ..............................     219,431
1997    ..............................     241,567
1998    ..............................     241,694
1999    ..............................     243,489

          KEMPER HORIZON 10+ SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1996    ...............................    $44,149
1997    ...............................     50,854
1998    ...............................     55,836
1999    ...............................     59,681

          KEMPER TOTAL RETURN SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1982    ..............................    $ 49,392
1983    ..............................      57,378
1984    ..............................      53,853
1985    ..............................      68,340
1986    ..............................      77,673
1987    ..............................      77,145
1988    ..............................      85,304
1989    ..............................     104,439
1990    ..............................     108,263
1991    ..............................     147,457
1992    ..............................     147,945
1993    ..............................     163,715
1994    ..............................     145,460
1995    ..............................     182,305
1996    ..............................     209,311
1997    ..............................     247,690
1998    ..............................     281,266
1999    ..............................     318,469

          KEMPER HORIZON 20+ SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1996    ...............................    $45,738
1997    ...............................     54,357
1998    ...............................     60,598
1999    ...............................     65,292

           KEMPER INDEX 500 SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1999    ...............................    $43,620

          KEMPER VALUE+GROWTH SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1996    ...............................    $45,433
1997    ...............................     56,237
1998    ...............................     66,652
1999    ...............................     76,588

           KEMPER BLUE CHIP SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1997    ...............................    $44,215
1998    ...............................     49,643
1999    ...............................     61,313

         KEMPER INTERNATIONAL SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1992    ...............................    $39,188
1993    ...............................     51,394
1994    ...............................     48,859
1995    ...............................     54,742
1996    ...............................     62,541
1997    ...............................     67,528
1998    ...............................     73,273
1999    ...............................    105,294

        KEMPER CONTRARIAN VALUE SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1996    ...............................    $46,528
1997    ...............................     59,851
1998    ...............................     70,398
1999    ...............................     62,335

        KEMPER SMALL CAP VALUE SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1996    ...............................    $40,372
1997    ...............................     48,482
1998    ...............................     42,434
1999    ...............................     43,018

        KEMPER SMALL CAP GROWTH SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1994    ...............................    $41,214
1995    ...............................     52,896
1996    ...............................     66,854
1997    ...............................     88,516
1998    ...............................    103,332
1999    ...............................    137,129

             KEMPER GROWTH SUBACCOUNT
YEAR
ENDED                                      TOTAL
12/31                                      VALUE
-----                                      -----
1983    ..............................    $ 41,162
1984    ..............................      45,032
1985    ..............................      55,641
1986    ..............................      60,009
1987    ..............................      60,236
1988    ..............................      59,691
1989    ..............................      75,587
1990    ..............................      75,040
1991    ..............................     118,218
1992    ..............................     120,823
1993    ..............................     136,694
1994    ..............................     128,113
1995    ..............................     170,566
1996    ..............................     203,889
1997    ..............................     244,064
1998    ..............................     277,058
1999    ..............................     374,670

       KEMPER AGGRESSIVE GROWTH SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1999    ...............................    $55,443

             KEMPER TECHNOLOGY GROWTH
                    SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1999    ...............................    $70,429

        KEMPER GLOBAL BLUE CHIP SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1998    ...............................    $38,802
1999    ...............................     48,485


         KEMPER INTERNATIONAL GROWTH AND
                INCOME SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1998    ...............................    $36,135
1999    ...............................     40,658

            KEMPER-DREMAN HIGH RETURN
                EQUITY SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1998    ...............................    $40,766
1999    ...............................     35,717

         KEMPER-DREMAN FINANCIAL SERVICES
                    SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1998    ...............................    $38,758
1999    ...............................     36,291

           KVS FOCUSED LARGE CAP GROWTH
                    SUBACCOUNT
YEAR
ENDED                                      TOTAL
12/31                                      VALUE
-----                                      -----
1999    ..............................    $ 50,988

               SCUDDER VLIF GLOBAL
               DISCOVERY SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1996    ...............................    $41,810
1997    ...............................     46,339
1998    ...............................     53,214
1999    ...............................     87,058

          SCUDDER VLIF GROWTH AND INCOME
                    SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1994    ...............................    $41,578
1995    ...............................     54,021
1996    ...............................     65,077
1997    ...............................     83,736
1998    ...............................     88,276
1999    ...............................     92,351

      SCUDDER VLIF INTERNATIONAL SUBACCOUNT
YEAR
ENDED                                      TOTAL
12/31                                      VALUE
-----                                      -----
1987    ..............................    $ 35,409
1988    ..............................      40,769
1989    ..............................      55,419
1990    ..............................      50,462
1991    ..............................      55,468
1992    ..............................      53,012
1993    ..............................      72,052
1994    ..............................      70,457
1995    ..............................      77,210
1996    ..............................      87,390
1997    ..............................      93,997
1998    ..............................     109,837
1999    ..............................     167,372

           SCUDDER VLIF CAPITAL GROWTH
                    SUBACCOUNT
YEAR
ENDED                                      TOTAL
12/31                                      VALUE
-----                                      -----
1985    ..............................    $ 43,878
1986    ..............................      52,927
1987    ..............................      51,190
1988    ..............................      61,634
1989    ..............................      74,624
1990    ..............................      68,087
1991    ..............................      93,734
1992    ..............................      98,364
1993    ..............................     117,263
1994    ..............................     104,465
1995    ..............................     132,542
1996    ..............................     157,011
1997    ..............................     210,213
1998    ..............................     255,462
1999    ..............................     340,708

          JANUS ASPEN GROWTH SUBACCOUNT
YEAR
ENDED                                      TOTAL
12/31                                      VALUE
-----                                      -----
1993    ..............................    $ 41,230
1994    ..............................      41,785
1995    ..............................      53,645
1996    ..............................      62,659
1997    ..............................      75,123
1998    ..............................     100,505
1999    ..............................     142,716

          JANUS ASPEN GROWTH AND INCOME
                    SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1998    ...............................    $47,478
1999    ...............................     81,490

         WARBURG PINCUS EMERGING MARKETS
                    SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1998    ...............................    $32,622
1999    ...............................     58,362

       WARBURG PINCUS POST-VENTURE CAPITAL
                    SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1996    ...............................    $38,903
1997    ...............................     43,483
1998    ...............................     45,675
1999    ...............................     73,647

       DREYFUS SOCIALLY RESPONSIBLE GROWTH
                    SUBACCOUNT
YEAR
ENDED                                      TOTAL
12/31                                      VALUE
-----                                      -----
1993    ..............................    $ 42,817
1994    ..............................      42,884
1995    ..............................      56,987
1996    ..............................      68,194
1997    ..............................      86,456
1998    ..............................     110,385
1999    ..............................     141,634

         DREYFUS MIDCAP STOCK SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1998    ...............................    $38,533
1999    ...............................     42,111

         ALGER AMERICAN LEVERAGED ALLCAP
                    SUBACCOUNT
YEAR
ENDED                                      TOTAL
12/31                                      VALUE
-----                                      -----
1995    ..............................    $ 68,826
1996    ..............................      76,040
1997    ..............................      89,748
1998    ..............................     139,696
1999    ..............................     245,315

        ALGER AMERICAN BALANCED SUBACCOUNT
YEAR
ENDED                                      TOTAL
12/31                                      VALUE
-----                                      -----
1989    ..............................    $ 40,004
1990    ..............................      39,331
1991    ..............................      38,834
1992    ..............................      41,163
1993    ..............................      43,758
1994    ..............................      41,313
1995    ..............................      52,407
1996    ..............................      56,932
1997    ..............................      67,272
1998    ..............................      87,252
1999    ..............................     111,184

TAX-DEFERRED ACCUMULATION

                                                                 NON-QUALIFIED
                                                                    ANNUITY                   CONVENTIONAL
                                                            AFTER-TAX CONTRIBUTIONS           SAVINGS PLAN
                                                           AND TAX-DEFERRED EARNINGS.           AFTER-TAX
                                                        --------------------------------      CONTRIBUTIONS
                                                                           TAXABLE LUMP        AND TAXABLE
                                                        NO WITHDRAWALS    SUM WITHDRAWAL        EARNINGS.
                                                        --------------    --------------      -------------
10 Years..........................................         $107,946          $ 86,448           $ 81,693
20 Years..........................................          233,048           165,137            133,476
30 Years..........................................          503,133           335,021            218,082

This chart compares the accumulation of a $50,000 initial investment into a Non-Qualified Annuity and a Conventional Savings Plan. Contributions to the Non-Qualified Annuity and the Conventional Savings Plan are made after-tax. Only the gain in the Non-Qualified Annuity will be subject to income tax in a taxable lump sum withdrawal. The chart assumes a 37.1% federal marginal tax rate and an 8% annual return. The 37.1% federal marginal tax is based on a marginal tax rate of 36%, representative of the target market, adjusted to reflect a decrease of $3 of itemized deductions for each $100 of income over $117,950. Tax rates are subject to change as is the tax-deferred treatment of the Contracts. Income on Non-Qualified Annuities is taxed as ordinary income upon withdrawal. A 10% tax penalty may apply to early withdrawals. See "Federal Income Taxes" in the prospectus. The chart does not reflect the following annuity charges and expenses: 1.25% mortality and expense risk; .10% administration charges; 7% maximum deferred withdrawal charge; and $30 annual records maintenance charge. The tax-deferred accumulation would be reduced if these charges were reflected. No implication is intended by the use of these assumptions that the return shown is guaranteed in any way or that the return shown represents an average or expected rate of return over the period of the Contracts. [IMPORTANT--THIS IS NOT AN ILLUSTRATION OF YIELD OR RETURN].

Unlike savings plans, contributions to Non-Qualified Annuities provide tax-deferred treatment on earnings. In addition, contributions to tax-deferred retirement annuities are not subject to current tax in the year of contribution. When monies are received from a Non-Qualified Annuity (and you have many different options on how you receive your funds), they are subject to income tax. At the time of receipt, if the person receiving the monies is retired, not working or has additional tax exemptions, these monies may be taxed at a lesser rate.

                                STATE REGULATION

KILICO is subject to the laws of Illinois governing insurance companies and to regulation by the Illinois Department of Insurance. An annual statement in a prescribed form is filed with the Illinois Department of Insurance each year. KILICO's books and accounts are subject to review by the Department of Insurance at all times, and a full examination of its operations is conducted periodically. Such regulation does not, however, involve any supervision of management or investment practices or policies. In addition, KILICO is subject to regulation under the insurance laws of other jurisdictions in which it may operate.

                                    EXPERTS

The statements of assets and liabilities and contract owners' equity of the Separate Account as of December 31, 1999 and the related statement of operations for the year then ended and the statements of changes in contract owners' equity for the years ended December 31, 1999 and 1998 have been included herein in reliance upon the report of PricewaterhouseCoopers LLP, independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

This Statement of Additional Information contains financial statements for the Separate Account which reflect assets attributable to the Contracts and also assets attributable to other variable annuity contracts offered by KILICO through the Separate Account.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of Kemper Investors Life Insurance Company's
KILICO Variable Annuity Separate Account

In our opinion, the accompanying statements of assets and liabilities and contract owners' equity and the related statements of operations and changes in contract owners' equity present fairly, in all material respects, the financial position of the subaccounts of Kemper Investors Life Insurance Company's (the "Company") KILICO Variable Annuity Separate Account, which includes the Kemper Money Market Subaccount #1, Kemper Money Market Subaccount #2, Kemper Government Securities Subaccount, Kemper Investment Grade Bond Subaccount, Kemper Global Income Subaccount, Kemper Horizon 5 Subaccount, Kemper High Yield Subaccount, Kemper Horizon 10+ Subaccount, Kemper Total Return Subaccount, Kemper Horizon 20+ Subaccount, Kemper Value+Growth Subaccount, Kemper Blue Chip Subaccount, Kemper International Subaccount, Kemper Contrarian Value Subaccount, Kemper Small Cap Value Subaccount, Kemper Small Cap Growth Subaccount, Kemper Growth Subaccount, Kemper Aggressive Growth Subaccount, Kemper Technology Growth Subaccount, Kemper Global Blue Chip Subaccount, Kemper International Growth and Income Subaccount, Kemper-Dreman High Return Equity Subaccount, Kemper-Dreman Financial Services Subaccount, Kemper Index 500 Subaccount, KVS Focused Large Cap Growth Subaccount (investment options within the Kemper Variable Series, formerly Investors Fund Series), Scudder VLIF Global Discovery Subaccount, Scudder VLIF Growth and Income Subaccount, Scudder VLIF International Subaccount, Scudder VLIF Capital Growth Subaccount (investment options within the Scudder Variable Life Investment Fund), Alger American Leveraged AllCap Subaccount, Alger American Balanced Subaccount (investment options within The Alger American Fund), Dreyfus MidCap Stock Subaccount (investment option within the Dreyfus Investment Portfolios), Dreyfus Socially Responsible Growth Subaccount (investment option within The Dreyfus Socially Responsible Growth Fund, Inc.), Janus Aspen Growth Subaccount, Janus Aspen Growth and Income Subaccount (investment options within the Janus Aspen Series), Warburg Pincus Emerging Markets Subaccount, and Warburg Pincus Post-Venture Capital Subaccount (investment options within the Warburg Pincus Trust) thereof at December 31, 1999, and the results of their operations for the period presented and the changes in their contract owners' equity for each of the two years then ended, except for the Kemper Aggressive Growth Subaccount, Kemper Technology Growth Subaccount and Dreyfus Socially Responsible Growth Subaccount as to which the period is May 3, 1999 (commencement of operations) to December 31, 1999, the Kemper Index 500 Subaccount as to which the period is September 10, 1999 (commencement of operations) to December 31, 1999, the KVS Focused Large Cap Growth Subaccount as to which the period is October 29, 1999 (commencement of operations) to December 31, 1999, the Alger American Leveraged AllCap Subaccount, the Alger American Balanced Subaccount, and the Dreyfus MidCap Stock Subaccount as to which the period is November 1, 1999 (commencement of operations) to December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included direct confirmation of investments owned at December 31, 1999, provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Chicago, Illinois
February 24, 2000

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

STATEMENTS OF ASSETS AND LIABILITIES AND CONTRACT OWNERS' EQUITY

DECEMBER 31, 1999
(IN THOUSANDS)

                                                              KEMPER VARIABLE SERIES*
                                 ---------------------------------------------------------------------------------
                                    KEMPER          KEMPER         KEMPER       KEMPER       KEMPER
                                     MONEY           MONEY       GOVERNMENT   INVESTMENT     GLOBAL       KEMPER
                                    MARKET          MARKET       SECURITIES   GRADE BOND     INCOME     HORIZON 5
                                 SUBACCOUNT #1   SUBACCOUNT #2   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
                                 -------------   -------------   ----------   ----------   ----------   ----------
ASSETS
  Investments in underlying
    portfolio funds, at current
    values.....................    $137,366          2,679         71,783       18,607       1,513        9,194
  Dividends and other
    receivables................         432             11             --          290          --           --
                                   --------          -----         ------       ------       -----        -----
         Total assets..........     137,798          2,690         71,783       18,897       1,513        9,194
                                   --------          -----         ------       ------       -----        -----
LIABILITIES AND CONTRACT
  OWNERS' EQUITY
  Liabilities:
    Mortality and expense risk
      and administrative
      charges..................         120             --             68           11          --            6
    Other payables.............           1             --              6            6          --           --
                                   --------          -----         ------       ------       -----        -----
         Total liabilities.....         121             --             74           17          --            6
                                   --------          -----         ------       ------       -----        -----
  Contract owners' equity......    $137,677          2,690         71,709       18,880       1,513        9,188
                                   ========          =====         ======       ======       =====        =====
ANALYSIS OF CONTRACT OWNERS'
  EQUITY
  Excess (deficiency) of
    proceeds from units sold
    over payments for units
    redeemed...................    $ 60,415          1,091         34,942       18,577       1,496        7,948
  Accumulated net investment
    income (loss)..............      77,262          1,599         37,352          312         105           96
  Accumulated net realized gain
    (loss) on sales of
    investments................          --             --            346          368         (34)         537
  Unrealized appreciation
    (depreciation) of
    investments................          --             --           (931)        (377)        (54)         607
                                   --------          -----         ------       ------       -----        -----
  Contract owners' equity......    $137,677          2,690         71,709       18,880       1,513        9,188
                                   ========          =====         ======       ======       =====        =====

                                 KEMPER VARIABLE SERIES*
                                 ------------------------
                                   KEMPER
                                    HIGH        KEMPER
                                   YIELD      HORIZON 10+
                                 SUBACCOUNT   SUBACCOUNT
                                 ----------   -----------
ASSETS
  Investments in underlying
    portfolio funds, at current
    values.....................   218,357       15,416
  Dividends and other
    receivables................        31           --
                                  -------       ------
         Total assets..........   218,388       15,416
                                  -------       ------
LIABILITIES AND CONTRACT
  OWNERS' EQUITY
  Liabilities:
    Mortality and expense risk
      and administrative
      charges..................       225           12
    Other payables.............       445           --
                                  -------       ------
         Total liabilities.....       670           12
                                  -------       ------
  Contract owners' equity......   217,718       15,404
                                  =======       ======
ANALYSIS OF CONTRACT OWNERS'
  EQUITY
  Excess (deficiency) of
    proceeds from units sold
    over payments for units
    redeemed...................     1,825       11,824
  Accumulated net investment
    income (loss)..............   220,219          195
  Accumulated net realized gain
    (loss) on sales of
    investments................     3,970        1,727
  Unrealized appreciation
    (depreciation) of
    investments................    (8,296)       1,658
                                  -------       ------
  Contract owners' equity......   217,718       15,404
                                  =======       ======

---------------

*Formerly Investors Fund Series

See accompanying notes to financial statements.

                                                 KEMPER VARIABLE SERIES*
--------------------------------------------------------------------------------------------------------------------------
      KEMPER                     KEMPER                                    KEMPER       KEMPER       KEMPER
      TOTAL        KEMPER        VALUE+       KEMPER        KEMPER       CONTRARIAN   SMALL CAP    SMALL CAP      KEMPER
      RETURN     HORIZON 20+     GROWTH     BLUE CHIP    INTERNATIONAL     VALUE        VALUE        GROWTH       GROWTH
    SUBACCOUNT   SUBACCOUNT    SUBACCOUNT   SUBACCOUNT    SUBACCOUNT     SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
    ----------   -----------   ----------   ----------   -------------   ----------   ----------   ----------   ----------
     716,720       10,321        48,370       36,190        159,793        92,226       31,631      166,144      574,900
          36           --            --            1              1           134            5           67            1
     -------       ------        ------       ------        -------        ------       ------      -------      -------
     716,756       10,321        48,370       36,191        159,794        92,360       31,636      166,211      574,901
     -------       ------        ------       ------        -------        ------       ------      -------      -------
         731           10            44           14            156            82           28          155          586
         217           --             2            4             86             4            4           --          282
     -------       ------        ------       ------        -------        ------       ------      -------      -------
         948           10            46           18            242            86           32          155          868
     -------       ------        ------       ------        -------        ------       ------      -------      -------
     715,808       10,311        48,324       36,173        159,552        92,274       31,604      166,056      574,033
     =======       ======        ======       ======        =======        ======       ======      =======      =======
      (6,653)       7,600        32,016       30,602         42,661        77,678       31,478       65,173        9,349
     466,966          119           763         (217)        29,318         7,165           79       23,953      275,309
     138,146        1,033         6,973          974         39,837        15,069        1,825       25,083      100,375
     117,349        1,559         8,572        4,814         47,736        (7,638)      (1,778)      51,847      189,000
     -------       ------        ------       ------        -------        ------       ------      -------      -------
     715,808       10,311        48,324       36,173        159,552        92,274       31,604      166,056      574,033
     =======       ======        ======       ======        =======        ======       ======      =======      =======

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

DECEMBER 31, 1999
(IN THOUSANDS)

                                                             KEMPER VARIABLE SERIES*
                                 -------------------------------------------------------------------------------
                                                                           KEMPER         KEMPER-      KEMPER-
                                   KEMPER       KEMPER       KEMPER     INTERNATIONAL   DREMAN HIGH     DREMAN
                                 AGGRESSIVE   TECHNOLOGY     GLOBAL      GROWTH AND       RETURN      FINANCIAL
                                   GROWTH       GROWTH     BLUE CHIP       INCOME         EQUITY       SERVICES
                                 SUBACCOUNT   SUBACCOUNT   SUBACCOUNT    SUBACCOUNT     SUBACCOUNT    SUBACCOUNT
                                 ----------   ----------   ----------   -------------   -----------   ----------
ASSETS
  Investments in underlying
    portfolio funds, at current
    values.....................    $1,236       19,583       3,883          1,226         31,371         5,645
  Dividends and other
    receivables................        --           --          --             --              3            --
                                   ------       ------       -----          -----         ------        ------
    Total assets...............     1,236       19,583       3,883          1,226         31,374         5,645
                                   ------       ------       -----          -----         ------        ------
LIABILITIES AND CONTRACT
  OWNERS' EQUITY
  Liabilities:
    Mortality and expense risk
      and administrative
      charges..................        --           --          --             --             --            --
    Other payables.............        --           --          --             --             --            --
                                   ------       ------       -----          -----         ------        ------
      Total liabilities........        --           --          --             --             --            --
                                   ------       ------       -----          -----         ------        ------
  Contract owners' equity......    $1,236       19,583       3,883          1,226         31,374         5,645
                                   ======       ======       =====          =====         ======        ======
ANALYSIS OF CONTRACT OWNERS'
  EQUITY
  Excess of proceeds from units
    sold over payments for
    units redeemed.............    $1,101       15,263       3,328          1,077         34,783         6,029
  Accumulated net investment
    income (loss)..............        (1)          12         (18)            19            (83)          (48)
  Accumulated net realized gain
    on sales of investments....         2          111          26              2              2            48
  Unrealized appreciation
    (depreciation) of
    investments................       134        4,197         547            128         (3,328)         (384)
                                   ------       ------       -----          -----         ------        ------
  Contract owners' equity......    $1,236       19,583       3,883          1,226         31,374         5,645
                                   ======       ======       =====          =====         ======        ======


                                 KEMPER VARIABLE SERIES*
                                 ------------------------

                                   KEMPER     KVS FOCUSED
                                   INDEX       LARGE CAP
                                    500         GROWTH
                                 SUBACCOUNT   SUBACCOUNT
                                 ----------   -----------
ASSETS
  Investments in underlying
    portfolio funds, at current
    values.....................    6,793          55
  Dividends and other
    receivables................       --          --
                                   -----          --
    Total assets...............    6,793          55
                                   -----          --
LIABILITIES AND CONTRACT
  OWNERS' EQUITY
  Liabilities:
    Mortality and expense risk
      and administrative
      charges..................       --          --
    Other payables.............       --          --
                                   -----          --
      Total liabilities........       --          --
                                   -----          --
  Contract owners' equity......    6,793          55
                                   =====          ==
ANALYSIS OF CONTRACT OWNERS'
  EQUITY
  Excess of proceeds from units
    sold over payments for
    units redeemed.............    6,413          54
  Accumulated net investment
    income (loss)..............      (10)         --
  Accumulated net realized gain
    on sales of investments....        7          --
  Unrealized appreciation
    (depreciation) of
    investments................      383           1
                                   -----          --
  Contract owners' equity......    6,793          55
                                   =====          ==

---------------
*Formerly Investors Fund Series

See accompanying notes to financial statements.

                                                                                                           THE DREYFUS
                                                                                            DREYFUS         SOCIALLY
                                                                        THE ALGER          INVESTMENT      RESPONSIBLE
              SCUDDER VARIABLE LIFE INVESTMENT FUND                   AMERICAN FUND        PORTFOLIOS   GROWTH FUND, INC.
    ----------------------------------------------------------   -----------------------   ----------   -----------------
                                                                   ALGER
    SCUDDER VLIF   SCUDDER VLIF                   SCUDDER VLIF    AMERICAN      ALGER       DREYFUS
       GLOBAL       GROWTH AND    SCUDDER VLIF      CAPITAL      LEVERAGED     AMERICAN      MIDCAP     DREYFUS SOCIALLY
     DISCOVERY        INCOME      INTERNATIONAL      GROWTH        ALLCAP      BALANCED      STOCK         RESPONSIBLE
     SUBACCOUNT     SUBACCOUNT     SUBACCOUNT      SUBACCOUNT    SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   GROWTH SUBACCOUNT
    ------------   ------------   -------------   ------------   ----------   ----------   ----------   -----------------
       8,358          11,140         27,586          13,725         644          216          123             2,809
          --              --              1              --          --           --           --                61
       -----          ------         ------          ------         ---          ---          ---             -----
       8,358          11,140         27,587          13,725         644          216          123             2,870
       -----          ------         ------          ------         ---          ---          ---             -----
          --              --              3              --          --           --           --                 3
          --              --              2              --          --           --           --                --
       -----          ------         ------          ------         ---          ---          ---             -----
          --              --              5              --          --           --           --                 3
       -----          ------         ------          ------         ---          ---          ---             -----
       8,358          11,140         27,582          13,725         644          216          123             2,867
       =====          ======         ======          ======         ===          ===          ===             =====
       6,031          10,927         21,253          11,279         596          212          118             2,481
         (19)            228            728             188          --           --           (1)               87
          39              19          2,930              36           2           --            5                31
       2,307             (34)         2,671           2,222          46            4            1               268
       -----          ------         ------          ------         ---          ---          ---             -----
       8,358          11,140         27,582          13,725         644          216          123             2,867
       =====          ======         ======          ======         ===          ===          ===             =====

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

DECEMBER 31, 1999
(IN THOUSANDS)


                                                                   JANUS ASPEN SERIES            WARBURG PINCUS TRUST
                                                                -------------------------   -------------------------------
                                                                              JANUS ASPEN   WARBURG PINCUS   WARBURG PINCUS
                                                                JANUS ASPEN   GROWTH AND       EMERGING       POST-VENTURE
                                                                  GROWTH        INCOME         MARKETS          CAPITAL
                                                                SUBACCOUNT    SUBACCOUNT      SUBACCOUNT       SUBACCOUNT
                                                                -----------   -----------   --------------   --------------
ASSETS
  Investments in underlying portfolio funds, at current
    values..................................................     $240,663       67,155          3,042            2,013
  Dividends and other Receivables...........................           23           --              3               --
                                                                 --------       ------          -----            -----
    Total assets............................................      240,686       67,155          3,045            2,013
                                                                 --------       ------          -----            -----
LIABILITIES AND CONTRACT
  OWNERS' EQUITY
  Liabilities:
    Mortality and expense risk and administrative charges...          159           --             --               --
    Other payables..........................................           28           --             --               --
                                                                 --------       ------          -----            -----
      Total liabilities.....................................          187           --             --               --
                                                                 --------       ------          -----            -----
  Contract owners' equity...................................     $240,499       67,155          3,045            2,013
                                                                 ========       ======          =====            =====
ANALYSIS OF CONTRACT OWNERS' EQUITY
  Excess of proceeds from units sold over payments for units
    redeemed................................................     $167,597       49,385          2,414            1,420
  Accumulated net investment income (loss)..................        1,903         (174)            93              (10)
  Accumulated net realized gain on sales of investments.....        6,108          430             64               55
  Unrealized appreciation of investments....................       64,891       17,514            474              548
                                                                 --------       ------          -----            -----
  Contract owners' equity...................................     $240,499       67,155          3,045            2,013
                                                                 ========       ======          =====            =====

---------------

See accompanying notes to financial statements.

                      (This page intentionally left blank)

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS)

                                                         KEMPER VARIABLE SERIES*
                            ---------------------------------------------------------------------------------
                               KEMPER          KEMPER         KEMPER       KEMPER       KEMPER
                                MONEY           MONEY       GOVERNMENT   INVESTMENT     GLOBAL       KEMPER
                               MARKET          MARKET       SECURITIES   GRADE BOND     INCOME     HORIZON 5
                            SUBACCOUNT #1   SUBACCOUNT #2   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
                            -------------   -------------   ----------   ----------   ----------   ----------
REVENUE
  Dividends and capital
    gains distributions...     $5,645            161           3,826         465          103         168
EXPENSES
  Mortality and expense
    risk and
    administrative
    charges...............      1,424              2           1,011         214           26         128
                               ------            ---          ------        ----         ----         ---
Net investment income
  (loss)..................      4,221            159           2,815         251           77          40
                               ------            ---          ------        ----         ----         ---
NET REALIZED AND
  UNREALIZED GAIN (LOSS)
  ON INVESTMENTS
  Net realized gain (loss)
    on sales of
    investments...........         --             --            (611)        (16)         (91)        203
  Change in unrealized
    appreciation
    (depreciation) of
    investments...........         --             --          (2,754)       (733)        (115)         47
                               ------            ---          ------        ----         ----         ---
Net realized and
  unrealized gain (loss)
  on investments..........         --             --          (3,365)       (749)        (206)        250
                               ------            ---          ------        ----         ----         ---
Net increase (decrease) in
  contract owners' equity
  resulting from
  operations..............     $4,221            159            (550)       (498)        (129)        290
                               ======            ===          ======        ====         ====         ===

                            KEMPER VARIABLE SERIES*
                            ------------------------
                              KEMPER
                               HIGH        KEMPER
                              YIELD      HORIZON 10+
                            SUBACCOUNT   SUBACCOUNT
                            ----------   -----------
REVENUE
  Dividends and capital
    gains distributions...    24,402          321
EXPENSES
  Mortality and expense
    risk and
    administrative
    charges...............     3,256          200
                             -------        -----
Net investment income
  (loss)..................    21,146          121
                             -------        -----
NET REALIZED AND
  UNREALIZED GAIN (LOSS)
  ON INVESTMENTS
  Net realized gain (loss)
    on sales of
    investments...........    (6,838)       1,175
  Change in unrealized
    appreciation
    (depreciation) of
    investments...........   (10,902)        (258)
                             -------        -----
Net realized and
  unrealized gain (loss)
  on investments..........   (17,740)         917
                             -------        -----
Net increase (decrease) in
  contract owners' equity
  resulting from
  operations..............     3,406        1,038
                             =======        =====

---------------
*Formerly Investors Fund Series

See accompanying notes to financial statements.

                                                   KEMPER VARIABLE SERIES*
    ----------------------------------------------------------------------------------------------------------------------
      KEMPER                     KEMPER                                    KEMPER       KEMPER       KEMPER
      TOTAL        KEMPER        VALUE+       KEMPER        KEMPER       CONTRARIAN   SMALL CAP    SMALL CAP      KEMPER
      RETURN     HORIZON 20+     GROWTH     BLUE CHIP    INTERNATIONAL     VALUE        VALUE        GROWTH       GROWTH
    SUBACCOUNT   SUBACCOUNT    SUBACCOUNT   SUBACCOUNT    SUBACCOUNT     SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
    ----------   -----------   ----------   ----------   -------------   ----------   ----------   ----------   ----------
                     186         1,163           74         17,715          7,006         279            --           --
      60,683
                     124           580          247          1,859          1,206         423         1,739        7,131
       9,543
      ------         ---         -----        -----         ------        -------        ----        ------      -------
                      62           583         (173)        15,856          5,800        (144)       (1,739)      (7,131)
      51,140
      ------         ---         -----        -----         ------        -------        ----        ------      -------
                     459         4,628          845          9,865          6,046        (229)        9,762       30,772
      29,197
                     215         1,178        4,171         24,305        (24,707)        497        32,251      134,497
       8,683
      ------         ---         -----        -----         ------        -------        ----        ------      -------
                     674         5,806        5,016         34,170        (18,661)        268        42,013      165,269
      37,880
      ------         ---         -----        -----         ------        -------        ----        ------      -------
                     736         6,389        4,843         50,026        (12,861)        124        40,274      158,138
      89,020
      ======         ===         =====        =====         ======        =======        ====        ======      =======

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

FOR THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS)

                                                      KEMPER VARIABLE SERIES*
                      ---------------------------------------------------------------------------------------
                                                                        KEMPER         KEMPER-      KEMPER-
                          KEMPER           KEMPER         KEMPER     INTERNATIONAL   DREMAN HIGH     DREMAN
                        AGGRESSIVE       TECHNOLOGY       GLOBAL      GROWTH AND       RETURN      FINANCIAL
                          GROWTH           GROWTH       BLUE CHIP       INCOME         EQUITY       SERVICES
                      SUBACCOUNT (A)   SUBACCOUNT (A)   SUBACCOUNT    SUBACCOUNT     SUBACCOUNT    SUBACCOUNT
                      --------------   --------------   ----------   -------------   -----------   ----------
REVENUE
  Dividends and
    capital gains
    distributions....      $ --               --             2             31             263           11
EXPENSES
  Mortality and
    expense risk and
    administrative
    charges..........         1              (12)           18             12             325           53
                           ----            -----           ---            ---          ------         ----
Net investment income
  (loss).............        (1)              12           (16)            19             (62)         (42)
                           ----            -----           ---            ---          ------         ----
NET REALIZED AND
  UNREALIZED GAIN
  (LOSS) ON
  INVESTMENTS
  Net realized gain
    on sales of
    investments......         2              111            28              4              12           53
  Change in
    unrealized
    appreciation
    (depreciation) of
    investments......       134            4,197           529            119          (3,635)        (461)
                           ----            -----           ---            ---          ------         ----
Net realized and
  unrealized gain
  (loss) on
  investments........       136            4,308           557            123          (3,623)        (408)
                           ----            -----           ---            ---          ------         ----
Net increase
  (decrease) in
  contract owners'
  equity resulting
  from operations....      $135            4,320           541            142          (3,685)        (450)
                           ====            =====           ===            ===          ======         ====

                           KEMPER VARIABLE SERIES*
                       -------------------------------
                                             KVS
                           KEMPER          FOCUSED
                           INDEX          LARGE CAP
                            500             GROWTH
                       SUBACCOUNT (A)   SUBACCOUNT (A)
                       --------------   --------------
REVENUE
  Dividends and
    capital gains
    distributions....        --              --
EXPENSES
  Mortality and
    expense risk and
    administrative
    charges..........        10              --
                            ---               --
Net investment income
  (loss).............       (10)             --
                            ---               --
NET REALIZED AND
  UNREALIZED GAIN
  (LOSS) ON
  INVESTMENTS
  Net realized gain
    on sales of
    investments......         7              --
  Change in
    unrealized
    appreciation
    (depreciation) of
    investments......       383               1
                            ---               --
Net realized and
  unrealized gain
  (loss) on
  investments........       390               1
                            ---               --
Net increase
  (decrease) in
  contract owners'
  equity resulting
  from operations....       380               1
                            ===               ==

---------------

*Formerly Investors Fund Series

(a) For the period (commencement of operations): May 3, 1999 -- Kemper Aggressive Growth Subaccount, Dreyfus Socially Responsible Growth Subaccount and Kemper Technology Growth Subaccount; September 10, 1999 -- Kemper Index 500 Subaccount; October 29, 1999 -- KVS Focused Large Cap Growth Subaccount; November 1, 1999 -- Alger American Leveraged AllCap Subaccount, Alger American Balanced Subaccount and Dreyfus MidCap Stock Subaccount; to December 31, 1999.

See accompanying notes to financial statements.

                                                                                                          DREYFUS
                                                                                THE ALGER                INVESTMENT
                 SCUDDER VARIABLE LIFE INVESTMENT FUND                        AMERICAN FUND              PORTFOLIOS
      ------------------------------------------------------------   -------------------------------   --------------
                                                                         ALGER
      SCUDDER VLIF   SCUDDER VLIF                                       AMERICAN          ALGER           DREYFUS
         GLOBAL       GROWTH AND    SCUDDER VLIF     SCUDDER VLIF      LEVERAGED         AMERICAN          MIDCAP
       DISCOVERY        INCOME      INTERNATIONAL   CAPITAL GROWTH       ALLCAP          BALANCED          STOCK
       SUBACCOUNT     SUBACCOUNT     SUBACCOUNT       SUBACCOUNT     SUBACCOUNT (A)   SUBACCOUNT (A)   SUBACCOUNT (A)
      ------------   ------------   -------------   --------------   --------------   --------------   --------------
                          316             737             244              --              --               --
            19
                           84               4              54              --              --                1
            28
         -----           ----           -----           -----              --              --               --
            (9)           232             733             190              --              --               (1)
         -----           ----           -----           -----              --              --               --
                           38           2,937              49               2              --                5
            58
                         (108)          2,620           2,162              46               4                1
         2,210
         -----           ----           -----           -----              --              --               --
                          (70)          5,557           2,211              48               4                6
         2,268
         -----           ----           -----           -----              --              --               --
                          162           6,290           2,401              48               4                5
         2,259
         =====           ====           =====           =====              ==              ==               ==

           THE DREYFUS
      SOCIALLY RESPONSIBLE
        GROWTH FUND, INC.
      ---------------------

        DREYFUS SOCIALLY
           RESPONSIBLE
      GROWTH SUBACCOUNT (A)
      ---------------------
                93
                 6
               ---
                87
               ---
                31
               268
               ---
               299
               ---
               386
               ===

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

FOR THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS)

                                                               JANUS ASPEN SERIES             WARBURG PINCUS TRUST
                                                           --------------------------    ------------------------------
                                                                                                             WARBURG
                                                                          JANUS ASPEN    WARBURG PINCUS       PINCUS
                                                           JANUS ASPEN    GROWTH AND        EMERGING       POST-VENTURE
                                                             GROWTH         INCOME          MARKETS          CAPITAL
                                                           SUBACCOUNT     SUBACCOUNT       SUBACCOUNT       SUBACCOUNT
                                                           -----------    -----------    --------------    ------------
REVENUE
  Dividends and capital gains distributions...............   $   997           105            100               --
EXPENSES
  Mortality and expense risk and administrative charges...     1,735           277              7               10
                                                             -------        ------            ---              ---
Net investment income (loss)..............................      (738)         (172)            93              (10)
                                                             -------        ------            ---              ---
NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS
  Net realized gain on sales of investments...............     3,417           430             65               55
  Change in unrealized appreciation of investments........    51,260        17,246            472              544
                                                             -------        ------            ---              ---
Net realized and unrealized gain on investments...........    54,677        17,676            537              599
                                                             -------        ------            ---              ---
Net increase in contract owners' equity resulting from
  operations..............................................   $53,939        17,504            630              589
                                                             =======        ======            ===              ===

---------------

See accompanying notes to financial statements.

                      (This page intentionally left blank)

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
STATEMENTS OF CHANGES IN CONTRACT OWNERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS)

                                                              KEMPER VARIABLE SERIES*
                                 ---------------------------------------------------------------------------------
                                    KEMPER          KEMPER         KEMPER       KEMPER       KEMPER
                                     MONEY           MONEY       GOVERNMENT   INVESTMENT     GLOBAL       KEMPER
                                    MARKET          MARKET       SECURITIES   GRADE BOND     INCOME     HORIZON 5
                                 SUBACCOUNT #1   SUBACCOUNT #2   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
                                 -------------   -------------   ----------   ----------   ----------   ----------
OPERATIONS
  Net investment income
    (loss).....................    $  4,221            159          2,815          251          77           40
  Net realized gain (loss) on
    sales of investments.......          --             --           (611)         (16)        (91)         203
  Change in unrealized
    appreciation (depreciation)
    of investments.............          --             --         (2,754)        (733)       (115)          47
                                   --------         ------        -------       ------       -----        -----
    Net increase (decrease) in
      contract owners' equity
      resulting from
      operations...............       4,221            159           (550)        (498)       (129)         290
                                   --------         ------        -------       ------       -----        -----
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units sold.....      45,378          2,759         12,331        6,620       1,000        1,504
  Net transfers (to) from
    affiliate and
    subaccounts................      18,795         (4,779)        (4,399)       3,501        (685)       1,348
  Payments for units
    redeemed...................     (37,819)          (158)       (14,018)      (2,364)       (100)        (771)
                                   --------         ------        -------       ------       -----        -----
    Net increase (decrease) in
      contract owners' equity
      from account unit
      transactions.............      26,354         (2,178)        (6,086)       7,757         215        2,081
                                   --------         ------        -------       ------       -----        -----
Total increase (decrease) in
  contract owners' equity......      30,575         (2,019)        (6,636)       7,259          86        2,371
Beginning of period............     107,102          4,709         78,345       11,621       1,427        6,817
                                   --------         ------        -------       ------       -----        -----
End of period..................    $137,677          2,690         71,709       18,880       1,513        9,188
                                   ========         ======        =======       ======       =====        =====

                                 KEMPER VARIABLE SERIES*
                                 ------------------------
                                   KEMPER
                                    HIGH        KEMPER
                                   YIELD      HORIZON 10+
                                 SUBACCOUNT   SUBACCOUNT
                                 ----------   -----------
OPERATIONS
  Net investment income
    (loss).....................    21,146          121
  Net realized gain (loss) on
    sales of investments.......    (6,838)       1,175
  Change in unrealized
    appreciation (depreciation)
    of investments.............   (10,902)        (258)
                                  -------       ------
    Net increase (decrease) in
      contract owners' equity
      resulting from
      operations...............     3,406        1,038
                                  -------       ------
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units sold.....    22,709        2,541
  Net transfers (to) from
    affiliate and
    subaccounts................   (27,431)      (1,509)
  Payments for units
    redeemed...................   (43,328)      (2,105)
                                  -------       ------
    Net increase (decrease) in
      contract owners' equity
      from account unit
      transactions.............   (48,050)      (1,073)
                                  -------       ------
Total increase (decrease) in
  contract owners' equity......   (44,644)         (35)
Beginning of period............   262,362       15,439
                                  -------       ------
End of period..................   217,718       15,404
                                  =======       ======

---------------

*Formerly Investors Fund Series

See accompanying notes to financial statements.

                                                   KEMPER VARIABLE SERIES*
    ----------------------------------------------------------------------------------------------------------------------
      KEMPER                     KEMPER                                    KEMPER       KEMPER       KEMPER
      TOTAL        KEMPER        VALUE+       KEMPER        KEMPER       CONTRARIAN   SMALL CAP    SMALL CAP      KEMPER
      RETURN     HORIZON 20+     GROWTH     BLUE CHIP    INTERNATIONAL     VALUE        VALUE        GROWTH       GROWTH
    SUBACCOUNT   SUBACCOUNT    SUBACCOUNT   SUBACCOUNT    SUBACCOUNT     SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
    ----------   -----------   ----------   ----------   -------------   ----------   ----------   ----------   ----------
       51,140          62           583         (173)        15,856         5,800         (144)      (1,739)       (7,131)
       29,197         459         4,628          845          9,865         6,046         (229)       9,762        30,772
        8,683         215         1,178        4,171         24,305       (24,707)         497       32,251       134,497
     --------      ------        ------       ------        -------       -------       ------      -------      --------
       89,020         736         6,389        4,843         50,026       (12,861)         124       40,274       158,138
     --------      ------        ------       ------        -------       -------       ------      -------      --------
       42,169       1,140         6,147       13,387         12,302        19,424        4,836       17,628        25,447
      (49,778)       (365)       (5,820)      11,996        (27,423)        1,432       (2,966)     (22,588)      (66,997)
     (101,982)       (413)       (5,397)      (2,837)       (20,534)      (11,571)      (3,756)     (13,139)      (80,300)
     --------      ------        ------       ------        -------       -------       ------      -------      --------
     (109,591)        362        (5,070)      22,546        (35,655)        9,285       (1,886)     (18,099)     (121,850)
     --------      ------        ------       ------        -------       -------       ------      -------      --------
      (20,571)      1,098         1,319       27,389         14,371        (3,576)      (1,762)      22,175        36,288
      736,379       9,213        47,005        8,784        145,181        95,850       33,366      143,881       537,745
     --------      ------        ------       ------        -------       -------       ------      -------      --------
      715,808      10,311        48,324       36,173        159,552        92,274       31,604      166,056       574,033
     ========      ======        ======       ======        =======       =======       ======      =======      ========

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
STATEMENTS OF CHANGES IN CONTRACT OWNERS' EQUITY (CONTINUED)
FOR THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS)

                                                               KEMPER VARIABLE SERIES*
                                -------------------------------------------------------------------------------------
                                                                                KEMPER         KEMPER-      KEMPER-
                                   KEMPER          KEMPER         KEMPER     INTERNATIONAL   DREMAN HIGH     DREMAN
                                 AGGRESSIVE      TECHNOLOGY       GLOBAL      GROWTH AND       RETURN      FINANCIAL
                                   GROWTH          GROWTH       BLUE CHIP       INCOME         EQUITY       SERVICES
                                SUBACCOUNT(A)   SUBACCOUNT(A)   SUBACCOUNT    SUBACCOUNT     SUBACCOUNT    SUBACCOUNT
                                -------------   -------------   ----------   -------------   -----------   ----------
OPERATIONS
  Net investment
    income (loss).............     $   (1)             12           (16)            19            (62)         (42)
  Net realized gain on sales
    of investments............          2             111            28              4             12           53
  Change in unrealized
    appreciation
    (depreciation) of
    investments...............        134           4,197           529            119         (3,635)        (461)
                                   ------          ------         -----          -----         ------        -----
    Net increase (decrease)
      in contract owners'
      equity resulting from
      operations..............        135           4,320           541            142         (3,685)        (450)
                                   ------          ------         -----          -----         ------        -----
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units sold....        578           9,935         1,904            831         18,980        2,922
  Net transfers from affiliate
    and subaccounts...........        530           5,358         1,247             56         11,471        2,101
  Payments for units
    redeemed..................         (7)            (30)          (97)           (39)          (828)        (145)
                                   ------          ------         -----          -----         ------        -----
    Net increase in contract
      owners' equity from
      account unit
      transactions............      1,101          15,263         3,054            848         29,623        4,878
                                   ------          ------         -----          -----         ------        -----
Total increase in contract
  owners' equity..............      1,236          19,583         3,595            990         25,938        4,428
Beginning of period...........         --              --           288            236          5,436        1,217
                                   ------          ------         -----          -----         ------        -----
End of period.................     $1,236          19,583         3,883          1,226         31,374        5,645
                                   ======          ======         =====          =====         ======        =====


                                   KEMPER VARIABLE SERIES*
                                -----------------------------

                                                 KVS FOCUSED
                                KEMPER INDEX      LARGE CAP
                                     500           GROWTH
                                SUBACCOUNT(A)   SUBACCOUNT(A)
                                -------------   -------------
OPERATIONS
  Net investment
    income (loss).............        (10)           --
  Net realized gain on sales
    of investments............          7            --
  Change in unrealized
    appreciation
    (depreciation) of
    investments...............        383             1
                                    -----            --
    Net increase (decrease)
      in contract owners'
      equity resulting from
      operations..............        380             1
                                    -----            --
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units sold....      2,840            --
  Net transfers from affiliate
    and subaccounts...........      3,581            54
  Payments for units
    redeemed..................         (8)           --
                                    -----            --
    Net increase in contract
      owners' equity from
      account unit
      transactions............      6,413            54
                                    -----            --
Total increase in contract
  owners' equity..............      6,793            55
Beginning of period...........         --            --
                                    -----            --
End of period.................      6,793            55
                                    =====            ==

---------------

 *  Formerly Investors Fund Series
(a) For the period (commencement of operations): May 3, 1999 -- Kemper Aggressive Growth Subaccount, Kemper Technology Growth Subaccount and Dreyfus Socially Responsible Growth Subaccount; September 10, 1999 -- Kemper Index 500 Subaccount; October 29, 1999 -- KVS Focused Large Cap Growth Subaccount; November 1, 1999 -- Alger American Leveraged AllCap Subaccount, Alger American Balanced Subaccount and Dreyfus MidCap Stock Subaccount; to December 31, 1999.

See accompanying notes to financial statements.

                                                                                                                    THE DREYFUS
                                                                                                    DREYFUS           SOCIALLY
                                                                                                  INVESTMENT     RESPONSIBLE GROWTH
              SCUDDER VARIABLE LIFE INVESTMENT FUND                 THE ALGER AMERICAN FUND       PORTFOLIOS         FUND, INC.
    ----------------------------------------------------------   -----------------------------   -------------   ------------------
                                                                     ALGER
    SCUDDER VLIF   SCUDDER VLIF                   SCUDDER VLIF     AMERICAN          ALGER
       GLOBAL       GROWTH AND    SCUDDER VLIF      CAPITAL        LEVERAGED       AMERICAN         DREYFUS       DREYFUS SOCIALLY
     DISCOVERY        INCOME      INTERNATIONAL      GROWTH         ALLCAP         BALANCED      MIDCAP STOCK    RESPONSIBLE GROWTH
     SUBACCOUNT     SUBACCOUNT     SUBACCOUNT      SUBACCOUNT    SUBACCOUNT(A)   SUBACCOUNT(A)   SUBACCOUNT(A)     SUBACCOUNT(A)
    ------------   ------------   -------------   ------------   -------------   -------------   -------------   ------------------
          (9)            232            733             190            --              --              (1)                87
          58              38          2,937              49             2              --               5                 31
       2,210            (108)         2,620           2,162            46               4               1                268
       -----          ------         ------          ------           ---             ---             ---              -----
       2,259             162          6,290           2,401            48               4               5                386
       -----          ------         ------          ------           ---             ---             ---              -----
       3,658           5,138          8,107           7,470           487             172              54              1,363
       1,744           4,453         12,443           3,461           109              40              64              1,127
         (47)           (310)          (127)           (211)           --              --              --                 (9)
       -----          ------         ------          ------           ---             ---             ---              -----
       5,355           9,281         20,423          10,720           596             212             118              2,481
       -----          ------         ------          ------           ---             ---             ---              -----
       7,614           9,443         26,713          13,121           644             216             123              2,867
         744           1,697            869             604            --              --              --                 --
       -----          ------         ------          ------           ---             ---             ---              -----
       8,358          11,140         27,582          13,725           644             216             123              2,867
       =====          ======         ======          ======           ===             ===             ===              =====

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
STATEMENTS OF CHANGES IN CONTRACT OWNERS' EQUITY (CONTINUED)
FOR THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS)

                                           JANUS ASPEN SERIES                             WARBURG PINCUS TRUST
                                    ---------------------------------            ---------------------------------------
                                                          JANUS ASPEN            WARBURG PINCUS           WARBURG PINCUS
                                    JANUS ASPEN           GROWTH AND                EMERGING               POST-VENTURE
                                      GROWTH                INCOME                  MARKETS                  CAPITAL
                                    SUBACCOUNT            SUBACCOUNT               SUBACCOUNT               SUBACCOUNT
                                    -----------           -----------            --------------           --------------
OPERATIONS
  Net investment
    income (loss)...............     $   (738)                (172)                     93                      (10)
  Net realized gain on sales of
    investments.................        3,417                  430                      65                       55
  Change in unrealized
    appreciation
    of investments..............       51,260               17,246                     472                      544
                                     --------               ------                   -----                    -----
    Net increase
      in contract owners'
      equity resulting from
      operations................       53,939               17,504                     630                      589
                                     --------               ------                   -----                    -----
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units sold......       57,097               28,597                   1,366                    1,171
  Net transfers from affiliate
    and
    subaccounts.................       77,006               19,838                   1,000                      288
  Payments for units redeemed...       (7,417)                (858)                    (10)                    (120)
                                     --------               ------                   -----                    -----
    Net increase in contract
      owners' equity from
      account
      unit transactions.........      126,686               47,577                   2,356                    1,339
                                     --------               ------                   -----                    -----
Total increase in contract
  owners'
  equity........................      180,625               65,081                   2,986                    1,928
Beginning of period.............       59,874                2,074                      59                       85
                                     --------               ------                   -----                    -----
End of period...................     $240,499               67,155                   3,045                    2,013
                                     ========               ======                   =====                    =====

---------------

See accompanying notes to financial statements.

                      (This page intentionally left blank)

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
STATEMENTS OF CHANGES IN CONTRACT OWNERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS)

                                                          KEMPER VARIABLE SERIES*
                             ---------------------------------------------------------------------------------
                                KEMPER          KEMPER         KEMPER       KEMPER       KEMPER
                                 MONEY           MONEY       GOVERNMENT   INVESTMENT     GLOBAL       KEMPER
                                MARKET          MARKET       SECURITIES   GRADE BOND     INCOME     HORIZON 5
                             SUBACCOUNT #1   SUBACCOUNT #2   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
                             -------------   -------------   ----------   ----------   ----------   ----------
OPERATIONS
  Net investment income
    (loss).................    $  3,168            264          3,569           98          35          103
  Net realized gain (loss)
    on sales of
    investments............          --             --            (67)         311          36          236
  Change in unrealized
    appreciation
    (depreciation) of
    investments............          --             --            553           78          56          115
                               --------         ------        -------       ------       -----        -----
    Net increase (decrease)
      in contract owners'
      equity resulting from
      operations...........       3,168            264          4,055          487         127          454
                               --------         ------        -------       ------       -----        -----
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units
    sold...................      22,035          6,045         10,692        2,850          47        1,628
  Net transfers (to) from
    affiliate and
    subaccounts............      29,478         (7,639)         5,342        3,781         933          221
  Payments for units
    redeemed...............     (21,333)          (355)       (14,565)        (955)         (6)        (384)
                               --------         ------        -------       ------       -----        -----
    Net increase (decrease)
      in contract owners'
      equity from account
      unit transactions....      30,180         (1,949)         1,469        5,676         974        1,465
                               --------         ------        -------       ------       -----        -----
Total increase (decrease)
  in contract owners'
  equity...................      33,348         (1,685)         5,524        6,163       1,101        1,919
Beginning of period........      73,754          6,394         72,821        5,458         326        4,898
                               --------         ------        -------       ------       -----        -----
End of period..............    $107,102          4,709         78,345       11,621       1,427        6,817
                               ========         ======        =======       ======       =====        =====

                             KEMPER VARIABLE SERIES*
                             ------------------------
                               KEMPER
                                HIGH        KEMPER
                               YIELD      HORIZON 10+
                             SUBACCOUNT   SUBACCOUNT
                             ----------   -----------
OPERATIONS
  Net investment income
    (loss).................    17,149          157
  Net realized gain (loss)
    on sales of
    investments............     4,283          414
  Change in unrealized
    appreciation
    (depreciation) of
    investments............   (17,978)         604
                              -------       ------
    Net increase (decrease)
      in contract owners'
      equity resulting from
      operations...........     3,454        1,175
                              -------       ------
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units
    sold...................    27,800        2,644
  Net transfers (to) from
    affiliate and
    subaccounts............   (40,100)       3,301
  Payments for units
    redeemed...............   (34,613)        (841)
                              -------       ------
    Net increase (decrease)
      in contract owners'
      equity from account
      unit transactions....   (46,913)       5,104
                              -------       ------
Total increase (decrease)
  in contract owners'
  equity...................   (43,459)       6,279
Beginning of period........   305,821        9,160
                              -------       ------
End of period..............   262,362       15,439
                              =======       ======

---------------

* Formerly Investors Fund Series

See accompanying notes to financial statements.

                                                    KEMPER VARIABLE SERIES*
     ----------------------------------------------------------------------------------------------------------------------
       KEMPER                     KEMPER                                    KEMPER       KEMPER       KEMPER
       TOTAL        KEMPER        VALUE+       KEMPER        KEMPER       CONTRARIAN   SMALL CAP    SMALL CAP      KEMPER
       RETURN     HORIZON 20+     GROWTH     BLUE CHIP    INTERNATIONAL     VALUE        VALUE        GROWTH       GROWTH
     SUBACCOUNT   SUBACCOUNT    SUBACCOUNT   SUBACCOUNT    SUBACCOUNT     SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
     ----------   -----------   ----------   ----------   -------------   ----------   ----------   ----------   ----------
       114,564         143           404         (24)          5,475         1,760          443       18,381       79,715
        20,649         397         1,727         102          11,865         6,261          911        4,201        8,570
       (41,076)        309         3,626         589          (3,914)        6,236       (6,089)      (2,782)     (20,871)
      --------       -----        ------       -----         -------        ------       ------      -------      -------
        94,137         849         5,757         667          13,426        14,257       (4,735)      19,800       67,414
      --------       -----        ------       -----         -------        ------       ------      -------      -------
        35,608       2,155         7,814       2,261           8,825        15,517        6,528       17,275       29,595
       (47,643)        116         8,749       4,001         (20,766)       (5,407)       1,040        2,566      (26,086)
       (88,507)       (375)       (3,236)       (223)        (16,900)       (6,599)      (2,717)      (8,623)     (60,278)
      --------       -----        ------       -----         -------        ------       ------      -------      -------
      (100,542)      1,896        13,327       6,039         (28,841)        3,511        4,851       11,218      (56,769)
      --------       -----        ------       -----         -------        ------       ------      -------      -------
        (6,405)      2,745        19,084       6,706         (15,415)       17,768          116       31,018       10,645
       742,784       6,468        27,921       2,078         160,596        78,082       33,250      112,863      527,100
      --------       -----        ------       -----         -------        ------       ------      -------      -------
       736,379       9,213        47,005       8,784         145,181        95,850       33,366      143,881      537,745
      ========       =====        ======       =====         =======        ======       ======      =======      =======

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
STATEMENTS OF CHANGES IN CONTRACT OWNERS' EQUITY (CONTINUED)
FOR THE YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS)

                                                                                                      SCUDDER VARIABLE LIFE
                                                     KEMPER VARIABLE SERIES*                             INVESTMENT FUND
                                  -------------------------------------------------------------   -----------------------------
                                                     KEMPER          KEMPER-         KEMPER-
                                     KEMPER       INTERNATIONAL    DREMAN HIGH       DREMAN       SCUDDER VLIF    SCUDDER VLIF
                                     GLOBAL        GROWTH AND        RETURN         FINANCIAL        GLOBAL        GROWTH AND
                                    BLUE CHIP        INCOME          EQUITY         SERVICES        DISCOVERY        INCOME
                                  SUBACCOUNT(A)   SUBACCOUNT(A)   SUBACCOUNT(A)   SUBACCOUNT(A)   SUBACCOUNT(A)   SUBACCOUNT(A)
                                  -------------   -------------   -------------   -------------   -------------   -------------
OPERATIONS
  Net investment income
    (loss)......................      $ (2)             --              (21)             (6)           (10)              (4)
  Net realized gain (loss) on
    sales of investments........        (2)             (2)             (10)             (5)           (19)             (19)
  Change in unrealized
    appreciation of
    investments.................        18               9              307              77             97               74
                                      ----             ---            -----           -----            ---            -----
    Net increase in contract
      owners' equity resulting
      from operations...........        14               7              276              66             68               51
                                      ----             ---            -----           -----            ---            -----
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units sold......       262             211            4,774             952            555            1,453
  Net transfers from affiliate
    and subaccounts.............        21              21              524             224            123              278
  Payments for units redeemed...        (9)             (3)            (138)            (25)            (2)             (85)
                                      ----             ---            -----           -----            ---            -----
    Net increase in contract
      owners' equity from
      account unit
      transactions..............       274             229            5,160           1,151            676            1,646
                                      ----             ---            -----           -----            ---            -----
Total increase in contract
  owners' equity................       288             236            5,436           1,217            744            1,697
Beginning of period.............        --              --               --              --             --               --
                                      ----             ---            -----           -----            ---            -----
End of period...................      $288             236            5,436           1,217            744            1,697
                                      ====             ===            =====           =====            ===            =====

---------------

 *  Formerly Investors Fund Series

(a) For the period June 1, 1998 (commencement of operations) to December 31,
    1998.

See accompanying notes to financial statements.

    SCUDDER VARIABLE LIFE INVESTMENT FUND         JANUS ASPEN SERIES              WARBURG PINCUS TRUST
    --------------------------------------   -----------------------------   -------------------------------
                                                              JANUS ASPEN    WARBURG PINCUS   WARBURG PINCUS
      SCUDDER VLIF         SCUDDER VLIF       JANUS ASPEN     GROWTH AND        EMERGING       POST-VENTURE
      INTERNATIONAL       CAPITAL GROWTH        GROWTH          INCOME          MARKETS          CAPITAL
      SUBACCOUNT(A)       SUBACCOUNT(A)       SUBACCOUNT     SUBACCOUNT(A)   SUBACCOUNT(A)    SUBACCOUNT(A)
    -----------------   ------------------   -------------   -------------   --------------   --------------
            (5)                  (2)             1,973              (2)            --               --
            (7)                 (13)             1,775              --             (1)              --
            51                   60              9,281             268              2                4
           ---                  ---             ------           -----             --               --
            39                   45             13,029             266              1                4
           ---                  ---             ------           -----             --               --
           731                  559              9,559           1,565             58               79
            99                   19             10,386             292             --                2
            --                  (19)            (2,747)            (49)            --               --
           ---                  ---             ------           -----             --               --
           830                  559             17,198           1,808             58               81
           ---                  ---             ------           -----             --               --
           869                  604             30,227           2,074             59               85
            --                   --             29,647              --             --               --
           ---                  ---             ------           -----             --               --
           869                  604             59,874           2,074             59               85
           ===                  ===             ======           =====             ==               ==

NOTES TO FINANCIAL STATEMENTS

(1) GENERAL INFORMATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

KILICO Variable Annuity Separate Account (the "Separate Account") is a unit investment trust registered under the Investment Company Act of 1940, as amended, established by Kemper Investors Life Insurance Company ("KILICO"). KILICO is an indirect wholly-owned subsidiary of Zurich Financial Services ("ZFS"). ZFS is owned by Zurich Allied AG and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively. Zurich Allied AG is listed on the Swiss Market Index (SMI). Allied Zurich p.l.c. is included in the FTSE-100 Share Index in London.

The Separate Account is used to fund contracts or certificates (collectively referred to as "Contracts") for Kemper Advantage III periodic and flexible payment variable annuity contracts ("Kemper Advantage III"), Kemper Passport individual and group variable, fixed and market value adjusted deferred annuity contracts ("Kemper Passport"), Kemper Destinations individual and group variable, fixed and market value adjusted deferred annuity contracts ("Kemper Destinations") and Farmers Variable Annuity I individual and group variable, fixed and market value adjusted deferred annuity contracts ("Farmers Variable Annuity I"). The Separate Account is divided into a total of fifty-nine subaccounts with various subaccount options available to Contract Owners depending upon their respective Contracts. The Kemper Advantage III contracts have thirty-four subaccount options available to Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series (formerly Investors Fund Series), the Janus Aspen Series, the Lexington Natural Resources Trust, the Lexington Emerging Markets Fund, Inc., the Fidelity Variable Insurance Products Fund, the Fidelity Variable Insurance Products Fund II, the Scudder Variable Life Investment Fund, The Dreyfus Socially Responsible Growth Fund, Inc., the J.P. Morgan Series Trust II, The Alger American Fund and the American Century Variable Portfolios, Inc., all of which are open-end diversified management companies. The Kemper Passport contracts have seventeen subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, an open-end diversified management company. The Kemper Destinations contracts have thirty-seven subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, the Scudder Variable Life Investment Fund, The Alger American Fund, the Dreyfus Investment Portfolios, The Dreyfus Socially Responsible Growth Fund, Inc., the Janus Aspen Series and the Warburg Pincus Trust, all of which are open-end diversified management companies. The Farmers Variable Annuity I contracts have thirteen subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, the Scudder Variable Life Investment Fund, the Janus Aspen Series, the PIMCO Variable Insurance Trust and the Templeton Variable Products Series Fund, all of which are open-end diversified management companies.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities as well as the disclosure of contingent amounts at the date of the financial statements. As a result, actual results reported as income and expenses could differ from the estimates reported in the accompanying financial statements.

SECURITY VALUATION

The investments are stated at current value which is based on the closing bid price, net asset value, at December 31, 1999.

SECURITY TRANSACTIONS AND INVESTMENT INCOME

Security transactions are generally accounted for on the trade date (date the order to buy or sell is executed). Dividends and capital gains distributions are recorded as income on the ex-dividend date. Realized gains and losses from security transactions are generally reported on a first in, first out (FIFO) cost basis.

ACCUMULATION UNIT VALUATION

On each day the New York Stock Exchange (the "Exchange") is open for trading, the accumulation unit value is determined as of the earlier of 3:00 p.m. (Central time) or the close of the Exchange by dividing the total value of each subaccount's investments and other assets, less liabilities, by the number of accumulation units outstanding in the respective subaccount.

FEDERAL INCOME TAXES

The operations of the Separate Account are included in the federal income tax return of KILICO. Under existing federal income tax law, investment income and realized capital gains and losses of the Separate Account increase liabilities under the contract and are, therefore, not taxed. Thus the Separate Account may realize net investment income and capital gains and losses without federal income tax consequences.

(2) SUMMARY OF INVESTMENTS

Investments, at cost, at December 31, 1999, are as follows (in thousands, differences are due to rounding):

                                                              SHARES
                                                               OWNED       COST
                                                              -------   ----------
INVESTMENTS
KEMPER VARIABLE SERIES:
Kemper Money Market Subaccount #1...........................  137,366   $  137,366
Kemper Money Market Subaccount #2...........................    2,679        2,679
Kemper Government Securities Subaccount.....................   62,065       72,714
Kemper Investment Grade Bond Subaccount.....................   16,897       18,984
Kemper Global Income Subaccount.............................    1,534        1,567
Kemper Horizon 5 Subaccount.................................    6,892        8,587
Kemper High Yield Subaccount................................  190,485      226,653
Kemper Horizon 10+ Subaccount...............................   10,424       13,758
Kemper Total Return Subaccount..............................  248,650      599,371
Kemper Horizon 20+ Subaccount...............................    6,393        8,762
Kemper Value+Growth Subaccount..............................   25,519       39,798
Kemper Blue Chip Subaccount.................................   23,065       31,376
Kemper International Subaccount.............................   74,482      112,057
Kemper Contrarian Value Subaccount..........................   62,749       99,864
Kemper Small Cap Value Subaccount...........................   29,154       33,409
Kemper Small Cap Growth Subaccount..........................   62,603      114,297
Kemper Growth Subaccount....................................  141,800      385,900
Kemper Aggressive Growth Subaccount.........................      884        1,102
Kemper Technology Growth Subaccount.........................   11,020       15,386
Kemper Global Blue Chip Subaccount..........................    3,138        3,336
Kemper International Growth and Income Subaccount...........    1,185        1,098
Kemper-Dreman High Return Equity Subaccount.................   34,995       34,699
Kemper-Dreman Financial Services Subaccount.................    6,107        6,029
Kemper Index 500 Subaccount.................................    6,201        6,410
KVS Focused Large Cap Growth Subaccount.....................       42           54
SCUDDER VARIABLE LIFE INVESTMENT FUND:
Scudder VLIF Global Discovery Subaccount....................      634        6,051
Scudder VLIF Growth and Income Subaccount...................    1,016       11,174
Scudder VLIF International Subaccount.......................    1,356       24,915
Scudder VLIF Capital Growth Subaccount......................      471       11,503
THE ALGER AMERICAN FUND:
Alger American Leveraged AllCap Subaccount..................       11          598
Alger American Balanced Subaccount..........................       14          212
DREYFUS INVESTMENT PORTFOLIOS:
Dreyfus MidCap Stock Subaccount.............................        9          122
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.:
Dreyfus Socially Responsible Growth Subaccount..............       72        2,541
JANUS ASPEN SERIES :
Janus Aspen Growth Subaccount...............................    7,152      175,772
Janus Aspen Growth and Income Subaccount....................    3,233       49,641

                                                              SHARES
                                                               OWNED       COST
                                                              -------   ----------
WARBURG PINCUS TRUST:
Warburg Pincus Emerging Markets Subaccounts.................      215   $    2,568
Warburg Pincus Post-Venture Capital Subaccount..............      105        1,465
                                                                        ----------
        TOTAL INVESTMENTS AT COST...........................            $2,261,818
                                                                        ==========

A description of the underlying investments of the subaccounts are summarized below.

KEMPER VARIABLE SERIES

KEMPER MONEY MARKET SUBACCOUNT: This subaccount invests in the Kemper Money Market Portfolio of the Kemper Variable Series. The Portfolio seeks maximum current income to the extent consistent with stability of principal from a portfolio of high quality money market instruments. The Portfolio seeks to maintain a net asset value of $1.00 per share but there can be no assurance that the Portfolio will be able to do so. The Kemper Money Market Subaccount #1 represents the Kemper Advantage III, Kemper Passport and Kemper Destinations Money Market Subaccount. The Kemper Money Market Subaccount #2 represents funds all allocated by the owner of a contract to the dollar cost averaging program. Under the dollar cost averaging ("DCA") program, an owner may pre-designate a portion of the subaccount value to be automatically transferred on a monthly basis to one or more of the other subaccounts. This option is only available to Kemper Passport and Kemper Destinations contracts.

KEMPER GOVERNMENT SECURITIES SUBACCOUNT: This subaccount invests in the Kemper Government Securities Portfolio of the Kemper Variable Series. The Portfolio seeks high current return consistent with preservation of capital.

KEMPER INVESTMENT GRADE BOND SUBACCOUNT: This subaccount invests in the Kemper Investment Grade Bond Portfolio of the Kemper Variable Series. The Portfolio seeks high current income.

KEMPER GLOBAL INCOME SUBACCOUNT: This subaccount invests in the Kemper Global Income Portfolio of the Kemper Variable Series. The Portfolio seeks to provide high current income consistent with prudent total return asset management.

KEMPER HORIZON 5 SUBACCOUNT: This subaccount invests in the Kemper Horizon 5 Portfolio of the Kemper Variable Series. The Portfolio, designed for investors with approximately a 5 year investment horizon, seeks income consistent with preservation of capital, with growth of capital as a secondary objective.

KEMPER HIGH YIELD SUBACCOUNT: This subaccount invests in the Kemper High Yield Portfolio of the Kemper Variable Series. The Portfolio seeks to provide a high level of current income.

KEMPER HORIZON 10+ SUBACCOUNT: This subaccount invests in the Kemper Horizon 10+ Portfolio of the Kemper Variable Series. The Portfolio, designed for investors with approximately a 10+ year investment horizon, seeks a balance between growth of capital and income, consistent with moderate risk.

KEMPER TOTAL RETURN SUBACCOUNT: This subaccount invests in the Kemper Total Return Portfolio of the Kemper Variable Series. The Portfolio seeks high return, a combination of income and capital appreciation.

KEMPER HORIZON 20+ SUBACCOUNT: This subaccount invests in the Kemper Horizon 20+ Portfolio of the Kemper Variable Series. The Portfolio, designed for investors with approximately a 20+ year investment horizon, seeks growth of capital, with income as a secondary objective.

KEMPER VALUE+GROWTH SUBACCOUNT: This subaccount invests in the Kemper Value+Growth Portfolio of the Kemper Variable Series. The Portfolio seeks growth of capital. A secondary objective of the Portfolio is the reduction of risk over a full market cycle compared to a portfolio of only growth stocks or only value stocks.

KEMPER BLUE CHIP SUBACCOUNT: This subaccount invests in the Kemper Blue Chip Portfolio of the Kemper Variable Series. The Portfolio seeks growth of capital and of income.

KEMPER INTERNATIONAL SUBACCOUNT: This subaccount invests in the Kemper International Portfolio of the Kemper Variable Series. The Portfolio seeks total return, a combination of capital growth and income.

KEMPER CONTRARIAN VALUE SUBACCOUNT: This subaccount invests in the Kemper Contrarian Value Portfolio of the Kemper Variable Series. The Portfolio seeks to achieve a high rate of total return.

KEMPER SMALL CAP VALUE SUBACCOUNT: This subaccount invests in the Kemper Small Cap Value Portfolio of the Kemper Variable Series. The Portfolio seeks long-term capital appreciation.

KEMPER SMALL CAP GROWTH SUBACCOUNT: This subaccount invests in the Kemper Small Cap Growth Portfolio of the Kemper Variable Series. The Portfolio seeks maximum appreciation of investors' capital.

KEMPER GROWTH SUBACCOUNT: This subaccount invests in the Kemper Growth Portfolio of the Kemper Variable Series. The Portfolio seeks maximum appreciation of capital.

KEMPER AGGRESSIVE GROWTH SUBACCOUNT: This subaccount invests in the Kemper Aggressive Growth Portfolio of the Kemper Variable Series. The Portfolio seeks capital appreciation.

KEMPER TECHNOLOGY GROWTH SUBACCOUNT: This subaccount invests in the Kemper Technology Growth Portfolio of the Kemper Variable Series. The Portfolio seeks growth of capital.

KEMPER GLOBAL BLUE CHIP SUBACCOUNT: This subaccount invests in the Kemper Global Blue Chip Portfolio of the Kemper Variable Series. The Portfolio seeks long-term growth of capital.

KEMPER INTERNATIONAL GROWTH AND INCOME SUBACCOUNT: This subaccount invests in the Kemper International Growth and Income Portfolio of the Kemper Variable Series. The Portfolio seeks long-term growth of capital and current income.

KEMPER-DREMAN HIGH RETURN EQUITY SUBACCOUNT: This subaccount invests in the Kemper-Dreman High Return Equity Portfolio of the Kemper Variable Series. The Portfolio seeks to achieve a high rate of total return.

KEMPER-DREMAN FINANCIAL SERVICES SUBACCOUNT: This subaccount invests in the Kemper-Dreman Financial Services Portfolio of the Kemper Variable Series. The Portfolio seeks long-term capital appreciation.

KEMPER INDEX 500 SUBACCOUNT: This subaccount invests in the Kemper Index 500 Portfolio of the Kemper Variable Series. The Portfolio seeks to match, as closely as possible, before expenses, the performance of the Standard & Poor's 500 Composite Stock Price Index, which emphasizes stocks of large U.S. companies.

KVS FOCUSED LARGE CAP GROWTH SUBACCOUNT: This subaccount invests in the KVS Focused Large Cap Growth Portfolio of the Kemper Variable Series. The Portfolio seeks growth through long-term capital appreciation.

SCUDDER VARIABLE LIFE INVESTMENT FUND

SCUDDER VLIF GLOBAL DISCOVERY SUBACCOUNT: This subaccount invests in the Scudder VLIF Global Discovery Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The Portfolio seeks above-average capital appreciation over the long term by investing primarily in the equity securities of small companies located throughout the world.

SCUDDER VLIF GROWTH AND INCOME SUBACCOUNT: This subaccount invests in the Scudder VLIF Growth and Income Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The Portfolio seeks long-term growth of capital, current income and growth of income from a portfolio consisting primarily of common stocks and securities convertible into common stocks.

SCUDDER VLIF INTERNATIONAL SUBACCOUNT: This subaccount invests in the Scudder VLIF International Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The Portfolio seeks long-term growth of capital principally from a diversified portfolio of foreign equity securities.

SCUDDER VLIF CAPITAL GROWTH SUBACCOUNT: This subaccount invests in the Scudder VLIF Capital Growth Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The Portfolio seeks to maximize long-term capital growth from a portfolio consisting primarily of equity securities.

THE ALGER AMERICAN FUND

ALGER AMERICAN LEVERAGED ALLCAP SUBACCOUNT: This subaccount invests in the Alger American Leveraged AllCap Portfolio of The Alger American Fund. The Portfolio seeks long-term capital appreciation.

ALGER AMERICAN BALANCED SUBACCOUNT: This subaccount invests in the Alger American Balanced Portfolio of The Alger American Fund. The Portfolio seeks current income and long-term capital appreciation.

DREYFUS INVESTMENT PORTFOLIOS

DREYFUS MIDCAP STOCK SUBACCOUNT: This subaccount invests in the Dreyfus MidCap Stock Portfolio of the Dreyfus Investment Portfolios. The Portfolio seeks to provide investment results that are greater than the total return performance of publicly traded common stocks of medium-size domestic companies in the aggregate, as represented by the Standard & Poor's MidCap 400(R) Index.

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

DREYFUS SOCIALLY RESPONSIBLE GROWTH SUBACCOUNT: This subaccount invests in The Dreyfus Socially Responsible Growth Fund, Inc. The Fund's primary goals is to provide capital growth through investment in common stocks of companies which not only meet traditional investment standards, but also conduct their business in a manner that contributes to the enhancement of the quality of life in America.

JANUS ASPEN SERIES

JANUS ASPEN GROWTH SUBACCOUNT: This subaccount invests in the Janus Aspen Growth Portfolio of the Janus Aspen Series. The Portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital.

JANUS ASPEN GROWTH AND INCOME SUBACCOUNT: This subaccount invests in the Janus Aspen Growth and Income Portfolio of the Janus Aspen Series. The Portfolio seeks long-term capital growth and current income.

WARBURG PINCUS TRUST

WARBURG PINCUS EMERGING MARKETS SUBACCOUNT: This subaccount invests in the Warburg Pincus Emerging Markets Portfolio of the Warburg Pincus Trust. The Portfolio seeks long-term growth of capital by investing in equity securities of emerging markets.

WARBURG PINCUS POST-VENTURE CAPITAL SUBACCOUNT: This subaccount invests in the Warburg Pincus Post-Venture Capital Portfolio of the Warburg Pincus Trust. The Portfolio seeks long-term growth of capital by investing primarily in equity securities of U.S. companies considered to be in their post-venture-capital stage of development.

(3) TRANSACTIONS WITH AFFILIATES

KILICO assumes mortality risks associated with the annuity contracts and incurs all expenses involved in administering the contracts. In return, KILICO assesses that portion of each subaccount representing assets under the Kemper Advantage III flexible payment contracts with a daily charge for mortality and expense risk and administrative costs which amounts to an aggregate of one percent (1.00%) per annum. KILICO also assesses that portion of each subaccount representing assets under the Kemper Advantage III periodic payment contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and three-tenths percent (1.30%) per annum. KILICO assesses that portion of each subaccount representing assets under the Kemper Passport contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and one-quarter percent (1.25%) per annum. KILICO assesses that portion of each subaccount representing assets under the Kemper Destinations contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and four-tenths percent (1.40%) per annum. KILICO assesses that portion of each subaccount representing assets under the Farmers Variable Annuity I contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and four-tenths percent (1.40%) per annum. The Kemper Passport and Kemper Destinations DCA Money Market Subaccount #2, available for participation in the dollar cost averaging program, has no daily asset charge deduction. For the year ended December 31, 1999, asset charges totaled $30,487,471, $6,803,293, $2,551,583 and $9,209 for Kemper Advantage III, Kemper Passport, Kemper Destinations and Farmers Variable Annuity I contracts, respectively.

KILICO also assesses against each Kemper Advantage III contract participating in one or more of the subaccounts at any time during the year a records maintenance charge. For contracts purchased prior to June 1, 1993, the charge is $25 and is assessed on December 31st of each calendar year. For contracts purchased June 1, 1993 and subsequent, the charge is a maximum of $30 and is assessed ratably every quarter of each calendar year, except in those states which have yet to approve these contract changes. The charge is assessed whether or not any purchase payments have been made during the year. KILICO also assesses against each Kemper Passport, Kemper Destinations and Farmers Variable Annuity I contract participating in one or more of the subaccounts a records maintenance charge of $30, generally taken at the end of each contract year. The records maintenance charge for Kemper Advantage III, Kemper Passport, Kemper Destinations and Farmers Variable Annuity I contracts are waived for all individual contracts whose investment value exceeds $50,000 on the date of assessment. For the year ended December 31, 1999, records maintenance charges totaled $1,395,893, $149,119 and $12,715 for Kemper Advantage III, Kemper Passport and Kemper Destinations contracts, respectively.

For contracts issued prior to May 1, 1994, KILICO has undertaken to reimburse each of the Kemper Advantage III Contract Owners participating in the Kemper Money Market , Kemper Total Return, Kemper High Yield and Kemper Growth Subaccounts, whose direct and indirect operating expenses exceed eighty hundredths of one percent (.80%) of average daily net assets. In determining reimbursement of direct and indirect operating expenses, for each subaccount, charges for mortality and expense risks and administrative expenses, and records maintenance charges are excluded and, for each subaccount, charges for taxes, extraordinary expenses, and brokerage and transaction costs are excluded. During the year ended December 31, 1999, no such payment was made.

KILICO assesses an optional annual charge for the Guaranteed Retirement Income Benefit ("GRIB"), related to the Kemper Destinations and Farmers Variable Annuity I contracts. The annual charge of .25% of Contract Value, if taken, will be deducted pro rata from each invested subaccount on each Contract Quarter anniversary. For the year ended December 31, 1999, GRIB charges totaled $351,417 and $1,019 for Kemper Destinations and Farmers Variable Annuity I contracts, respectively.

Proceeds payable on the redemption of units are reduced by the amount of any applicable contingent deferred sales charge due to KILICO.

Scudder Kemper Investments, Inc., an affiliated company, is the investment manager of the Kemper Variable Series and the Scudder Variable Life Investment Fund. Investors Brokerage Services, Inc., a wholly-owned subsidiary of KILICO, is the principal underwriter for the Separate Account.

Fred Alger Management, Inc. is the investment manager of The Alger American Fund. The Dreyfus Corporation is the investment manager of the Dreyfus Investment Portfolios and The Dreyfus Socially Responsible Growth Fund, Inc. Janus Capital is the investment manager of the Janus Aspen Series. Credit Suisse Asset Management LLC (successor investment manager to Warburg Pincus Asset Management, Inc.) is the investment manager of the Warburg Pincus Trust. None of these entities are affiliated with KILICO.

(4) NET TRANSFERS (TO) FROM AFFILIATE AND SUBACCOUNTS

Net transfers (to) from affiliate or subaccounts include transfers of all or part of the Contract Owner's interest to or from another eligible subaccount or to the general account of KILICO.

(5) CONTRACT OWNERS' EQUITY

The Contract Owners' equity is affected by the investment results of, and contract charges to, each subaccount. The accompanying financial statements include only Contract Owners' payments pertaining to the variable portions of their contracts and exclude any payments for the market value adjusted or fixed portions, the latter being included in the general account of KILICO. Contract Owners may elect to annuitize the contract under one of several annuity options, as specified in the prospectus.

Contract Owners' equity at December 31, 1999, is as follows (in thousands, except unit value; differences are due to rounding):

                                                                                                  CONTRACT
                                                                 NUMBER           UNIT            OWNERS'
                                                                OF UNITS          VALUE            EQUITY
                                                                --------         -------         ----------
               KEMPER ADVANTAGE III CONTRACTS
KEMPER VARIABLE SERIES:
KEMPER MONEY MARKET SUBACCOUNT #1
  Flexible Payment, Qualified...............................        333          $ 2.588         $      861
  Flexible Payment, Nonqualified............................      3,501            2.588              9,061
  Periodic Payment, Qualified...............................     20,014            2.455             49,137
  Periodic Payment, Nonqualified............................     13,610            2.455             33,415
                                                                                                 ----------
                                                                                                     92,474
                                                                                                 ----------

                                                                                                  CONTRACT
                                                                 NUMBER           UNIT            OWNERS'
                                                                OF UNITS          VALUE            EQUITY
                                                                --------         -------         ----------
         KEMPER ADVANTAGE III CONTRACTS (CONTINUED)
KEMPER VARIABLE SERIES (CONTINUED):
KEMPER GOVERNMENT SECURITIES SUBACCOUNT
  Flexible Payment, Qualified...............................        145          $ 1.823         $      264
  Flexible Payment, Nonqualified............................        779            1.823              1,421
  Periodic Payment, Qualified...............................     15,187            1.769             26,859
  Periodic Payment, Nonqualified............................      7,529            1.769             13,315
                                                                                                 ----------
                                                                                                     41,859
                                                                                                 ----------
KEMPER INVESTMENT GRADE BOND SUBACCOUNT
  Flexible Payment, Qualified...............................         24            1.151                 28
  Flexible Payment, Nonqualified............................        227            1.151                261
  Periodic Payment, Qualified...............................      2,396            1.139              2,728
  Periodic Payment, Nonqualified............................        968            1.139              1,103
                                                                                                 ----------
                                                                                                      4,120
                                                                                                 ----------
KEMPER HORIZON 5 SUBACCOUNT
  Flexible Payment, Qualified...............................         --            1.362                 --
  Flexible Payment, Nonqualified............................         --            1.370                 --
  Periodic Payment, Qualified...............................      1,008            1.356              1,367
  Periodic Payment, Nonqualified............................        323            1.356                438
                                                                                                 ----------
                                                                                                      1,805
                                                                                                 ----------
KEMPER HIGH YIELD SUBACCOUNT
  Flexible Payment, Qualified...............................        197            6.442              1,268
  Flexible Payment, Nonqualified............................      1,138            6.168              7,018
  Periodic Payment, Qualified...............................     15,887            6.112             97,105
  Periodic Payment, Nonqualified............................      4,245            5.954             25,274
                                                                                                 ----------
                                                                                                    130,665
                                                                                                 ----------
KEMPER HORIZON 10+ SUBACCOUNT
  Flexible Payment, Qualified...............................          7            1.513                 11
  Flexible Payment, Nonqualified............................          9            1.513                 13
  Periodic Payment, Qualified...............................      2,086            1.497              3,121
  Periodic Payment, Nonqualified............................        306            1.497                458
                                                                                                 ----------
                                                                                                      3,603
                                                                                                 ----------
KEMPER TOTAL RETURN SUBACCOUNT
  Flexible Payment, Qualified...............................        656            8.425              5,525
  Flexible Payment, Nonqualified............................      2,817            7.800             21,972
  Periodic Payment, Qualified...............................     60,736            7.993            485,467
  Periodic Payment, Nonqualified............................      9,110            7.447             67,848
                                                                                                 ----------
                                                                                                    580,812
                                                                                                 ----------
KEMPER HORIZON 20+ SUBACCOUNT
  Flexible Payment, Qualified...............................         --            1.655                 --
  Flexible Payment, Nonqualified............................         --            1.630                 --
  Periodic Payment, Qualified...............................      1,713            1.637              2,804
  Periodic Payment, Nonqualified............................        225            1.637                369
                                                                                                 ----------
                                                                                                      3,173
                                                                                                 ----------
KEMPER VALUE+GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................         33            1.941                 65
  Flexible Payment, Nonqualified............................         33            1.941                 64
  Periodic Payment, Qualified...............................      6,861            1.920             13,176
  Periodic Payment, Nonqualified............................      1,727            1.920              3,316
                                                                                                 ----------
                                                                                                     16,621
                                                                                                 ----------
KEMPER INTERNATIONAL SUBACCOUNT
  Flexible Payment, Qualified...............................        170            2.708                460
  Flexible Payment, Nonqualified............................        457            2.708              1,237
  Periodic Payment, Qualified...............................     32,639            2.645             86,334
  Periodic Payment, Nonqualified............................      5,066            2.645             13,399
                                                                                                 ----------
                                                                                                    101,430
                                                                                                 ----------

                                                                                                  CONTRACT
                                                                 NUMBER           UNIT            OWNERS'
                                                                OF UNITS          VALUE            EQUITY
                                                                --------         -------         ----------
KEMPER CONTRARIAN VALUE SUBACCOUNT
  Flexible Payment, Qualified...............................         57          $ 1.580         $       91
  Flexible Payment, Nonqualified............................        110            1.580                174
  Periodic Payment, Qualified...............................     21,269            1.563             33,239
  Periodic Payment, Nonqualified............................      3,541            1.563              5,534
                                                                                                 ----------
                                                                                                     39,038
                                                                                                 ----------
KEMPER SMALL CAP VALUE SUBACCOUNT
  Flexible Payment, Qualified...............................          6            1.091                  6
  Flexible Payment, Nonqualified............................         66            1.091                 72
  Periodic Payment, Qualified...............................     11,756            1.079             12,684
  Periodic Payment, Nonqualified............................      1,319            1.079              1,423
                                                                                                 ----------
                                                                                                     14,185
                                                                                                 ----------
KEMPER SMALL CAP GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................        127            3.498                443
  Flexible Payment, Nonqualified............................        396            3.498              1,384
  Periodic Payment, Qualified...............................     31,772            3.440            109,283
  Periodic Payment, Nonqualified............................      3,242            3.440             11,152
                                                                                                 ----------
                                                                                                    122,262
                                                                                                 ----------
KEMPER GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................        153            9.858              1,509
  Flexible Payment, Nonqualified............................        823            9.824              8,084
  Periodic Payment, Qualified...............................     40,027            9.401            376,285
  Periodic Payment, Nonqualified............................      6,263            9.387             58,790
                                                                                                 ----------
                                                                                                    444,668
                                                                                                 ----------

SCUDDER VARIABLE LIFE INVESTMENT FUND:
SCUDDER VLIF INTERNATIONAL SUBACCOUNT
  Flexible Payment, Qualified...............................          1           20.207                 24
  Flexible Payment, Nonqualified............................         --           20.207                 --
  Periodic Payment, Qualified...............................        104           20.167              2,090
  Periodic Payment, Nonqualified............................         34           20.167                681
                                                                                                 ----------
                                                                                                      2,795
                                                                                                 ----------
SCUDDER VLIF CAPITAL GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................         --           28.914                 --
  Flexible Payment, Nonqualified............................         --           28.914                 --
  Periodic Payment, Qualified...............................         14           28.882                405
  Periodic Payment, Nonqualified............................          4           28.882                103
                                                                                                 ----------
                                                                                                        508
                                                                                                 ----------

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.:
DREYFUS SOCIALLY RESPONSIBLE GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................         --           39.967                 --
  Flexible Payment, Nonqualified............................          0           40.163                  9
  Periodic Payment, Qualified...............................         57           40.084              2,277
  Periodic Payment, Nonqualified............................          8           40.084                328
                                                                                                 ----------
                                                                                                      2,614
                                                                                                 ----------

JANUS ASPEN SERIES:
JANUS ASPEN GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................         12           37.283                440
  Flexible Payment, Nonqualified............................         46           37.283              1,710
  Periodic Payment, Qualified...............................      3,541           36.810            130,333
  Periodic Payment, Nonqualified............................        591           36.810             21,769
                                                                                                 ----------
                                                                                                    154,252
                                                                                                 ----------
        TOTAL KEMPER ADVANTAGE III CONTRACT OWNERS'
          EQUITY............................................                                     $1,756,884
                                                                                                 ==========

                                                                                                  CONTRACT
                                                                 NUMBER           UNIT            OWNERS'
                                                                OF UNITS          VALUE            EQUITY
                                                                --------         -------         ----------
KEMPER PASSPORT CONTRACTS
KEMPER VARIABLE SERIES:
KEMPER MONEY MARKET SUBACCOUNT #1
  Qualified.................................................      5,707          $ 1.290         $    7,360
  Nonqualified..............................................     16,496            1.290             21,273
                                                                                                 ----------
                                                                                                     28,633
                                                                                                 ----------
KEMPER MONEY MARKET SUBACCOUNT #2
  Qualified.................................................        324            1.424                462
  Nonqualified..............................................        670            1.424                954
                                                                                                 ----------
                                                                                                      1,416
                                                                                                 ----------
KEMPER GOVERNMENT SECURITIES SUBACCOUNT
  Qualified.................................................      3,318            1.429              4,740
  Nonqualified..............................................     11,272            1.429             16,103
                                                                                                 ----------
                                                                                                     20,843
                                                                                                 ----------
KEMPER INVESTMENT GRADE BOND SUBACCOUNT
  Qualified.................................................      1,056            1.141              1,206
  Nonqualified..............................................      3,599            1.141              4,105
                                                                                                 ----------
                                                                                                      5,311
                                                                                                 ----------
KEMPER GLOBAL INCOME SUBACCOUNT
  Qualified.................................................         62            1.040                 65
  Nonqualified..............................................        202            1.040                210
                                                                                                 ----------
                                                                                                        275
                                                                                                 ----------
KEMPER HORIZON 5 SUBACCOUNT
  Qualified.................................................        370            1.358                503
  Nonqualified..............................................      2,951            1.358              4,008
                                                                                                 ----------
                                                                                                      4,511
                                                                                                 ----------
KEMPER HIGH YIELD SUBACCOUNT
  Qualified.................................................      7,927            1.903             15,088
  Nonqualified..............................................     27,992            1.903             53,278
                                                                                                 ----------
                                                                                                     68,366
                                                                                                 ----------
KEMPER HORIZON 10+ SUBACCOUNT
  Qualified.................................................      1,317            1.499              1,974
  Nonqualified..............................................      3,949            1.499              5,921
                                                                                                 ----------
                                                                                                      7,895
                                                                                                 ----------
KEMPER TOTAL RETURN SUBACCOUNT
  Qualified.................................................     11,261            2.173             24,475
  Nonqualified..............................................     36,480            2.173             79,286
                                                                                                 ----------
                                                                                                    103,761
                                                                                                 ----------
KEMPER HORIZON 20+ SUBACCOUNT
  Qualified.................................................      1,054            1.640              1,728
  Nonqualified..............................................      2,654            1.640              4,352
                                                                                                 ----------
                                                                                                      6,080
                                                                                                 ----------
KEMPER VALUE+GROWTH SUBACCOUNT
  Qualified.................................................      3,403            1.924              6,546
  Nonqualified..............................................      9,891            1.924             19,028
                                                                                                 ----------
                                                                                                     25,574
                                                                                                 ----------
KEMPER BLUE CHIP SUBACCOUNT
  Qualified.................................................      1,959            1.539              3,013
  Nonqualified..............................................      7,141            1.539             10,986
                                                                                                 ----------
                                                                                                     13,999
                                                                                                 ----------
KEMPER INTERNATIONAL SUBACCOUNT
  Qualified.................................................      4,123            2.655             10,950
  Nonqualified..............................................     15,971            2.655             42,410
                                                                                                 ----------
                                                                                                     53,360
                                                                                                 ----------

                                                                                                  CONTRACT
                                                                 NUMBER           UNIT            OWNERS'
                                                                OF UNITS          VALUE            EQUITY
                                                                --------         -------         ----------
KEMPER CONTRARIAN VALUE SUBACCOUNT
  Qualified.................................................      5,661          $ 1.566         $    8,862
  Nonqualified..............................................     17,129            1.566             26,818
                                                                                                 ----------
                                                                                                     35,680
                                                                                                 ----------
KEMPER SMALL CAP VALUE SUBACCOUNT
  Qualified.................................................      2,899            1.081              3,133
  Nonqualified..............................................      8,400            1.081              9,079
                                                                                                 ----------
                                                                                                     12,212
                                                                                                 ----------
KEMPER SMALL CAP GROWTH SUBACCOUNT
  Qualified.................................................      2,345            3.449              8,089
  Nonqualified..............................................      6,735            3.449             23,230
                                                                                                 ----------
                                                                                                     31,319
                                                                                                 ----------
  KEMPER GROWTH SUBACCOUNT
    Qualified...............................................      9,649            3.181             30,699
    Nonqualified............................................     27,217            3.181             86,590
                                                                                                 ----------
                                                                                                    117,289
                                                                                                 ----------
        TOTAL KEMPER PASSPORT CONTRACT OWNERS' EQUITY.......                                     $  536,524
                                                                                                 ==========
               KEMPER DESTINATIONS CONTRACTS
KEMPER VARIABLE SERIES:
KEMPER MONEY MARKET SUBACCOUNT #1
  Qualified.................................................        786          $10.559         $    8,303
  Nonqualified..............................................        783           10.559              8,267
                                                                                                 ----------
                                                                                                     16,570
                                                                                                 ----------
KEMPER MONEY MARKET SUBACCOUNT #2
  Qualified.................................................         68           10.795                732
  Nonqualified..............................................         50           10.795                542
                                                                                                 ----------
                                                                                                      1,274
                                                                                                 ----------
KEMPER GOVERNMENT SECURITIES SUBACCOUNT
  Qualified.................................................        263           10.259              2,700
  Nonqualified..............................................        594           10.259              6,090
                                                                                                 ----------
                                                                                                      8,790
                                                                                                 ----------
KEMPER INVESTMENT GRADE BOND SUBACCOUNT
  Qualified.................................................        422           10.062              4,243
  Nonqualified..............................................        518           10.062              5,206
                                                                                                 ----------
                                                                                                      9,449
                                                                                                 ----------
KEMPER GLOBAL INCOME SUBACCOUNT
  Qualified.................................................         69            9.986                689
  Nonqualified..............................................         55            9.986                549
                                                                                                 ----------
                                                                                                      1,238
                                                                                                 ----------
KEMPER HORIZON 5 SUBACCOUNT
  Qualified.................................................        172           10.707              1,840
  Nonqualified..............................................         96           10.707              1,032
                                                                                                 ----------
                                                                                                      2,872
                                                                                                 ----------
KEMPER HIGH YIELD SUBACCOUNT
  Qualified.................................................        778            9.717              7,563
  Nonqualified..............................................      1,145            9.717             11,124
                                                                                                 ----------
                                                                                                     18,687
                                                                                                 ----------
KEMPER HORIZON 10+ SUBACCOUNT
  Qualified.................................................        124           10.998              1,361
  Nonqualified..............................................        231           10.998              2,545
                                                                                                 ----------
                                                                                                      3,906
                                                                                                 ----------
KEMPER TOTAL RETURN SUBACCOUNT
  Qualified.................................................      1,224           11.936             14,608
  Nonqualified..............................................      1,393           11.936             16,627
                                                                                                 ----------
                                                                                                     31,235
                                                                                                 ----------

                                                                                                  CONTRACT
                                                                 NUMBER           UNIT            OWNERS'
                                                                OF UNITS          VALUE            EQUITY
                                                                --------         -------         ----------
         KEMPER DESTINATIONS CONTRACTS (CONTINUED)
KEMPER VARIABLE SERIES (CONTINUED):
KEMPER HORIZON 20+ SUBACCOUNT
  Qualified.................................................         46          $11.021         $      510
  Nonqualified..............................................         50           11.021                548
                                                                                                 ----------
                                                                                                      1,058
                                                                                                 ----------
KEMPER VALUE+GROWTH SUBACCOUNT
  Qualified.................................................        231           12.291              2,843
  Nonqualified..............................................        267           12.291              3,286
                                                                                                 ----------
                                                                                                      6,129
                                                                                                 ----------
KEMPER BLUE CHIP SUBACCOUNT
  Qualified.................................................        808           12.827             10,368
  Nonqualified..............................................        920           12.827             11,806
                                                                                                 ----------
                                                                                                     22,174
                                                                                                 ----------
KEMPER INTERNATIONAL SUBACCOUNT
  Qualified.................................................        163           13.549              2,210
  Nonqualified..............................................        188           13.549              2,552
                                                                                                 ----------
                                                                                                      4,762
                                                                                                 ----------
KEMPER CONTRARIAN VALUE SUBACCOUNT
  Qualified.................................................        907            9.485              8,601
  Nonqualified..............................................        944            9.485              8,955
                                                                                                 ----------
                                                                                                     17,556
                                                                                                 ----------
KEMPER SMALL CAP VALUE SUBACCOUNT
  Qualified.................................................        313            8.547              2,672
  Nonqualified..............................................        297            8.547              2,535
                                                                                                 ----------
                                                                                                      5,207
                                                                                                 ----------
KEMPER SMALL CAP GROWTH SUBACCOUNT
  Qualified.................................................        394           14.691              5,793
  Nonqualified..............................................        449           14.691              6,602
                                                                                                 ----------
                                                                                                     12,395
                                                                                                 ----------
KEMPER GROWTH SUBACCOUNT
  Qualified.................................................        407           13.532              5,512
  Nonqualified..............................................        485           13.532              6,564
                                                                                                 ----------
                                                                                                     12,076
                                                                                                 ----------
KEMPER AGGRESSIVE GROWTH SUBACCOUNT
  Qualified.................................................         52           13.859                727
  Nonqualified..............................................         37           13.859                509
                                                                                                 ----------
                                                                                                      1,236
                                                                                                 ----------
KEMPER TECHNOLOGY GROWTH SUBACCOUNT
  Qualified.................................................        576           17.605             10,144
  Nonqualified..............................................        536           17.605              9,439
                                                                                                 ----------
                                                                                                     19,583
                                                                                                 ----------
KEMPER GLOBAL BLUE CHIP SUBACCOUNT
  Qualified.................................................        158           12.624              1,991
  Nonqualified..............................................        150           12.624              1,892
                                                                                                 ----------
                                                                                                      3,883
                                                                                                 ----------
KEMPER INTERNATIONAL GROWTH AND INCOME SUBACCOUNT
  Qualified.................................................         63           10.273                649
  Nonqualified..............................................         56           10.273                577
                                                                                                 ----------
                                                                                                      1,226
                                                                                                 ----------
KEMPER-DREMAN HIGH RETURN EQUITY SUBACCOUNT
  Qualified.................................................      1,744            9.192             16,032
  Nonqualified..............................................      1,645            9.192             15,117
                                                                                                 ----------
                                                                                                     31,149
                                                                                                 ----------

                                                                                                  CONTRACT
                                                                 NUMBER           UNIT            OWNERS'
                                                                OF UNITS          VALUE            EQUITY
                                                                --------         -------         ----------
KEMPER-DREMAN FINANCIAL SERVICES SUBACCOUNT
  Qualified.................................................        287          $ 9.362         $    2,691
  Nonqualified..............................................        316            9.362              2,954
                                                                                                 ----------
                                                                                                      5,645
                                                                                                 ----------
KEMPER INDEX 500 SUBACCOUNT
  Qualified.................................................        396           10.735              4,254
  Nonqualified..............................................        237           10.735              2,539
                                                                                                 ----------
                                                                                                      6,793
                                                                                                 ----------
KVS FOCUSED LARGE CAP GROWTH SUBACCOUNT
  Qualified.................................................          4           12.747                 47
  Nonqualified..............................................          1           12.747                  8
                                                                                                 ----------
                                                                                                         55
                                                                                                 ----------
SCUDDER VARIABLE LIFE INVESTMENT FUND:
SCUDDER VLIF GLOBAL DISCOVERY SUBACCOUNT
  Qualified.................................................        243           16.430              3,993
  Nonqualified..............................................        266           16.430              4,365
                                                                                                 ----------
                                                                                                      8,358
                                                                                                 ----------
SCUDDER VLIF GROWTH AND INCOME SUBACCOUNT
  Qualified.................................................        569           10.096              5,749
  Nonqualified..............................................        504           10.096              5,089
                                                                                                 ----------
                                                                                                     10,838
                                                                                                 ----------
SCUDDER VLIF INTERNATIONAL SUBACCOUNT
  Qualified.................................................        541           14.990              8,109
  Nonqualified..............................................      1,112           14.990             16,665
                                                                                                 ----------
                                                                                                     24,774
                                                                                                 ----------
SCUDDER VLIF CAPITAL GROWTH SUBACCOUNT
  Qualified.................................................        443           14.435              6,394
  Nonqualified..............................................        473           14.435              6,823
                                                                                                 ----------
                                                                                                     13,217
                                                                                                 ----------
THE ALGER AMERICAN FUND:
ALGER AMERICAN LEVERAGED ALLCAP SUBACCOUNT
  Qualified.................................................         36           13.184                477
  Nonqualified..............................................         13           13.184                167
                                                                                                 ----------
                                                                                                        644
                                                                                                 ----------
ALGER AMERICAN BALANCED SUBACCOUNT
  Qualified.................................................         16           11.041                181
  Nonqualified..............................................          3           11.041                 35
                                                                                                 ----------
                                                                                                        216
                                                                                                 ----------
DREYFUS INVESTMENT PORTFOLIOS:
DREYFUS MIDCAP STOCK SUBACCOUNT
  Qualified.................................................          3           10.992                 28
  Nonqualified..............................................          9           10.992                 95
                                                                                                 ----------
                                                                                                        123
                                                                                                 ----------
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.:
DREYFUS SOCIALLY RESPONSIBLE GROWTH SUBACCOUNT
  Qualified.................................................         21           11.289                241
  Nonqualified..............................................          1           11.289                 12
                                                                                                 ----------
                                                                                                        253
                                                                                                 ----------
JANUS ASPEN SERIES:
JANUS ASPEN GROWTH SUBACCOUNT
  Qualified.................................................      2,556           16.958             43,343
  Nonqualified..............................................      2,530           16.958             42,904
                                                                                                 ----------
                                                                                                     86,247
                                                                                                 ----------
JANUS ASPEN GROWTH AND INCOME SUBACCOUNT
  Qualified.................................................      1,678           20.663             34,666
  Nonqualified..............................................      1,572           20.663             32,489
                                                                                                 ----------
                                                                                                     67,155
                                                                                                 ----------

                                                                                                  CONTRACT
                                                                 NUMBER           UNIT            OWNERS'
                                                                OF UNITS          VALUE            EQUITY
                                                                --------         -------         ----------
         KEMPER DESTINATIONS CONTRACTS (CONTINUED)
WARBURG PINCUS TRUST:
WARBURG PINCUS EMERGING MARKETS SUBACCOUNT
  Qualified.................................................        109          $14.302         $    1,558
  Nonqualified..............................................        104           14.302              1,487
                                                                                                 ----------
                                                                                                      3,045
                                                                                                 ----------
WARBURG PINCUS POST-VENTURE CAPITAL SUBACCOUNT
  Qualified.................................................         52           15.673                810
  Nonqualified..............................................         77           15.673              1,203
                                                                                                 ----------
                                                                                                      2,013
                                                                                                 ----------
        TOTAL KEMPER DESTINATIONS CONTRACT OWNERS' EQUITY...                                     $  461,831
                                                                                                 ==========
           FARMERS VARIABLE ANNUITIES I CONTRACTS
KEMPER VARIABLE SERIES:
KEMPER GOVERNMENT SECURITIES SUBACCOUNT
  Qualified.................................................          1          $ 9.924         $       15
  Nonqualified..............................................         20            9.924                202
                                                                                                 ----------
                                                                                                        217
                                                                                                 ----------
KEMPER SMALL CAP GROWTH SUBACCOUNT
  Qualified.................................................          4           15.122                 64
  Nonqualified..............................................          1           15.122                 16
                                                                                                 ----------
                                                                                                         80
                                                                                                 ----------
KEMPER-DREMAN HIGH RETURN EQUITY SUBACCOUNT
  Qualified.................................................          4            9.043                 35
  Nonqualified..............................................         21            9.043                190
                                                                                                 ----------
                                                                                                        225
                                                                                                 ----------

SCUDDER VARIABLE LIFE INVESTMENT FUND:
SCUDDER VLIF GROWTH AND INCOME SUBACCOUNT
  Qualified.................................................          8           10.293                 87
  Nonqualified..............................................         21           10.293                215
                                                                                                 ----------
                                                                                                        302
                                                                                                 ----------
SCUDDER VLIF INTERNATIONAL SUBACCOUNT
  Qualified.................................................          0           15.038                  6
  Nonqualified..............................................          0           15.038                  7
                                                                                                 ----------
                                                                                                         13
                                                                                                 ----------
        TOTAL FARMERS VARIABLE ANNUITIES I CONTRACT OWNERS'
          EQUITY............................................                                     $      837
                                                                                                 ==========

APPENDIX

STATE PREMIUM TAX CHART

                                                                                RATE OF TAX
                                                                    ------------------------------------
                                                                    QUALIFIED              NON-QUALIFIED
                                                                      PLANS                    PLANS
                               STATE                                ---------              -------------
    California..................................................       .50%                     2.35%*
    Kentucky....................................................      2.00%*                    2.00%*
    Maine.......................................................        --                      2.00%
    Nevada......................................................        --                      3.50%*
    South Dakota................................................        --                      1.25%
    West Virginia...............................................      1.00%                     1.00%
    Wyoming.....................................................        --                      1.00%

     * Taxes become due when annuity benefits commence, rather than when the premiums are collected. At the time of annuitization, the premium tax payable will be charged against the Contract Value.

                                 PROSPECTUS FOR
                    KEMPER INVESTORS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

                INDIVIDUAL AND GROUP VARIABLE, FIXED AND MARKET

                   VALUE ADJUSTED DEFERRED ANNUITY CONTRACTS
--------------------------------------------------------------------------------

                                   ISSUED BY
                    KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
                                      AND
                    KEMPER INVESTORS LIFE INSURANCE COMPANY

This Prospectus describes Variable, Fixed and Market Value Adjusted Deferred Annuity Contracts (the "Contract") offered by Kemper Investors Life Insurance Company ("we" or "KILICO"). The Contract is designed to provide annuity benefits for retirement which may or may not qualify for certain federal tax advantages. Depending on particular state requirements, the Contracts may be issued on a group or individual basis. Contracts issued on a group basis are represented by a certificate. Contracts issued on an individual basis are represented by an individual annuity contract. For purposes of this Prospectus, the term "Contract" refers both to certificates and to individual annuity contracts.

You may allocate purchase payments to one or more of the variable options, the fixed option or the fixed option subject to a market value adjustment. The Contract currently offers twelve investment options, each of which is a Subaccount of KILICO Variable Annuity Separate Account. Currently, you may choose among the following Portfolios:

- KEMPER VARIABLE SERIES:

     - Kemper Government Securities

     - Kemper High Yield

     - Kemper Small Cap Growth

     - KVS Dreman High Return Equity (formerly Kemper-Dreman High Return Equity)

- SCUDDER VARIABLE LIFE INVESTMENT FUND:

     - Scudder VLIF Money Market

     - Scudder VLIF Growth and Income
       (Class A Shares)

     - Scudder VLIF International (Class A Shares)

     - Scudder VLIF Bond (Class A Shares)

- JANUS ASPEN SERIES:

     - Janus Aspen Capital Appreciation

- PIMCO VARIABLE INSURANCE TRUST:

     - PIMCO Low Duration Bond

     - PIMCO Foreign Bond

-FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST*:

     - Templeton Developing Markets Securities Fund (formerly Templeton Developing Markets Fund) (Class 2 Shares)

*Effective May 1, 2000, the funds of Templeton Variable Products Series Fund merged into similar corresponding funds of Franklin Templeton Variable Insurance Products Trust.

Subaccounts and Portfolios may be added or deleted in the future. Contract values allocated to any of the Subaccounts vary, reflecting the investment experience of the selected Subaccounts. Contract values allocated to the Fixed Account or one or more Guarantee Periods of the Market Value Adjustment Option accumulate on a fixed basis.

THE CONTRACTS ARE NOT INSURED BY THE FDIC. THEY ARE OBLIGATIONS OF THE ISSUING INSURANCE COMPANY AND ARE NOT A DEPOSIT OF, OR GUARANTEED BY, ANY BANK OR SAVINGS INSTITUTION AND ARE SUBJECT TO RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

THIS PROSPECTUS CONTAINS IMPORTANT INFORMATION ABOUT THE CONTRACTS THAT YOU SHOULD KNOW BEFORE INVESTING. YOU SHOULD READ IT BEFORE INVESTING AND KEEP IT FOR FUTURE REFERENCE. WE HAVE FILED A STATEMENT OF ADDITIONAL INFORMATION ("SAI") WITH THE SECURITIES AND EXCHANGE COMMISSION. THE CURRENT SAI HAS THE SAME DATE AS THIS PROSPECTUS AND IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. YOU MAY OBTAIN A FREE COPY BY WRITING US OR CALLING (847) 550-5500. A TABLE OF CONTENTS FOR THE SAI APPEARS ON PAGE 59. YOU MAY ALSO FIND THIS PROSPECTUS AND OTHER INFORMATION ABOUT THE SEPARATE ACCOUNT REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") AT THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.

THE DATE OF THIS PROSPECTUS IS MAY 1, 2000.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                              PAGE
                                                              ----
DEFINITIONS.................................................    1
SUMMARY.....................................................    3
SUMMARY OF EXPENSES.........................................    5
KILICO, THE MVA OPTION, THE SEPARATE ACCOUNT AND THE
  FUNDS.....................................................    9
FIXED ACCOUNT OPTION........................................   14
THE CONTRACTS...............................................   14
CONTRACT CHARGES AND EXPENSES...............................   22
THE ANNUITY PERIOD..........................................   24
FEDERAL INCOME TAXES........................................   28
DISTRIBUTION OF CONTRACTS...................................   34
VOTING RIGHTS...............................................   34
REPORTS TO CONTRACT OWNERS AND INQUIRIES....................   34
DOLLAR COST AVERAGING.......................................   34
SYSTEMATIC WITHDRAWAL PLAN..................................   35
EXPERTS.....................................................   35
LEGAL MATTERS...............................................   35
SPECIAL CONSIDERATIONS......................................   36
AVAILABLE INFORMATION.......................................   36
BUSINESS....................................................   37
PROPERTIES..................................................   42
LEGAL PROCEEDINGS...........................................   42
SELECTED FINANCIAL DATA.....................................   43
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   44
KILICO'S DIRECTORS AND EXECUTIVE OFFICERS...................   56
EXECUTIVE COMPENSATION......................................   58
TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION......   59
FINANCIAL STATEMENTS........................................   59

DEFINITIONS

The following terms as used in this Prospectus have the indicated meanings:

     ACCUMULATED GUARANTEE PERIOD VALUE--The sum of your Guarantee Period
     Values.

     ACCUMULATION PERIOD--The period between the Date of Issue of a Contract and the Annuity Date.

     ACCUMULATION UNIT--A unit of measurement used to determine the value of each Subaccount during the Accumulation Period.

     ANNUITANT--The person designated to receive or who is actually receiving annuity payments and upon the continuation of whose life annuity payments involving life contingencies depend.

     ANNUITY DATE--The date on which annuity payments are to commence.

     ANNUITY OPTION--One of several forms in which annuity payments can be made.

     ANNUITY PERIOD--The period starting on the Annuity Date.

     ANNUITY UNIT--A unit of measurement used to determine the amount of Variable Annuity payments.

     BENEFICIARY--The person designated to receive any benefits under a Contract upon the death of the Annuitant or the Owner prior to the Annuity Period.

     COMPANY ("WE", "US", "OUR", "KILICO")--Kemper Investors Life Insurance Company. Our home office is located at 1 Kemper Drive, Long Grove, Illinois 60049.

     CONTRACT--A Variable, Fixed and Market Value Adjusted Annuity Contract offered on an individual or group basis. Contracts issued on a group basis are represented by a certificate. Contracts issued on an individual basis are represented by an individual annuity contract.

     CONTRACT VALUE--The sum of the values of your Separate Account Contract Value, Accumulated Guarantee Period Value and Fixed Account Contract Value.

     CONTRACT YEAR--Period between anniversaries of the Contract's Date of Issue.

     CONTRACT QUARTER--Periods between quarterly anniversaries of the Contract's Date of Issue.

     CONTRIBUTION YEAR--Each one year period following the date a Purchase Payment is made.

     DATE OF ISSUE--The date on which the first Contract Year commences.

     FIXED ACCOUNT--The General Account of KILICO to which you may allocate all or a portion of Purchase Payments or Contract Value. We guarantee a minimum rate of interest on Purchase Payments allocated to the Fixed Account.

     FIXED ACCOUNT CONTRACT VALUE--The value of your Contract interest in the Fixed Account.

     FIXED ANNUITY--An annuity under which we guarantee the amount of each annuity payment; it does not vary with the investment experience of a Subaccount.

     FUND OR FUNDS--Kemper Variable Series, Scudder Variable Life Investment Fund, Janus Aspen Series PIMCO Variable Insurance Trust and Franklin Templeton Variable Insurance Products Trust including any Portfolios thereunder.

     GENERAL ACCOUNT--All our assets other than those allocated to any separate account.

     GUARANTEED INTEREST RATE--The rate of interest we establish for a given Guarantee Period.

     GUARANTEE PERIOD--The time when an amount is credited with a Guaranteed Interest Rate. Guarantee Period options may range from one to ten years, at our option.

     GUARANTEE PERIOD VALUE--The Guarantee Period Value is the sum of your: (1) Purchase Payment allocated or amount transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals, previously assessed Withdrawal Charges and transfers; and (4) as adjusted for any applicable Market Value Adjustment previously made.

     MARKET ADJUSTED VALUE--A Guarantee Period Value adjusted by the market value adjustment formula on any date prior to the end of a Guarantee Period.

     MARKET VALUE ADJUSTMENT--An adjustment of values under a Guarantee Period in accordance with the market value adjustment formula prior to the end of that Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the

     Guarantee Period commenced. The adjustment is computed using the market value adjustment formula stated in the Contract.

     NON-QUALIFIED PLAN CONTRACT--A Contract which does not receive favorable tax treatment under Sections 401, 403, 408, 408A or 457 of the Internal Revenue Code.

     OWNER ("YOU, YOUR, YOURS")--The person designated in the Contract as having the privileges of ownership defined in the Contract.

     PORTFOLIO--A series of a Fund with its own objective and policies, which represents shares of beneficial interest in a separate portfolio of securities and other assets. Portfolio is sometimes referred to herein as a Fund.

     PURCHASE PAYMENTS--Amounts paid to us by you or on your behalf.

     QUALIFIED PLAN CONTRACT--A Contract issued in connection with a retirement plan which receives favorable tax treatment under Sections 401, 403, 408, 408A or 457 of the Internal Revenue Code.

     SEPARATE ACCOUNT--The KILICO Variable Annuity Separate Account.

     SEPARATE ACCOUNT CONTRACT VALUE--The sum of your Subaccount Values.

     SUBACCOUNTS--The thirteen subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding Portfolios.

     SUBACCOUNT VALUE--The value of your interest in each Subaccount.

     UNITHOLDER--The person holding the voting rights with respect to an Accumulation or Annuity Unit.

     VALUATION DATE--Each day when the New York Stock Exchange is open for trading, as well as each day otherwise required. (See "Accumulation Unit Value.")

     VALUATION PERIOD--The interval of time between two consecutive Valuation Dates.

     VARIABLE ANNUITY--An annuity with payments varying in amount in accordance with the investment experience of the Subaccount(s) in which you have an interest.

     WITHDRAWAL CHARGE--The "contingent deferred sales charge" assessed against certain withdrawals of Contract Value in the first seven Contribution Years after a Purchase Payment is made or against certain annuitizations of Contract Value in the first seven Contribution Years after a Purchase Payment is made.

     WITHDRAWAL VALUE--Contract Value, plus or minus any applicable Market Value Adjustment, less any premium tax payable if the Contract is being annuitized, minus any Withdrawal Charge applicable to that Contract.

                                    SUMMARY

Because this is a summary; it does not contain all of the information that may be important. Read the entire Prospectus and Statement of Additional Information before deciding to invest.

The Contracts provide for investment on a tax-deferred basis and annuity benefits. Both Non-Qualified Plan and Qualified Plan Contracts are described in this Prospectus.

The minimum initial Purchase Payment is $1,000. Subject to certain exceptions, the minimum subsequent payment is $500. An allocation to a Subaccount, Fixed Account or Guarantee Period must be at least $500. Our prior approval is required for Purchase Payments over $1,000,000. (See "The Contracts," page 14.)

Variable accumulations and benefits are provided by crediting Purchase Payments to one or more Subaccounts that you select. Each Subaccount invests in one of the following corresponding Portfolios:

- Kemper Government Securities

- Kemper High Yield

- Kemper Small Cap Growth

- KVS Dreman High Return Equity (formerly Kemper-Dreman High Return Equity)

- Scudder VLIF Money Market

- Scudder VLIF Growth and Income (A-Shares)

- Scudder VLIF International (A-Shares)

- Scudder VLIF Bond (A-Shares)

- Janus Aspen Capital Appreciation Portfolio

- PIMCO Low Duration Bond

- PIMCO Foreign Bond

- Templeton Developing Markets Securities Fund (formerly Templeton Developing Markets Fund) (Class 2 Shares)

Contract Value allocated to the Separate Account varies with the investment experience of the selected Subaccounts.

The Fixed Account has fixed accumulations and benefits. We guarantee that Purchase Payments allocated to the Fixed Account earn a minimum fixed interest rate of 3%. In our discretion, we may credit interest in excess of 3%. (See "Fixed Account Option," page 14.)

The MVA Option also provides fixed accumulations. The MVA Option is only available during the Accumulation Period. You may allocate amounts to one or more Guarantee Periods. We may offer additional Guarantee Periods at our discretion. For new Contracts, we may limit the number of Guarantee Period options available to three (3). We credit interest daily to amounts allocated to the MVA Option. We declare the rate at our sole discretion. We guarantee amounts allocated to the MVA Option at Guaranteed Interest Rates for the Guarantee Periods you select. These guaranteed amounts are subject to any applicable Withdrawal Charge, Market Value Adjustment or Records Maintenance Charge. We will not change a Guaranteed Interest Rate for the duration of the Guarantee Period. However, Guaranteed Interest Rates for subsequent Guarantee Periods are set at our discretion. At the end of a Guarantee Period, a new Guarantee Period for the same duration starts, unless you timely elect another Guarantee Period. The interests under the Contract relating to the MVA Option are registered under the Securities Act of 1933 but are not registered under the Investment Company Act of 1940. (See "The MVA Option," page 9.)

You bear the investment risk under the Contracts, unless Contract Values are allocated to:

     - the MVA Option and are guaranteed to receive the Guaranteed Interest Rate, or

     - the Fixed Option and are guaranteed to earn at least 3% interest.

Transfers between Subaccounts are permitted before and after annuitization, subject to certain limitations. A transfer from a Guarantee Period is subject to a Market Value Adjustment unless effected within 30 days after the existing Guarantee Period ends. Restrictions apply to transfers out of the Fixed Account. (See "Transfer During Accumulation Period" and "Transfer During Annuity Period," pages 17 and 26, respectively.)

You may withdraw Contract Value subject to Withdrawal Charges, any applicable Market Value Adjustment and other specified conditions. (See "Withdrawal During Accumulation Period," page 18.)

We do not deduct sales charges from Purchase Payments. Each Contract Year, you may withdraw or surrender the Contract, without Withdrawal Charge, up to the greater of:

     - the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges, minus prior withdrawals that were previously assessed a Withdrawal Charge, or

     - 10% of Contract Value. If you withdraw a larger amount, the excess Purchase Payments withdrawn are subject to a Withdrawal Charge.

The Withdrawal Charge is:

        - 7% in the first Contribution Year,

        - 6% in the second Contribution Year,

        - 5% in the third and fourth Contribution Years,

        - 4% in the fifth Contribution Year,

        - 3% in the sixth Contribution Year,

        - 2% in the seventh Contribution Year, and

        - 0% thereafter.

(See "Withdrawal Charge," page 22.) The Withdrawal Charge also applies at the annuitization of Accumulation Units in their seventh Contribution Year or earlier, except as set forth under "Withdrawal Charge." Withdrawals may be subject to income tax, a 10% penalty tax, and other tax consequences. Withdrawals from Qualified Plan Contracts may be limited by the Internal Revenue Code (the "Code"). (See "Federal Income Taxes," page 28.)

Contract charges include:

     - mortality and expense risk,

     - administrative expenses,

     - records maintenance,

     - applicable premium taxes, and

     - Guaranteed Retirement Income Benefit.

(See "Charges Against the Separate Account," page 22.) In addition, the investment advisers to the Funds deduct varying charges against the assets of the Funds for which they provide investment advisory services. (See the Funds' prospectuses for such information.)

The Contract may be purchased in connection with retirement plans qualifying either under Section 401 or 403(b) of the Code or as individual retirement annuities including Roth IRAs. The Contract is also available in connection with State and Municipal deferred compensation plans and non-qualified deferred compensation plans. (See "Taxation of Annuities in General," page 28 and "Qualified Plans," page 31.)

You may examine a Contract and return it for a refund during the "free look" period. The length of the free look period will depend on the state in which the Contract is issued. However, it will be at least ten days from the date you receive the Contract. (See "The Contracts," page 14.) In addition, a special free look period applies in some circumstances to Contracts issued as Individual Retirement Annuities, Simplified Employee Pensions--IRAs or as Roth Individual Retirement Annuities.

--------------------------------------------------------------------------------
                              SUMMARY OF EXPENSES
--------------------------------------------------------------------------------
 CONTRACT OWNER TRANSACTION EXPENSES

  Sales Load Imposed on Purchases (as a percentage of purchase payments)..............................        None
  Contingent Deferred Sales Load (as a percentage of amount surrendered)(1)
                                                Year of Withdrawal After Purchase
                                                   First year.........................................          7%
                                                   Second year........................................          6%
                                                   Third year.........................................          5%
                                                   Fourth year........................................          5%
                                                   Fifth year.........................................          4%
                                                   Sixth year.........................................          3%
                                                   Seventh year.......................................          2%
                                                   Eighth year and following..........................          0%
  Surrender Fees......................................................................................        None
  Exchange Fee(2).....................................................................................         $25
  ANNUAL CONTRACT FEE (Records Maintenance Charge)(3).................................................         $30

            SEPARATE ACCOUNT ANNUAL EXPENSES
    (as a percentage of average daily account value)
  Mortality and Expense Risk..............       1.25%
  Administration..........................        .15%
  Account Fees and Expenses...............          0%
                                            ---------
  Total Separate Account Annual
    Expenses..............................       1.40%
                                            =========
  GUARANTEED RETIREMENT INCOME BENEFIT
    CHARGE
    Annual Expense (as a percentage of
    Contract Value).......................        .25%

                                  FUND ANNUAL EXPENSES (After Fee Waivers and
                                  Expense Reductions)
                                  (as percentage of each Portfolio's average net assets for the period ended December 31, 1999)

                                                           TOTAL
                                    RULE                 PORTFOLIO
                      MANAGEMENT    12B-1     OTHER       ANNUAL
                         FEES       FEES     EXPENSES    EXPENSES
                      ----------    -----    --------    ---------
              Kemper
          Government
       Securities...      .55%        --        .08%        .63%
              Kemper
                High
            Yield...      .60         --        .07         .67
              Kemper
               Small
                 Cap
           Growth...      .65         --        .06         .71
                 KVS
              Dreman
                High
              Return
       Equity(10)...      .75         --        .11         .86
             Scudder
                VLIF
               Money
           Market...      .37         --        .06         .43
             Scudder
                VLIF
              Growth
                 and
           Income...      .47         --        .08         .55
             Scudder
                VLIF
    International...      .85         --        .18        1.03
             Scudder
                VLIF
             Bond...      .48         --        .09         .57
               Janus
               Aspen
             Capital
 Appreciation(11)...      .65         --        .04         .69
               PIMCO
                 Low
            Duration
       Bond(4)(6)...      .40         --        .25         .65
               PIMCO
             Foreign
    Bond(5)(6)(7)...      .60         --        .50        1.10
           Templeton
          Developing
             Markets
          Securities
       Fund(8)(9)...     1.25        .25        .31        1.81

--------------------------------------------------------------------------------
 (1) A Contract Owner may withdraw up to the greater of (i) the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges less prior withdrawals that were previously assessed a Withdrawal Charge, and (ii) 10% of the Contract Value in any Contract Year without assessment of any charge. In certain circumstances We may reduce or waive the contingent deferred sales charge.

 (2) We reserve the right to charge a fee of $25 for each transfer of Contract Value in excess of 12 transfers per calendar year.

 (3) Applies to Contracts with a Contract Value less than $50,000 on the date of assessment. In certain circumstances We may reduce or waive the annual Records Maintenance Charge.

 (4) "Other Expenses" reflects a 0.25% administrative fee and 0.13% representing the Portfolio's organizational expenses and pro rata Trustees' fees.

 (5) "Other Expenses" reflects a 0.30% administrative fee, 0.20% interest expense and 0.15% representing the Portfolio's organizational expenses and pro rata Trustees' fees.

 (6) Pacific Investment Management Company ("PIMCO") has contractually agreed to reduce total annual portfolio operating expenses to the extent they would exceed, due to the payment of organizational expenses and Trustees' fees, 0.65% and 0.90%, respectively, of average daily net assets for the PIMCO Low Duration Bond and Foreign Bond Portfolios. Without such reductions, Management Fees, Other Expenses and Total Portfolio Annual Expenses for the fiscal year ended December 31, 1999 would have been: for the PIMCO Low Duration Bond Portfolio, .40%, .38% and .78%, respectively; and for the PIMCO Foreign Bond Portfolio, .60%, .65% and 1.25%, respectively. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.

 (7) Ratio of net expenses to average net assets excluding interest expense is 0.90%.

 (8) The Fund's class 2 distribution plan or "Rule 12b-1 Plan" is described in the Fund's prospectus.

 (9) On February 8, 2000, Portfolio shareholders approved a merger and reorganization that combined the Portfolio with the Templeton Developing Markets Equity Fund, effective May 1, 2000. The shareholders of that Fund had approved new management fees, which apply to the combined fund effective May 1, 2000. The table shows restated total expenses based on the new fees and the assets of the Portfolio as of December 31, 1999, and not the assets of the combined fund. However, if the table reflected both the new fees and the combined assets, the Portfolio's expenses after May 1, 2000 would be estimated as: Management Fees 1.25%, Rule 12b-1 Fees .25%, Other Expenses .29%, and Total Portfolio Annual Expenses 1.79%.

(10) Pursuant to their respective agreements with Kemper Variable Series, the investment manager and the accounting agent have agreed, for the one year period commencing on May 1, 2000, to limit their respective fees and to reimburse other expenses to the extent necessary to limit total operating expenses of the KVS Dreman High Return Equity Portfolio to .87%. The amount set forth in the table above reflects actual expenses for the past fiscal year, which were at or lower than this expense limit.

(11) Expenses are based upon expenses for the fiscal year ended December 31, 1999, restated to reflect a reduction in the management fee for Janus Aspen Capital Appreciation Portfolio. Expenses are shown without the effect of any expense offset arrangements.

                                    EXAMPLE

                                                        SUBACCOUNT                 1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                        ----------                 ------   -------   -------   --------
If you surrender your Contract at the
end of the periods shown, you would pay
the following expenses on a $1,000
investment, assuming 5% annual return on
assets:
                                          Kemper Government Securities              $ 93     $120      $158       $240
                                          Kemper High Yield                           93      121       160        245
                                          Kemper Small Cap Growth                     94      122       162        249
                                          KVS Dreman High Return Equity               95      126       169        264
                                          Scudder VLIF Money Market #1(1)             91      114       148        219
                                          Scudder VLIF Growth and Income              92      117       154        232
                                          Scudder VLIF International                  97      131       178        282
                                          Scudder VLIF Bond                           93      118       155        234
                                          Janus Aspen Capital Appreciation            94      121       161        247
                                          PIMCO Low Duration Bond                     93      120       159        243
                                          PIMCO Foreign Bond                          98      133       181        289
                                          Templeton Developing Markets Securities    104      154       215        358
If you do not surrender your Contract,
you would pay the following expenses on
a $1,000 investment, assuming 5% annual
return on assets:
                                          Kemper Government Securities                21       65       112        240
                                          Kemper High Yield                           21       66       114        245
                                          Kemper Small Cap Growth                     22       68       116        249
                                          KVS Dreman High Return Equity               23       72       124        264
                                          Scudder VLIF Money Market#1(1)              19       59       101        219
                                          Scudder VLIF Growth and Income              20       63       108        232
                                          Scudder VLIF International                  25       77       132        282
                                          Scudder VLIF Bond                           20       63       109        234
                                          Janus Aspen Capital Appreciation            22       67       115        247
                                          PIMCO Low Duration Bond                     21       66       113        243
                                          PIMCO Foreign Bond                          26       80       136        289
                                          Templeton Developing Markets Securities     33      101       172        358

The purpose of the preceding table which includes the "SUMMARY OF EXPENSES" on the prior page, is to assist Contract Owners in understanding the various costs and expenses that a Contract Owner in a Subaccount will bear directly or indirectly. The table reflects expenses of both the Separate Account and the Fund. THE EXAMPLE SHOULD NOT BE CONSIDERED TO BE A REPRESENTATION OF PAST OR FUTURE EXPENSES AND DOES NOT INCLUDE THE DEDUCTION OF STATE PREMIUM TAXES, WHICH MAY BE ASSESSED BEFORE OR UPON ANNUITIZATION. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. "Management Fees", "Rule 12b-1 Fees" and "Other Expenses" in the "SUMMARY OF EXPENSES" for the Portfolios have been provided by Scudder Kemper Investments, Inc., Janus Capital Corporation, Pacific Investment Management Company and Templeton Asset Management Ltd., as applicable, and have not been independently verified. The Example assumes a 5% annual rate of return pursuant to requirements of the Securities and Exchange Commission. This hypothetical rate of return is not intended to be representative of past or future performance of any Subaccount. The Records Maintenance Charge is a single charge, it is not a separate charge for each Subaccount. In addition, the effect of the Records Maintenance Charge has been reflected in the Example by applying the percentage derived by dividing the total amounts of annual Records Maintenance Charge collected by the total net assets of all the Subaccounts in the Separate Account. See "Contract Charges and Expenses" for more information regarding the various costs and expenses.

(1) Scudder VLIF Money Market Subaccount #2 is not shown because it is available only for dollar cost averaging that will deplete an Owner's subaccount value entirely at least by the end of the first Contribution Year.

                        CONDENSED FINANCIAL INFORMATION
The following condensed financial information is derived from the financial statements of the Separate Account. The data should be read in conjunction with the financial statements, related notes and other financial information included in the Statement of Additional Information.

Selected data for accumulation units outstanding as of the year ended December 31st for each period:

                                                                             1999
ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD*                              ----
Kemper Government Securities Subaccount                                     $10.003
Kemper High Yield Subaccount                                                 10.018
Kemper Small Cap Growth Subaccount                                           10.115
KVS Dreman High Return Equity Subaccount                                     10.020
Scudder VLIF Money Market #1 Subaccount**                                    10.003
Scudder VLIF Money Market #2 Subaccount**                                        --
Scudder VLIF Growth and Income Subaccount                                     9.745
Scudder VLIF International Subaccount                                         9.871
Scudder VLIF Bond Subaccount                                                 10.044
Janus Aspen Capital Appreciation Subaccount                                   9.649
PIMCO Low Duration Bond Subaccount                                           10.011
PIMCO Foreign Bond Subaccount                                                10.021
Templeton Developing Markets Securities Subaccount                            9.962
                                                                             1999
ACCUMULATION UNIT VALUE AT END OF PERIOD                                     ----
Kemper Government Securities Subaccount                                     $ 9.924
Kemper High Yield Subaccount                                                 10.185
Kemper Small Cap Growth Subaccount                                           15.122
KVS Dreman High Return Equity Subaccount                                      9.043
Scudder VLIF Money Market #1 Subaccount**                                    10.042
Scudder VLIF Money Market #2 Subaccount**                                        --
Scudder VLIF Growth and Income Subaccount                                    10.293
Scudder VLIF International Subaccount                                        15.038
Scudder VLIF Bond Subaccount                                                  9.763
Janus Aspen Capital Appreciation Subaccount                                  13.573
PIMCO Low Duration Bond Subaccount                                           10.111
PIMCO Foreign Bond Subaccount                                                 9.790
Templeton Developing Markets Securities Subaccount                           14.585
                                                                               1999
NUMBER OF ACCUMULATION UNITS OUTSTANDING AT END OF PERIOD (000'S OMITTED)      ----
Kemper Government Securities Subaccount                                          22
Kemper High Yield Subaccount                                                      0
Kemper Small Cap Growth Subaccount                                                5
KVS Dreman High Return Equity Subaccount                                         25
Scudder VLIF Money Market #1 Subaccount**                                         0
Scudder VLIF Money Market #2 Subaccount**                                         0
Scudder VLIF Growth and Income Subaccount                                        29
Scudder VLIF International Subaccount                                             1
Scudder VLIF Bond Subaccount                                                      3
Janus Aspen Capital Appreciation Subaccount                                      55
PIMCO Low Duration Bond Subaccount                                                2
PIMCO Foreign Bond Subaccount                                                    25
Templeton Developing Markets Securities Subaccount                                0

*  Commencement of Offering on March 12, 1999.
** Accumulation Unit Value at beginning of period is as of November 6, 1999 for Scudder VLIF Money Market Subaccount #1. (Scudder VLIF Money Market Subaccount #2 did not commence operations prior to December 31, 1999.)

                            KILICO, THE MVA OPTION,
                       THE SEPARATE ACCOUNT AND THE FUNDS

KEMPER INVESTORS LIFE INSURANCE COMPANY

We were organized under the laws of the State of Illinois in 1947 as a stock life insurance company. Our offices are located at 1 Kemper Drive, Long Grove, Illinois 60049. We offer annuity and life insurance products and are admitted to do business in the District of Columbia and all states except New York. We are a wholly-owned subsidiary of Kemper Corporation, a nonoperating holding company. KILICO and Kemper Corporation are wholly-owned subsidiaries of Zurich Financial Services ("ZFS"). ZFS is owned by Zurich Allied A.G. and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively.

THE MVA OPTION

You may allocate amounts in the Market Value Adjustment ("MVA") Option to one or more Guarantee Periods with durations of one to ten years during the Accumulation Period. At our discretion, we may offer additional Guarantee Periods or limit, for new Contracts, the number of Guarantee Periods available to three.

The amounts allocated to the MVA Option under the Contracts are invested under the laws regulating our General Account. Assets supporting the amounts allocated to Guarantee Periods are held in a "non-unitized" separate account. However, our General Account assets are available to fund benefits under the Contracts. A non-unitized separate account is a separate account in which you do not participate in the performance of the assets through unit values. There are no discrete units for this separate account. The assets of the non-unitized separate account are held as reserves for our guaranteed obligations. The assets of the separate account are not chargeable with liabilities arising out of the business conducted by any other separate account or out of any other business we may conduct.

State insurance laws concerning the nature and quality of investments regulate our General Account investments and any non-unitized separate account investments. These laws generally permit investment in federal, state and municipal obligations, preferred and common stocks, corporate bonds, real estate mortgages, real estate and certain other investments. (See "Management's Discussion and Analysis--INVESTMENTS" and "FINANCIAL STATEMENTS" for information on KILICO's investments.) Our affiliate, Scudder Kemper Investments, Inc. ("SKI"), manages our General Account.

We consider the return available on the instruments in which Contract proceeds are invested when establishing Guaranteed Interest Rates. This return is only one of many factors considered in establishing Guaranteed Interest Rates. (See "The Accumulation Period--4. Establishment of Guaranteed Interest Rates.")

Our investment strategy for the non-unitized separate account is generally to match Guarantee Period liabilities with assets, such as debt instruments. We expect to invest in debt instruments such as:

     - securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government;

     - debt securities which have an investment grade, at the time of purchase, within the four (4) highest grades assigned by Moody's Investors Services, Inc. ("Moody's") (Aaa, Aa, A or Baa), Standard & Poor's Corporation ("Standard & Poor's") (AAA, AA, A or BBB), or any other nationally recognized rating service;

     - other debt instruments including issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's or Standard & Poor's, are deemed by our management to have an investment quality comparable to securities which may be otherwise purchased; and

     - options and futures transactions on fixed income securities.

Our invested assets portfolio at December 31, 1999 included approximately 83.8 percent in U.S. Treasuries, investment grade corporate, foreign and municipal bonds, and commercial paper, 3.1 percent in below investment grade (high risk) bonds, 3.9 percent in mortgage loans and other real estate-related investments and 9.1 percent in all other investments. (See "Management's Discussion and Analysis--INVESTMENTS.")

We are not obligated to invest the amounts allocated to the MVA Option according to any particular strategy, except as state insurance laws may require. (See "Management's Discussion and Analysis--INVESTMENTS.")

THE SEPARATE ACCOUNT

We established the KILICO Variable Annuity Separate Account on May 29, 1981 pursuant to Illinois law as the KILICO Money Market Separate Account. KILICO Money Market Separate Account was initially registered with the Securities and Exchange Commission ("SEC") as an open-end, diversified management investment company. On November 2, 1989, contract owners approved a Reorganization under which the Separate Account was restructured as a unit investment trust. The SEC does not supervise the management, investment practices or policies of the Separate Account or KILICO.

Benefits provided under the Contracts are our obligations. Although the assets in the Separate Account are our property, they are held separately from our other assets and are not chargeable with liabilities arising out of any other business we may conduct. Income, capital gains and capital losses, whether or not realized, from the assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to the income, capital gains and capital losses arising out of any other business we may conduct.

Thirteen Subaccounts of the Separate Account are currently available. Each Subaccount invests exclusively in shares of one of the corresponding Portfolios. We may add or delete Subaccounts in the future. Not all Subaccounts may be available in all jurisdictions or under all Contracts.

The Separate Account purchases and redeems shares from the Funds at net asset value. We redeem shares of the Funds as necessary to provide benefits, to deduct Contract charges and to transfer assets from one Subaccount to another as you request. All dividends and capital gains distributions received by the Separate Account from a Portfolio are reinvested in that Portfolio at net asset value and retained as assets of the corresponding Subaccount.

The Separate Account's financial statements appear in the Statement of Additional Information.

THE FUNDS

The Separate Account invests in shares of the following open-end, management investment companies:

     - Kemper Variable Series

     - Scudder Variable Life Investment Fund

     - Janus Aspen Series

     - PIMCO Variable Insurance Trust

     - Franklin Templeton Variable Insurance Products Trust*

*Effective May 1, 2000, the funds of Templeton Variable Products Series Fund merged into similar corresponding funds of Franklin Templeton Variable Insurance Products Trust.

The Funds provide investment vehicles for variable life insurance and variable annuity contracts and, in the case of Janus Aspen Series and PIMCO Variable Insurance Trust, certain qualified retirement plans. Shares of the Funds are sold only to insurance company separate accounts and qualified retirement plans. Shares of the Funds may be sold to separate accounts of other insurance companies, whether or not affiliated with us. It is conceivable that in the future it may be disadvantageous for variable life insurance separate accounts and variable annuity separate accounts of companies unaffiliated with us, or for variable life insurance separate accounts, variable annuity separate accounts and qualified retirement plans to invest simultaneously in the Funds. Currently, we do not foresee disadvantages to variable life insurance owners, variable annuity owners or qualified retirement plans. The Funds monitor events for material conflicts between owners and determine what action, if any, should be taken. In addition, if we believe that a Fund's response to any of those events or conflicts insufficiently protects Owners, we will take appropriate action.

A Fund may consist of separate Portfolios. The assets of each Portfolio are held separate from the assets of the other Portfolios, and each Portfolio has its own distinct investment objective and policies. Each Portfolio operates as a separate investment fund, and the investment performance of one Portfolio has no effect on the investment performance of any other Portfolio.

The twelve Portfolios are summarized below:

KEMPER VARIABLE SERIES

KEMPER GOVERNMENT SECURITIES PORTFOLIO seeks high current return consistent with preservation of capital.

KEMPER HIGH YIELD PORTFOLIO seeks to provide a high level of current income.

KEMPER SMALL CAP GROWTH PORTFOLIO seeks maximum appreciation of investors' capital.

KVS DREMAN HIGH RETURN EQUITY (FORMERLY KEMPER-DREMAN HIGH RETURN EQUITY) PORTFOLIO seeks to achieve a high rate of total return.

SCUDDER VARIABLE LIFE INVESTMENT FUND

SCUDDER VLIF MONEY MARKET PORTFOLIO seeks to maintain stability of capital and, consistent therewith, to maintain the liquidity of capital and to provide current income.

SCUDDER VLIF GROWTH AND INCOME PORTFOLIO seeks long-term growth of capital, current income and growth of income.

SCUDDER VLIF INTERNATIONAL PORTFOLIO seeks long-term growth of capital primarily through diversified holdings of marketable foreign equity investments.

SCUDDER VLIF BOND PORTFOLIO seeks to provide a high level of income consistent with a high quality portfolio of debt securities.

JANUS ASPEN SERIES

JANUS ASPEN CAPITAL APPRECIATION PORTFOLIO seeks long-term growth of capital.

PIMCO VARIABLE INSURANCE TRUST

PIMCO LOW DURATION BOND PORTFOLIO seeks to maximize total return, consistent with preservation of capital and prudent investment management.

PIMCO FOREIGN BOND PORTFOLIO seeks to maximize total return, consistent with preservation of capital and prudent investment management.

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

TEMPLETON DEVELOPING MARKETS SECURITIES FUND (FORMERLY TEMPLETON DEVELOPING MARKETS FUND) seeks long-term capital appreciation. The Fund primarily invests in emerging market equity securities.

The Portfolios may not achieve their stated objective. More detailed information, including a description of risks involved in investing in the Portfolios is found in the Funds' prospectuses accompanying this Prospectus and Statements of Additional Information, available from us upon request.

Scudder Kemper Investments, Inc. ("SKI") is the investment manager for the four available Portfolios of Kemper Variable Series and the four available Portfolios of Scudder Variable Life Investment Fund. Dreman Value Management L.L.C. ("DVM") serves as sub-adviser for the KVS Dreman High Return Equity Portfolio. Under the terms of the sub-advisory agreement between SKI and DVM manages the investment and reinvestment of that Portfolio's assets in accordance with the investment objectives, policies and limitations and subject to the supervision of SKI and the Board of Trustees. Janus Capital Corporation is the investment adviser for the available Portfolio of the Janus Aspen Series. Pacific Investment Management Company is the investment adviser for the two available Portfolios of the PIMCO Variable Insurance Trust. Templeton Asset Management Ltd. is the investment manager for the available portfolio of the Templeton Developing Markets Securities Fund. The investment advisers are paid fees for their services by the Funds they manage. We may receive compensation from the Funds or the investment advisers of the Funds for services related to the Funds. Such compensation will be consistent with the services rendered or the cost savings resulting from the arrangement.

For their services to the Portfolios, the managers receive compensation at the following rates:

KEMPER VARIABLE SERIES

For its services, SKI is paid a management fee based upon the average daily net assets of each Portfolio, as follows: Kemper Government Securities (.55 of 1%), Kemper High Yield (.60 of 1%), Kemper Small Cap Growth (.65 of 1%), and KVS Dreman High Return Equity (.75% for the first $250 million, .72% for the next $750 million, .70% for the next $1.5 billion, .68% for the next $2.5 billion,
 .65% for the next $2.5 billion, .64% for the next $2.5 billion, .63% for the next $2.5 billion and .62% over $12.5 billion). SKI pays DVM for its services as sub-adviser for the KVS Dreman High Return Equity Portfolio a sub-advisory fee, payable monthly, at the annual rate of .24% of the first $250 million of the Portfolio's average daily net assets,
 .23% of the average daily net assets between $250 million and $1 billion, .224% of average daily net assets between $1 billion and $2.5 billion, .218% of average daily net assets between $2.5 billion and $5 billion, .208% of average daily net assets between $5 billion and $7.5 billion, .205% of average daily net assets between $7.5 billion and $10 billion, .202% of average daily net assets between $10 billion and $12.5 billion and .198% of each Portfolio's average daily net assets over $12 billion.

SCUDDER VARIABLE LIFE INVESTMENT FUND

For its investment management services to the Portfolios, SKI receives compensation monthly at the following annual rate for each Portfolio:

                                                             PERCENT OF THE AVERAGE
                                                             DAILY NET ASSET VALUES
                         PORTFOLIO                             OF EACH PORTFOLIO
                         ---------                           ----------------------
Scudder VLIF Money Market...................................         .370%
Scudder VLIF Growth and Income..............................         .475%
Scudder VLIF International
  First $500,000,000........................................         .875%
  Over $500,000,000.........................................         .725%
Scudder VLIF Bond...........................................         .475%

JANUS ASPEN SERIES

Janus Capital Corporation receives a monthly advisory fee at an annual rate of
 .65% of average daily net assets for the Janus Aspen Capital Appreciation Portfolio.

PIMCO VARIABLE INSURANCE TRUST

The PIMCO Low Duration Bond and PIMCO Foreign Bond Portfolios feature fixed advisory and administrative fee rates. Pacific Investment Management Company receives monthly advisory fees and administrative fees from each Portfolio at an annual rate based on the average daily net assets of the Portfolio, as follows:
PIMCO Low Duration Bond .40% and .25%, respectively, and PIMCO Foreign Bond .60% and .30%, respectively. The administrative fee covers most of the expenses of the Portfolios, including legal, audit, custody, transfer agency and certain other services, and is responsible for the costs of registration of PIMCO Variable Insurance Trust shares and the printing of prospectuses and shareholder reports for current shareholders or other appropriate parties. The Portfolios are responsible for bearing certain expenses associated with their operations that are not provided or procured by Pacific Investment Management Company. While it is expected that these expenses generally will not have a material effect on the Portfolio expense ratios, they may have a material effect in certain circumstances, such as when the average net assets of a Portfolio are lower than anticipated.

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

Templeton Asset Management Ltd. receives in management fees 1.25% of the average daily net assets of the Class 2 shares of the Templeton Developing Markets Securities Fund (formerly Templeton Developing Markets Fund).

CHANGE OF INVESTMENTS

We reserve the right to make additions to, deletions from, or substitutions for the shares held by the Separate Account or that the Separate Account may purchase. We may eliminate the shares of any of the Portfolios and to substitute shares of another Portfolio or of another investment company, if the shares of a Portfolio are no longer available for investment, or if in our judgment further investment in any Portfolio becomes inappropriate in view of the purposes of the Separate Account. We will not substitute any shares attributable to your interest in a Subaccount without prior notice and the SEC's prior approval, if required. The Separate Account may purchase other securities for other series or classes of policies, or permit a conversion between series or classes of policies on the basis of requests made by Owners.

We may establish additional subaccounts of the Separate Account, each of which would invest in a new portfolio of the Funds, or in shares of another investment company. New subaccounts may be established when, in our discretion, marketing needs or investment conditions warrant. New subaccounts may be made available to existing Owners as we determine. We may also eliminate or combine one or more subaccounts, transfer assets, or substitute one subaccount for another subaccount, if, in our discretion, marketing, tax, or investment conditions warrant. We will notify all Owners of any such changes.

If we deem it to be in the best interests of persons having voting rights under the Contract, the Separate Account may be: (a) operated as a management company under the 1940 Act; (b) deregistered under that Act in the event such registration is no longer required; or (c) combined with our other separate accounts. To the extent permitted by law, we may transfer the assets of the Separate Account to another separate account or to the General Account.

PERFORMANCE INFORMATION

The Separate Account may advertise several types of performance information for the Subaccounts. All Subaccounts may advertise standardized "average annual total return" and nonstandardized "total return." The Kemper High Yield Subaccount, Kemper Government Securities Subaccount, Scudder VLIF Bond Subaccount, PIMCO Low Duration Bond Subaccount and PIMCO Foreign Bond Subaccount may also advertise "yield". The Scudder VLIF Money Market Subaccount may advertise "yield" and "effective yield." Each of these figures is based upon historical earnings and is not necessarily representative of a Subaccount's future performance.

Standardized average annual total return and nonstandardized total return calculations measure a Subaccount's net income plus the effect of any realized or unrealized appreciation or depreciation of the Subaccount's underlying investments. Standardized average annual total return and nonstandardized total return will be quoted for periods of at least one year, three years, five years and ten years, if applicable. In addition, we will show standardized average annual total return for the life of the Subaccount, meaning the time the underlying Portfolio has been held in the Subaccount. We will show nonstandardized total return for the life of the Portfolio, meaning the time the underlying Portfolio has been in existence. Standardized average annual total return will be current to the most recent calendar quarter. Nonstandardized total return will be current to the most recent calendar month. Standardized average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of a Subaccount investment over the applicable period. Nonstandardized total return may include annualized and nonannualized (cumulative) figures. Nonannualized figures represent the actual percentage change over the applicable period.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (seven-day period for the Scudder VLIF Money Market Subaccount) expressed as a percentage of the value of the Subaccount's Accumulation Units. Yield is an annualized figure, which means that it is assumed that the Subaccount generates the same level of net income over a one year period, compounded on a semi-annual basis. The effective yield for the Scudder VLIF Money Market Subaccount is calculated similarly, but includes the effect of assumed compounding calculated under rules prescribed by the SEC. The Scudder VLIF Money Market Subaccount's effective yield will be slightly higher than its yield due to this compounding effect.

The Subaccounts' units are sold at Accumulation Unit value. The Subaccounts' performance figures and Accumulation Unit values fluctuate. You may redeem Subaccount units at Accumulation Unit value, which may be more or less than original cost. The standardized performance figures reflect the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge. Redemptions within the first seven years may be subject to a Withdrawal Charge that ranges from 7% the first year to 0% after seven years. Yield, effective yield and nonstandardized total return figures do not include the effect of any Withdrawal Charge that may be imposed upon the redemption of units. In addition, nonstandardized total return figures do not include the effect of the Records Maintenance Charge. Thus yield, effective yield and nonstandardized total return figures may be higher than if such charges were deducted. Standardized average annual total return figures include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period.

The Subaccounts may be compared to relevant indices and performance data from independent sources, including, but not limited to, the Dow Jones Industrial Average, the Standard & Poor's 500 Stock Index, the Consumer Price Index, the CDA Certificate of Deposit Index, the Salomon Brothers High Grade Corporate Bond Index, the Lehman Brothers Government/Corporate Bond Index, the Merrill Lynch Government/Corporate Master Index, the Lehman Brothers Long Government/Corporate Bond Index, the Lehman Brothers Government/Corporate 1-3 Year Bond Index, the Standard & Poor's Midcap 400 Index, the NASDAQ Composite Index, the Russell 2000 Index and the Morgan Stanley Capital International Europe, Australia, Far East Index. Please note the differences and similarities between the investments which a Subaccount may purchase and the investments measured by the indexes. In particular, it should be noted that the comparative information with regard to the indexes will not reflect the deduction of any contract charges or fees. Similarly, the indexes are unmanaged and do not reflect the fees and expenses of management and acquisition costs. In addition, certificates of deposit may offer fixed or variable yields and principal is guaranteed and may be insured. The units of the Subaccounts are not insured. Also, the value of the Subaccounts will fluctuate.

From time to time, the Separate Account may quote information from publications such as MORNINGSTAR, INC., THE WALL STREET JOURNAL, MONEY MAGAZINE, FORBES, BARRON'S, FORTUNE, THE CHICAGO TRIBUNE, USA TODAY, INSTITUTIONAL INVESTOR, NATIONAL UNDERWRITER, SELLING LIFE INSURANCE, BROKER WORLD, REGISTERED REPRESENTATIVE, INVESTMENT ADVISOR and VARDS.

Additional information concerning a Subaccount's performance and independent sources is provided in the Statement of Additional Information.

                              FIXED ACCOUNT OPTION

Amounts allocated or transferred to the Fixed Account are part of our General Account, supporting insurance and annuity obligations. Interests in the Fixed Account are not registered under the Securities Act of 1933 ("1933 Act"), and the Fixed Account is not registered as an investment company under the Investment Company Act of 1940 ("1940 Act"). Accordingly, neither the Fixed Account nor any interests therein generally are subject to the provisions of the 1933 or 1940 Acts. We have been advised that the staff of the SEC has not reviewed the disclosures in this Prospectus relating to the Fixed Account. Disclosures regarding the Fixed Account, however, may be subject to the general provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Under the Fixed Account Option, we pay a fixed interest rate for stated periods. This Prospectus describes only the aspects of the Contract involving the Separate Account, unless we refer to fixed accumulation and annuity elements.

We guarantee that payments allocated to the Fixed Account earn a minimum fixed interest rate of 3%. At our discretion, we may credit interest in excess of 3%. We reserve the right to change the rate of excess interest credited. We also reserve the right to declare different rates of excess interest depending on when amounts are allocated or transferred to the Fixed Account. As a result, amounts at any designated time may be credited with a different rate of excess interest than the rate previously credited to such amounts and to amounts allocated or transferred at any other designated time.

                                 THE CONTRACTS

A. GENERAL INFORMATION.

The minimum initial Purchase Payment is $1,000, and the minimum subsequent payment is $500. The minimum subsequent payment is $100 if you authorize us to draw on an account via check or electronic debit. Cumulative Purchase Payments in excess of $1,000,000 require our prior approval. The Internal Revenue Code may also limit the maximum annual amount of Purchase Payments. An allocation to a Subaccount, the Fixed Account or a Guarantee Period must be at least $500.

We may, at any time, amend the Contract in accordance with changes in the law, including applicable tax laws, regulations or rulings, and for other purposes.

You may examine a Contract and return it for a refund during the "free look" period. The length of the free look period depends upon the state in which the Contract is issued. However, it will be at least 10 days from the date you receive the Contract. The amount of the refund depends on the state in which the Contract is issued. Generally, it will be an amount at least equal to the Separate Account Contract Value plus amounts allocated to the General Account and the Guarantee Periods on the date We receive the returned Contract, without any deduction for Withdrawal Charges or Records Maintenance Charges. Some states require the return of the Purchase Payment. In addition, a special free look period applies in some circumstances to Contracts issued as Individual Retirement Annuities, Simplified Employee Pensions--IRAs or as Roth Individual Retirement Annuities.

During the Accumulation Period, you may assign the Contract or change a Beneficiary at any time by signing our form. No assignment or Beneficiary change is binding on us until we receive it. We assume no responsibility for the validity of the assignment or Beneficiary change. An assignment will subject you to immediate tax liability and may subject you to a 10% tax penalty. (See "Tax Treatment of Withdrawals, Loans and Assignments.")

Amounts payable during the Annuity Period may not be assigned or encumbered. In addition, to the extent permitted by law, annuity payments are not subject to levy, attachment or other judicial process for the payment of the payee's debts or obligations.

You designate the Beneficiary. If you or the Annuitant die, and no designated Beneficiary or contingent beneficiary is alive at that time, we will pay your or the Annuitant's estate.

Under a Qualified Plan Contract, the provisions of the applicable plan may prohibit a change of Beneficiary. Generally, an interest in a Qualified Plan Contract may not be assigned.

B. THE ACCUMULATION PERIOD.

1. APPLICATION OF PURCHASE PAYMENTS.

You select the allocation of Purchase Payments to the Subaccount(s), Guarantee Periods, or Fixed Account. The amount of each Purchase Payment allocated to a Subaccount is based on the value of an Accumulation Unit, as computed after we receive the Purchase Payment. Generally, we determine the value of an Accumulation Unit by 3:00 p.m. Central time on each day that the New York Stock Exchange is open for trading. Purchase Payments allocated to a Guarantee Period or to the Fixed Account begin earning interest one day after we receive them. However, with respect to initial Purchase Payments, the amount is credited only after we determine to issue the Contract, but no later than the second day after we receive the Purchase Payment. After the initial purchase, we determine the number of Accumulation Units credited by dividing the Purchase Payment allocated to a Subaccount by the Subaccount's Accumulation Unit value, as computed after we receive the Purchase Payment.

The number of Accumulation Units will not change due to investment experience. Accumulation Unit value varies to reflect the investment experience of the Subaccount and the assessment of charges against the Subaccount, other than the Records Maintenance Charge and Guaranteed Retirement Income Benefit Charge. The number of Accumulation Units is reduced when the Records Maintenance Charge and Guaranteed Retirement Income Benefit Charge are assessed.

If we are not provided with information sufficient to establish a Contract or to properly credit the initial Purchase Payment, we will promptly request the necessary information. If the requested information is not furnished within five
(5) business days after we receive the initial Purchase Payment, or if we determine that we cannot issue the Contract within the five (5) day period, we will return the initial Purchase Payment to you, unless you consent to our retaining the Purchase Payment until the application is completed.

We will issue a Contract without a signed application if:

     - a dealer provides us with application information, electronically or in writing,

     - we receive the initial Purchase Payment, and

     - you confirm in writing, after the Contract is delivered, that all information in the Contract is correct.

2. ACCUMULATION UNIT VALUE.

Each Subaccount has an Accumulation Unit value. When Purchase Payments or other amounts are allocated to a Subaccount, the number of units purchased is based on the Subaccount's Accumulation Unit value at the end of the current Valuation Period. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

The Accumulation Unit value for each subsequent Valuation Period is the investment experience factor for that Valuation Period times the Accumulation Unit value for the preceding Valuation Period. Each Valuation Period has a single Accumulation Unit value which applies to each day in the Valuation Period.

Each Subaccount has its own investment experience factor. The investment experience of the Separate Account is calculated by applying the investment experience factor to the Accumulation Unit value in each Subaccount during a Valuation Period.

The investment experience factor of a Subaccount for any Valuation Period is determined by the following formula:

     (1 / 2) - 3, where:

     (1) is the net result of:

         - the net asset value per share of the investment held in the Subaccount determined at the end of the current Valuation Period; plus

         - the per share amount of any dividend or capital gain distributions made by the investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

         - a charge or credit for any taxes reserved for the current Valuation Period which we determine have resulted from the investment operations of the Subaccount;

     (2) is the net asset value per share of the investment held in the Subaccount determined at the end of the preceding Valuation Period; and

     (3) is the factor representing the mortality and expense risk and administration charges.

3. GUARANTEE PERIODS OF THE MVA OPTION.

You may allocate Purchase Payments to one or more Guarantee Periods with durations of one to ten years. Each Guarantee Period has a Guaranteed Interest Rate which will not change during the Guarantee Period. Interest is credited daily at the effective annual rate.

The following example illustrates how We credit Guarantee Period interest.

                EXAMPLE OF GUARANTEED INTEREST RATE ACCUMULATION

Purchase Payment:                                           $40,000
Guarantee Period:                                           5 Years
Guaranteed Interest Rate:                                   4.0% Effective Annual Rate

                                                          INTEREST CREDITED       CUMULATIVE
YEAR                                                         DURING YEAR       INTEREST CREDITED
----                                                      -----------------    -----------------
1.....................................................        $1,600.00            $1,600.00
2.....................................................         1,664.00             3,264.00
3.....................................................         1,730.56             4,994.56
4.....................................................         1,799.78             6,794.34
5.....................................................         1,871.77             8,666.11

Accumulated value at the end of 5 years is:
                        $40,000 + $8,666.11 = $48,666.11

NOTE: THIS EXAMPLE ASSUMES THAT NO WITHDRAWALS ARE MADE DURING THE FIVE-YEAR PERIOD. IF THE OWNER MAKES WITHDRAWALS OR TRANSFERS DURING THIS PERIOD, MARKET VALUE ADJUSTMENTS AND WITHDRAWAL CHARGES APPLY.

THE HYPOTHETICAL INTEREST RATE IS NOT INTENDED TO PREDICT FUTURE GUARANTEED INTEREST RATES. ACTUAL GUARANTEED INTEREST RATES FOR ANY GUARANTEE PERIOD MAY BE MORE OR LESS THAN THOSE SHOWN.

At the end of any Guarantee Period, we send written notice of the beginning of a new Guarantee Period. A new Guarantee Period for the same duration starts unless you elect another Guarantee Period within thirty days after the end of the terminating Guarantee Period. You may choose a different Guarantee Period by preauthorized telephone instructions or by giving us written notice. You should not select a new Guarantee Period extending beyond the Annuity Date. Otherwise, the guarantee period amount available for annuitization is subject to Market Value Adjustments and may be subject to Withdrawal Charges. (See "Market Value Adjustment" and "Withdrawal Charge" below.)

The amount reinvested at the beginning of a new Guarantee Period is the Guarantee Period Value for the Guarantee Period just ended. The Guaranteed Interest Rate in effect when the new Guarantee Period begins applies for the duration of the new Guarantee Period.

You may call us at 1-800-621-5001 or write to Kemper Investors Life Insurance Company, Customer Service, at 1 Kemper Drive, Long Grove, Illinois 60049 for the new Guaranteed Interest Rates.

4. ESTABLISHMENT OF GUARANTEED INTEREST RATES.

We declare the Guaranteed Interest Rates for each of the ten durations of Guarantee Periods from time to time as market conditions dictate. Once established, rates are guaranteed for the respective Guarantee Periods. We advise you of the Guaranteed Interest Rate for a chosen Guarantee Period when we receive a Purchase Payment, when a transfer is effectuated or when a Guarantee Period renews. Withdrawals of Accumulated Guarantee Period Value are subject to Withdrawal Charges and Records Maintenance Charges and may be subject to a Market Value Adjustment. (See "Market Value Adjustment" below.)

We have no specific formula for establishing the Guaranteed Interest Rates. The determination may be influenced by, but not necessarily correspond to, the current interest rate environment. (See "The MVA Option".) We may also consider, among other factors, the duration of a Guarantee Period, regulatory and tax requirements, sales commissions and administrative expenses we bear, and general economic trends.

WE MAKE THE FINAL DETERMINATION OF THE GUARANTEED INTEREST RATES TO BE DECLARED.

WE CANNOT PREDICT OR GUARANTEE THE LEVEL OF FUTURE GUARANTEED INTEREST RATES.

5. CONTRACT VALUE.

On any Valuation Date, Contract Value equals the total of:

     - the number of Accumulation Units credited to each Subaccount, times

     - the value of a corresponding Accumulation Unit for each Subaccount, plus

     - your Accumulated Guarantee Period Value in the MVA Option, plus

     - your interest in the Fixed Account.

6. TRANSFER DURING ACCUMULATION PERIOD.

During the Accumulation Period, you may transfer the Contract Value among the Subaccounts, the Guarantee Periods and the Fixed Account subject to the following provisions:

     - the amount transferred must be at least $100 unless the total Contract Value attributable to a Subaccount, Guarantee Period or Fixed Account is transferred;

     - the Contract Value remaining in a Subaccount, Guarantee Period or Fixed Account must be at least $500 unless the total value is transferred;

     - transfers may not be made from any Subaccount to the Fixed Account over the six months following any transfer from the Fixed Account into one or more Subaccounts; and

     - transfers from the Fixed Account may be made one time during the Contract Year during the thirty days following an anniversary of a Contract Year.

We may charge a $25 fee for each transfer in excess of 12 transfers per calendar year. However, transfers made pursuant to the Asset Allocation and Dollar Cost Averaging programs do not count toward these 12 transfers. In addition, transfers of Guarantee Period Value are subject to Market Value Adjustment unless the transfer is made within thirty days of the end of the Guarantee Period. Because a transfer before the end of a Guarantee Period is subject to a Market Value Adjustment, the amount transferred from the Guarantee Period may be more or less than the requested dollar amount.

We make transfers pursuant to written or telephone instructions specifying in detail the requested changes. Transfers involving a Subaccount are based upon the Accumulation Unit values, as calculated after we receive transfer instructions. We may suspend, modify or terminate the transfer provision. We disclaim all liability if we follow in good faith instructions given in accordance with our procedures, including requests for personal identifying information, that are designed to limit unauthorized use of the privilege. Therefore, you bear the risk of loss in the event of a fraudulent telephone transfer.

If you authorize a third party to transact transfers on your behalf, we will reallocate the Contract Value pursuant to the authorized asset allocation program. However, we do not offer or participate in any asset allocation program and we take no responsibility for any third party asset allocation program. We may suspend or cancel acceptance of a third party's instructions at any time and may restrict the investment options available for transfer under third party authorizations.

You may elect to have transfers made automatically among the Subaccounts on an annual, semiannual or quarterly basis so that Contract Value is reallocated to match the percentage allocations in your predefined allocation elections. Transfers under this program are not be subject to the $100 minimum transfer limitation. An election to participate in the automatic asset reallocation program must be in writing on our form and returned to us.

7. WITHDRAWAL DURING ACCUMULATION PERIOD.

You may redeem some or all of the Contract Value and previous withdrawals, plus or minus any applicable Market Value Adjustment and minus any Withdrawal Charge. Withdrawals will have tax consequences. (See "Federal Tax Matters.") A withdrawal of the entire Contract Value is called a surrender.

Partial withdrawals and surrenders are subject to the following:

In any Contract Year, you may withdraw or surrender the Contract, without Withdrawal Charge, up to the greater of:

     - the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges, minus prior withdrawals that were previously assessed a Withdrawal Charge, or

     - 10% of the Contract Value.

See "Contract Charges and Expenses--Withdrawal Charge" for a discussion of charges applicable to partial withdrawals and surrenders.

If Contract Value is allocated to more than one investment option, you must specify the source of the partial withdrawal. If you do not specify the source, we redeem Accumulation Units on a pro rata basis from all investment options in which you have an interest. Accumulation Units attributable to the earliest Contribution Years are redeemed first.

Partial withdrawals are subject to the following:

     - Partial withdrawals are not permitted from the Fixed Account in the first Contract Year.

     - The minimum withdrawal is $100 (before any Market Value Adjustment), or your entire interest in the investment option(s) from which withdrawal is requested.

     - You must leave at least $500 in each investment option from which the withdrawal is requested, unless the total value is withdrawn.

Election to withdraw shall be made in writing to us at Suite 102, 1290 Silas Deane Highway, Wethersfield, CT 06109 and should be accompanied by the Contract if surrender is requested. Withdrawal requests are processed only on days when the New York Stock Exchange is open. The Withdrawal Value attributable to the Subaccounts is determined on the basis of the Accumulation Unit values, as calculated after we receive the request. The Withdrawal Value attributable to the Subaccounts is paid within seven (7) days after we receive the request. However, we may suspend withdrawals or delay payment:

     - during any period when the New York Stock Exchange is closed,

     - when trading in a Portfolio is restricted or the SEC determines that an emergency exists, or

     - as the SEC by order may permit.

For withdrawal requests from the MVA Option and the Fixed Account, we may defer any payment for up to six months, as permitted by state law. During the deferral period, we will continue to credit interest at the current Guaranteed Interest Rate for the same Guarantee Period.

Withdrawals are permitted from Contracts issued in connection with Section 403(b) Qualified Plans only under limited circumstances. (See "Federal Income Taxes.")

A participant in the Texas Optional Retirement Program ("ORP") must obtain a certificate of termination from the participant's employer before a Contract can be redeemed. The Attorney General of Texas has ruled that participants in the ORP may redeem their interest in a Contract issued pursuant to the ORP only upon termination of employment in Texas public institutions of higher education, or upon retirement, death or total disability. In those states adopting similar requirements for optional retirement programs, we will follow similar procedures.

8. MARKET VALUE ADJUSTMENT.

Any withdrawal, transfer or annuitization of Guarantee Period Values, unless effected during the "free look" period or within 30 days after a Guarantee Period ends, may be adjusted up or down by a Market Value Adjustment. The Market Value Adjustment applies before deduction of a Withdrawal Charge.

The Market Value Adjustment reflects the relationship between (a) the currently established interest rate ("Current Interest Rate") for a Guarantee Period equal to the remaining length of the Guarantee Period, rounded to the next higher number of complete years, and (b) the Guaranteed Interest Rate applicable to the amount being withdrawn. Generally, if the Guaranteed Interest Rate is the same or lower than the applicable Current Interest Rate, the Market Value Adjustment reduces Market Adjusted Value and results in a lower payment. Thus, if interest rates increase, the withdrawal could be less than the original Purchase Payment or the original amount allocated to a Guarantee Period. Conversely, if the Guaranteed Interest Rate is higher than the applicable Current Interest Rate, the Market Value Adjustment increases Market Adjusted Value and results in a higher payment.

The Market Value Adjustment (MVA) uses this formula:

                                MVA                           (1 + I)
                                       =  GPV    X    [    [  -------    ]  (t/365)  -1    ]
                                                              (1 + J)
    Where:

     I is the Guaranteed Interest Rate being credited to the Guarantee Period Value (GPV) subject to the Market Value Adjustment,

     J is the Current Interest Rate We declare, as of the effective date of the application of the Market Value Adjustment, for current allocations to a Guarantee Period the length of which is equal to the balance of the Guarantee Period for the Guarantee Period Value subject to the Market Value Adjustment, rounded to the next higher number of complete years, and

     t is the number of days remaining in the Guarantee Period.

For an illustration showing an upward and a downward adjustment, see Appendix A.

9. GUARANTEED DEATH BENEFIT.

We pay a death benefit is paid to the Beneficiary if any of the following occurs during the Accumulation Period:

     - the Owner, or a joint owner, dies,

     - the Annuitant dies with no living contingent annuitant, or

     - the contingent annuitant dies after the Annuitant.

The amount of the death benefit depends on the age of the deceased Owner or Annuitant when the death benefit becomes payable. If the deceased Owner or Annuitant dies before age 91, We will pay the Beneficiary the greatest of the following:

     - Contract Value,

     - Purchase Payments minus previous withdrawals, accumulated at 5.00% interest per year to the earlier of the deceased's age 80 or the date of death, plus Purchase Payments minus all withdrawals from age 80 to the date of death, or

     - the greatest anniversary value before death.

The greatest anniversary value equals:

     - the Contract Values on each Contract anniversary prior to the deceased's age 81, plus the dollar amount of any Purchase Payments made since that anniversary, minus

     - withdrawals since that anniversary.

We pay Contract Value to the Beneficiary if the Owner or Annuitant dies after age 91. The Owner or Beneficiary, as appropriate, may elect to have all or a part of the death proceeds paid to the Beneficiary under one of the Annuity Options described under "Annuity Options" below.

For Non-Qualified Plan Contracts, if the Beneficiary is the Owner's surviving spouse, the surviving spouse may elect to continue the Contract in lieu of taking a Death Benefit distribution. The spouse will become the successor Owner of the Contract subject to the following:

     - The Contract Value will be increased to reflect the amount of the Death Benefit. The difference will be credited to the Scudder VLIF Money Market Subaccount.

     - No withdrawal charges will apply on existing values in the Contract. However, Purchase Payments made after the spouse elects to continue the Contract are subject to withdrawal charges.

     - If the Guaranteed Retirement Income Benefit (GRIB) has been elected, the GRIB base is calculated from the time the election to continue the Contract is made. GRIB may not be exercised prior to the seventh Contract Year anniversary date following the spouse's election to continue the Contract. However, we will waive all other age restrictions that would apply to exercising GRIB. The spouse may also elect to discontinue GRIB at the time the election to continue the Contract is made. All other rights and benefits under the Contract will continue.

The above option is subject to availability of this feature in your state.

As an alternative to the above election, the surviving spouse may elect to continue a Non-Qualified Plan Contract without receiving the increase in Cash Value attributable to the Death Benefit. In this case, all rights, benefits and charges under the Contract will continue including the right to exercise GRIB based on the existing exercise period and any applicable withdrawal charges.

10. GUARANTEED RETIREMENT INCOME BENEFIT.

Guaranteed Retirement Income Benefit (GRIB) is an optional Contract benefit. GRIB provides a minimum fixed annuity guaranteed lifetime income to the Annuitant as described below. You must elect GRIB on the initial Contract application. GRIB may be discontinued after the seventh Contract anniversary by written notice to us. Once discontinued, GRIB may not be elected again.

GRIB may be exercised only within thirty days after the seventh or later Contract anniversary. In addition, GRIB must be exercised between the Annuitant's 60th and 91st birthdays. However, if the Annuitant is age 44 or younger on the Date of Issue, GRIB may be exercised after the Contract's 15th Anniversary, even though the Annuitant is not yet 60 years old. GRIB may not be appropriate for Annuitants age 80 and older.

Annuity payments are based on the greater of:

     - the income provided by applying the GRIB base to the guaranteed annuity factors, and

     - the income provided by applying the Contract Value to the current annuity factors.

The GRIB base is the greatest of:

     - Contract Value,

     - Purchase Payments minus previous withdrawals, accumulated at 5.00% interest per year to the earlier of the Annuitant's age 80 or the GRIB exercise date plus Purchase Payments minus all withdrawals from age 80 to the GRIB exercise date, and

     - the greatest anniversary value before the exercise date.

The greatest anniversary value equals:

     - the highest of the Contract Values on each Contract anniversary prior to the Annuitant's age 81, plus

     - the dollar amount of any Purchase Payments made since that anniversary, minus

     - withdrawals since that anniversary.

The guaranteed annuity factors are based on the 1983a table projected using projection scale G, with interest at 2.5% (the "Annuity 2000" table). However, if GRIB is exercised on or after the 10th Contract anniversary, interest at 3.50% is assumed. Contracts issued in the state of Montana or in connection with certain employer sponsored employee benefit plans are required to use unisex annuity factors. In such cases, the guaranteed annuity factors will be based on unisex rates.

Because GRIB is based on conservative actuarial factors, the income guaranteed may often be less than the income provided under the regular provisions of the Contract. If the regular annuitization provisions would provide a greater benefit than GRIB, the greater amount will be paid.

GRIB is paid for the life of a single Annuitant or the lifetimes of two Annuitants. If paid for the life of a single Annuitant, GRIB is paid in the amount determined above. If paid for the lifetimes of two Annuitants, GRIB is paid in the amount determined above, but the age of the older Annuitant is used to determine the GRIB base.

If you elect GRIB payable for the life of a single Annuitant, you may elect a period certain of 5, 10, 15, or 20 years. If the Annuitant dies before GRIB has been paid for the period elected, the remaining GRIB payments are paid as they fall due to the Beneficiary, if the Beneficiary is a natural person. If the Beneficiary is not a natural person, the remaining payments may be commuted at a minimum 2.50% interest rate and paid in a lump sum.

If you elect GRIB payable for the lifetimes of two Annuitants, the period certain is 25 years. The full GRIB is payable as long as at least one of the two Annuitants is alive, but for no less than 25 years. If both Annuitants die before GRIB has been paid for 25 years, the remaining GRIB payments are paid as they fall due to the Beneficiary, if the Beneficiary is a natural person. If the Beneficiary is not a natural person, the remaining payments may be commuted at a minimum 2.50% interest rate and paid in a lump sum.

GRIB payments are also available on a quarterly, semi-annual or annual basis. We may make other annuity options available.

If you purchased your Contract on or after May 1, 2000, and you exercise the GRIB option to receive guaranteed benefits, you may elect to have payments made under a commutable annuitization option. Under the commutable annuitization option, partial lump sum payments are permitted, subject to the following requirements:

     - At the time you exercise the GRIB option, you must elect the commutable annuitization option in order to be eligible for the lump sum payments.

     - Lump sum payments are available only during the period certain applicable under the payout option you elected; for example, lump sum payments can be elected only during the 5, 10, 15, 20 or 25 year certain period that applies to the payout.

     - Lump sum payments are available once in each calendar year and may not be elected until one year after annuitization has started.

     - The Annuitant may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is still living after the period certain is over, the Annuitant will begin receiving the original annuitization payment amount again.

     - Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. For Non-Qualified Plan Contracts, the sum of these percentages over the life of the Contract cannot exceed 75%. For Qualified Plan Contracts, partial lump sum payments of up to 100% of the present value of the remaining installments in the period certain may be made.

     - In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the period certain will be calculated based on an interest rate equal to the GRIB annuity factor interest rate (3.5% if GRIB was exercised on or after the 10th Contract anniversary; 2.5% if exercised before that date) plus an interest rate adjustment. The interest rate adjustment is equal to the following:

                 NUMBER OF YEARS REMAINING                      INTEREST RATE
                   IN THE PERIOD CERTAIN                         ADJUSTMENT
                 -------------------------                      -------------
15 or more years............................................        1.00%
10 - 14 years...............................................        1.50%
less than 10 years..........................................        2.00%

                         CONTRACT CHARGES AND EXPENSES

We deduct the following charges and expenses:

     - mortality and expense risk,

     - administrative expenses,

     - Records Maintenance Charge,

     - Withdrawal Charge, and

     - Guaranteed Retirement Income Benefit charge, if elected.

Subject to certain expense limitations, you indirectly bear investment management fees and other Fund expenses.

A. CHARGES AGAINST THE SEPARATE ACCOUNT.

1. MORTALITY AND EXPENSE RISK CHARGE.

We assess each Subaccount a daily asset charge for mortality and expense risks at a rate of 1.25% per annum. Variable Annuity payments reflect the investment experience of each Subaccount but are not affected by changes in actual mortality experience or by actual expenses we incur.

The mortality risk we assume arises from two contractual obligations. First, if you or Annuitant die before age 91 and before the Annuity Date, we may, in some cases, pay more than Contract Value. (See "Guaranteed Death Benefit", above.) Second, when Annuity Options involving life contingencies are selected, we assume the risk that Annuitants will live beyond actuarial life expectancies.

We also assume an expense risk. Actual expenses of administering the Contracts may exceed the amounts we recover from the Records Maintenance Charge or the administrative cost portion of the daily asset charge.

2. ADMINISTRATIVE COSTS.

We assess each Subaccount a daily asset charge for administrative costs at a rate of .15% per annum. This charge reimburses us for expenses incurred for administering the Contracts. These expenses include Owner inquiries, changes in allocations, Owner reports, Contract maintenance costs, and data processing costs. The administrative charge covers the average anticipated administrative expenses incurred while the Contracts are in force. There is not necessarily a direct relationship between the amount of the charge and the administrative costs of a particular Contract.

3. RECORDS MAINTENANCE CHARGE.

We deduct an annual Records Maintenance Charge of $30 during the Accumulation Period. The charge is assessed:

     - at the end of each Contract Year,

     - on Contract surrender, and

     - upon annuitization.

However, we do not deduct the Records Maintenance Charge for Contracts with Contract Value of at least $50,000 on the assessment date.

This charge reimburses us for the expenses of establishing and maintaining Contract records. The Records Maintenance Charge reduces the net assets of each Subaccount, Guarantee Period and the Fixed Account.

The Records Maintenance Charge is assessed equally among all investment options in which you have an interest.

4. WITHDRAWAL CHARGE.

We do not deduct a sales charge from any Purchase Payment. However, a Withdrawal Charge covers Contract sales expenses, including commissions and other promotion and acquisition expenses.

Each Contract Year, you may withdraw or surrender the Contract, without Withdrawal Charge, up to the greater of:

     - the excess of Contract Value over total Purchase Payments subject to Withdrawal Charges, minus prior withdrawals that were previously assessed a Withdrawal Charge, or

     - 10% of the Contract Value.

If you withdraw a larger amount, the excess Purchase Payments withdrawn are subject to a Withdrawal Charge. The Withdrawal Charge applies in the first seven Contribution Years following each Purchase Payment as follows:

                        CONTRIBUTION                         WITHDRAWAL
                            YEAR                               CHARGE
                        ------------                         ----------
 First......................................................     7%
 Second.....................................................     6%
 Third......................................................     5%
 Fourth.....................................................     5%
 Fifth......................................................     4%
 Sixth......................................................     3%
 Seventh....................................................     2%
 Eighth and following.......................................     0%

Purchase Payments are deemed surrendered in the order in which they were received.

When a withdrawal is requested, you receive a check in the amount requested. If a Withdrawal Charge applies, Contract Value is reduced by the Withdrawal Charge, plus the dollar amount sent to you.

Because Contribution Years are based on the date each Purchase Payment is made, you may be subject to a Withdrawal Charge, even though the Contract may have been issued many years earlier. (For additional details, see "Withdrawal During Accumulation Period.")

Subject to certain exceptions and state approvals, withdrawal charges are not assessed on withdrawals:

     - after you have been confined in a hospital or skilled health care facility for at least thirty days and you remain confined at the time of the request;

     - within thirty days following your discharge from a hospital or skilled health care facility after a confinement of at least thirty days; or

     - if you or Annuitant become disabled after the Contract is issued and before age 65.

Restrictions and provisions related to the nursing care or hospitalization disability waivers are described in Contract endorsements.

The Withdrawal Charge compensates us for Contract distribution expense. Currently, we anticipate Withdrawal Charges will not fully cover distribution expenses. Unrecovered distribution expenses may be recovered from our general assets. Those assets may include proceeds from the mortality and expense risk charge.

The Withdrawal Charge also applies at annuitization to amounts attributable to Purchase Payments in their seventh Contribution Year or earlier. No Withdrawal Charge applies upon annuitization if you select Annuity Options 2, 3 or 4 or if payments under Annuity Option 1 are scheduled to continue for at least five years. See "The Annuity Period--Annuity Options" for a discussion of the Annuity Options available.

5. GUARANTEED RETIREMENT INCOME BENEFIT CHARGE.

The annual charge for GRIB is 0.25% of Contract Value. We deduct a pro rata portion of the charge on each Contract Quarter anniversary. The quarterly charge is deducted pro rata from the investment options in which you have an interest. We no longer charge for GRIB after the Annuitant's 91st birthday.

6. INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES.

Each Portfolio's net asset value reflects the deduction of investment management fees and certain general operating expenses. Subject to limitations, you indirectly bear these fees and expenses. Investment management fees appear on page 5. Further detail is provided in the attached prospectuses for the Portfolios and the Funds' Statements of Additional Information.

7. STATE PREMIUM TAXES.

Certain state and local governments impose a premium tax ranging from 0% to 3.5% of Purchase Payments. If we pay state premium taxes, we may charge the amount paid against Contract Value upon annuitization. See "Appendix--State Premium Tax Chart" in the Statement of Additional Information.

8. EXCEPTIONS.

We may decrease the mortality and expense risk charge, the administration charge, and the Records Maintenance Charge without notice. However, we guarantee that they will not increase. We bear the risk that such charges will not cover our costs. On the other hand, should such charges exceed our costs, we will not refund any charges. Any profit is available for corporate purposes including, among other things, payment of distribution expenses.

We may also reduce or waive fees and charges, including but not limited to, the Records Maintenance Charge, the Withdrawal Charge, and mortality and expense risk and administrative charges, for certain sales that may result in cost savings, such as those where we incur lower sales expenses or perform fewer services because of economies due to the size of a group, the average contribution per participant, or the use of mass enrollment procedure. We may also reduce or waive fees and charges and/or credit additional amounts on Contracts issued to:

     - employees and registered representatives (and their families) of broker-dealers (or their affiliated financial institutions) that have entered into selling group agreements with IBS, and

     - officers, directors and employees (and their families) of KILICO and Kemper Variable Series ("KVS"), KVS investment advisers and principal underwriters or certain affiliated companies, or to any trust, pension, profit-sharing or other benefit plan for such persons.

Reductions in these fees and charges will not unfairly discriminate against any Owner.

                               THE ANNUITY PERIOD

In addition to GRIB, Contracts may be annuitized under one of several Annuity Options. Annuity payments begin on the Annuity Date and under the selected Annuity Option. The Annuity Date must be at least one year after the Date of Issue. Subject to state variation, the Annuity Date may not be deferred beyond the later of the Annuitant's 91st birthday (100th birthday if the Contract is part of a Charitable Remainder Trust) or ten (10) years after the Date of Issue. However, annuitization is delayed beyond the Annuity Date if we are making systematic withdrawals based on your life expectancy. In this case, annuitization begins when life expectancy withdrawals are stopped.

1. ANNUITY PAYMENTS.

Annuity payments are based on:

     - the annuity table specified in the Contract,

     - the selected Annuity Option, and

     - the investment performance of the selected Subaccount(s) (if variable annuitization is elected).

Under variable annuitization, the Annuitant receives the value of a fixed number of Annuity Units each month. An Annuity Unit's value reflects the investment performance of the Subaccount(s) selected. The amount of each annuity payment varies accordingly. Annuity payments may be subject to a Withdrawal Charge. (For additional details, see "Withdrawal Charge.")

2. ANNUITY OPTIONS.

You may elect one of the Contract's Annuity Options. You may decide at any time (subject to the provisions of any applicable retirement plan and state variations) to begin annuity payments before the Annuitant's 91st birthday (100th birthday if the Contract is part of a Charitable Remainder Trust) or within ten (10) years after the Date of Issue, whichever is later. You may change the Annuity Option before the Annuity Date. If no other Annuity Option is elected, monthly annuity payments are made in accordance with Option 3 below with a ten (10) year period certain. Generally, annuity payments are made in monthly installments. However, we may make a lump sum payment if the net proceeds available to apply under an Annuity Option are less than $2,000. In addition, if the first monthly payment is less than $25, we may change the frequency of payments to quarterly, semiannual or annual intervals so that the initial payment is at least $25.

The amount of periodic annuity payments may depend upon:

     - the Annuity Option selected;

     - the age and sex of the payee; and

     - the investment experience of the selected Subaccount(s).

     For example:

        - if Option 1, income for a specified period, is selected, shorter periods result in fewer payments with higher values.

        - if Option 2, life income, is selected, it is likely that each payment will be smaller than would result if income for a short period were specified.

        - if Option 3, life income with installments guaranteed, is selected, each payment will probably be smaller than would result if the life income option were selected.

        - if Option 4, the joint and survivor annuity, is selected, each payment is smaller than those measured by an individual life income option.

The age of the payee also influences the amount of periodic annuity payments because an older payee is expected to have a shorter life span, resulting in larger payments. The sex of the payee influences the amount of periodic payments because females live longer than males, resulting in smaller payments. Finally, if you participate in a Subaccount with higher investment performance, it is likely you will receive a higher periodic payment.

If you die before the Annuity Date, available Annuity Options are limited. Unless you have imposed restrictions, the Annuity Options available are:

     - Option 2, or

     - Option 1 or 3 for a period no longer than the life expectancy of the Beneficiary (but not less than 5 years from your death).

If the Beneficiary is not an individual, the entire interest must be distributed within 5 years of your death. The Death Benefit distribution must begin no later than one year from your death, unless a later date is prescribed by federal regulation.

OPTION 1--INCOME FOR SPECIFIED PERIOD.

Option 1 provides an annuity payable monthly for a selected number of years ranging from five to thirty. Upon the payee's death, if the Beneficiary is an individual, we automatically continue payments to the Beneficiary for the remainder of the period specified. If the Beneficiary is not an individual (e.g., an estate or trust), we pay the discounted value of the remaining payments in the specified period. Although there is no life contingency risk associated with Option 1, we continue to deduct the daily asset charges for mortality and expense risks and administrative costs.

Payees may elect to cancel all or part of the remaining payments due under Option 1. We will then pay the discounted value of the remaining payments.

OPTION 2--LIFE INCOME.

Option 2 provides an annuity over the lifetime of the payee. If Option 2 is elected, annuity payments terminate automatically and immediately on the payee's death without regard to the number or total amount of payments made. Thus, it is possible for an individual to receive only one payment if death occurred prior to the date the second payment was due.

OPTION 3--LIFE INCOME WITH INSTALLMENTS GUARANTEED.

Option 3 provides an annuity payable monthly during the payee's lifetime. However, Option 3 also provides for the automatic continuation of payments for the remainder of the specified period if the Beneficiary is an individual and payments have been made for less than the specified period. The period specified may be five, ten, fifteen or twenty years. If the Beneficiary is not an individual, we pay the discounted value of the remaining payments in the specified period.

OPTION 4--JOINT AND SURVIVOR ANNUITY.

Option 4 provides an annuity payable monthly while both payees are living. Upon either payee's death, the monthly income payable continues over the life of the surviving payee at a percentage specified when Option 4 is elected. Annuity payments terminate automatically and immediately upon the surviving payee's death without regard to the number or total amount of payments received.

3. ALLOCATION OF ANNUITY.

You may elect payments on a fixed or variable basis, or a combination. Any Fixed Account Contract Value or Guarantee Period Value is annuitized on a fixed basis. Any Separate Account Contract Value is annuitized on a variable basis. The MVA Option is not available during the Annuity Period. You may exercise the transfer privilege during the Accumulation Period. Transfers during the Annuity Period are subject to certain limitations.

4. TRANSFER DURING ANNUITY PERIOD.

During the Annuity Period, the payee may, by written request, transfer Subaccount Value from one Subaccount to another Subaccount or to the Fixed Account, subject to the following limitations:

     - Transfers to a Subaccount are prohibited during the first year of the Annuity Period; subsequent transfers are limited to one per year.

     - All interest in a Subaccount must be transferred.

     - If we receive notice of transfer to a Subaccount more than seven (7) days before an annuity payment date, the transfer is effective during the Valuation Period after the date we receive the notice.

     - If we receive notice of transfer to a Subaccount less than seven (7) days before an annuity payment date, the transfer is effective during the Valuation Period after the annuity payment date.

     - Transfers to the Fixed Account are available only on an anniversary of the first Annuity Date. We must receive notice at least thirty (30) days prior to the anniversary.

A Subaccount's Annuity Unit value is determined at the end of the Valuation Period preceding the effective date of the transfer. We may suspend, change or terminate the transfer privilege at any time.

5. ANNUITY UNIT VALUE.

Annuity Unit value is determined independently for each Subaccount.

Annuity Unit value for any Valuation Period is:

     - Annuity Unit value for the preceding Valuation Period, times

     - the net investment factor for the current Valuation Period, times

     - an interest factor which offsets the 2.5% per annum rate of investment earnings assumed by the Contract's annuity tables.

The net investment factor for a Subaccount for any Valuation Period is:

     - the Subaccount's Accumulation Unit value at the end of the current Valuation Period, plus or minus the per share charge or credit for taxes reserved; divided by

     - the Subaccount's Accumulation Unit value at the end of the preceding Valuation Period, plus or minus the per share charge or credit for taxes reserved.

6. FIRST PERIODIC PAYMENT UNDER VARIABLE ANNUITY.

When annuity payments begin, the value of your Contract interest is:

     - Accumulation Unit values at the end of the Valuation Period falling on the 20th or 7th day of the month before the first annuity payment is due, times

     - the number of Accumulation Units credited at the end of the Valuation Period, minus

     - premium taxes and Withdrawal Charges.

The first annuity payment is determined by multiplying the benefit per $1,000 of value shown in the applicable annuity table by the number of thousands of dollars of Contract Value.

A 2.5% per annum rate of investment earnings is assumed by the Contract's annuity tables. If the actual net investment earnings rate exceeds 2.5% per annum, payments increase accordingly. Conversely, if the actual rate is less than 2.5% per annum, annuity payments decrease.

7. SUBSEQUENT PERIODIC PAYMENTS UNDER VARIABLE ANNUITY.

Subsequent annuity payments are determined by multiplying the number of Annuity Units by the Annuity Unit value at the Valuation Period before each annuity payment is due. The first annuity payment is divided by the Annuity Unit value as of the Annuity Date to establish the number of Annuity Units representing each annuity payment. This number does not change.

8. FIXED ANNUITY PAYMENTS.

Each Fixed Annuity payment is determined from tables we prepare. These tables show the monthly payment for each $1,000 of Contract Value allocated to a Fixed Annuity. Payment is based on the Contract Value at the date before the annuity payment is due. Fixed Annuity payments do not change regardless of investment, mortality or expense experience.

9. DEATH PROCEEDS.

If the payee dies after the Annuity Date while the Contract is in force, the death proceeds, if any, depend upon the form of annuity payment in effect at the time of death. (See "Annuity Options.")

10. COMMUTABLE ANNUITIZATION OPTION

If you purchased your Contract on or after May 1, 2000, you are eligible for the Guaranteed Retirement Income Benefit (GRIB) and you elect to annuitize your Contract at a time when the regular annuitization options under the Contract provide a greater benefit than GRIB, then the following provisions will apply:

     - If Option 3 is elected, you may elect a commutable annuitization option which allows partial lump sum payments during the annuity period.

     - The payout option you elect must correspond to one of the options available under GRIB.

     - Lump sum payments are available only during the period certain applicable under the payout option you elected; for example, lump sum payments can be elected only during the 5, 10, 15, 20 or 25 year certain period that applies to the payout.

     - Lump sum payments are available once in each calendar year and may not be elected until one year after annuitization has started.

     - The Annuitant may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is still living after the period certain is over, the Annuitant will begin receiving the original annuitization payment amount again.

     - Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. For Non-Qualified Plan Contracts, the sum of these percentages over the life of the Contract cannot exceed 75%. For Qualified Plan Contracts, partial lump sum payments of up to 100% of the present value of the remaining installments in the period certain may be made.

     - In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the period certain will be calculated based on an interest rate equal to the annuity factor interest rate used at the time of annuitization to determine the amount of the annuity payments plus an interest rate adjustment. The interest rate adjustment is equal to the following:

                 NUMBER OF YEARS REMAINING                   INTEREST RATE
                   IN THE PERIOD CERTAIN                      ADJUSTMENT
                 -------------------------                   -------------
 15 or more years...........................................     1.00%
 10-14 years................................................     1.50%
 less than 10 years.........................................     2.00%

                              FEDERAL INCOME TAXES

A. INTRODUCTION

This discussion is not exhaustive and is not intended as tax advice. A qualified tax adviser should always be consulted with regard to the application of the law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

This discussion does not address state or local tax consequences, nor federal estate or gift tax consequences, associated with buying a Contract. IN ADDITION, WE MAKE NO GUARANTEE REGARDING ANY TAX TREATMENT--FEDERAL, STATE, OR LOCAL--OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

B. OUR TAX STATUS

We are taxed as a life insurance company and the operations of the Separate Account are treated as a part of our total operations. The Separate Account is not separately taxed as a "regulated investment company". Investment income and capital gains of the Separate Account are not taxed to the extent they are applied under a Contract. We do not anticipate that we will incur federal income tax liability attributable to the income and gains of the Separate Account, and therefore we do not intend to provide for these taxes. If we are taxed on investment income or capital gains of the Separate Account, then we may impose a charge against the Separate Account to provide for these taxes.

C. TAXATION OF ANNUITIES IN GENERAL

1. TAX DEFERRAL DURING ACCUMULATION PERIOD

Under the Code, except as described below, increases in the Contract Value of a Non-Qualified Plan Contract are generally not taxable to you or Annuitant until received as annuity payments or otherwise distributed. However, certain requirements must be satisfied for this general rule to apply, including:

     - the Contract must be owned by an individual,

     - Separate Account investments must be "adequately diversified",

     - we, rather than you, must be considered the owner of Separate Account assets for federal tax purposes, and

     - annuity payments must appropriately amortize Purchase Payments and Contract earnings.

NON-NATURAL OWNER. As a general rule, deferred annuity contracts held by "non-natural persons", such as corporations, trusts or similar entities, are not annuity contracts for federal income tax purposes. The investment income on these contracts is taxed each year as ordinary income received or accrued by the non-natural owner. There are exceptions to this general rule for non-natural owners. Contracts are generally treated as held by a natural person if the nominal owner is a trust or other entity holding the contract as an agent for a natural person. However, this special exception does not apply to an employer who is the nominal owner of a contract under a non-qualified deferred compensation plan for its employees.

Additional exceptions to this rule include:

     - contracts acquired by a decedent's estate,

     - certain Qualified Plan Contracts,

     - certain contracts used with structured settlement agreements, and

     - certain contracts purchased with a single premium when the annuity starting date is no later than a year from contract purchase and substantially equal periodic payments are made at least annually.

DIVERSIFICATION REQUIREMENTS. For a contract to be treated as an annuity for federal income tax purposes, separate account investments must be "adequately diversified". The Treasury Secretary issued regulations prescribing standards for adequately diversifying separate account investments. If the Separate Account failed to comply with these diversification standards, the Contract would not be treated as an annuity contract for federal income tax purposes and the owner would generally be taxed on the difference between the contract value and the purchase payments.

Although we do not control Fund investments, we expect that each Portfolio of the Fund will comply with these regulations so that each Subaccount of the Separate Account will be considered "adequately diversified."

OWNERSHIP TREATMENT. In certain circumstances, a variable annuity contract owner may be considered the owner of the assets of the separate account supporting the contract. Then, income and gains from separate account assets are includible in the owner's gross income. The Internal Revenue Service ("IRS"), in published rulings, stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses the ability to exercise investment control over the assets. As of the date of this Prospectus, no comprehensive guidance has been issued by the IRS clarifying the circumstances when such investment control by a variable contract owner would exist. As a result, your right to allocate the Contract Value among the Subaccounts may cause you to be considered the owner of the assets of the Separate Account.

We do not know what limits may be set forth in any guidance that the IRS may issue, or whether any such limits will apply to existing Contracts. We therefore reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the owner of the Separate Account assets. However, there is no assurance that such efforts would be successful.

DELAYED ANNUITY DATES. If the Annuity Date occurs (or is scheduled to occur) when the Annuitant has reached an advanced age, E.G., past age 85, the Contract might not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.

The following discussion assumes that the Contract is treated as an annuity contract for tax purposes and that we are treated as the owner of Separate Account assets.

2. TAXATION OF PARTIAL AND FULL WITHDRAWALS

Partial withdrawals from a Non-Qualified Plan Contract are includible in income to the extent the Contract Value exceeds the "investment in the contract". This amount is referred to as the "income on the contract". Full withdrawals are also includible in income to the extent they exceed the "investment in the contract." Investment in the contract equals the total of Purchase Payments minus amounts previously received from the Contract that were not includible in your income.

Any assignment or pledge (or agreement to assign or pledge) of Contract Value, is treated as a withdrawal. Investment in the contract is increased by the amount includible in income with respect to such assignment or pledge. If you transfer a contract interest, without adequate consideration, to someone other than your spouse (or to a former spouse incident to divorce), you will be taxed on the income on the contract. In this case, the transferee's investment in the contract is increased to reflect the increase in your income.

The Contract's death benefit may exceed Purchase Payments or Contract Value. As described in this Prospectus, we impose certain charges with respect to the death benefit. It is possible that those charges (or some portion) could be treated as a partial withdrawal.

If the Policy includes the Guaranteed Retirement Income Benefit Endorsement (the "GRIB Endorsement"), and the Guaranteed Retirement Income Benefit Base is greater than the Contract Value, it is possible that the income on the contract could be a greater amount than would otherwise be the case. This could result in a larger amount being included in your income in connection with a partial withdrawal, assignment, pledge or other transfer. There is also some uncertainty regarding the treatment of the market value adjustment for purposes of determining the income on the contract. This uncertainty could result in the income on the contract being a greater (or lesser) amount.

There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another. A tax adviser should be consulted in those situations.

3. TAXATION OF ANNUITY PAYMENTS

Normally, the portion of each annuity payment taxable as income equals the payment minus the exclusion amount. The exclusion amount for variable annuity payments is the "investment in the contract" allocated to the variable annuity option and adjusted for any period certain or refund feature, divided by the number of payments expected to be made. The exclusion amount for fixed annuity payments is the payment times the ratio of the investment in the contract allocated to the fixed annuity option and adjusted for any period certain or refund feature, to the expected value of the fixed annuity payments.

Once the total amount of the investment in the contract is excluded using these ratios, annuity payments will be fully taxable. If annuity payments stop because the Annuitant dies before the total amount of the investment in the contract is recovered, the unrecovered amount generally is allowed as a deduction to the Annuitant in the last taxable year.

With respect to a Contract issued with the GRIB Endorsement, the Annuitant may elect to receive a lump sum payment after the Annuity Date. In the case of a Non-Qualified Plan Contract, the Company will treat a portion of such a lump sum payment as includible in income, and will determine the taxable portion of subsequent periodic payments by applying an exclusion ratio to the periodic payments. However, the federal income tax treatment of such a lump sum payment, and of the periodic payments made thereafter, is uncertain. It is possible the IRS could take a position that greater amounts are includible in income than the Company currently believes is the case. Prior to electing a lump sum payment after the Annuity Date, you should consult a tax adviser about the tax implications of making such an election.

4. TAXATION OF DEATH BENEFITS

Amounts may be distributed upon your or Annuitant's death. Before the Annuity Date, death benefits are includible in income and:

     - if distributed in a lump sum are taxed like a full withdrawal, or

     - if distributed under an annuity option are taxed like annuity payments.

After the Annuity Date, where a guaranteed period exists and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income and:

     - if received in a lump sum are includible in income if they exceed the unrecovered investment, or

     - if distributed in accordance with the selected annuity option are fully excludable from income until the remaining investment in the contract is deemed to be recovered.

Thereafter, all annuity payments are fully includible in income.

5. PENALTY TAX ON PREMATURE DISTRIBUTIONS

A 10% penalty tax applies to a taxable payment from a Non-Qualified Plan Contract unless:

     - received on or after you reach age 59 1/2,

     - attributable to your disability,

     - made to a Beneficiary after your death or, for non-natural Owners, after the primary Annuitant's death,

     - made as a series of substantially equal periodic payments (at least annually) for your life (or life expectancy) or for the joint lives (or joint life expectancies) of you and a designated beneficiary (within the meaning of the tax law),

     - made under a Contract purchased with a single premium when the annuity starting date is no later than a year from Contract purchase and substantially equal periodic payments are made at least annually, or

     - made with annuities used with certain structured settlement agreements.

6. AGGREGATION OF CONTRACTS

The taxable amount of an annuity payment or withdrawal from a Non-Qualified Plan Contract may be determined by combining some or all of the Non-Qualified Plan Contracts owned by an individual. For example, if a person purchases a Contract and also purchases an immediate annuity at approximately the same time, the IRS may treat the two contracts as one contract. Similarly, if a person transfers part of his interest in one annuity contract to purchase another annuity contract, the IRS might treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same company (or its affiliates) during any calendar year, these contracts are treated as one contract. The effects of this aggregation are not always clear.

However, it could affect the taxable amount of an annuity payment or withdrawal and the amount which might be subject to the 10% penalty tax.

7. LOSS OF INTEREST DEDUCTION WHERE CONTRACTS ARE HELD BY OR FOR THE BENEFIT OF CERTAIN NON-NATURAL PERSONS

For Contracts issued after June 8, 1997 to a non-natural owner, all or some portion of otherwise deductible interest may not be deductible by the owner. However, this interest deduction disallowance does not affect Contracts where the Owner is taxable each year on the investment income under the Contract. Entities considering purchasing the Contract, or entities that will be beneficiaries under a Contract, should consult a tax adviser.

D. QUALIFIED PLANS

The Contracts are also designed for use in connection with retirement plans which receive favorable treatment under sections 401, 403, 408, 408A or 457 of the Code ("Qualified Plans"). Such contracts are referred to as "Qualified Contracts." Numerous special tax rules apply to the participants in Qualified Plans and to Qualified Plan Contracts. We make no attempt in this Prospectus to provide more than general information about use of the Contract with the various types of Qualified Plans.

The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan. For example, for both withdrawals and annuity payments under certain Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Also, loans from Qualified Contracts, where allowed, are subject to a variety of limitations, including restrictions as to the amount that may be borrowed, the duration of the loan, the number of allowable loans and the manner in which the loan must be repaid. (Owners should always consult their tax advisers and retirement plan fiduciaries prior to exercising their loan privileges.) Both the amount of the contribution that may be made, and the tax deduction or exclusion that the Owner may claim for such contribution, are limited under Qualified Plans. If this Contract is used with a Qualified Plan, the Owner and Annuitant generally are the same individual. If a joint Annuitant is named, all distributions made while the Annuitant is alive must be made to the Annuitant. Also, if a joint Annuitant is named who is not the Annuitant's spouse, the annuity options which are available may be limited, depending on the difference in their ages. Furthermore, the length of any Guarantee Period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code.

Qualified Contracts are subject to special rules specifying the time at which distributions must begin and the amount that must be distributed each year. In the case of "Individual Retirement Annuities" ("IRAs"), distributions of minimum amounts must generally begin by April 1 of the calendar year following the calendar year in which the owner attains age 70 1/2. An excise tax is imposed for failure to comply with the minimum distribution requirements. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan.

If you purchase a Qualified Contract with a GRIB Endorsement and elect to receive a lump sum payment of a portion of the annuity income payments, it is possible that the remaining annuity income payments will not satisfy the minimum distribution requirements. You should consult a tax adviser about the implications under the minimum distribution requirements of taking a lump sum payment under the GRIB Endorsement.

A 10% penalty tax may apply to the taxable amount of payments from Qualified Contracts. For Individual Retirement Annuities, the penalty tax does not apply to a payment:

     - received after you reach age 55 and have separated from service,

     - received after you reach age 59 1/2,

     - received after your death or because of your disability, or

     - made as a series of substantially equal periodic payments (at least annually) for your life (or life expectancy) or for the joint lives (or joint life expectancies) of you and your designated beneficiary.

In addition, the penalty tax does not apply to certain distributions taken after December 31, 1997 used for qualified first time home purchases or for higher education expenses. Special conditions must be met to qualify for these exceptions. If you wish to take a distribution for these purposes you should consult your tax adviser. Other exceptions may apply.

Qualified Contracts are amended to conform to plan requirements. However, you, are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, we are not bound by terms and conditions of qualified plans if they are inconsistent with the Contract.

1. QUALIFIED PLAN TYPES

We may issue Contracts for the following types of qualified plans.

INDIVIDUAL RETIREMENT ANNUITIES. The Code permits eligible individuals to contribute to an individual retirement annuity known as an "IRA." IRAs limit the amounts contributed, the persons eligible and the time when distributions start. Also, subject to direct rollover and mandatory withholding requirements, distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. The Contract may not fund an "Education IRA."

SIMPLIFIED EMPLOYEE PENSIONS (SEP IRAS). The Code allows employers to establish simplified employee pension plans, using the employees' IRAs. Under these plans the employer may make limited deductible contributions on behalf of the employees to IRAs. Employers and employees intending to use the Contract in connection with these plans should consult a tax adviser.

SIMPLE IRAS. The Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. As discussed above (see Individual Retirement Annuities), there is some uncertainty regarding the proper characterization of the Contract's death benefit for purposes of the tax rules governing IRAs (which would include SIMPLE IRAs). Employers and employees intending to use the Contract in connection with such plans should consult a tax adviser.

ROTH IRAS. The Code permits contributions to an IRA known as a "Roth IRA." Roth IRAs differ from other IRAs in certain other respects including:

     - Roth IRA contributions are never deductible,

     - "qualified distributions" from a Roth IRA are excludable from income,

     - mandatory distribution rules do not apply before death,

     - a rollover to a Roth IRA must be a "qualified rollover contribution," under the Code,

     - special eligibility requirements apply, and

     - contributions to a Roth IRA can be made after the Owner has reached age 70 1/2.

All or part of an IRA may be converted into a Roth IRA without taking an actual distribution. An individual may convert by notifying the IRA issuer or trustee. You must be eligible for a qualified rollover contribution to convert an IRA to a Roth IRA. A conversion typically results in the inclusion of some or all of the IRA value in gross income, except that the 10% penalty tax does not apply. Persons with adjusted gross incomes in excess of $100,000 or who are married and file a separate return are not eligible to make a qualified rollover contribution or a transfer in a taxable year from a non-Roth IRA to a Roth IRA.

Any "qualified distribution," as defined in Section 408A, from a Roth IRA is excludible from gross income. A qualified distribution includes a distribution made after you reach age 59 1/2, after your death, because of your disability, or made to a first-time homebuyer.

CORPORATE AND SELF-EMPLOYED ("H.R. 10" AND "KEOGH") PENSION AND PROFIT-SHARING PLANS. The Code permits corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh", permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contracts in order to provide benefits under the plans. The Contract provides a death benefit that in certain circumstances may exceed the greater of the Purchase Payments and the Contract Value. It is possible that such death benefit could be characterized as an incidental death benefit. There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in current taxable income to participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

TAX-SHELTERED ANNUITIES. Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from taxable gross income. These annuity contracts are commonly referred to as "tax-sheltered annuities". If you purchase a Contract for such purposes, you should seek competent advice as to eligibility, limitations on permissible amounts of purchase payments and other tax consequences associated with the Contracts. In particular, you should consider that the Contract provides a death benefit that in certain circumstances may exceed the greater of the Purchase Payments and the Contract Value. It is possible that such death benefit could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in currently taxable income to purchasers. In addition, there are limitations on the amount of incidental benefits that may be provided under a tax-sheltered annuity. Even if the death benefit under the Contract were characterized as an incidental death benefit, it is unlikely to violate those limits unless you also purchase a life insurance contract as part of your tax-sheltered annuity plan.

Tax-sheltered annuity contracts must contain restrictions on withdrawals of

     - contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988,

     - earnings on those contributions, and

     - earnings after December 31, 1988 on amounts attributable to salary reduction contributions held as of December 31, 1998. These amounts can be paid only if you have reached age 59 1/2, separated from service, died, or becomes disabled (within the meaning of the tax law), or in the case of hardship (within the meaning of the tax law). Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. Amounts subject to the withdrawal restrictions applicable to section 403(b)(7) custodial accounts may be subject to more stringent restrictions. (These limitations on withdrawals generally do not apply to the extent you direct us to transfer some or all of the Contract Value to the issuer of another tax-sheltered annuity or into a Section 403(b)(7) custodial account.)

DEFERRED COMPENSATION PLANS OF STATE AND LOCAL GOVERNMENTS AND TAX-EXEMPT ORGANIZATIONS. The Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization will not be treated as an annuity contract for federal income tax purposes. Those who intend to use the Contracts in connection with such plans should seek competent advice.

2. DIRECT ROLLOVERS

If the Contract is used in connection with a retirement plan that is qualified under sections 401(a), 403(a), or 403(b) of the Code, any "eligible rollover distribution" from the Contract will be subject to "direct rollover" and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from such a qualified retirement plan, excluding certain amounts such as

     - minimum distributions required under section 401(a)(9) of the Code, and

     - certain distributions for life, life expectancy, or for 10 years or more which are part of a "series of substantially equal periodic payments."

Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain Qualified Plans. Prior to receiving an eligible rollover distribution, a notice will be provided explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.

E. FEDERAL INCOME TAX WITHHOLDING

We withhold and send to the U.S. Government a part of the taxable portion of each distribution unless the payee notifies us before distribution of an available election not to have any amounts withheld. In certain circumstances, we may be required to withhold tax. The withholding rates for the taxable portion of periodic annuity payments are the same as the withholding rates for wage payments. In addition, the withholding rate for the taxable portion of non-periodic payments (including withdrawals prior to the maturity date and conversions of, or rollovers from, non-Roth IRAs to Roth IRAs) is 10%. The withholding rate for eligible rollover distributions is 20%.

                           DISTRIBUTION OF CONTRACTS

The Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. The agents are also registered representatives of registered broker-dealers who are members of the National Association of Securities Dealers, Inc. Sales commissions may vary, but are not expected to exceed 6.25% of Purchase Payments. In addition to commissions, we may pay additional promotional incentives, in the form of cash or other compensation, to selling broker-dealers. These incentives may be offered to certain licensed broker-dealers that sell or are expected to sell certain minimum amounts during specified time periods. The Contracts are distributed through the principal underwriter for the Separate Account:

          Investors Brokerage Services, Inc. ("IBS")
          1 Kemper Drive
          Long Grove, Illinois, 60049

IBS is our wholly-owned subsidiary. IBS enters into selling group agreements with affiliated and unaffiliated broker-dealers. All of the investment options are not available to all Owners. The investment options are available only under Contracts that are sold or serviced by broker-dealers having a selling group agreement with IBS authorizing the sale of Contracts with the investment options specified in this Prospectus. Other distributors may sell and service contracts with different investment options.

                                 VOTING RIGHTS

Proxy materials in connection with any Fund shareholder meeting are delivered to each Owner with Subaccount interests invested in the Fund as of the record date. Proxy materials include a voting instruction form. We vote all Fund shares proportionately in accordance with instructions received from Owners. We will also vote any Fund shares attributed to amounts we have accumulated in the Subaccounts in the same proportion that Owners vote. A Fund is not required to hold annual shareholders' meetings. Funds hold special meetings as required or deemed desirable for such purposes as electing trustees, changing fundamental policies or approving an investment advisory agreement.

Owners have voting rights in a Portfolio based upon the Owner's proportionate interest in the corresponding Subaccount as measured by units. Owners have voting rights before surrender, the Annuity Date or the death of the Annuitant. Thereafter, the payee entitled to receive Variable Annuity payments has voting rights. During the Annuity Period, Annuitants' voting rights decrease as Annuity Units decrease.

                    REPORTS TO CONTRACT OWNERS AND INQUIRIES

After each Contract anniversary, we send you a statement showing amounts credited to each Subaccount and to the Fixed Account Option. In addition, if you transfer amounts among the investment options or make additional payments, you receive written confirmation of these transactions. We will also send a current statement upon your request. We also send you annual and semi-annual reports for the Portfolios that correspond to the Subaccounts in which you invest and a list of the securities held by that Portfolio. In addition, we calculate for you the portion of a total amount that must be invested in a selected Guarantee Period so that the portion grows to equal the original total amount at the expiration of the Guarantee Period.

You may direct inquiries to the selling agent or may call 1-800-621-5001 or write to Kemper Investors Life Insurance Company, Customer Service, 1 Kemper Drive, Long Grove, Illinois 60049.

                             DOLLAR COST AVERAGING

Under our Dollar Cost Averaging program, a predesignated portion of Subaccount Value is automatically transferred monthly, quarterly, semiannually or annually for a specified duration to other Subaccounts, Guarantee Periods and the Fixed Account. The Dollar Cost Averaging program is available only during the Accumulation Period. You may also elect transfers from the Fixed Account on a monthly or quarterly basis for a minimum duration of one year. You may enroll any time by completing our Dollar Cost Averaging form. Transfers are made based on the date you specify. We must receive the enrollment form at least five (5) business days before the transfer date.

If you participate in the Dollar Cost Averaging program, you may allocate all or a portion of the initial Purchase Payment to the Scudder VLIF Money Market Subaccount #2. This is the only Subaccount with no deduction for the 1.40% charge for mortality and expense risks and administrative costs. You must transfer all Subaccount Value out of Scudder VLIF Money Market Subaccount #2 within one year from the initial Purchase Payment. If you terminate Dollar Cost Averaging or do not deplete all Subaccount Value in Scudder VLIF Money Market Subaccount #2 within one year, we automatically transfer any remaining Subaccount Value to Scudder VLIF Money Market Subaccount #1.

The minimum transfer amount is $100 per Subaccount, Guarantee Period or Fixed Account. The total Contract Value in an account at the time Dollar Cost Averaging is elected must be at least equal to the amount designated to be transferred on each transfer date times the duration selected.

Dollar Cost Averaging ends if:

     - the number of designated monthly transfers has been completed,

     - Contract Value in the transferring account is insufficient to complete the next transfer; the remaining amount is transferred,

     - we receive your written termination at least five (5) business days before the next transfer date, or

     - the Contract is surrendered or annuitized.

If the Fixed Account balance is at least $10,000, you may elect automatic calendar quarter transfers of interest accrued in the Fixed Account to one or more of the Subaccounts or Guarantee Periods. You may enroll in this program any time by completing our Dollar Cost Averaging form. Transfers are made within five business days of the end of the calendar quarter. We must receive the enrollment form at least ten (10) days before the end of the calendar quarter.

Dollar Cost Averaging is not available during the Annuity Period.

                           SYSTEMATIC WITHDRAWAL PLAN

We offer a Systematic Withdrawal Plan ("SWP") allowing you to pre-authorize periodic withdrawals during the Accumulation Period. You instruct us to withdraw selected amounts, or amounts based on your life expectancy, from the Fixed Account, or from any of the Subaccounts or Guarantee Periods on a monthly, quarterly, semi-annual or annual basis. The SWP is available when you request a minimum $100 periodic payment. A market value adjustment applies to any withdrawals under the SWP from a Guarantee Period, unless effected within 30 days after the Guarantee Period ends. SWP withdrawals from the Fixed Account are not available in the first Contract Year and are limited to the amount not subject to Withdrawal Charges. If the amounts distributed under the SWP from the Subaccounts or Guarantee Periods exceed the free withdrawal amount, the Withdrawal Charge is applied on any amounts exceeding the free withdrawal amount. WITHDRAWALS TAKEN UNDER THE SWP MAY BE SUBJECT TO THE 10% TAX PENALTY ON EARLY WITHDRAWALS AND TO INCOME TAXES AND WITHHOLDING. If you are interested in SWP, you may obtain an application and information concerning this program and its restrictions from us or your agent. We give thirty days' notice if we amend the SWP. The SWP may be terminated at any time by you or us.

                                    EXPERTS

The consolidated balance sheets of KILICO as of December 31, 1999 and 1998 and the related consolidated statements of operations, comprehensive income, stockholder's equity, and cash flows for the years ended December 31, 1999, 1998 and 1997 have been included herein and in the registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

Legal matters with respect to our organization, our authority to issue annuity contracts and the validity of the Contract have been passed upon by Frank Julian, our Associate General Counsel. Jorden Burt Boros Cicchetti Berenson & Johnson, Washington, D.C., has advised us on certain legal matters concerning federal securities laws applicable to the issue and sale of the Contracts.

                             SPECIAL CONSIDERATIONS

We reserve the right to amend the Contract to meet the requirements of federal or state laws or regulations. We will notify you in writing of these amendments.

Your rights under a Contract may be assigned as provided by law. An assignment will not be binding upon us until we receive a written copy of the assignment. You are solely responsible for the validity or effect of any assignment. You, therefore, should consult a qualified tax adviser regarding the tax consequences, as an assignment may be a taxable event.

                             AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports and other information with the SEC. These reports and other information can be inspected and copied at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and 500 West Madison, Suite 1400, Northwestern Atrium Center, Chicago, Illinois. Copies also can be obtained from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

We have filed registration statements (the "Registration Statements") relating to the Contracts with the SEC under the Securities Act of 1933. This Prospectus has been filed as part of the Registration Statements and does not contain all of the information set forth in the Registration Statements. These Registration Statements contain further information about us and the Contracts. The Registration Statements may be inspected and copied, and copies can be obtained at prescribed rates, as mentioned above.

                                    BUSINESS

CORPORATE STRUCTURE

KILICO was founded in 1947 and is incorporated under the insurance laws of the State of Illinois. We are licensed in the District of Columbia and all states except New York. We are a wholly-owned subsidiary of Kemper Corporation ("Kemper"), a non-operating holding company. KILICO and Kemper are wholly-owned subsidiaries of Zurich Financial Services ("ZFS" or "Zurich"). ZFS is owned by Zurich Allied AG and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively. Zurich Allied AG is listed on the Swiss Market Index. Allied Zurich p.l.c. is included in the FTSE-100 Share Index in London.

STRATEGIC INITIATIVES

Our management, operations and strategic directions are integrated with those of several other Kemper subsidiaries:

- Federal Kemper Life Assurance Company ("FKLA"),

- Zurich Life Insurance Company of America ("ZLICA"), and

- Zurich Direct, Inc., ("ZD").

This integration streamlines management, controls costs, improves profitability, increases operating efficiencies and productivity, and helps to expand the companies' distribution capabilities. Headquartered in Long Grove, Illinois, FKLA markets term and interest-sensitive life insurance, as well as certain annuity products through brokerage general agents and other independent distributors. ZLICA markets term life insurance products primarily through ZD. ZD is an affiliated direct marketing life insurance agency currently marketing basic, low-cost term life insurance through various marketing media.

Over the last several years, we increased the competitiveness of our variable annuity products by adding multiple variable subaccount investment options and investment managers to existing variable annuity products. In 1997, we introduced a non-registered individual and group variable bank-owned life insurance contract ("BOLI") and a series of individual variable life insurance contracts. In 1998, we introduced a new registered individual variable annuity product with 37 variable subaccount investment options and various investment managers.

NARRATIVE DESCRIPTION OF BUSINESS

We offer both individual fixed-rate (general account) and individual and group variable (separate account) annuity contracts, as well as individual term life, universal life and individual and group variable life insurance products through various distribution channels. We offer investment-oriented products, guaranteed returns or a combination of both, to help policyholders meet multiple insurance and financial objectives. Financial institutions, securities brokerage firms, insurance agents and financial planners are important distribution channels for our products. Our sales mainly consist of deposits received on certain long duration annuity and variable life insurance contracts as well as reinsurance premiums assumed from FKLA.

Our fixed and variable annuities generally have surrender charges that are a specified percentage of policy values and decline as the policy ages. General account annuity and interest-sensitive life policies are guaranteed to accumulate at specified interest rates but allow for periodic crediting rate changes.

Over the last several years, in part reflecting the current interest rate environment, we have increased our emphasis on marketing our existing and new separate account products. Unlike the fixed-rate annuity business where we manage spread revenue, these variable products pose minimal investment risk for us, as policyholders direct their premium to one or more subaccounts that invest in underlying investment funds. We, in turn, receive administrative fee revenue on these variable products which compensates us for providing death benefits potentially in excess of cash surrender values. In addition, on variable life insurance contracts, cost of insurance charges compensate us for providing death benefit coverage substantially in excess of surrender values.

As a result of this strategy, our separate account assets and related sales of our variable annuity and life products have increased over the last couple of years. KILICO's separate account assets and sales were as follows (in millions):

                                                                       DECEMBER 31
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Separate account assets.....................................  $9,778.1   $7,099.2   $5,122.0
                                                              ========   ========   ========

                                                                  YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Variable annuity sales......................................  $  468.9   $  300.4   $  259.8
Variable life sales.........................................   1,661.1    1,523.0    2,708.6
                                                              --------   --------   --------
          Total separate account sales......................  $2,130.0   $1,823.4   $2,968.4
                                                              ========   ========   ========

During mid-1998, we introduced DESTINATIONS, a registered individual variable annuity product. DESTINATIONS offers 37 variable subaccount investment options with various investment managers, ten guarantee period accounts and a fixed account, dollar cost averaging and a guaranteed retirement income benefit option.

During mid-1997, we introduced variable BOLI, a group variable life insurance contract that is primarily marketed to banks and other large corporate entities. Also in 1997, we issued a series of non-registered variable individual universal life insurance contracts that are marketed primarily to high net worth individuals. Significant fluctuations in our sales of the variable life products are due mainly to the nature of the BOLI product--high dollar volume per sale, low frequency of sales--and the uncertainty surrounding BOLI's tax advantaged status since the release of the Clinton Administration's fiscal year budgets, from 1998 through 2001.

Investors Brokerage Services, Inc., ("IBS"), our wholly-owned subsidiary, is the principal underwriter and distributor of our registered variable annuity and variable life products. IBS, Life Insurance Solutions, L.L.C., an affiliate, and Benefit Finance Securities, L.L.C., a non-affiliate, are distributors of our BOLI and high net worth products.

Current crediting rates, a conservative investment strategy and the interest rate environment have impacted our general account fixed annuity sales over the last several years. Our general account fixed annuity sales were as follows (in millions):

                                                                     YEAR ENDED
                                                                    DECEMBER 31
                                                              ------------------------
                                                               1999     1998     1997
                                                              ------   ------   ------
General account fixed annuity sales.........................  $383.8   $179.9   $145.7
                                                              ======   ======   ======

Our general account fixed annuity sales increased $203.9 million in 1999, compared with 1998. This increase is primarily due to strong sales of the new variable annuity product introduced in mid-1998 that offers both a variable and a fixed option, including dollar cost averaging. Dollar cost averaging allows contractholders the option to deposit amounts in the general account and authorize pro-rated amounts to be automatically transferred into the separate account over a specified period of time in order to reduce the effects of significant market fluctuations.

During 1999, 1998 and 1997, we assumed $21.3 million, $21.6 million and $21.1 million, respectively, of term life insurance premiums from FKLA. Excluding the amounts assumed from FKLA, our total term life sales, including new and renewal premiums, net of reinsurance ceded, amounted to $677 thousand in 1999, compared with $846 thousand in 1998 and $1.1 million in 1997.

FEDERAL INCOME TAX DEVELOPMENTS

In early 2000, the Clinton Administration's Fiscal Year 2001 Budget ("Budget") was released and contained certain proposals to change the taxation of BOLI. It is currently unknown whether or not these proposals will be accepted, amended or omitted in the final Budget approved by Congress. If the current Budget proposals are accepted, BOLI contracts may no longer be tax advantaged products and therefore less attractive to those customers who purchase them in recognition of their favorable tax attributes. Additionally, sales of these products during 2000 may also be negatively impacted until the likelihood of the current proposals being enacted into law has been determined.

NAIC RATIOS

The National Association of Insurance Commissioners (the "NAIC") annually calculates certain statutory financial ratios for most insurance companies in the United States. These calculations are known as the Insurance Regulatory Information System ("IRIS") ratios. Currently, twelve IRIS ratios are calculated. The primary purpose of the ratios is to provide an "early warning" of any negative developments. The NAIC reports a company's ratios to state regulators who may then contact the company if three or more ratios fall outside the NAIC's "usual ranges".

Based on statutory financial data as of December 31, 1999, we had three ratios outside the usual ranges; the change in capital and surplus ratios, gross and net, and the change in reserving ratio. Our change in capital and surplus ratios, both gross and net is due to the payment of dividends to Kemper in 1999 of $115.0 million. Our change in reserving ratio primarily reflected the level of interest-sensitive life surrenders and withdrawals during 1999, as well as an increase in individual variable life renewal premiums, as compared to 1998. The increase in individual variable life renewal premiums in 1999 is mainly due to an increase in sales of individual universal life insurance in 1998. Other than certain states requesting quarterly financial reporting and/or explanations of the underlying causes for certain ratios, no state regulators have taken any action due to our IRIS ratios for 1999 or earlier years.

RISK-BASED CAPITAL, ASSET ADEQUACY AND CODIFICATION

Under Illinois' asset adequacy and risk-based capital rules, state regulators may mandate remedial action for inadequately reserved or inadequately capitalized companies. The asset adequacy rules are designed to assure that assets supporting reserves are adequate to cover liabilities under a variety of economic scenarios. The focus of risk-based capital rules is a risk-based formula that applies prescribed factors to various risk elements in an insurer's business and investments to develop a minimum capital requirement designed to be proportional to the amount of risk assumed by the insurer. We have capital levels substantially exceeding any that would mandate action under the risk-based capital rules and are in compliance with applicable asset adequacy rules.

In March 1998, the NAIC approved the codification of statutory accounting principles. Codification is effective January 1, 2001. We have not quantified the impact that codification will have on our statutory financial position or results of operations.

RESERVES AND REINSURANCE

The following table provides a breakdown of our reserves for future policy benefits by product type (in millions):

                                                              DECEMBER 31   DECEMBER 31
                                                                 1999          1998
                                                              -----------   -----------
General account annuities...................................    $2,729        $2,864
Interest-sensitive life insurance and other.................       671           688
Term life reserves..........................................         9             9
Ceded future policy benefits................................       310           345
                                                                ------        ------
          Total.............................................    $3,719        $3,906
                                                                ======        ======

Ceded future policy benefits shown above reflect coinsurance (indemnity reinsurance) transactions where we insured liabilities of approximately $516 million in 1992 and $416 million in 1991 with an affiliate, Fidelity Life Association, A Mutual Legal Reserve Company ("FLA"). FLA shares directors, management, operations and employees with FKLA pursuant to an administrative and management services agreement. FLA produces policies not produced by FKLA or KILICO as well as other policies similar to certain FKLA policies. At December 31, 1999 and 1998, our reinsurance reserve credit from FLA related to these coinsurance transactions totaled approximately $309.7 million and $344.8 million, respectively. Utilizing FKLA's employees, we are the servicing company for this coinsured business and are reimbursed by FLA for the related servicing expenses.

During December 1997, we entered into a funds withheld reinsurance agreement with a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"), formerly ZC Life Reinsurance Limited. Under the terms of this agreement, we ceded, on a yearly renewable term basis, 90 percent of the net amount at risk (death benefit payable to the insured less the insured's separate account cash surrender value) related to BOLI, which is held in our separate accounts. As consideration for this reinsurance coverage, we cede separate account fees (cost of insurance charges) to ZICBB and retain a portion in a funds withheld account which is included as a component of benefits and funds payable in the accompanying consolidated balance sheets. During 1998, we modified the reinsurance agreement to increase the reinsurance from 90 percent to 100 percent.

The following table contains amounts related to the BOLI funds withheld reinsurance agreement (in millions):

BANK OWNED LIFE INSURANCE (BOLI)
(IN MILLIONS)

                                                                 YEAR ENDED DECEMBER 31
                                                             ------------------------------
                                                               1999       1998       1997
                                                             --------   --------   --------
Face amount in force.......................................  $ 82,021   $ 66,186   $ 59,338
                                                             ========   ========   ========
Net amount at risk ceded...................................  $(75,979)  $(62,160)  $(51,066)
                                                             ========   ========   ========
Cost of insurance charges ceded............................  $  166.4   $  175.5   $   24.3
                                                             ========   ========   ========
Funds withheld account.....................................  $  263.4   $  170.9   $   23.4
                                                             ========   ========   ========

We have a funds withheld account ("FWA") supporting reserve credits on reinsurance ceded on the BOLI product. Amendments to the reinsurance contracts during 1998 changed the methodology used to determine increases to the FWA. A substantial portion of the FWA was marked-to-market based predominantly upon the total return of the Government Bond Division of the KILICO Variable Series I Separate Account. During 1998, we recorded a $2.5 million increase to the FWA related to this mark-to-market. In November 1998, to properly match revenue and expenses, we had also placed assets supporting the FWA in a segmented portion of our General Account. This portfolio was classified as "trading" under Statement of Financial Accounting Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. During 1998, we recorded a realized capital gain of $2.8 million upon transfer of these assets from "available for sale" to the trading portfolio as required by FAS 115. In addition, we recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair value of this portfolio during 1999 and 1998, respectively.

Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, we no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through our operating results.

In 1996, we assumed, on a yearly renewable term basis, term life insurance from FKLA. As a result of this transaction, we recorded reserves in 1999 and 1998 of approximately $8.0 million and $8.5 million, respectively.

COMPETITION

We are in a highly competitive business. We compete with a large number of other stock and mutual life insurance companies, many of which are larger financially, although none is truly dominant in the industry. With our emphasis on annuity products, we also compete for savings dollars with securities brokerage and investment advisory firms as well as other institutions that manage assets, produce financial products or market other types of investment products.

Our principal methods of competition continue to be innovative products, often designed for selected distribution channels and economic conditions, as well as appropriate product pricing, careful underwriting, expense control and the quality of services provided to policyholders and agents.

To address our competition, we have adopted certain business strategies. These include:

     - systematic review of investment risk and our capital position,

     - customer segmentation and focus,

     - continued focus on existing and new variable annuity and variable life insurance products,

     - distribution through diversified channels, and

     - ongoing efforts to continue as a low-cost provider of insurance products and high-quality services to agents and policyholders through the use of technology.

EMPLOYEES

At December 31, 1999, we used the services of approximately 940 employees of FKLA, which are also shared with FLA and ZLICA.

REGULATION

We are generally subject to regulation and supervision by the insurance departments of Illinois and other jurisdictions where we are licensed to do business. These departments enforce laws and regulations designed to assure that insurance companies maintain adequate capital and surplus, manage investments according to prescribed character, standards and limitations and comply with a variety of operational standards. The departments also make periodic examinations of individual companies and review annual and other reports on the financial condition of each company operating within their respective jurisdictions. Regulations, which often vary from state to state, cover most aspects of the life insurance business, including market practices, policy forms and accounting and financial reporting procedures.

Insurance holding company laws enacted in many states grant additional powers to state insurance commissioners to regulate acquisition of and by domestic insurance companies, to require periodic disclosure of relevant information and to regulate certain transactions with related companies. These laws also impose prior approval requirements for certain transactions with affiliates and generally regulate dividend distributions by an insurance subsidiary to its holding company parent.

In addition, certain of our variable life insurance and annuity products, and the related separate accounts, are subject to regulation by the Securities and Exchange Commission (the "SEC").

We believe we are in compliance in all material respects with all applicable regulations.

INVESTMENTS

A changing marketplace has affected the life insurance industry. To accommodate customers' increased preference for safety over higher yields, we have systematically reduced our investment risk and strengthened our capital position.

We carefully monitor our cash flow and regularly and systematically plan our investment program to provide funds to meet all obligations and to optimize investment return. An affiliated company, Scudder Kemper Investments, Inc. ("SKI") and its subsidiaries and affiliates, manages our securities portfolio. A majority-owned Kemper real estate subsidiary handles our real estate related investments. Our board of directors directs our investment policy. Our investment strategies take into account the nature of each annuity and life insurance product, the respective crediting rates and the estimated future policy benefit maturities.

FORWARD-LOOKING STATEMENTS

All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in our filings with the SEC, press releases, presentations by KILICO or its management or oral statements) about markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, among other things:

- general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect our ability to sell our products, the market value of our investments and the lapse rate and profitability of our contracts,

- our ability to achieve anticipated levels of operational efficiencies through certain cost-saving initiatives,

- customer response to new products, distribution channels and marketing initiatives,

- mortality, morbidity, and other factors which may affect the profitability of our insurance products,

- changes in the federal income tax laws and regulations which may affect the relative tax advantages of some of our products,

- increasing competition which could affect the sale of our products,

- regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulations of the sale and underwriting and pricing of insurance products, and

- the risk factors or uncertainties listed from time to time in our filings with the SEC.

                                   PROPERTIES

We primarily share 84,270 sq. ft. of office space leased by FKLA from Lumbermens Mutual Casualty Company, a former affiliate, ("Lumbermens"), located in Long Grove, Illinois. We also share 93,666 sq. ft. of office space leased by FKLA and ZLICA from Zurich American Insurance Company, an affiliate, located in Schaumburg, Illinois.

                               LEGAL PROCEEDINGS

KILICO has been named as defendant in certain lawsuits incidental to our insurance business. Based upon the advice of legal counsel, our management believes that the resolution of these various lawsuits will not result in any material adverse effect on KILICO's consolidated financial position. There are no material legal proceedings pending to which the Separate Account or IBS is a party.

                            SELECTED FINANCIAL DATA

The following table sets forth selected financial information for KILICO for the five years ended December 31, 1999, and for the opening balance sheet as of the acquisition date, January 4, 1996. Such information should be read in conjunction with KILICO's consolidated financial statements and notes thereto included in this Prospectus. All amounts are shown in millions.

                                                                                                      PREACQUISITION
                                                                                                      --------------
                                                                                                       DECEMBER 31
                             DECEMBER 31    DECEMBER 31    DECEMBER 31    DECEMBER 31    JANUARY 4    --------------
                                1999           1998           1997           1996         1996(2)          1995
                             -----------    -----------    -----------    -----------    ---------    --------------
TOTAL REVENUE..............   $   363.4      $   419.7      $   425.5      $  356.2      $     --        $   68.1(1)
                              =========      =========      =========      ========      ========        ========
NET INCOME EXCLUDING
  REALIZED INVESTMENT
  RESULTS..................   $    51.1      $    31.4      $    31.9      $   25.6      $     --        $   74.2
                              =========      =========      =========      ========      ========        ========
NET INCOME (LOSS)..........   $    44.9      $    65.1      $    38.7      $   34.4      $     --        $ (133.0)(1)
                              =========      =========      =========      ========      ========        ========
FINANCIAL SUMMARY
Total separate account
  assets...................   $ 9,778.1      $ 7,099.2      $ 5,122.0      $2,127.2      $1,761.1        $1,761.1
                              =========      =========      =========      ========      ========        ========
Total assets...............   $14,655.7      $12,239.7      $10,589.7      $7,717.9      $7,682.7        $7,581.7
                              =========      =========      =========      ========      ========        ========
Future policy benefits.....   $ 3,409.1      $ 3,561.6      $ 3,856.9      $4,256.5      $4,585.1        $4,573.2
                              =========      =========      =========      ========      ========        ========
Stockholder's equity.......   $   630.0      $   853.9      $   865.6      $  751.0      $  745.6        $  605.9
                              =========      =========      =========      ========      ========        ========

---------------
(1) Real estate-related investment losses adversely impacted total revenue and net loss for 1995. These losses reflect a change in our strategy with respect to our real estate-related investments resulting from the January 4, 1996 acquisition of Kemper by the Zurich-led investor group.

(2) The consolidated information presented as of the acquisition on January 4, 1996 is accounted for using the purchase method of accounting.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

We recorded net income of $44.9 million in 1999, compared with net income of $65.1 million in 1998 and $38.7 million in 1997. The decrease in net income in 1999, compared with 1998, was due to a significant decrease in net realized investment results, offset by an increase in operating earnings before amortization of goodwill.

The following table reflects the components of net income:

                NET INCOME
                (in millions)

                                            YEAR ENDED DECEMBER 31
                                        ------------------------------
                                         1999        1998        1997
                                        ------      ------      ------
Operating earnings before
  amortization of goodwill........      $ 63.8      $ 44.1      $ 47.2
Amortization of goodwill..........       (12.7)      (12.7)      (15.3)
Net realized investment gains
  (losses)........................        (6.2)       33.7         6.8
                                        ------      ------      ------
     Net income...................      $ 44.9      $ 65.1      $ 38.7
                                        ======      ======      ======

The following table reflects the major components of net realized investment results included in net income above.

                      REALIZED INVESTMENT RESULTS, AFTER TAX
                      (in millions)

                                            YEAR ENDED DECEMBER 31
                                        ------------------------------
                                         1999        1998        1997
                                        ------      ------      ------
Real estate-related gains.........      $  2.7      $ 26.9      $ 12.8
Fixed maturities and
  write-downs.....................        (6.3)        1.4        (6.7)
Trading account securities........        (4.7)        1.7          --
Other gains, net..................         2.1         3.7         0.7
                                        ------      ------      ------
     Total........................      $ (6.2)     $ 33.7      $  6.8
                                        ======      ======      ======

The real estate-related gains over the last three years reflect our adoption of Zurich's strategy for disposition of real estate-related investments. This strategy to reduce exposure to real estate-related investments, as well as improving real estate market conditions in most areas of the country, generated the real estate-related gains during the last three years. Net realized investment losses on fixed maturities in 1999 were primarily the result of rising interest rates throughout the year leading to lower market values in fixed maturity investments. Net realized investment gains on fixed maturities in 1998 were offset by other-than-temporary declines in value of certain U.S. dollar denominated fixed maturity investments which had significant exposure to countries in Southeast Asia, as well as other U.S. dollar denominated securities that had other-than-temporary declines in value in 1998. The net realized investment losses on fixed maturities generated in 1997 arose primarily from the sales of lower yielding U.S. Treasury bonds, collateralized mortgage obligations and corporate bonds, related to ongoing repositionings of our fixed maturity investment portfolio. We reinvested the proceeds from the repositionings, together with cash and short-term investments, into higher yielding corporate bonds and asset-backed securities in 1997.

We used trading account securities to manage our reinsurance strategy on the BOLI product. Effective November 1, 1998, we changed the methodology used to determine the increase to the FWA and a substantial portion of this liability was marked-to-market based predominately upon the total return of the Government Bond Division of KILICO's Variable Series I Separate Account. We also placed assets supporting the FWA in a segmented portfolio and classified this asset segment as "trading" under Statement of Financial Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. During 1998, we recorded a net realized capital gain of $2.8 million upon transfer of these assets to the trading portfolio as required by FAS 115. we recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair values of this portfolio during 1999 and 1998, respectively. Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, we no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through our operating results.

Other realized investment gains, net, relate primarily to the sale of equity securities as we took advantage of favorable market conditions.

Operating earnings before the amortization of goodwill increased to $63.8 million in 1999, compared with $44.1 million in 1998, primarily due to:

     - an increase in spread revenue (investment income earned less interest credited),

     - an increase in separate account fees and charges,

     - a decrease in claims incurred and other policyholder benefits,

     - a decrease in the amortization of insurance acquisition costs and value of business acquired, offset by

     - an increase in commissions and operating expenses, net of the deferral of insurance acquisition costs.

Operating earnings before the amortization of goodwill decreased to $44.1 million in 1998, compared with $47.2 million in 1997, primarily due to:

     - a decrease in separate account fees and charges,

     - an increase in commissions and operating expenses,

     - an increase in the amortization of insurance acquisition costs, offset by

     - a decrease in taxes, licenses and fees,

     - an increase in the deferral of insurance acquisition costs, and

     - a decrease in the amortization of the value of business acquired.

The following table reflects our sales.

           SALES
           (in millions)

                                                YEAR ENDED DECEMBER 31
                                            ------------------------------
                                              1999       1998       1997
                                            --------   --------   --------
Annuities:
  General account.........................  $  383.8   $  179.9   $  145.7
  Separate account........................     468.9      300.4      259.8
                                            --------   --------   --------
     Total annuities......................     852.7      480.3      405.5
                                            --------   --------   --------
Life Insurance:
  Separate account bank-owned variable
     universal life ("BOLI")..............   1,622.0    1,501.0    2,700.0
  Separate account variable universal
     life.................................      39.1       22.0        8.6
  Term life...............................      21.9       22.4       22.2
  Interest-sensitive life.................       0.7         .2         --
                                            --------   --------   --------
     Total life...........................   1,683.7    1,545.6    2,730.8
                                            --------   --------   --------
               Total sales................  $2,536.4   $2,025.9   $3,136.3
                                            ========   ========   ========

Sales of annuity products consist of total deposits received, which are not recorded as revenue within the consolidated statements of operations. Our general account annuity sales increased $203.9 million in 1999 when compared with 1998. This increase is primarily due to strong sales of the new variable annuity product introduced in the second half of 1998 that offers both a variable and a fixed option, including dollar cost averaging.

Total separate account annuity (variable) sales increased $168.5 million in 1999, compared with 1998, also due to strong sales of the new variable annuity product mentioned earlier. The increase in variable annuity sales in 1998, compared with 1997, was due, in part, to the addition of new separate account investment fund options, the addition of new investment fund managers, a strong overall underlying stock and bond market and the new variable annuity product introduced during 1998.

Sales of variable annuities increase administrative fees earned. In addition, they pose minimal investment risk for us, as policyholders direct their premium to one or more subaccounts that invest in underlying investment funds which invest in stocks and bonds. We believe that the increase in our financial strength and performance ratings in 1999, together with our association with Zurich, will continue to assist in our future sales efforts.

In 1997, we introduced several non-registered variable universal life insurance contracts, BOLI and a series of individual universal life insurance contracts. Sales of BOLI increased $121.0 million to $1,622.0 million in 1999, compared with $1,501.0 million in 1998. Sales of individual variable universal life insurance increased $17.1 million to $39.1 in 1999, compared with $22.0 million in 1998. Strong sales for these products continue due to favorable tax treatment afforded these products as well as the opportunity for potentially higher returns for contractholders. Sales of these separate account variable products, like variable annuities, pose minimal investment risk for us as policyholders also direct their premium to one or more subaccounts that invest in underlying investment funds which invest in stocks and bonds. We receive premium tax and DAC tax expense loads from certain contractholders, as well as administrative fees and cost of insurance charges. These fees and charges compensate us for providing life insurance coverage to the contractholders potentially in excess of their cash surrender values. Face amount of new variable universal life insurance business issued amounted to $16.6 billion in 1999, compared with $7.7 billion in 1998 and $59.6 billion in 1997. The decrease in face amount issued in 1999 and 1998, compared with 1997 is due to a significant portion of renewal premiums in 1999 and 1998 and higher funded policies issued in 1999 and 1998, compared to those issued in 1997.

In 1999, 1998 and 1997 we assumed $21.3 million, $21.6 million and $21.1 million, respectively, of term life insurance premiums from FKLA. Excluding the amounts assumed from FKLA, our total term life sales, including new and renewal premiums, amounted to $677 thousand in 1999, compared with $846 thousand in 1998 and $1.1 million in 1997.

Spread revenue increased in 1999 compared with 1998 and 1997 due to a more modest decrease in investment income than in interest credited. Investment income decreased in 1999, compared with 1998 and 1997 due to several factors. These factors include a decrease in cash and invested assets from the 1998 and 1997 levels, reflecting the surrender and withdrawal activity during the last three years, dividends paid to Kemper during 1999 and 1998 and the reinvestment of 1998 sales proceeds and collateralized mortgage obligation ("CMO") prepayments at lower yields due to the lower interest rate environment in 1998. Net investment income was also negatively impacted by the placement of a real estate-related investment on non-accrual status effective January 1, 1999. With overall interest rates increasing during 1999, sales proceeds, maturities and prepayments were reinvested at higher yields during 1999.

The decrease in interest credited in 1999, compared with 1998 and 1997, was primarily due to a decrease in policyholder liabilities resulting from surrender and withdrawal activity over the last three years and a decrease in crediting rates during 1999 and 1998.

Investment income was also reduced over the last three years reflecting purchase accounting adjustments related to the amortization of premiums on fixed maturity investments. Under purchase accounting, the fair value of our fixed maturity investments as of January 4, 1996, the date Kemper was acquired by Zurich, became our new cost basis in the investments. The difference between the new cost basis and original par is then amortized against investment income over the remaining effective lives of the fixed maturity investments. As a result of the interest rate environment as of January 4, 1996, the market value of our fixed maturity investments was approximately $133.9 million greater than original par. Premium amortization decreased investment income by approximately $7.8 million in 1999, compared with $14.4 million in 1998 and $15.3 million in 1997.

Administrative fees received from our separate account products of $46.1 million in 1999, compared with $38.3 million and $31.0 million in 1998 and 1997, respectively, are included in separate account fees and charges. Administrative fee revenue increased in each of the last three years due to growth in average separate account assets.

Cost of insurance ("COI") charges related to variable universal life insurance, primarily BOLI, of $167.9 million, $167.6 million and $27.6 million in 1999, 1998 and 1997, respectively, are also included in separate account fees and charges. Of these COI charges, $166.4 million, $175.5 million and $24.3 million were ceded, respectively, to a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"), formerly ZC Life Reinsurance Limited. In 1998, we ceded in excess of 100 percent of the COI charges received due to changes to the reinsurance agreement. Separate account fees and charges in 1999, 1998 and 1997 also include BOLI-related premium tax expense loads of $26.8 million, $29.1 million and $51.1 million, respectively.

Other income includes surrender charge revenue of $5.0 million in 1999, compared with $4.0 million and $5.2 million in 1998 and 1997, respectively. The increase in surrender charge revenue in 1999, compared with

1998, reflects the increased policyholder surrender and withdrawal activity in the separate accounts during 1999, compared with 1998. Similarly, the decrease in surrender charge revenue in 1998, compared with 1997, reflects the decrease in total general account policyholder surrenders and withdrawals during 1998, compared with 1997.

           POLICYHOLDER SURRENDERS, WITHDRAWALS AND DEATH BENEFITS
           (in millions)

                                         1999           1998           1997
                                        ------         ------         ------
General account.....................    $564.2         $645.5         $703.1
Separate account....................     399.8          260.9          236.2
                                        ------         ------         ------
     Total..........................    $964.0         $906.4         $939.3
                                        ======         ======         ======

Reflecting the current interest rate environment and other competitive market factors, we adjust our crediting rates on interest-sensitive products over time in order to manage spread revenue and policyholder surrender and withdrawal activity. We can also improve spread revenue over time by increasing investment income.

General account surrenders, withdrawals and death benefits decreased $81.3 million in 1999, compared with 1998, reflecting a decrease in death benefits as well as a decrease in overall surrenders and withdrawals.

Separate account surrenders, withdrawals and death benefits increased $138.9 million in 1999, compared with 1998. A partial withdrawal on a BOLI contract of $39.8 million in 1999 contributed to this increase. The remaining increase is primarily due to the growth of assets under management in the separate account and a related increase in surrenders and withdrawals as contractholders seek alternative investment options during a period of strong market performance.

The trend of decreasing policyholder surrenders, withdrawals and death benefits in the general account and increasing in the separate account reflects a shift in assets under management from the general account to the separate account over the past three years. This shift, in turn, reflects our increased emphasis on marketing our existing and new separate account products.

Taxes, licenses and fees primarily reflect premium taxes on BOLI. Excluding the taxes due on BOLI, for which we received a corresponding expense load in separate account fees and other charges, taxes, licenses and fees amounted to $3.4 million in 1999, compared with $1.5 million in 1998 and $1.5 million in 1997.

Commission expense was higher in 1999, compared with both 1998 and 1997, due to an increase in total sales.

Operating expenses increased slightly in 1999, to $46.0 million, compared with $44.6 million and $36.8 million in 1998 and 1997, respectively. Operating expenses increased in 1998, compared with 1997, as a result of staffing for new business initiatives, an increase in various outside consulting fees, an increase in printing and stationary expenses for sales materials and an increase in data processing expenses.

Data processing expenses related to bringing our systems in compliance with the year 2000 amounted to $0.6 million in 1999 and $1.3 million in 1998.

The deferral of insurance acquisition costs in 1999, 1998 and 1997 positively impacted our data processing expenses. The deferral of insurance acquisition costs increased in 1999, compared with both 1998 and 1997, reflecting an increase in commissions expense and operating expenses related directly to the increased production of new business over the last several years.

A decrease in the amortization of deferred insurance acquisition costs in 1999, compared with 1998, positively impacted our operating earnings. This decrease was primarily due to significant appreciation in our separate account assets due to rising equity markets during 1999, as well as realized capital losses on post-purchase investments during 1999, compared with realized capital gains on post-purchase investments during 1998. Appreciation in separate account assets increases estimated future gross profits, shifting amortization to later years. Realized capital losses on post-purchase investments decreases current gross profits and defers amortization into future periods. Realized capital gains on post-purchase investments increases current gross profits and accelerates amortization in the current period. The lower amortization in 1997 reflects a smaller deferred insurance acquisition cost asset in 1997. The deferred insurance acquisition cost asset was $159.7 million, $91.5 million and $59.5 million at December 31, 1999, 1998 and 1997, respectively.

Deferred insurance acquisition costs, and their related amortization, for policies sold prior to January 4, 1996 have been replaced under purchase accounting by the value of business acquired. The value of business acquired reflects the present value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. The amortization of the value of business acquired is calculated assuming an interest rate equal to the liability or contract rate on the value of the business acquired. Deferred insurance acquisition costs are established on all new policies sold after January 4, 1996.

The amortization of the value of business acquired decreased in 1999, compared with 1998, as a result of:

     - significant appreciation in separate account assets, which increases estimated future gross profits and shifts amortization to later years,

     - a decreasing block of business previously acquired, resulting in less amortization as gross profits on this business decrease, and

     - a significant decrease in realized investment results on pre-purchase investments.

The significant realized capital gains in 1998 increased gross profits for that period and accelerated the amortization of the value of business acquired during 1998.

The difference between the cost of acquiring KILICO and the net fair value of our assets and liabilities as of January 4, 1996 was recorded as goodwill. During 1996, we began to amortize goodwill on a straight-line basis over twenty-five years. In December of 1997, we changed our amortization period to twenty years in order to conform to Zurich's accounting practices and policies. As a result of the change in amortization periods, we recorded an increase in amortization expense of $5.1 million during 1997.

OPERATIONS BY BUSINESS SEGMENT

In June 1997, the Financial Accounting Standards Board ("the FASB") issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. FAS 131 establishes standards for how to report information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers.

KILICO, FKLA, ZLICA, and FLA operate under the trade name Zurich Kemper Life. Zurich Kemper Life is segregated by Strategic Business Unit ("SBU"). Our SBU concept has each SBU concentrate on a specific customer market. The SBU is the focal point of Zurich Kemper Life, because it is at the SBU level that Zurich Kemper Life can clearly identify customer segments and then work to understand and satisfy the needs of each customer. For purposes of operating segment disclosure, Zurich Kemper Life includes the operations of Zurich Direct, Inc., an affiliated direct marketing life insurance agency and excludes FLA, as it is owned by its policyholders.

Zurich Kemper Life is segregated into the Life Brokerage, Financial, Retirement Solutions Group ("RSG") and Direct SBUs. The SBUs are not managed at the legal entity level, but rather at the Zurich Kemper Life level. Since Zurich Kemper Life's SBUs cross legal entity lines, as certain similar products are sold by more than one legal entity, this Prospectus discusses results of operations related solely to KILICO. The vast majority of our business is derived from the Financial and RSG SBUs. The contributions of Zurich Kemper Life's SBUs to combined revenues, operating results and certain balance sheet data pertaining thereto, are shown in the Notes to Consolidated Financial Statements.

The principal products and markets of the Financial and RSG SBUs are as follows:

FINANCIAL: The Financial SBU focuses on a wide range of products that provide for the accumulation, distribution and transfer of wealth and primarily includes variable and fixed annuities, variable universal life and bank-owned life insurance. These products are distributed to consumers through financial intermediaries such as banks, brokerage firms and independent financial planners. Institutional business includes BOLI and funding agreements (included in FKLA).

RSG: The RSG SBU has a sharp focus on its target customer. This SBU markets fixed and variable annuities to K-12 schoolteachers, administrators, and healthcare workers, along with college professors and certain employees of selected non-profit organizations. This target market is eligible for what the IRS designates as retirement-oriented savings or investment plans that qualify for special tax treatment.

INVESTMENTS

Our principal investment strategy is to maintain a balanced, well-diversified portfolio supporting the insurance contracts written. We make shifts in our investment portfolio depending on, among other factors:

     - our evaluation of risk and return in various markets,

     - consistency with our business strategy and investment guidelines approved by the board of directors,

     - the interest rate environment,

     - liability durations, and

     - changes in market and business conditions.

INVESTED ASSETS AND CASH
(in millions)

                                                                  DECEMBER 31              DECEMBER 31
                                                                      1999                     1998
                                                               ------------------       ------------------
Cash and short-term investments............................    $   54         1.4%      $   72         1.7%
Fixed maturities:
  Investment-grade:
     NAIC(1) Class 1.......................................     2,164        56.5        2,663        63.7
     NAIC(1) Class 2.......................................       994        25.9          724        17.3
  Below investment grade (NAIC classes 3 through 6):
     Performing............................................       118         3.1           96         2.3
Trading account securities.................................        --          --          102         2.4
Joint venture mortgage loans...............................        67         1.8           66         1.6
Third-party mortgage loans.................................        64         1.7           76         1.8
Other real estate-related investments......................        21         0.5           22         0.5
Policy loans...............................................       262         6.8          271         6.5
Equity securities..........................................        62         1.6           67         1.6
Other......................................................        25         0.7           24         0.6
                                                               ------       -----       ------       -----
          Total(2).........................................    $3,831       100.0%      $4,183       100.0%
                                                               ======       =====       ======       =====

---------------
(1) National Association of Insurance Commissioners ("NAIC").
    --Class 1 = A- and above
    --Class 2 = BBB- through BBB+

(2) See the note captioned "Financial Instruments--Off-Balance-Sheet Risk" in the notes to the consolidated financial statements.

FIXED MATURITIES

We are carrying our fixed maturity investment portfolio, which we consider available for sale, at estimated fair value. The aggregate unrealized appreciation or depreciation is recorded as a component of accumulated other comprehensive income, net of any applicable income tax expense. The aggregate unrealized depreciation on fixed maturities at December 31, 1999 was $121.2 million, compared with unrealized appreciation of $61.3 million at December 31, 1998. We do not record tax benefits related to aggregate unrealized depreciation on investments. Fair values are sensitive to movements in interest rates and other economic developments and can be expected to fluctuate, at times significantly, from period to period.

At December 31, 1999, investment-grade fixed maturities, cash and short-term investments accounted for 83.8 percent of our invested assets and cash, compared with 82.7 percent at December 31, 1998. Approximately 45.9 percent of our NAIC Class 1 bonds were rated AAA or equivalent at year-end 1999, compared with 53.4 percent at December 31, 1998.

Approximately 20.0 percent of our investment-grade fixed maturities at December 31, 1999 were mortgage-backed securities, down from 28.0 percent at December 31, 1998, due to sales and paydowns during 1999. These investments consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage

Corporation and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities. We have not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. Our mortgage-backed investments are generally of AAA credit quality, and the markets for these investments have been and are expected to remain liquid. We plan to continue to reduce our holding of such investments over time.

Approximately 16.8 percent and 15.4 percent of our investment-grade fixed maturities at December 31, 1999 and 1998, respectively, consisted of corporate asset-backed securities. Home equity loans (24.0%), commercial mortgage-backed securities (22.8%), manufactured housing loans (12.5%), other commercial assets (11.3%), and collateralized loan and bond obligations (10.6%) backed the majority of our investment in asset-backed securities.

Future investment income from mortgage-backed securities and other asset-backed securities may be affected by the timing of principal payments and the yields on reinvestment alternatives available at the time of such payments. As a result of purchase accounting adjustments to fixed maturities, we carry most of our mortgage-backed securities at a premium over par. Prepayment activity, resulting from a decline in interest rates on such securities purchased at a premium, would accelerate the amortization of the premiums. Accelerated amortization would result in reductions of investment income related to mortgage-backed securities.

At December 31, 1999 and 1998, we had unamortized premiums and discounts related to mortgage-backed and asset-backed securities as follows (in millions):

                                                                   DECEMBER 31
                                                                -----------------
                                                                1999        1998
                                                                -----       -----
Unamortized premiums........................................    $11.6       $15.8
                                                                =====       =====
Unamortized discounts.......................................    $ 6.5       $ 4.6
                                                                =====       =====

Amortization of the discount or premium from mortgage-backed and asset-backed securities is recognized using a level effective yield method. This method considers the estimated timing and amount of prepayments of the underlying loans and is adjusted to reflect differences between the prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of these securities change as a result of changes in prepayment rates, the adjustment is also included in net investment income.

The table below provides information about our mortgage-backed and asset-backed securities that are sensitive to changes in interest rates. The expected maturity dates have been calculated on a security by security basis using prepayment assumptions obtained from a survey conducted by a securities information service. These assumptions are consistent with the current interest rate and economic environment.

                           CARRYING                                                                               FAIR VALUE
                           VALUE AT                              EXPECTED MATURITY DATE                               AT
                         DECEMBER 31,      -------------------------------------------------------------------   DECEMBER 31,
     (IN MILLIONS)           1999          2000       2001       2002        2003        2004       THEREAFTER       1999
     -------------       ------------      -----      -----      -----      ------      ------      ----------   ------------
Fixed Maturities:
  Mortgage-backed
     bonds..............   $  630.4        $19.6      $21.6      $47.3      $149.5      $135.2        $257.2       $  630.4
     Average yield......       6.61%        6.61%      6.63%      6.63%       6.67%       7.09%         7.14%          6.61%
  Asset-backed bonds....   $  409.8        $11.4      $27.0      $33.6      $ 48.8      $ 39.0        $250.0       $  409.8
     Average yield......       7.11%        7.17%      7.25%      7.18%       7.16%       7.34%         7.60%          7.11%
  CMBs..................   $  120.7        $  --      $  --      $  --      $   --      $   --        $120.7       $  120.7
     Average yield......       6.75%        6.75%      6.75%      6.75%       6.75%       6.75%         6.73%          6.75%
                           --------                                                                                --------
                           $1,160.9                                                                                $1,160.9
                           ========                                                                                ========

                            CARRYING                                                                            FAIR VALUE
                            VALUE AT                             EXPECTED MATURITY DATE                             AT
                          DECEMBER 31,      ----------------------------------------------------------------   DECEMBER 31,
      (IN MILLIONS)           1998           1999       2000       2001       2002        2003    THEREAFTER       1998
      -------------       ------------      ------      -----      -----      -----      ------   ----------   ------------
Fixed Maturities:
  Mortgage-backed bonds..   $  946.7        $137.2      $85.7      $48.3      $47.7      $149.6     $478.2       $  946.7
     Average yield.......       6.45%         6.46%      6.42%      6.43%      6.42%       6.42%      6.42%          6.45%
  Asset-backed bonds.....   $  407.4        $ 17.9      $36.1      $49.8      $36.1      $ 31.9     $235.6       $  407.4
     Average yield.......       6.67%         6.73%      6.75%      6.82%      6.90%       6.90%      6.95%          6.67%
  CMBs...................   $  115.5        $  1.3      $ 1.2      $ 1.4      $ 1.5      $ 12.3     $ 97.8       $  115.5
     Average yield.......       6.25%         6.28%      6.28%      6.28%      6.28%       6.28%      6.28%          6.25%
                            --------                                                                             --------
                            $1,469.6                                                                             $1,469.6
                            ========                                                                             ========

The current weighted average maturity of the mortgage-backed and asset-backed securities at December 31, 1999, is 4.5 years. A 200 basis point increase in interest rates would extend the weighted average maturity by approximately .26 of a year, while a 200 basis point decrease in interest rates would decrease the weighted average maturity by approximately .93 of a year.

The weighted average maturity of the mortgage-backed and asset-backed securities at December 31, 1998, was 4.0 years. A 200 basis point increase in interest rates would have extended the weighted average maturity by approximately .65 of a year, while a 200 basis point decrease in interest rates would have decreased the weighted average maturity by approximately 1.45 years.

Below investment-grade securities holdings (NAIC classes 3 through 6), representing securities of 48 issuers at December 31, 1999, totaled 3.1 percent of cash and invested assets at December 31, 1999 and 2.3 percent at December 31, 1998. Below investment-grade securities are generally unsecured and often subordinated to other creditors of the issuers. These issuers may have relatively higher levels of indebtedness and be more sensitive to adverse economic conditions than investment-grade issuers. Our strategy of limiting exposure to below investment-grade securities takes into account the more conservative nature of today's consumer and the resulting demand for higher-quality investments in the life insurance and annuity marketplace.

REAL ESTATE-RELATED INVESTMENTS

Our $151.6 million real estate-related portfolio consists of joint venture and third-party mortgage loans and other real estate-related investments. The real estate-related portfolio constituted 3.9 percent of cash and invested assets at December 31, 1999, compared with $164.4 million, or 3.9 percent, at December 31, 1998. The decrease in real estate-related investments during 1999 was primarily due to sales and loan paydowns.

As reflected in the "Real estate portfolio" table below, we have continued to fund both existing projects and legal commitments. The future legal commitments were $29.8 million at December 31, 1999. This amount represented a net decrease of $34.6 million since December 31, 1998, primarily due to the cancellation of several standby financing commitments in 1999. As of December 31, 1999, we expect to fund approximately $0.1 million of these legal commitments, along with providing capital to existing projects. The disparity between total legal commitments and the amount expected to be funded relates principally to standby financing arrangements that provide credit enhancements to certain tax-exempt bonds. We do not currently expect to fund these commitments. We consider total legal commitments, along with estimated working capital requirements, in our evaluation of reserves and write-downs.

Excluding the $0.9 million of net equity investments in joint ventures, our real estate loans totaled $150.7 million at December 31, 1999, after reserves and write-downs. Of this amount, $74.4 million are on accrual status with a weighted average interest rate of approximately 7.85 percent. Of these accrual loans:

     - 15.6 percent have terms requiring current periodic payments of their full contractual interest and

     - 84.4 percent require only partial payments or payments to the extent of borrowers' cash flow.

The equity investments in real estate at December 31, 1999 consisted of our other equity investments in joint ventures. These equity investments include KILICO's share of periodic operating results. As an equity owner or affiliate of an equity owner, we have the ability to fund, and historically has elected to fund, operating requirements of certain joint ventures.

REAL ESTATE PORTFOLIO
(in millions)

                                                                    OTHER REAL ESTATE-
                                                MORTGAGE LOANS     RELATED INVESTMENTS
                                               ----------------   ----------------------
                                                JOINT    THIRD-    OTHER       EQUITY
                                               VENTURE   PARTY    LOANS(2)   INVESTMENTS   TOTAL
                                               -------   ------   --------   -----------   ------
Balance at December 31, 1998.................   $65.8    $76.5     $20.9        $ 1.2      $164.4(1)
Additions (deductions):
Fundings.....................................     0.3       --        --           --         0.3
Interest added to principal..................     3.5      0.4        --           --         3.9
Sales/paydowns/distributions.................    (2.4)   (13.0)     (4.2)        (0.5)      (20.1)
Operating gain...............................      --       --        --          0.1         0.1
Net realized investments gains...............     0.8      3.3        --          0.1         4.2(3)
Other transactions, net......................    (0.8)    (3.3)      2.9           --        (1.2)(3)
                                                -----    ------    -----        -----      ------
Balance at December 31, 1999.................   $67.2    $63.9     $19.6        $ 0.9      $151.6(4)
                                                =====    ======    =====        =====      ======

---------------
(1) Net of $25.3 million reserve and write-downs. Excludes $8.7 million of real estate-related accrued interest.

(2) The other real estate loans were notes receivable evidencing financing, primarily to joint ventures. We issued these loans generally to provide financing for Kemper's or KILICO's joint ventures for various purposes.

(3) Included in this amount is $2.9 million of contingent interest payments related to a 1995 real estate sale. These payments were recorded as realized investment gains and then deducted from other transactions because they did not affect the carrying value.

(4) Net of $23.7 million reserve and write-downs. Excludes $0.6 million of real estate-related accrued interest.

REAL ESTATE CONCENTRATIONS AND OUTLOOK

Our real estate portfolio is distributed by geographic location and property type. However, we have concentration exposures in certain states and in certain types of properties. In addition to these exposures, we also have exposures to certain real estate developers and partnerships.

As a result of our ongoing strategy to reduce our exposure to real estate-related investments, as of December 31, 1999, we had investments in three projects that accounted for approximately 92.3 percent of our $151.6 million real estate-related portfolio.

The largest of these investments at December 31, 1999 amounted to $63.9 million and consisted of second mortgages on nine hotel properties, one office building, and one retail property. Patrick M. Nesbitt or his affiliates, a third-party real estate developer, have ownership interests in these properties. These properties are geographically dispersed and the current market values of the underlying properties substantially exceed the balances due on our mortgages. These loans are on accrual status.

Our loans to a master limited partnership (the "MLP") between subsidiaries of Kemper and subsidiaries of Lumbermens, amounted to $55.4 million at December 31, 1999. The MLP's underlying investment primarily consists of a water development project located in California's Sacramento River Valley. This project is currently in the final stages of a permit process with various Federal and California State agencies which will impact the long-term economic viability of the project. Loans to the MLP were placed on non-accrual status at the beginning of 1999 to ensure that book value of the MLP did not increase over net realizable value.

The remaining significant real estate-related investment amounted to $20.7 million at December 31, 1999 and consisted of various zoned and unzoned residential and commercial lots located in Hawaii. Due to certain negative zoning restriction developments in January 1997 and a continuing economic slump in Hawaii, we have placed these real estate-related investments on nonaccrual status. We are currently pursuing the zoning of all remaining unzoned properties, as well as pursuing steps to sell all remaining zoned properties. However, due to the state of Hawaii's economy, which has lagged behind the economic expansion of most of the rest of the United States, we anticipate that it could be several additional years until we completely dispose of all investments in Hawaii.

We evaluate our real estate-related investments (including accrued interest) using an estimate of the investments observable market price, net of estimated selling costs. Because our real estate review process includes estimates involving changing economic conditions and other factors, there can be no assurance that current estimates will prove accurate over time. Our real estate-related investments are expected to continue to decline further through future sales and paydowns. Our net income could be reduced in future periods if:

     - real estate market conditions worsen in areas where our portfolio is located,

     - Kemper's and KILICO's plans with respect to certain projects change, or

     - necessary construction or zoning permits are not obtained.

Our only troubled real estate-related investments were loans on nonaccrual status, before reserves and write-downs, totaling $98.3 million and $37.4 million at December 31, 1999 and 1998, respectively. We do not accrue interest on real estate-related investments when we judge that the likelihood of interest collection is doubtful. Loans on nonaccrual status after reserves and write-downs amounted to $76.3 million and $31.8 million at December 31, 1999 and 1998, respectively. The increase in nonaccrual loans in 1999, compared with 1998, is due to the previously discussed placement of loans to the MLP on nonaccrual status at the beginning of 1999.

NET INVESTMENT INCOME

Our pre-tax net investment income totaled $264.6 million in 1999, compared with $273.5 million in 1998 and $296.2 million in 1997. This includes our share of the operating losses from equity investments in real estate consisting of other income less depreciation, interest and other expenses. Such operating results exclude interest expense on loans that are on nonaccrual status. As previously discussed, purchase accounting adjustments negatively impacted our net investment income in 1999, 1998 and 1997.

Our total foregone investment income before tax on both nonperforming fixed maturity investments and nonaccrual real estate-related investments was as follows:

           FOREGONE INVESTMENT INCOME
           (dollars in millions)

                                                    YEAR ENDED DECEMBER 31
                                               ---------------------------------
                                               1999          1998          1997
                                               -----         -----         -----
Fixed maturities...........................    $  --         $ 0.3         $ 0.5
Real estate-related investments............      9.9           3.2           3.9
                                               -----         -----         -----
       Total...............................    $ 9.9         $ 3.5         $ 4.4
                                               =====         =====         =====

Foregone investment income from the nonaccrual of real estate-related investments is net of our share of interest expense on these loans excluded from our share of joint venture operating results. Any increase in nonperforming securities, and either worsening or stagnant real estate conditions, would increase the expected adverse effect on our future investment income and realized investment results.

REALIZED INVESTMENT RESULTS

Net income reflects after-tax realized investment losses of $6.2 million in 1999, and after-tax realized investment gains of $33.7 million and $6.8 million in 1998 and 1997, respectively. Trading account security losses of $4.7 million in 1999 are included in the after-tax realized investment losses. As previously discussed, we segregated a portion of our General Account investment portfolio in the first eleven months of 1999 into a "trading" account under FAS 115. FAS 115 requires that assets held in a trading account must be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. Also, as previously discussed, effective December 1, 1999, we no longer segregated our General Account investment portfolio as "trading". As a result, all investments previously designated as "trading" are currently classified as available for sale and changes in fair value to the FWA and the assets supporting the FWA no longer flow through our operating results.

Unrealized gains and losses on fixed maturity investments that are available for sale are not reflected in our net income. These changes in unrealized value are recorded as a component of accumulated other comprehensive income, net of any applicable income taxes. However, and to the extent, a fixed maturity investment suffers an other-than-temporary decline in value, the security is written down to net realizable value, and the write-down adversely impacts net income.

We regularly monitor our investment portfolio and as part of this process review our assets for possible impairments of carrying value. Because the review process includes estimates involving changing economic conditions and other factors, there can be no assurance that current estimates will prove accurate over time.

We have established a valuation allowance to reduce the deferred tax asset for investment losses to a net realizable amount. The valuation allowance is evaluated as of each balance sheet date.

INTEREST RATES

Interest rates remained relatively stable during 1997, before declining in 1998. During 1998, the Federal Open Market Committee lowered interest rates three times. This trend was reversed in 1999 when the Federal Open Market Committee raised rates three times over the course of the year, resulting in a flatter yield curve due to higher short-term interest rates.

When maturing or sold investments are reinvested at lower yields in a low interest rate environment, we can adjust our crediting rates on fixed annuities and other interest-bearing liabilities. However, competitive conditions and contractual commitments do not always permit the reduction in crediting rates to fully or immediately reflect reductions in investment yield. This can result in narrower spreads.

A rising interest rate environment can increase net investment income as well as contribute to both realized and unrealized fixed maturity investment losses. A declining interest rate environment can decrease net investment income as well as contribute to both realized and unrealized fixed maturity investment gains. Also, lower renewal crediting rates on annuities, compared with competitors' higher new money crediting rates, have influenced certain annuity holders to seek alternative products. We mitigate this risk somewhat by charging surrender fees, which decrease over time, when annuity holders withdraw funds prior to maturity on certain annuity products. However, approximately 36 percent of our fixed and variable annuity liabilities as of December 31, 1999, were no longer subject to significant surrender fees.

LIQUIDITY AND CAPITAL RESOURCES

We carefully monitor cash and short-term investments to maintain adequate balances for timely payment of policyholder benefits, expenses, taxes and policyholder's account balances. In addition, regulatory authorities establish minimum liquidity and capital standards. The major ongoing sources of our liquidity are deposits for fixed annuities, premium income, investment income, separate account fees, other operating revenue and cash provided from maturing or sold investments.

RATINGS

Ratings are an important factor in establishing the competitive position of life insurance companies. Rating organizations continue to review the financial performance and condition of life insurers and their investment portfolios, including us. Any reductions in our claims-paying ability or financial strength ratings could result in our products being less attractive to consumers. Any reductions in our parent's ratings could also adversely impact our financial flexibility.

Ratings reductions for Kemper or its subsidiaries and other financial events can also trigger obligations to fund certain real estate-related commitments to take out other lenders. In such events, those lenders can be expected to renegotiate their loan terms, although they are not contractually obligated to do so.

Each rating is subject to revision or withdrawal at any time by the assigning organization and should be evaluated independently of any other rating.

During 1999, we received rating upgrades from both A.M. Best and Standard & Poor's, primarily due to the perceived long-term strategic benefit of the merger and the increased financial strength of Zurich and Zurich Kemper Life.

STOCKHOLDER'S EQUITY

Stockholder's equity totaled $630.0 million at December 31, 1999, compared with $853.9 million at December 31, 1998 and $865.6 million at December 31, 1997. The decrease in stockholder's equity in 1999 was primarily due to a decrease in accumulated other comprehensive income (loss) of $153.8 million and dividends of $115.0 million paid to Kemper, offset by net income of $44.9 million. The decrease in accumulated other comprehensive income (loss) was primarily related to unrealized depreciation of our fixed maturity investment portfolio due to rising interest rates during 1999. The decrease in stockholder's equity in 1998 was primarily due to dividends of $95.0 million paid to Kemper during 1998. This decrease was offset by 1998 net income of $65.1 million and an increase of $20.3 million in accumulated other comprehensive income. The increase in accumulated other comprehensive income was primarily related to the increase in unrealized appreciation of our fixed maturity investment portfolio due to falling interest rates during 1998.

EMERGING ISSUE

In June 1998, the FASB issued Statement of Financial Accounting Standard 133, ("FAS 133") ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. In June 1999, the FASB issued Statement of Financial Accounting Standard 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES--DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133. This statement defers the effective date of FAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. We have not determined the impact that implementation of FAS 133 would have on our results of operations or financial position. However, we expect that the impact of implementation will not be material.

                   KILICO'S DIRECTORS AND EXECUTIVE OFFICERS

            NAME AND AGE
        POSITION WITH KILICO
          YEAR OF ELECTION                OTHER BUSINESS EXPERIENCE DURING PAST 5 YEARS OR MORE
        --------------------              -----------------------------------------------------
Gale K. Caruso (42)                    President and Chief Executive Officer of Federal Kemper Life
President and Chief Executive Officer  Assurance Company ("FKLA"), Fidelity Life Association
since June 1999. Director since July   ("FLA"), Zurich Life Insurance Company of America ("ZLICA")
1999.                                  and Zurich Direct, Incorporated ("ZD") since June 1999.
                                       Director of FKLA, FLA and ZLICA since July 1999. Chairman,
                                       President and Chief Executive Officer of Scudder Canada
                                       Investor Services, Ltd. from 1995 to June 1999. Managing
                                       Director of Scudder Kemper Investments, Inc. from July 1986 to June 1999.

Eliane C. Frye (52)                    Executive Vice President of FKLA and FLA since March 1995.
Executive Vice President since March   Executive Vice President of ZLICA and ZD since March 1996.
1995. Director since May 1998.         Director of FLA since December 1997. Director of FKLA and
                                       ZLICA since May 1998. Director of ZD from March 1996 to
                                       March 1997. Director of IBS and IBSIA since 1995. Senior
                                       Vice President of KILICO, FKLA and FLA from 1993 to 1995.
                                       Vice President of FKLA and FLA from 1988 to 1993.

Frederick L. Blackmon (48)             Senior Vice President and Chief Financial Officer of FKLA
Senior Vice President and Chief        since December 1995. Senior Vice President and Chief
Financial Officer since December       Financial Officer of FLA since January 1996. Senior Vice
1995.                                  President and Chief Financial Officer of ZLICA and ZD since
                                       March 1996. Director of FLA since May 1998. Director of ZD from March 1996 to March 1997. Treasurer and Chief Financial
                                       Officer of Kemper since January 1996. Chief Financial
                                       Officer of Alexander Hamilton Life Insurance Company from
                                       April 1989 to November 1995.

Russell M. Bostick (43)                Senior Vice President and Chief Information Officer of FKLA,
Senior Vice President and Chief        FLA, ZLICA and ZD since March 1999. Vice President and Chief
Information Officer since March 1999.  Information Officer of FKLA, FLA, KILICO, ZLICA and ZD from
                                       April 1998 to March 1999. Chief Technology Officer of
                                       Corporate Software & Technology from June 1997 to April
                                       1998. Vice President, Information Technology Department of
                                       CNA Insurance Companies from January 1995 to June 1997.

James C. Harkensee (41)                Senior Vice President of FKLA and FLA since January 1996.
Senior Vice President since January    Senior Vice President of ZLICA and ZD since 1995. Director
1996.                                  of ZD from April 1993 to March 1997 and since March 1998.
                                       Vice President of ZLICA from 1992 to 1995. Vice President of
                                       ZD from 1994 to 1995.

James E. Hohmann (44)                  Senior Vice President of FKLA since December 1995. Chief
Senior Vice President since December   Actuary of FKLA and KILICO from December 1995 to January
1995. Director since May 1998.         1999. Senior Vice President of FLA since January 1996. Chief
                                       Actuary of FLA from January 1996 to January 1999. Senior
                                       Vice President of ZLICA and ZD since March 1996. Chief
                                       Actuary of ZLICA and ZD from March 1996 to January 1999.
                                       Director of FLA since June 1997. Director of FKLA and ZLICA since May 1998. Director of ZD from March 1996 to March
                                       1997. Managing Principal (Partner) of Tillinghast-Towers
                                       Perrin from January 1991 to December 1995.

Edward K. Loughridge (45)              Senior Vice President and Corporate Development Officer of
Senior Vice President and Corporate    FKLA and FLA since January 1996. Senior Vice President and
Development Officer since January      Corporate Development Officer for ZLICA and ZD since March
1996.                                  1996. Senior Vice President of Human Resources of
                                       Zurich-American Insurance Group from February 1992 to March
                                       1996.

            NAME AND AGE
        POSITION WITH KILICO
          YEAR OF ELECTION                OTHER BUSINESS EXPERIENCE DURING PAST 5 YEARS OR MORE
        --------------------              -----------------------------------------------------
Debra P. Rezabek (44)                  Senior Vice President of FKLA and FLA since March 1996.
Senior Vice President since 1996.      Corporate Secretary of FKLA and FLA since January 1996.
General Counsel since 1992. Corporate  Director of FLA since May 1998. Vice President of KILICO,
Secretary since January 1996.          FKLA and FLA since 1995. General Counsel and Director of
                                       Government Affairs of FKLA and FLA since 1992 and of KILICO since 1993. Senior Vice President, General Counsel and
                                       Corporate Secretary of ZLICA and ZD since March 1996.
                                       Director of ZD from March 1996 to March 1997. Secretary of
                                       IBS and IBSIA since 1993. Director of IBS and IBSIA from
                                       1993 to 1996. General Counsel and Assistant Secretary of
                                       KILICO, FKLA and FLA from 1992 to 1996. Assistant Secretary of Kemper since January 1996.

Edward L. Robbins (60)                 Senior Vice President and Chief Actuary of FKLA, FLA, ZLICA
Senior Vice President and Chief        and ZD since March 1999. Senior Actuary of FKLA, FLA,
Actuary since March 1999.              KILICO, ZLICA and ZD from July 1998 to March 1999. Principal of KPMG Peat Marwick LLP from May 1984 to July 1998.

Kenneth M. Sapp (54)                   Senior Vice President of FKLA, FLA and ZLICA since January
Senior Vice President since January    1998. Senior Vice President of ZD since March 1998. Director
1998.                                  of IBS since May 1998. Director of IBSIA since September
                                       1998. Vice President--Aetna Life Brokerage of Aetna Life &
                                       Annuity Company from February 1992 to January 1998.

George Vlaisavljevich (57)             Senior Vice President of FKLA, FLA and ZLICA since October
Senior Vice President since October    1996. Senior Vice President of ZD since March 1997. Director
1996.                                  of IBS and IBSIA since October 1996. Executive Vice
                                       President of The Copeland Companies from April 1983 to
                                       September 1996.

William H. Bolinder (56)               Director of FKLA and FLA since January 1996. Director of
Chairman of the Board from January     ZLICA and ZD since March 1995. Chairman of the Board of FKLA
1996 to June 1999 and since April      and FLA from January 1996 to June 1999 and since April 2000.
2000. Director since January 1996.     Chairman of the Board of ZLICA and ZD from March 1995 to
                                       June 1999 and since April 2000. Chairman of the Board and
                                       Director of Kemper since January 1996. Director of SKI since
                                       January 1996. Vice Chairman of SKI from January 1996 to
                                       1998. Member of the Group Executive Board of Zurich
                                       Financial Services Group since 1998. Member of the Corporate
                                       Executive Board of Zurich Insurance Group from October 1994 to 1998. Chairman of Zurich American Insurance Company since
                                       1998. Chairman of the Board of American Guarantee and
                                       Liability Insurance Company, Zurich American Insurance
                                       Company of Illinois, American Zurich Insurance Company and
                                       Steadfast Insurance Company since 1995. Chief Executive
                                       Officer of American Guarantee and Liability Insurance
                                       Company, Zurich American Insurance Company of Illinois and
                                       American Zurich Insurance Company from 1986 to June 1995.
                                       President of Zurich Holding Company of America ("ZHCA")
                                       since 1995. Vice Chairman of ZHCA since 1996. Underwriter
                                       for Zurich American Lloyds since 1986.

David A. Bowers (53)                   Director of FKLA and ZLICA since May 1997. Director of FLA
Director since May 1997.               since June 1997. Executive Vice President, Corporate
                                       Secretary and General Counsel of Zurich U.S. since August
                                       1985. Vice President, General Counsel and Secretary of
                                       Kemper since January 1996.

Gunther Gose (55)                      Director of FKLA, FLA and ZLICA since November 1998. Chief
Director since November 1998.          Financial Officer and Member of the Group Executive Board of
                                       Zurich Financial Services since October 1998. Member of the
                                       Corporate Executive Board of Zurich Insurance Group from
                                       April 1990 to October 1998.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                   ANNUAL COMPENSATION                    AWARDS
                                        ------------------------------------------------------------
                                                                         OTHER          LONG TERM
                                                                         ANNUAL       INCENTIVE PLAN     ALL OTHER
           NAME AND                                                   COMPENSATION       PAYOUTS        COMPENSATION
      PRINCIPAL POSITION        YEAR    SALARY ($)    BONUS ($)(2)       ($)(3)           ($)(2)           ($)(4)
--------------------------------------------------------------------------------------------------------------------
Gale K. Caruso................  1999     $ 91,636       $ 81,120        $23,088          $117,600         $    --
Chief Executive Officer(1)
John B. Scott.................  1999      225,960        145,200             --           270,720              --
Chairman of the Board(1)(5)     1998      171,000        134,140             --           213,750          38,326
                                1997      171,000        112,100             --           239,400          64,089
Frederick L. Blackmon.........  1999      113,420         62,805         20,545            90,630              --
Senior Vice President and
  Chief                         1998       94,160         63,800             --            78,540           8,977
  Financial Officer(1)          1997       96,300         54,225             --           112,500          19,543
George Vlaisavljevich.........  1999      260,000        152,500             --           208,000              --
Senior Vice President(1)        1998      260,000        146,000             --           216,600          23,236
                                1997      252,500        146,000         39,922           243,000           9,165
James E. Hohmann..............  1999      237,650        141,620             --           190,120              --
Senior Vice President(1)        1998       88,400         71,175             --            79,560           7,823
                                1997       79,333         45,500             --            80,150           1,063

---------------
(1) Also served in same positions for FKLA, ZLICA and FLA. An allocation of the time devoted to duties as executive officer of KILICO has been made. All compensation items reported in the Summary Compensation Table reflect this allocation.

(2) Annual bonuses are paid pursuant to annual incentive plans.

(3) The amounts disclosed in this column include:

    (a) The taxable benefit from personal use of an employer-provided automobile and certain estate planning services facilitated for executives.

    (b) Relocation expense reimbursements of $18,574 in 1999 for Ms. Caruso and $24,498 for Mr. Vlaisavljevich in 1997.

(4) The amounts in this column include:

    (a) The amounts of employer contributions allocated to the accounts of the named persons under profit sharing plans or under supplemental plans maintained to provide benefits in excess of applicable ERISA limitations. The amounts of the contributions for the 1999 plan year were not available as of the date of this Prospectus.

    (b) Distributions from the Kemper and FKLA supplemental plans.

(5) Served as Chief Executive Officer until June 15, 1999.

             TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION

The Statement of Additional Information, Table of Contents is: Services to the Separate Account; Performance Information of Subaccounts; State Regulation; Experts; Financial Statements. Please read the Statement of Additional Information in conjunction with this Prospectus.

                              FINANCIAL STATEMENTS

Our included financial statements should be considered primarily as bearing on our ability to meet our obligations under the Contracts. The Contracts are not entitled to participate in earnings, dividends or surplus of KILICO.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Stockholder of
Kemper Investors Life Insurance Company:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, comprehensive income, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Kemper Investors Life Insurance Company and subsidiaries (the "Company") at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. In addition, in our opinion, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                           PricewaterhouseCoopers LLP
Chicago, Illinois
March 17, 2000

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)

                                                              DECEMBER 31   DECEMBER 31
                                                                 1999          1998
                                                              -----------   -----------
ASSETS
Fixed maturities, available for sale, at fair value
  (amortized cost: December 31, 1999, $3,397,188, December
  31, 1998, $3,421,535).....................................  $3,276,017    $ 3,482,820
Trading account securities at fair value (amortized cost:
  December 31, 1998, $99,095)...............................          --        101,781
Equity securities (cost: December 31, 1999, $65,235;
  December 31, 1998,
  $66,776)..................................................      61,592         66,854
Short-term investments......................................      42,391         58,334
Joint venture mortgage loans................................      67,242         65,806
Third-party mortgage loans..................................      63,875         76,520
Other real estate-related investments.......................      20,506         22,049
Policy loans................................................     261,788        271,540
Other invested assets.......................................      25,621         23,645
                                                              -----------   -----------
          Total investments.................................   3,819,032      4,169,349
Cash........................................................      12,015         13,486
Accrued investment income...................................     127,219        124,213
Goodwill....................................................     203,907        216,651
Value of business acquired..................................     119,160        118,850
Deferred insurance acquisition costs........................     159,667         91,543
Deferred income taxes.......................................      93,502         35,059
Reinsurance recoverable.....................................     309,696        344,837
Receivable on sales of securities...........................       3,500          3,500
Other assets and receivables................................      29,950         23,029
Assets held in separate accounts............................   9,778,068      7,099,204
                                                              -----------   -----------
          Total assets......................................  $14,655,716   $12,239,721
                                                              ===========   ===========
LIABILITIES
Future policy benefits......................................  $3,718,833    $ 3,906,391
Other policyholder benefits and funds payable...............     457,328        318,369
Other accounts payable and liabilities......................      71,482         61,898
Liabilities related to separate accounts....................   9,778,068      7,099,204
                                                              -----------   -----------
          Total liabilities.................................  14,025,711     11,385,862
                                                              -----------   -----------
Commitments and contingent liabilities
STOCKHOLDER'S EQUITY
Capital stock--$10 par value,
  authorized 300,000 shares; outstanding 250,000 shares.....       2,500          2,500
Additional paid-in capital..................................     804,347        804,347
Accumulated other comprehensive income (loss)...............    (120,819)        32,975
Retained earnings (deficit).................................     (56,023)        14,037
                                                              -----------   -----------
          Total stockholder's equity........................     630,005        853,859
                                                              -----------   -----------
          Total liabilities and stockholder's equity........  $14,655,716   $12,239,721
                                                              ===========   ===========

See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                                   YEAR ENDED DECEMBER 31
                                                              --------------------------------
                                                                1999         1998       1997
                                                              --------     --------   --------
REVENUE
Net investment income.......................................  $264,640     $273,512   $296,195
Realized investment gains (losses)..........................    (9,549)      51,868     10,546
Premium income..............................................    21,990       22,346     22,239
Separate account fees and charges...........................    74,715       61,982     85,413
Other income................................................    11,623       10,031     11,087
                                                              --------     --------   --------
          Total revenue.....................................   363,419      419,739    425,480
                                                              --------     --------   --------
BENEFIT AND EXPENSES
Interest credited to policyholders..........................   162,243      176,906    199,782
Claims incurred and other policyholder benefits.............    18,185       28,029     28,372
Taxes, licenses and fees....................................    30,234       30,292     52,608
Commissions.................................................    67,555       39,046     32,602
Operating expenses..........................................    45,989       44,575     36,837
Deferral of insurance acquisition costs.....................   (69,814)     (46,565)   (38,177)
Amortization of insurance acquisition costs.................     5,524       12,082      3,204
Amortization of value of business acquired..................    12,955       17,677     24,948
Amortization of goodwill....................................    12,744       12,744     15,295
                                                              --------     --------   --------
          Total benefits and expenses.......................   285,615      314,786    355,471
                                                              --------     --------   --------
Income before income tax expense............................    77,804      104,953     70,009
Income tax expense..........................................    32,864       39,804     31,292
                                                              --------     --------   --------
          Net income........................................  $ 44,940     $ 65,149   $ 38,717
                                                              ========     ========   ========

See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (in thousands)

                                                                     YEAR ENDED DECEMBER 31
                                                                ---------------------------------
                                                                  1999         1998        1997
                                                                ---------    --------    --------
NET INCOME..................................................    $  44,940    $ 65,149    $ 38,717
                                                                ---------    --------    --------
OTHER COMPREHENSIVE INCOME (LOSS), BEFORE TAX:
  Unrealized holding gains (losses) on investments arising
     during period:
  Unrealized holding gains (losses) on investments..........     (180,267)     25,372      60,802
  Adjustment to value of business acquired..................       12,811      (9,332)    (28,562)
  Adjustment to deferred insurance acquisition costs........        5,726      (2,862)     (2,680)
                                                                ---------    --------    --------
          Total unrealized holding gains (losses) on
            investments arising during period...............     (161,730)     13,178      29,560
                                                                ---------    --------    --------
  Less reclassification adjustments for items included in
     net income:
     Adjustment for (gains) losses included in realized
       investment gains (losses)............................       16,651       6,794      (9,016)
     Adjustment for amortization of premium on fixed
       maturities included in net investment income.........      (10,533)    (17,064)    (17,866)
     Adjustment for (gains) losses included in amortization
       of value of business acquired........................         (454)     (7,378)     (2,353)
     Adjustment for (gains) losses included in amortization
       of insurance acquisition costs.......................        1,892        (463)       (355)
                                                                ---------    --------    --------
          Total reclassification adjustments for items
            included in net income..........................        7,556     (18,111)    (29,590)
                                                                ---------    --------    --------
Other comprehensive income (loss), before related income tax
  expense (benefit).........................................     (169,286)     31,289      59,150
Related income tax expense (benefit)........................      (15,492)     10,952        (985)
                                                                ---------    --------    --------
          Other comprehensive income (loss), net of tax.....     (153,794)     20,337      60,135
                                                                ---------    --------    --------
          Comprehensive income (loss).......................    $(108,854)   $ 85,486    $ 98,852
                                                                =========    ========    ========

See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                                 (in thousands)

                                                                          DECEMBER 31
                                                              -----------------------------------
                                                                1999          1998         1997
                                                              ---------     --------     --------
CAPITAL STOCK, beginning and end of period..................  $   2,500     $  2,500     $  2,500
                                                              ---------     --------     --------

ADDITIONAL PAID-IN CAPITAL, beginning of period.............    804,347      806,538      761,538
Capital contributions from parent...........................         --        4,261       45,000
Adjustment to prior period capital contribution from
  parent....................................................         --       (6,452)          --
                                                              ---------     --------     --------
          End of period.....................................    804,347      804,347      806,538
                                                              ---------     --------     --------

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS), beginning of
  period....................................................     32,975       12,637      (47,498)
Other comprehensive income (loss), net of tax...............   (153,794)      20,338       60,135
                                                              ---------     --------     --------
          End of period.....................................   (120,819)      32,975       12,637
                                                              ---------     --------     --------

RETAINED EARNINGS, beginning of period......................     14,037       43,888       34,421
Net income..................................................     44,940       65,149       38,717
Dividends to parent.........................................   (115,000)     (95,000)     (29,250)
                                                              ---------     --------     --------
          End of period.....................................    (56,023)      14,037       43,888
                                                              ---------     --------     --------

          Total stockholder's equity........................  $ 630,005     $853,859     $865,563
                                                              =========     ========     ========

See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                        YEAR ENDED DECEMBER 31
                                                                --------------------------------------
                                                                   1999           1998         1997
                                                                -----------    -----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................    $    44,940    $    65,149   $  38,717
  Reconcilement of net income to net cash provided:
     Realized investment (gains) losses.....................          9,549        (51,868)    (10,546)
     Net change in trading account securities...............        (51,239)        (6,727)         --
     Interest credited and other charges....................        158,557        173,958     198,206
     Deferred insurance acquisition costs, net..............        (64,290)       (34,483)    (34,973)
     Amortization of value of business acquired.............         12,955         17,677      24,948
     Amortization of goodwill...............................         12,744         12,744      15,295
     Amortization of discount and premium on investments....         11,157         17,353      17,866
     Deferred income taxes..................................        (42,952)       (12,469)    (99,370)
     Net change in current federal income taxes.............        (10,594)       (73,162)     97,386
     Benefits and premium taxes due related to separate
       account bank-owned life insurance....................        149,477        123,884     180,546
     Other, net                                                     (11,901)       (41,477)     17,168
                                                                -----------    -----------   ---------
          Net cash provided from operating activities.......        218,403        190,579     445,243
                                                                -----------    -----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash from investments sold or matured:
     Fixed maturities held to maturity......................        335,735        491,699     229,208
     Fixed maturities sold prior to maturity................      1,269,290        882,596     633,872
     Equity securities......................................         11,379        107,598          --
     Mortgage loans, policy loans and other invested
       assets...............................................         75,389        180,316     131,866
  Cost of investments purchased or loans originated:
     Fixed maturities.......................................     (1,455,496)    (1,319,119)   (606,028)
     Equity securities......................................         (8,703)       (83,303)         --
     Mortgage loans, policy loans and other invested
       assets...............................................        (43,665)       (66,331)    (76,350)
  Short-term investments, net...............................         15,943        177,723    (164,361)
  Net change in receivable and payable for securities
     transactions...........................................             --           (677)     29,746
  Net change in other assets................................         (2,725)            --         244
                                                                -----------    -----------   ---------
          Net cash provided from investing activities.......        197,147        370,502     178,197
                                                                -----------    -----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Policyholder account balances:
     Deposits...............................................        383,874        180,124     145,687
     Withdrawals............................................       (694,848)      (649,400)   (745,510)
  Capital contributions from parent.........................             --          4,261      45,000
  Dividends to parent.......................................       (115,000)       (95,000)    (29,250)
  Other.....................................................          8,953        (11,448)    (18,275)
                                                                -----------    -----------   ---------
          Net cash used in financing activities.............       (417,021)      (571,463)   (602,348)
                                                                -----------    -----------   ---------
               Net increase (decrease) in cash..............         (1,471)       (10,382)     21,092
CASH, beginning of period...................................         13,486         23,868       2,776
                                                                -----------    -----------   ---------
CASH, end of period.........................................    $    12,015    $    13,486   $  23,868
                                                                ===========    ===========   =========

See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

Kemper Investors Life Insurance Company and subsidiaries (the "Company") issues fixed and variable annuity products, variable life, term life and interest-sensitive life insurance products marketed primarily through a network of financial institutions, securities brokerage firms, insurance agents and financial planners. The Company is licensed in the District of Columbia and all states except New York. The Company is a wholly-owned subsidiary of Kemper Corporation ("Kemper"). Kemper and the Company are wholly-owned subsidiaries of Zurich Financial Services ("ZFS" or "Zurich"). ZFS is owned by Zurich Allied AG and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively. Zurich Allied AG is listed on the Swiss Market Index. Allied Zurich p.l.c. is included in the FTSE-100 Share Index in London.

The financial statements include the accounts of the Company on a consolidated basis. All significant intercompany balances and transactions have been eliminated. Certain reclassifications have been made to the 1998 and 1997 consolidated financial statements in order for them to conform to the 1999 presentation. The accompanying consolidated financial statements of the Company as of and for the years ended December 31, 1999, 1998 and 1997, have been prepared in conformity with accounting principles generally accepted in the United States.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities as well as the disclosure of contingent assets or liabilities at the date of the financial statements. As a result, actual results reported as revenue and expenses could differ from the estimates reported in the accompanying financial statements. As further discussed in the accompanying notes to the consolidated financial statements, significant estimates and assumptions affect goodwill, deferred insurance acquisition costs, the value of business acquired, provisions for real estate-related losses and reserves, other-than-temporary declines in values for fixed maturities, the valuation allowance for deferred income taxes and the calculation of fair value disclosures for certain financial instruments.

GOODWILL

The Company reviews goodwill to determine if events or changes in circumstances may have affected the recoverability of the outstanding goodwill as of each reporting period. In the event that the Company determines that goodwill is not recoverable, it would amortize such amounts as additional goodwill expense in the accompanying financial statements. As of December 31, 1999, the Company believes that no such adjustment is necessary.

In December of 1997, the Company changed its amortization period from twenty-five years to twenty years in order to conform to Zurich's accounting practices and policies. As a result of the change in amortization periods, the Company recorded an increase in goodwill amortization expense of $5.1 million during 1997.

VALUE OF BUSINESS ACQUIRED

The value of business acquired reflects the estimated fair value of the Company's life insurance business in force and represents the portion of the cost to acquire the Company that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. Such value is the present value of the actuarially determined projected cash flows for the acquired policies.

The value of the business acquired is amortized over the estimated contract life of the business acquired in relation to the present value of estimated gross profits using current assumptions based on an interest rate equal to

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the liability or contract rate on the value of business acquired. The estimated amortization and accretion of interest for the value of business acquired for each of the years through December 31, 2004 are as follows:

                                                                                            PROJECTED
                (IN THOUSANDS)                    BEGINNING                  ACCRETION OF    ENDING
            YEAR ENDED DECEMBER 31                 BALANCE    AMORTIZATION     INTEREST      BALANCE
-----------------------------------------------   ---------   ------------   ------------   ---------
1997 (actual)..................................    168,692       (34,906)        9,958       143,744
1998 (actual)..................................    143,744       (26,807)        9,129       126,066
1999 (actual)..................................    126,066       (20,891)        7,936       113,111
2000...........................................    113,111       (23,418)        6,971        96,664
2001...........................................     96,664       (21,493)        5,890        81,061
2002...........................................     81,061       (17,805)        4,970        68,226
2003...........................................     68,226       (16,160)        4,185        56,251
2004...........................................     56,251       (14,625)        3,438        45,064

The projected ending balance of the value of business acquired will be further adjusted to reflect the impact of unrealized gains or losses on fixed maturities held as available for sale in the investment portfolio. Such adjustments are not recorded in the Company's net income but rather are recorded as a credit or charge to accumulated other comprehensive income, net of income tax. This adjustment increased the value of business acquired by $6.0 million as of December 31, 1999 and decreased the value of business acquired by $7.2 million as of December 31, 1998. Accumulated other comprehensive income increased by approximately $3.9 million as of December 31, 1999 due to this adjustment and decreased accumulated other comprehensive income by $4.7 million as of December 31, 1998.

LIFE INSURANCE REVENUE AND EXPENSES

Revenue for annuities, variable life insurance and interest-sensitive life insurance products consists of investment income, and policy charges such as mortality, expense and surrender charges and expense loads for premium taxes on certain contracts. Expenses consist of benefits and interest credited to contracts, policy maintenance costs and amortization of deferred insurance acquisition costs.

Premiums for term life policies are reported as earned when due. Profits for such policies are recognized over the duration of the insurance policies by matching benefits and expenses to premium income.

REINSURANCE

In the ordinary course of business, the Company enters into reinsurance agreements to diversify risk and limit its overall financial exposure to certain blocks of fixed-rate annuities and to individual death claims. The Company generally cedes 100 percent of the related annuity liabilities under the terms of the reinsurance agreements. Although these reinsurance agreements contractually obligate the reinsurers to reimburse the Company, they do not discharge the Company from its primary liabilities and obligations to policyholders. As such, these amounts paid or deemed to have been paid are recorded on the Company's consolidated balance sheet as reinsurance recoverables and ceded future policy benefits.

DEFERRED INSURANCE ACQUISITION COSTS

The costs of acquiring new business, principally commission expense and certain policy issuance and underwriting expenses, have been deferred to the extent they are recoverable from estimated future gross profits on the related contracts and policies. The deferred insurance acquisition costs for annuities, separate account business and interest-sensitive life insurance products are being amortized over the estimated contract life in relation to the present value of estimated gross profits. Deferred insurance acquisition costs related to such interest-sensitive products also reflect the estimated impact of unrealized gains or losses on fixed maturities held as available for sale

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) in the investment portfolio, through a credit or charge to accumulated other comprehensive income, net of income tax. The deferred insurance acquisition costs for term-life insurance products are being amortized over the premium paying period of the policies.

FUTURE POLICY BENEFITS

Liabilities for future policy benefits related to annuities and interest-sensitive life contracts reflect net premiums received plus interest credited during the contract accumulation period and the present value of future payments for contracts that have annuitized. Current interest rates credited during the contract accumulation period range from 3.0 percent to 10.0 percent. Future minimum guaranteed interest rates vary from 3.0 percent to 4.0 percent. For contracts that have annuitized, interest rates used in determining the present value of future payments range principally from 2.5 percent to 12.0 percent.

Liabilities for future term life policy benefits have been computed principally by a net level premium method. Anticipated rates of mortality are based on the 1975-1980 Select and Ultimate Table modified by Company experience, including withdrawals. Estimated future investment yields are a level 7.1 percent.

GUARANTY FUND ASSESSMENTS

The Company is liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during the years 1999 and prior. The Company's financial statements include provisions for all known assessments that are expected to be levied against the Company as well as an estimate of amounts (net of estimated future premium tax recoveries) that the Company believes it will be assessed in the future for which the life insurance industry has estimated the cost to cover losses to policyholders.

INVESTED ASSETS AND RELATED INCOME

Investments in fixed maturities and equity securities are carried at fair value. Short-term investments are carried at cost, which approximates fair value.

The amortized cost of fixed maturities is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed and asset-backed securities, over the estimated life of the security. Such amortization is included in net investment income. Amortization of the discount or premium from mortgage-backed and asset-backed securities is recognized using a level effective yield method which considers the estimated timing and amount of prepayments of the underlying loans and is adjusted to reflect differences which arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of such securities change as a result of changes in prepayment rates, the adjustment is also included in net investment income. The Company does not accrue interest income on fixed maturities deemed to be impaired on an other-than-temporary basis, or on mortgage loans and other real estate loans where the likelihood of collection of interest is doubtful.

Mortgage loans are carried at their unpaid balance, net of unamortized discount and any applicable reserves or write-downs. Other real estate-related investments, net of any applicable reserves and write-downs, include notes receivable from real estate ventures and investments in real estate ventures, adjusted for the equity in the operating income or loss of such ventures. Real estate reserves are established when declines in collateral values, estimated in light of current economic conditions, indicate a likelihood of loss.

Investments in policy loans and other invested assets, consisting primarily of venture capital investments and a leveraged lease, are carried primarily at cost.

Realized gains or losses on sales of investments, determined on the basis of identifiable cost on the disposition of the respective investment, recognition of other-than-temporary declines in value and changes in real estate-related reserves and write-downs are included in revenue. Net unrealized gains or losses on revaluation of investments are credited or charged to accumulated other comprehensive income (loss). Such unrealized gains are recorded net of deferred income tax expense, while unrealized losses are not tax benefitted.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
SEPARATE ACCOUNT BUSINESS

The assets and liabilities of the separate accounts represent segregated funds administered and invested by the Company for purposes of funding variable annuity and variable life insurance contracts for the exclusive benefit of variable annuity and variable life insurance contract holders. The Company receives administrative fees from the separate account and retains varying amounts of withdrawal charges to cover expenses in the event of early withdrawals by contract holders. The assets and liabilities of the separate accounts are carried at fair value.

INCOME TAX

The Company files a separate Federal income tax return. Deferred taxes are provided on the temporary differences between the tax and financial statement basis of assets and liabilities.

(2) CASH FLOW INFORMATION

The Company defines cash as cash in banks and money market accounts. The Company paid federal income taxes of $83.8 million, $126.0 million and $29.0 million directly to the United States Treasury Department during 1999, 1998 and 1997, respectively.

(3) INVESTED ASSETS AND RELATED INCOME

The Company is carrying its fixed maturity investment portfolio at estimated fair value as fixed maturities are considered available for sale. The carrying value of fixed maturities compared with amortized cost, adjusted for other-than-temporary declines in value, were as follows:

                                                                                      ESTIMATED
                                                                                     UNREALIZED
                                                        CARRYING    AMORTIZED    -------------------
                                                         VALUE         COST       GAINS     LOSSES
                   (in thousands)                      ----------   ----------   -------   ---------
DECEMBER 31, 1999
U.S. treasury securities and obligations of U.S.
  government agencies and authorities................  $    6,516   $    6,631   $    --   $    (115)
Obligations of states and political subdivisions,
  special revenue and nonguaranteed..................      21,656       22,107        --        (451)
Debt securities issued by foreign governments........      23,890       24,749       380      (1,239)
Corporate securities.................................   2,063,054    2,147,606     2,750     (87,302)
Mortgage and asset-backed securities.................   1,160,901    1,196,095       450     (35,644)
                                                       ----------   ----------   -------   ---------
       Total fixed maturities........................  $3,276,017   $3,397,188   $ 3,580   $(124,751)
                                                       ==========   ==========   =======   =========
DECEMBER 31, 1998
U.S. treasury securities and obligations of U.S.
  government agencies and authorities................  $    7,951   $    7,879   $    81   $      (9)
Obligations of states and political subdivisions,
  special revenue and nonguaranteed..................      27,039       26,768       362         (91)
Debt securities issued by foreign governments........      69,357       67,239     2,266        (148)
Corporate securities.................................   1,908,850    1,866,372    46,664      (4,186)
Mortgage and asset-backed securities.................   1,469,623    1,453,277    19,063      (2,717)
                                                       ----------   ----------   -------   ---------
       Total fixed maturities........................  $3,482,820   $3,421,535   $68,436   $  (7,151)
                                                       ==========   ==========   =======   =========

The carrying value and amortized cost of fixed maturity investments, by contractual maturity at December 31, 1999, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) INVESTED ASSETS AND RELATED INCOME (CONTINUED) right to call or prepay obligations with or without call or prepayment penalties and because mortgage-backed and asset-backed securities provide for periodic payments throughout their life.

                                                                 CARRYING     AMORTIZED
                                                                  VALUE          COST
                       (in thousands)                           ----------    ----------
One year or less............................................    $   49,221    $   48,953
Over one year through five years............................       747,086       765,064
Over five years through ten years...........................     1,022,850     1,073,468
Over ten years..............................................       295,959       313,608
Securities not due at a single maturity date, primarily
  mortgage and asset-backed securities(1)...................     1,160,901     1,196,095
                                                                ----------    ----------
       Total fixed maturities...............................    $3,276,017    $3,397,188
                                                                ==========    ==========

---------------
(1) Weighted average maturity of 4.9 years.

Proceeds from sales of investments in fixed maturities prior to maturity were $1,269.3 million, $882.6 million and $633.9 million during 1999, 1998 and 1997, respectively. Gross gains of $7.9 million, $10.1 million and $3.1 million and gross losses of $17.7 million, $8.0 million and $13.7 million were realized on sales and write-downs of fixed maturities in 1999, 1998 and 1997, respectively. Excluding agencies of the U.S. government, there were no individual investments that exceeded ten percent of stockholder's equity at December 31, 1999.

At December 31, 1999, securities carried at approximately $6.2 million were on deposit with governmental agencies as required by law.

Upon default or indication of potential default by an issuer of fixed maturity securities, the issue(s) of such issuer would be placed on nonaccrual status and, since declines in fair value would no longer be considered by the Company to be temporary, would be analyzed for possible write-down. Any such issue would be written down to its net realizable value during the fiscal quarter in which the impairment was determined to have become other than temporary. Thereafter, each issue on nonaccrual status is regularly reviewed, and additional write-downs may be taken in light of later developments.

The Company's computation of net realizable value involves judgments and estimates, so such value should be used with care. Such value determination considers such factors as the existence and value of any collateral security; the capital structure of the issuer; the level of actual and expected market interest rates; where the issue ranks in comparison with other debt of the issuer; the economic and competitive environment of the issuer and its business; the Company's view on the likelihood of success of any proposed issuer restructuring plan; and the timing, type and amount of any restructured securities that the Company anticipates it will receive.

The Company's $151.6 million real estate portfolio at December 31, 1999 consists of joint venture and third-party mortgage loans and other real estate-related investments. At December 31, 1999 and 1998, total impaired real estate-related loans were as follows:

                                                                DECEMBER 31     DECEMBER 31
                                                                    1999            1998
                       (in millions)                            ------------    ------------
Impaired loans without reserves--gross......................       $ 74.9          $ 83.9
Impaired loans with reserves--gross.........................         23.4            25.0
                                                                   ------          ------
       Total gross impaired loans...........................         98.3           108.9
Reserves related to impaired loans..........................        (18.5)          (18.5)
Write-downs related to impaired loans.......................         (3.5)           (3.5)
                                                                   ------          ------
       Net impaired loans...................................       $ 76.3          $ 86.9
                                                                   ======          ======

Impaired loans without reserves include loans in which the deficit in equity investments in real estate-related investments is considered in determining reserves and write-downs. The Company had an average balance of

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) INVESTED ASSETS AND RELATED INCOME (CONTINUED)
$100.0 million and $54.6 million in impaired loans for 1999 and 1998, respectively. Cash payments received on impaired loans are generally applied to reduce the outstanding loan balance.

At December 31, 1999 and 1998, loans on nonaccrual status, before reserves and write-downs, amounted to $98.3 million and $37.4 million, respectively. The Company's nonaccrual loans are generally included in impaired loans.

NET INVESTMENT INCOME

The sources of net investment income were as follows:

                                                                  1999           1998           1997
                       (in thousands)                           --------       --------       --------
Interest and dividends on fixed maturities..................    $231,176       $232,707       $250,170
Dividends on equity securities..............................       4,618          2,143          2,123
Income from short-term investments..........................       3,568          5,391          4,128
Income from mortgage loans..................................       6,296         14,964         16,283
Income from policy loans....................................      20,131         21,096         20,549
Income from other real estate-related investments...........         155            352          6,631
Income from other loans and investments.....................       2,033          2,223          2,045
                                                                --------       --------       --------
       Total investment income..............................    $267,977       $278,876       $301,929
Investment expense..........................................      (3,337)        (5,364)        (5,734)
                                                                --------       --------       --------
       Net investment income................................    $264,640       $273,512       $296,195
                                                                ========       ========       ========

NET REALIZED INVESTMENT GAINS (LOSSES)

Net realized investment gains (losses) for the years ended December 31, 1999, 1998 and 1997, were as follows:

                                                                       REALIZED GAINS (LOSSES)
                                                                -------------------------------------
                                                                 1999           1998           1997
                       (in thousands)                           -------       --------       --------
Real estate-related.........................................    $ 4,201       $ 41,362       $ 19,758
Fixed maturities............................................     (9,755)         2,158        (10,656)
Trading account securities--gross gains.....................        491          3,254             --
Trading account securities--gross losses....................     (7,794)          (417)            --
Trading account securities--holding losses..................         --           (151)            --
Equity securities...........................................      1,039          5,496            914
Other.......................................................      2,269            166            530
                                                                -------       --------       --------
  Realized investment gains (losses) before income tax
     expense (benefit)......................................    $(9,549)      $ 51,868       $ 10,546
Income tax expense (benefit)................................     (3,342)        18,154          3,691
                                                                -------       --------       --------
  Net realized investment gains (losses)....................    $(6,207)      $ 33,714       $  6,855
                                                                =======       ========       ========

Unrealized gains (losses) are computed below as follows: fixed maturities--the difference between fair value and amortized cost, adjusted for other-than-temporary declines in value; equity and other securities--the difference

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) INVESTED ASSETS AND RELATED INCOME (CONTINUED) between fair value and cost. The change in net unrealized investment gains (losses) by class of investment for the years ended December 31, 1999, 1998 and 1997 were as follows:

                                                             CHANGE IN UNREALIZED GAINS (LOSSES)
                                                          -----------------------------------------
                                                          DECEMBER 31    DECEMBER 31    DECEMBER 31
                                                              1999           1998          1997
                     (in thousands)                       ------------   ------------   -----------
Fixed maturities........................................   $(182,456)      $36,717       $ 87,787
Equity and other securities.............................      (3,929)       (1,075)          (103)
Adjustment to deferred insurance acquisition costs......       3,834        (2,399)        (2,325)
Adjustment to value of business acquired................      13,265        (1,954)       (26,209)
                                                           ---------       -------       --------
  Unrealized gain (loss) before income tax expense
     (benefit)..........................................    (169,286)       31,289         59,150
Income tax expense (benefit)............................     (15,492)       10,952           (985)
                                                           ---------       -------       --------
       Net unrealized gain (loss) on investments........   $(153,794)      $20,337       $ 60,135
                                                           =========       =======       ========

(4) UNCONSOLIDATED INVESTEES

At December 31, 1999 and 1998 the Company, along with other Kemper subsidiaries, directly held partnership interests in a number of real estate joint ventures. The Company's direct and indirect real estate joint venture investments are accounted for utilizing the equity method, with the Company recording its share of the operating results of the respective partnerships. The Company, as an equity owner, has the ability to fund, and historically has elected to fund, operating requirements of certain of the joint ventures. Consolidation accounting methods are not utilized as the Company, in most instances, does not own more than 50 percent in the aggregate, and in any event, major decisions of the partnership must be made jointly by all partners.

As of December 31, 1999 and 1998, the Company's net equity investment in unconsolidated investees amounted to $0.9 million and $1.2 million, respectively. The Company's share of net income related to such unconsolidated investees amounted to $155 thousand, $241 thousand and $835 thousand in 1999, 1998 and 1997, respectively.

(5) CONCENTRATION OF CREDIT RISK

The Company generally strives to maintain a diversified invested asset portfolio; however, certain concentrations of credit risk exist in mortgage and asset-backed securities and real estate.

Approximately 20.0 percent of the Company's investment-grade fixed maturities at December 31, 1999 were mortgage-backed securities, down from 28.0 percent at December 31, 1998, due to sales and paydowns during 1999. These investments consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities. The Company has not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. The Company's mortgage-backed investments are generally AAA credit quality.

Approximately 16.8 percent and 15.4 percent of the Company's investment-grade fixed maturities at December 31, 1999 and 1998, respectively, consisted of corporate asset-backed securities. The majority of the Company's investments in asset-backed securities were backed by home equity loans (24.0%), commercial mortgage-backed securities (22.8%), manufactured housing loans (12.5%), other commercial assets (11.3%) and collateralized loan and bond obligations (10.6%).

The Company's real estate portfolio is distributed by geographic location and property type. The geographic distribution of a majority of the real estate portfolio as of December 31, 1999 was as follows: California (36.8%), Hawaii (13.6%), Washington (10.9%) and Colorado (10.1%). The property type distribution of a majority of the real estate portfolio as of December 31, 1999 was as follows: hotels (36.3%), land (36.1%) and residential (13.5%).

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) CONCENTRATION OF CREDIT RISK (CONTINUED)
To maximize the value of certain land and other projects, additional development has been proceeding or has been planned. Such development of existing projects would continue to require funding, either from the Company or third parties. In the present real estate markets, third-party financing can require credit enhancing arrangements (e.g., standby financing arrangements and loan commitments) from the Company. The values of development projects are dependent on a number of factors, including Kemper's and the Company's plans with respect thereto, obtaining necessary construction and zoning permits and market demand for the permitted use of the property. There can be no assurance that such permits will be obtained as planned or at all, nor that such expenditures will occur as scheduled, nor that Kemper's and the Company's plans with respect to such projects may not change substantially.

Slightly more than half of the Company's real estate mortgage loans are on properties or projects where the Company, Kemper, or their affiliates have taken ownership positions in joint ventures with a small number of partners.

At December 31, 1999, loans to and investments in joint ventures in which Patrick M. Nesbitt or his affiliates ("Nesbitt"), a third-party real estate developer, have ownership interests constituted approximately $63.9 million, or
42.2 percent, of the Company's real estate portfolio. The Nesbitt ventures consist of nine hotel properties, one office building and one retail property. At December 31, 1999, the Company did not have any Nesbitt-related off-balance-sheet legal funding commitments outstanding.

At December 31, 1999, loans to a master limited partnership (the "MLP") between subsidiaries of Kemper and subsidiaries of Lumbermens Mutual Casualty Company ("Lumbermens"), a former affiliate, constituted approximately $55.4 million, or
36.5 percent, of the Company's real estate portfolio. Kemper's interest in the MLP is 75.0 percent at December 31, 1999. Loans to the MLP were placed on non-accrual status at the beginning of 1999 due to management's desire not to increase book value of the MLP over net realizable value, as interest on these loans has historically been added to principal. At December 31, 1999, MLP-related commitments accounted for approximately $0.1 million of the Company's off-balance-sheet legal commitments.

The remaining significant real estate-related investments amounted to $20.7 million at December 31, 1999 and consisted of various zoned and unzoned residential and commercial lots located in Hawaii. Due to certain negative zoning restriction developments in January 1997 and a continuing economic slump in Hawaii, the Company has placed these real estate-related investments on nonaccrual status as of December 31, 1996. The Company is currently pursuing the zoning of all remaining unzoned properties, as well as pursuing steps to sell all remaining zoned properties. However, due to the state of Hawaii's economy, which has lagged behind the economic expansion of most of the rest of the United States, the Company anticipates that it could be several additional years until it completely disposes of all of its investments in Hawaii. At December 31, 1999, off-balance sheet legal commitments related to Hawaiian properties totaled $4.0 million.

At December 31, 1999, the Company no longer had any outstanding loans or investments in projects with the Prime Group, Inc. or its affiliates, as all such investments have been sold. However, the Company continues to have Prime Group-related commitments, which accounted for $25.7 million of the Company's off-balance-sheet legal commitments at December 31, 1999.

(6) INCOME TAXES

Income tax expense (benefit) was as follows for the years ended December 31, 1999, 1998 and 1997:

                                                              1999          1998          1997
                      (in thousands)                        --------      --------      --------
Current...................................................  $ 75,816      $ 52,273      $130,662
Deferred..................................................   (42,952)      (12,469)      (99,370)
                                                            --------      --------      --------
          Total...........................................  $ 32,864      $ 39,804      $ 31,292
                                                            ========      ========      ========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) INCOME TAXES (CONTINUED)
Additionally, the deferred income tax (benefit) expense related to items included in other comprehensive income was as follows for the years ended December 31, 1999, 1998 and 1997:

                                                                1999         1998         1997
                       (in thousands)                         --------      -------      -------
Unrealized gains and losses on investments..................  $(21,477)     $12,476      $ 9,002
Value of business acquired..................................     4,643         (684)      (9,173)
Deferred insurance acquisition costs........................     1,342         (840)        (814)
                                                              --------      -------      -------
          Total.............................................  $(15,492)     $10,952      $  (985)
                                                              ========      =======      =======

The actual income tax expense for 1999, 1998 and 1997 differed from the "expected" tax expense for those years as displayed below. "Expected" tax expense was computed by applying the U.S. federal corporate tax rate of 35 percent in 1999, 1998, and 1997 to income before income tax expense.

                                                               1999         1998         1997
                       (in thousands)                         -------      -------      -------
Computed expected tax expense...............................  $27,232      $36,734      $24,503
Difference between "expected" and actual tax expense:
  State taxes...............................................    1,608         (434)       1,801
  Amortization of goodwill..................................    4,460        4,460        5,353
  Dividend received deduction...............................       --         (540)          --
  Foreign tax credit........................................     (306)        (250)        (278)
  Other, net................................................     (130)        (166)         (87)
                                                              -------      -------      -------
          Total actual tax expense..........................  $32,864      $39,804      $31,292
                                                              =======      =======      =======

Deferred tax assets and liabilities are generally determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company only records deferred tax assets if future realization of the tax benefit is more likely than not, with a valuation allowance recorded for the portion that is not likely to be realized. The valuation allowance is subject to future adjustments based upon, among other items, the Company's estimates of future operating earnings and capital gains.

The Company has established a valuation allowance to reduce the deferred federal tax asset related to real estate and unrealized losses on investments to a realizable amount. This amount is based on the evidence available and management's judgment. Any reversals of the valuation allowance are contingent upon the recognition of future capital gains in the Company's federal income tax return or a change in circumstances which causes the recognition of the benefits to become more likely than not. The change in the valuation allowance is related solely to the change in the net deferred federal tax asset or liability from unrealized gains or losses on investments.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) INCOME TAXES (CONTINUED)
The tax effects of temporary differences that give rise to significant portions of the Company's net deferred federal tax assets or liabilities were as follows:

                                                       DECEMBER 31    DECEMBER 31    DECEMBER 31
                                                          1999           1998           1997
                   (in thousands)                      -----------    -----------    -----------
Deferred federal tax assets:
  Deferred insurance acquisition costs ("DAC Tax")...   $121,723       $ 86,332       $ 75,522
  Unrealized losses on investments...................     43,758             --             --
  Life policy reserves...............................     43,931         27,240         43,337
  Unearned revenue...................................     59,349         42,598         37,243
  Real estate-related................................      7,103         13,944         13,400
  Other investment-related...........................        928          5,770          3,298
  Other..............................................      3,133          4,923          4,371
                                                        --------       --------       --------
     Total deferred federal tax assets...............    279,925        180,807        177,171
  Valuation allowance................................    (58,959)       (15,201)       (15,201)
                                                        --------       --------       --------
     Total deferred federal tax assets after
       valuation allowance...........................    220,966        165,606        161,970
                                                        --------       --------       --------
Deferred federal tax liabilities:
  Value of business acquired.........................     55,884         41,598         48,469
  Deferred insurance acquisition costs...............     41,706         32,040         20,811
  Depreciation and amortization......................     19,957         19,111         20,201
  Other investment-related...........................      7,670         14,337         18,774
  Unrealized gains on investments....................         --         21,477          9,002
  Other..............................................      2,247          1,984          4,720
                                                        --------       --------       --------
     Total deferred federal tax liabilities..........    127,464        130,547        121,977
                                                        --------       --------       --------
Net deferred federal tax assets......................   $ 93,502       $ 35,059       $ 39,993
                                                        ========       ========       ========

The net deferred tax assets relate primarily to unearned revenue and the DAC Tax associated with $1.6 billion and $1.5 billion of new and renewal sales in 1999 and 1998, respectively, from a non-registered individual and group variable bank-owned life insurance contract ("BOLI"). Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income over the ten year amortization period of the unearned revenue and DAC Tax to realize such deferred tax assets.

The tax returns through the year 1993 have been examined by the Internal Revenue Service ("IRS"). Changes proposed are not material to the Company's financial position. The tax returns for the years 1994 through 1996 are currently under examination by the IRS.

(7) RELATED-PARTY TRANSACTIONS

The Company received capital contributions from Kemper of $4.3 million and $45.0 million during 1998 and 1997, respectively. The Company paid cash dividends of $115.0 million, $95.0 million and $29.3 million to Kemper during 1999, 1998 and 1997, respectively.

The Company has loans to joint ventures, consisting primarily of mortgage loans on real estate, in which the Company and/or one of its affiliates has an ownership interest. At December 31, 1999 and 1998, joint venture mortgage loans totaled $67.2 million and $65.8 million, respectively, and during 1999, 1998 and 1997, the Company earned interest income on these joint venture loans of $0.6 million, $6.8 million and $7.5 million, respectively.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(7) RELATED-PARTY TRANSACTIONS (CONTINUED)
All of the Company's personnel are employees of Federal Kemper Life Assurance Company ("FKLA"), an affiliated company. The Company is allocated expenses for the utilization of FKLA employees and facilities, the investment management services of Scudder Kemper Investments, Inc. ("SKI") an affiliated company, and the information systems of Kemper Service Company ("KSvC"), an SKI subsidiary, based on the Company's share of administrative, legal, marketing, investment management, information systems and operation and support services. During 1999 and 1998, expenses allocated to the Company from SKI amounted to $17 thousand and $43 thousand, respectively. During 1997, expenses allocated to the Company from SKI and KSvC amounted to $114 thousand. The Company also paid to SKI investment management fees of $1.8 million, $3.1 million and $3.5 million during 1999, 1998 and 1997, respectively. In addition, expenses allocated to the Company from FKLA during 1999, 1998 and 1997 amounted to $34.1 million, $35.5 million and $30.0 million, respectively. The Company also paid to Kemper real estate subsidiaries fees of $1.0 million, $1.5 million and $2.2 million in 1999, 1998 and 1997, respectively, related to the management of the Company's real estate portfolio.

(8) REINSURANCE

As of December 31, 1999 and 1998, the reinsurance recoverable related to fixed-rate annuity liabilities ceded to an affiliate amounted to $309.7 million and $344.8 million, respectively.

In 1996, the Company assumed, on a yearly renewable term basis, term life insurance from FKLA. Premiums assumed during 1999 under the terms of the treaty amounted to $21.3 million and the face amount which remained outstanding at December 31, 1999 amounted to $10.4 billion.

Effective January 1, 1997, the Company ceded 90 percent of all new direct life insurance premiums to outside reinsurers. Life reserves ceded to outside reinsurers on the Company's direct business amounted to approximately $595 thousand and $413 thousand as of December 31, 1999 and 1998, respectively.

During December 1997, the Company entered into a funds withheld reinsurance agreement with a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"), formerly ZC Life Reinsurance Limited. Under the terms of this agreement, the Company ceded, on a yearly renewable term basis, 90 percent of the net amount at risk (death benefit payable to the insured less the insured's separate account cash surrender value) related to BOLI, which is held in the Company's separate accounts. As consideration for this reinsurance coverage, the Company cedes separate account fees (cost of insurance charges) to ZICBB and retains a portion of such funds under the terms of the reinsurance agreement in a funds withheld account which is included as a component of benefits and funds payable in the accompanying consolidated balance sheets. During 1998, the Company modified the reinsurance agreement to increase the reinsurance from ninety percent to one hundred percent.

The following table contains amounts related to the BOLI funds withheld reinsurance agreement (in millions):

BANK OWNED LIFE INSURANCE (BOLI)
(in millions)

                                                                     YEAR ENDED DECEMBER 31
                                                                --------------------------------
                                                                  1999        1998        1997
                                                                --------    --------    --------
Face amount in force........................................    $ 82,021    $ 66,186    $ 59,338
                                                                ========    ========    ========
Net amount at risk ceded....................................    $(75,979)   $(62,160)   $(51,066)
                                                                ========    ========    ========
Cost of insurance charges ceded.............................    $  166.4    $  175.5    $   24.3
                                                                ========    ========    ========
Funds withheld account......................................    $  263.4    $  170.9    $   23.4
                                                                ========    ========    ========

The Company has a funds withheld account ("FWA") supporting reserve credits on reinsurance ceded on the BOLI product. Amendments to the reinsurance contracts during 1998 changed the methodology used to determine increases to the FWA. A substantial portion of the FWA was marked-to-market based predominantly

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(8) REINSURANCE (CONTINUED)
upon the total return of the Governmental Bond Division of the KILICO Variable Series I Separate Account. During 1998, the Company recorded a $2.5 million increase to the FWA related to this mark-to-market. In November 1998, to properly match revenue and expenses, the Company had also placed assets supporting the FWA in a segmented portion of its General Account. This portfolio was classified as "trading" under Statement of Financial Accounting Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. During 1998, the Company recorded a realized capital gain of $2.8 million upon transfer of these assets from "available for sale" to the trading portfolio as required by FAS 115. In addition, the Company recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair value of this portfolio during 1999 and 1998, respectively.

Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, the Company no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through the Company's operating results.

(9) POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

FKLA sponsors a health and welfare benefit plan that provides insurance benefits covering substantially all eligible, active and retired employees of FKLA and their covered dependents and beneficiaries. The Company is allocated a portion of the costs of providing such benefits. The Company is self insured with respect to medical benefits, and the plan is not funded except with respect to certain disability-related medical claims. The medical plan provides for medical insurance benefits at retirement, with eligibility based upon age and the participant's number of years of participation attained at retirement. The plan is contributory for pre-Medicare retirees, and will be contributory for all retiree coverage for most current employees, with contributions generally adjusted annually. Postretirement life insurance benefits are noncontributory and are limited to $10,000 per participant.

The allocated accumulated postretirement benefit obligation accrued by the Company amounted to $1.2 million and $2.0 million at December 31, 1999 and 1998, respectively.

The discount rate used in determining the allocated postretirement benefit obligation was 8.0 percent and 7.0 percent for 1999 and 1998, respectively. The assumed health care trend rate used was based on projected experience for 1999,
7.2 percent for 2000, gradually declining to 5.6 percent by the year 2004 and gradually declining thereafter.

A one percentage point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation as of December 31, 1999 and 1998 by $190 thousand and $312 thousand, respectively.

(10) COMMITMENTS AND CONTINGENT LIABILITIES

The Company is involved in various legal actions for which it establishes liabilities where appropriate. In the opinion of the Company's management, based upon the advice of legal counsel, the resolution of such litigation is not expected to have a material adverse effect on the consolidated financial statements.

Although neither the Company nor its joint venture projects have been identified as a "potentially responsible party" under Federal environmental guidelines, inherent in the ownership of, or lending to, real estate projects is the possibility that environmental pollution conditions may exist on or near or relate to properties owned or previously owned on properties securing loans. Where the Company has presently identified remediation costs, they have been taken into account in determining the cash flows and resulting valuations of the related real estate assets. Based on the Company's receipt and review of environmental reports on most of the projects in which it is involved, the Company believes its environmental exposure would be immaterial to its consolidated results of operations. However, the Company may be required in the future to take actions to remedy environmental exposures, and there can be no assurance that material environmental exposures will not develop or be identified in the future. The amount of future environmental costs is impossible to estimate due to, among other factors, the

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10) COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED) unknown magnitude of possible exposures, the unknown timing and extent of corrective actions that may be required, the determination of the Company's liability in proportion to others and the extent such costs may be covered by insurance or various environmental indemnification agreements.

(11) FINANCIAL INSTRUMENTS--OFF-BALANCE-SHEET RISK

At December 31, 1999, the Company had future legal loan commitments and stand-by financing agreements totaling $29.8 million to support the financing needs of various real estate investments. To the extent these arrangements are called upon, amounts loaned would be collateralized by assets of the joint ventures, including first mortgage liens on the real estate. The Company's criteria in making these arrangements are the same as for its mortgage loans and other real estate investments. These commitments are included in the Company's analysis of real estate-related reserves and write-downs. The fair values of loan commitments and standby financing agreements are estimated in conjunction with and using the same methodology as the fair value estimates of mortgage loans and other real estate-related investments.

(12) FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates are made at specific points in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. A significant portion of the Company's financial instruments are carried at fair value. Fair value estimates for financial instruments not carried at fair value are generally determined using discounted cash flow models and assumptions that are based on judgments regarding current and future economic conditions and the risk characteristics of the investments. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could significantly affect the estimates and such estimates should be used with care.

Fair value estimates are determined for existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and certain liabilities that are not considered financial instruments. Accordingly, the aggregate fair value estimates presented do not represent the underlying value of the Company. For example, the Company's subsidiaries are not considered financial instruments, and their value has not been incorporated into the fair value estimates. In addition, tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

FIXED MATURITIES AND EQUITY SECURITIES: Fair values were determined by using market quotations, or independent pricing services that use prices provided by market makers or estimates of fair values obtained from yield data relating to instruments or securities with similar characteristics, or fair value as determined in good faith by the Company's portfolio manager, SKI.

CASH AND SHORT-TERM INVESTMENTS: The carrying amounts reported in the consolidated balance sheets for these instruments approximate fair values.

MORTGAGE LOANS AND OTHER REAL ESTATE-RELATED INVESTMENTS: Fair values were estimated based upon the investments observable market price, net of estimated costs to sell. The estimates of fair value should be used with care given the inherent difficulty in estimating the fair value of real estate due to the lack of a liquid quotable market.

OTHER LOANS AND INVESTMENTS: The carrying amounts reported in the consolidated balance sheets for these instruments approximate fair values. The fair values of policy loans were estimated by discounting the expected future cash flows using an interest rate charged on policy loans for similar policies currently being issued.

LIFE POLICY BENEFITS: Fair values of the life policy benefits regarding investment contracts (primarily deferred annuities) and universal life contracts were estimated by discounting gross benefit payments, net of contractual premiums, using the average crediting rate currently being offered in the marketplace for similar contracts with

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12) FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) maturities consistent with those remaining for the contracts being valued. The Company had projected its future average crediting rate in 1999 and 1998 to be
4.78 percent and 4.75 percent, respectively, while the assumed average market crediting rate was 5.0 percent in both 1999 and 1998.

The carrying values and estimated fair values of the Company's financial instruments at December 31, 1999 and 1998 were as follows:

                                                       DECEMBER 31, 1999             DECEMBER 31, 1998
                                                    ------------------------      ------------------------
                                                     CARRYING        FAIR          CARRYING        FAIR
                                                      VALUE         VALUE           VALUE         VALUE
                 (in thousands)                     ----------    ----------      ----------    ----------
Financial instruments recorded as assets:
  Fixed maturities..............................    $3,276,017    $3,276,017      $3,482,820    $3,482,820
  Trading account securities....................            --            --         101,781       101,781
  Cash and short-term investments...............        54,406        54,406          71,820        71,820
  Mortgage loans and other real estate-related
     assets.....................................       151,623       151,623         164,375       164,375
  Policy loans..................................       261,788       261,788         271,540       271,540
  Equity securities.............................        61,592        61,592          66,854        66,854
  Other invested assets.........................        25,620        26,226          23,645        27,620
Financial instruments recorded as liabilities:
  Life policy benefits, excluding term life
     reserves...................................     3,399,299     3,299,254       3,551,050     3,657,510
  Funds withheld account........................       263,428       263,428         170,920       170,920

(13) STOCKHOLDER'S EQUITY--RETAINED EARNINGS

The maximum amount of dividends which can be paid by insurance companies domiciled in the State of Illinois to shareholders without prior approval of regulatory authorities is restricted. The maximum amount of dividends which can be paid by the Company without prior approval in 2000 is $59.1 million. The Company paid cash dividends of $115.0 million, $95.0 million and $29.3 million to Kemper during 1999, 1998 and 1997, respectively.

The Company's net income and capital and surplus as determined in accordance with statutory accounting principles were as follows:

                                                                  1999          1998          1997
                       (in thousands)                           --------      --------      --------
Net income..................................................    $ 59,116      $ 64,871      $ 58,372
                                                                ========      ========      ========
Statutory capital and surplus...............................    $394,966      $455,213      $476,924
                                                                ========      ========      ========

In March 1998, the National Association of Insurance Commissioners approved the codification of statutory accounting principles. Codification is effective January 1, 2001. The Company has not quantified the impact that codification will have on its statutory financial position or results of operations.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(14) UNAUDITED INTERIM FINANCIAL INFORMATION

The following table sets forth the Company's unaudited quarterly financial information:

(in thousands)

                                        MARCH 31    JUNE 30     SEPTEMBER 30    DECEMBER 31      YEAR
QUARTER ENDED                           --------    --------    ------------    -----------    --------
1999 OPERATING SUMMARY
  Revenues............................  $95,646     $ 86,164      $78,301        $103,308      $363,419
                                        =======     ========      =======        ========      ========
  Net operating income, excluding
     realized gains (losses)..........  $11,222     $ 14,385      $11,568        $ 13,971      $ 51,147
  Net realized investment gains
     (losses).........................     (627)      (1,286)      (5,098)            805        (6,207)
                                        -------     --------      -------        --------      --------
          Net income..................  $10,595     $ 13,099      $ 6,470        $ 14,776      $ 44,940
                                        =======     ========      =======        ========      ========
1998 OPERATING SUMMARY
  Revenues............................  $98,026     $110,003      $98,752        $112,958      $419,739
                                        =======     ========      =======        ========      ========
  Net operating income, excluding
     realized gains...................  $ 8,025     $  5,700      $ 7,169        $ 10,541      $ 31,435
  Net realized investment gains.......    1,205       10,187        5,818          16,504        33,714
                                        -------     --------      -------        --------      --------
          Net income..................  $ 9,230     $ 15,887      $12,987        $ 27,045      $ 65,149
                                        =======     ========      =======        ========      ========
1997 OPERATING SUMMARY
  Revenues............................  $89,055     $ 99,293      $86,071        $151,061      $425,480
                                        =======     ========      =======        ========      ========
  Net operating income, excluding
     realized gains(losses)...........  $ 9,590     $  7,701      $ 6,075        $  8,496      $ 31,862
  Net realized investment gains
     (losses).........................      578        5,305       (1,971)          2,943         6,855
                                        -------     --------      -------        --------      --------
          Net income..................  $10,168     $ 13,006      $ 4,104        $ 11,439      $ 38,717
                                        =======     ========      =======        ========      ========

(15) OPERATING SEGMENTS AND RELATED INFORMATION

In June 1997, the Financial Accounting Standards Board ("the FASB") issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. FAS 131 established standards for how to report information about operating segments. It also established standards for related disclosures about products and services, geographic areas and major customers. The Company adopted FAS 131 as of December 31, 1998 and the impact of implementation did not affect the Company's consolidated financial position, results of operations or cash flows. In the initial year of adoption, FAS 131 requires comparative information for earlier years to be restated, unless impracticable to do so.

The Company, FKLA, Zurich Life Insurance Company of America, ("ZLICA"), and Fidelity Life Association ("FLA"), a Mutual Legal Reserve Company, owned by its policyholders, operate under the trade name Zurich Kemper Life. For purposes of this operating segment disclosure, Zurich Kemper Life will also include the operations of Zurich Direct, Inc., an affiliated direct marketing life insurance agency and excludes FLA, as it is owned by its policyholders.

Zurich Kemper Life is segregated by Strategic Business Unit ("SBU"). The SBU concept employed by ZFS has each SBU concentrate on a specific customer market. The SBU is the focal point of Zurich Kemper Life, because it is at the SBU level that Zurich Kemper Life can clearly identify customer segments and then work to understand and satisfy the needs of each customer. The contributions of Zurich Kemper Life's SBUs to consolidated revenues, operating results and certain balance sheet data pertaining thereto, are shown in the following tables on the basis of accounting principles generally accepted in the United States.

Zurich Kemper Life is segregated into the Life Brokerage, Financial, Retirement Solutions Group ("RSG") and Direct SBUs. The SBUs are not managed at the legal entity level, but rather at the Zurich Kemper Life level.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) OPERATING SEGMENTS AND RELATED INFORMATION (CONTINUED)
Zurich Kemper Life's SBUs cross legal entity lines, as certain similar products are sold by more than one legal entity. The vast majority of the Company's business is derived from the Financial and RSG SBUs.

Each SBU's revenue is derived from geographically dispersed areas as Zurich Kemper Life is licensed in the District of Columbia and all states except New York. During 1999, 1998 and 1997, Zurich Kemper Life did not derive net revenue from one customer that exceeded 10 percent of the total revenue of Zurich Kemper Life.

The principal products and markets of Zurich Kemper Life's SBUs are as follows:

LIFE BROKERAGE: The Life Brokerage SBU develops low cost term and universal life insurance, as well as fixed annuities, to market through independent agencies and national marketing organizations.

FINANCIAL: The Financial SBU focuses on a wide range of products that provide for the accumulation, distribution and transfer of wealth and primarily includes variable and fixed annuities, variable universal life and bank-owned life insurance. These products are distributed to consumers through financial intermediaries such as banks, brokerage firms and independent financial planners. Institutional business includes BOLI and funding agreements (included in FKLA).

RSG: The RSG SBU has a sharp focus on its target customer. This SBU markets variable annuities to K-12 schoolteachers, administrators, and healthcare workers, along with college professors and certain employees of selected non-profit organizations. This target market is eligible for what the IRS designates as retirement-oriented savings or investment plans that qualify for special tax treatment.

DIRECT: The Direct SBU is a direct marketer of basic, low-cost term life insurance through various marketing media.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) OPERATING SEGMENTS AND RELATED INFORMATION (CONTINUED)
Summarized financial information for ZKL's SBU's are as follows:

As of and for the period ending December 31, 1999:
(in thousands)

                                            LIFE
                                         BROKERAGE      FINANCIAL        RSG         DIRECT        TOTAL
          INCOME STATEMENT               ----------    -----------    ----------    --------    -----------
REVENUE
  Premium income.....................    $  145,533    $       410    $       --    $  8,038    $   153,981
  Net investment income..............       137,106        175,590       101,202       1,297        415,195
  Realized investment gains
     (losses)........................           976         (6,980)          (98)         --         (6,102)
  Fees and other income..............        70,477         48,873        35,742      44,528        199,620
                                         ----------    -----------    ----------    --------    -----------
          Total revenue..............       354,092        217,893       136,846      53,863        762,694
                                         ----------    -----------    ----------    --------    -----------
BENEFITS AND EXPENSES
  Policyholder benefits..............       200,161        112,869        68,801       3,529        385,360
  Intangible asset amortization......        54,957         12,053        13,989          --         80,999
  Net deferral of insurance
     acquisition costs...............       (37,433)       (43,664)      (20,624)    (41,412)      (143,133)
  Commissions and taxes, licenses and
     fees............................        21,881         66,702        26,700      17,411        132,694
  Operating expenses.................        56,179         25,101        23,611      71,194        176,085
                                         ----------    -----------    ----------    --------    -----------
          Total benefits and
            expenses.................       295,745        173,061       112,477      50,722        632,005
                                         ----------    -----------    ----------    --------    -----------
Income before income tax expense.....        58,347         44,832        24,369       3,141        130,689
Income tax expense...................        25,707         19,235        10,966       1,114         57,022
                                         ----------    -----------    ----------    --------    -----------
          Net income.................    $   32,640    $    25,597    $   13,403    $  2,027    $    73,667
                                         ==========    ===========    ==========    ========    ===========
BALANCE SHEET
  Total assets.......................    $3,066,956    $10,311,850    $4,755,437    $144,189    $18,278,432
                                         ==========    ===========    ==========    ========    ===========

                                                                           NET
                                                                         INCOME
                                                              REVENUE    (LOSS)       ASSETS
                                                              --------   -------   -------------
Total revenue, net income and assets, respectively, from
  above:....................................................  $762,694   $73,667    $18,278,432
                                                              --------   -------    -----------
Less:
  Revenue, net income and assets of FKLA....................   305,334    24,801      3,162,048
  Revenue, net income and assets of ZLICA...................    49,460     8,528        456,283
  Revenue, net loss and assets of Zurich Direct.............    44,481    (4,602)         4,385
                                                              --------   -------    -----------
  Totals per the Company's consolidated financial
     statements.............................................  $363,419   $44,940    $14,655,716
                                                              ========   =======    ===========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) OPERATING SEGMENTS AND RELATED INFORMATION (CONTINUED)
As of and for the period ending December 31, 1998:
(in thousands)

                                             LIFE
                                          BROKERAGE     FINANCIAL        RSG         DIRECT        TOTAL
INCOME STATEMENT                          ----------    ----------    ----------    --------    -----------
REVENUE
  Premium income......................    $  160,067    $       56    $       --    $  5,583    $   165,706
  Net investment income...............       141,171       180,721       100,695         271        422,858
  Realized investment gains...........        20,335        33,691        15,659          30         69,715
  Fees and other income...............        80,831        40,421        31,074      23,581        175,907
                                          ----------    ----------    ----------    --------    -----------
       Total revenue..................       402,404       254,889       147,428      29,465        834,186
                                          ----------    ----------    ----------    --------    -----------
BENEFITS AND EXPENSES
  Policyholder benefits...............       243,793       117,742        73,844       2,110        437,489
  Intangible asset amortization.......        58,390        15,669        15,703          --         89,762
  Net deferral of insurance
     acquisition costs................       (55,569)       (9,444)      (22,964)    (22,765)      (110,742)
  Commissions and taxes, licenses and
     fees.............................        29,539        43,919        22,227      11,707        107,392
  Operating expenses..................        61,659        24,924        20,279      35,593        142,455
                                          ----------    ----------    ----------    --------    -----------
       Total benefits and expenses....       337,812       192,810       109,089      26,645        666,356
                                          ----------    ----------    ----------    --------    -----------
Income before income tax expense......        64,592        62,079        38,339       2,820        167,830
Income tax expense....................        26,774        24,340        14,794       1,001         66,909
                                          ----------    ----------    ----------    --------    -----------
       Net income.....................    $   37,818    $   37,739    $   23,545    $  1,819    $   100,921
                                          ==========    ==========    ==========    ========    ===========
BALANCE SHEET
  Total assets........................    $3,194,530    $8,232,927    $4,172,828    $ 46,254    $15,646,539
                                          ==========    ==========    ==========    ========    ===========

                                                                              NET
                                                                             INCOME
                                                                REVENUE      (LOSS)       ASSETS
                                                                --------    --------    -----------
Total revenue, net income and assets, respectively, from
  above:....................................................    $834,186    $100,921    $15,646,539
                                                                --------    --------    -----------
Less:
  Revenue, net income and assets of FKLA....................     336,841      35,953      2,986,381
  Revenue, net loss and assets of ZLICA.....................      54,058      (1,066)       416,115
  Revenue, net income and assets of Zurich Direct...........      23,548         885          4,322
                                                                --------    --------    -----------
       Totals per the Company's consolidated financial
          statements........................................    $419,739    $ 65,149    $12,239,721
                                                                ========    ========    ===========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) OPERATING SEGMENTS AND RELATED INFORMATION (CONTINUED)
As of and for the period ending December 31, 1997:
(in thousands)

                                              LIFE
                                           BROKERAGE     FINANCIAL        RSG        DIRECT        TOTAL
           INCOME STATEMENT                ----------    ----------    ----------    -------    -----------
REVENUE
  Premium income.......................    $  167,439    $       --    $       --    $ 4,249    $   171,688
  Net investment income................       155,885       212,767        91,664        455        460,771
  Realized investment gains............         2,503         7,744         2,692         50         12,989
  Fees and other income................        78,668        73,823        23,663      8,007        184,161
                                           ----------    ----------    ----------    -------    -----------
       Total revenue...................       404,495       294,334       118,019     12,761        829,609
                                           ----------    ----------    ----------    -------    -----------
BENEFITS AND EXPENSES
  Policyholder benefits................       247,878       153,327        60,061      2,234        463,500
  Intangible asset amortization........        58,534        25,593        15,589         --         99,716
  Net deferral of insurance acquisition
     costs.............................       (50,328)      (18,222)      (13,033)    (5,242)       (86,825)
  Commissions and taxes, licenses and
     fees..............................        39,477        66,552        16,668      3,518        126,215
  Operating expenses...................        55,859        20,282        14,320     19,472        109,933
                                           ----------    ----------    ----------    -------    -----------
       Total benefits and expenses.....       351,420       247,532        93,605     19,982        712,539
                                           ----------    ----------    ----------    -------    -----------
Income (loss) before income tax expense
  (benefit)............................        53,075        46,802        24,414     (7,221)       117,070
Income tax expense (benefit)...........        25,554        21,144        10,545     (2,528)        54,715
                                           ----------    ----------    ----------    -------    -----------
       Net income (loss)...............    $   27,521    $   25,658    $   13,869    $(4,693)   $    62,355
                                           ==========    ==========    ==========    =======    ===========
BALANCE SHEET
  Total assets.........................    $2,877,854    $7,416,791    $3,759,173    $41,669    $14,095,487
                                           ==========    ==========    ==========    =======    ===========

                                                                              NET
                                                                            INCOME
                                                                REVENUE     (LOSS)       ASSETS
                                                                --------    -------    -----------
Total revenue, net income and assets, respectively, from
  above:....................................................    $829,609    $62,355    $14,095,487
Less:
  Revenue, net income and assets of FKLA....................     338,854     24,740      3,105,396
  Revenue, net income and assets of ZLICA...................      57,233      2,193        398,786
  Revenue, net loss and assets of Zurich Direct.............       8,042     (3,295)         1,655
                                                                --------    -------    -----------
       Totals per the Company's consolidated financial
          statements........................................    $425,480    $38,717    $10,589,650
                                                                ========    =======    ===========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(16) SUBSEQUENT EVENT

In February 2000, the Company announced that it had entered into an agreement to purchase for $5.5 million the following related entities, all privately held New York corporations:

     - PMG Securities Corporation
     - PMG Asset Management, Inc.
     - PMG Life Agency, Inc., and
     - PMG Marketing, Inc.

These companies were primarily purchased for their specialization in the target market of the RSG SBU. The acquisition is expected to close at the end of the first quarter 2000.

APPENDIX A

ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:            $40,000

Guarantee Period:               5 Years

Guaranteed Interest Rate:     5% Annual Effective Rate

The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Date of Issue. The Market Value Adjustment operates in a similar manner for transfers. No Withdrawal Charge applies to transfers.

The Guarantee Period Value for this $40,000 Purchase Payment is $51,051.26 at the end of the five-year Guarantee Period. After one year, when the withdrawals occur in these examples, the Guarantee Period Value is $42,000.00. It is also assumed, for the purposes of these examples, that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment will be based on the rate we are then crediting (at the time of the withdrawal) on new Contracts with the same Guarantee Period as the time remaining in your Guarantee Period rounded to the next higher number of complete years. One year after the Purchase Payment there would have been four years remaining in your Guarantee Period. These examples also show the Withdrawal Charge (if any) which would be calculated separately after the Market Value Adjustment.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment and we are then crediting 6.5% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:

                                 -.0551589*   =    [   (1 + .05)    ]  (4)   -1
                                                      ----------
                                                      (1 + .065)

The Market Value Adjustment is a reduction of $2,316.67 from the Guarantee Period Value:

                       - 2,316.67 = -.0551589 X 42,000.00

The Market Adjusted Value would be:

                      $39,683.33 = $42,000.00 - $2,316.67

A Withdrawal Charge of 6% would be assessed against the Market Adjusted Value in excess of the amount available as a free withdrawal. In this case, there are no prior withdrawals, so 10% of the Market Adjusted Value is not subject to a Withdrawal Charge. The Withdrawal Charge is thus:

                       $2,142.90 = $39,683.33 X .90 X .06

Thus, the amount payable on a full withdrawal would be:

                      $37,540.43 = $39,683.33 - $2,142.90

If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be 50% of that of the full withdrawal:

                      -$1,158.34 = -.0551589 X $21,000.00

The Market Adjusted Value would be:

                      $19,841.66 = $21,000.00 - $1,158.34

---------------

* Actual calculation utilizes 10 decimal places.

The Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 10% of the full Market Adjusted Value as there are no prior withdrawals:

                $952.39 = ($19,841.46 - .10 X $39,683.33) X .06

Thus, the amount payable on this partial withdrawal would be:

                        $18.889.07 = $19,841.46 -$952.39

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year later and we are then crediting 4% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:

                                 +.0390198    =    [   (1 + .05)    ]  (4)   -1
                                                      ----------
                                                       (1 + .04)

The Market Value Adjustment is an increase of $1638.83 to the Guarantee Period
Value:

                       $1,638.83 = $42,000.00 X .0390198

The Market Adjusted Value would be:

                       $43,638.33 = $42,000.00 +$1,638.83

A Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 10% of the full Market Adjusted Value, as there were no prior withdrawals:

                       $2,356.47 = $43,638.33 X .90 X .06

Thus, the amount payable on withdrawal would be:

                      $41,281.85 = $43,638.33 - $2,356.47

If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be:

                        $819.42 = $21,000.00 X .0390198

The Market Adjusted Value of $21,000.00 would be:

                       $21,819.42 = $21,000.00 + $819.42

The Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 10% of the full Market Adjusted Value as there are no prior withdrawals:

                $1,047.34 = ($21,819.42 - .1 X $43,638.33) X .06

Thus, the amount payable on this partial withdrawal would be:

                      $20,772.08 = $21,819.42 - $1,047.34

Actual Market Value Adjustment may have a greater or lesser impact than that shown in the Examples, depending on the actual change in interest crediting rates and the timing of the withdrawal or transfer in relation to the time remaining in the Guarantee Period.

APPENDIX B

KEMPER INVESTORS LIFE INSURANCE COMPANY DEFERRED FIXED AND VARIABLE ANNUITY IRA, ROTH IRA AND SIMPLE IRA DISCLOSURE STATEMENT

This Disclosure Statement describes the statutory and regulatory provisions applicable to the operation of traditional Individual Retirement Annuities
(IRAs), Roth Individual Retirement Annuities (Roth IRAs) and Simple Individual Retirement Annuities (SIMPLE IRAs). Internal Revenue Service regulations require that this be given to each person desiring to establish an IRA, Roth IRA or a SIMPLE IRA. Except where otherwise indicated, IRA discussion includes Simplified Employee Pension IRAs (SEP IRAs). Further information can be obtained from Kemper Investors Life Insurance Company and from any district office of the Internal Revenue Service.

A. REVOCATION

Within 7 days of the date you signed your enrollment application, you may revoke the Contract and receive back 100% of your money. To do so, wire Kemper Investors Life Insurance Company, 1 Kemper Drive, Long Grove, Illinois 60049, or call 1-800-621-5001.

B. STATUTORY REQUIREMENTS

This Contract is intended to meet the requirements of Section 408(b) of the Internal Revenue Code (Code), Section 408A of the Code for use as a Roth IRA, or of Section 408(p) of the Code for use as a SIMPLE IRA, whichever is applicable. The Contract has not been approved as to form for use as an IRA, Roth IRA or a SIMPLE IRA by the Internal Revenue Service. Such approval by the Internal Revenue Service is a determination only as to form of the Contract, and does not represent a determination on the merits of the Contract.

1. The amount in your IRA, Roth IRA, and SIMPLE IRA, whichever is applicable, must be fully vested at all times and the entire interest of the owner must be nonforfeitable.

2. The Contract must be nontransferable by the owner.

3. The Contract must have flexible premiums.

4. For IRAs and SIMPLE IRAs, you must start receiving distributions on or before April 1 of the year following the year in which you reach age 70 1/2 (the required beginning date)(see "Required Distributions"). However, Section 401(a)(9)(A) of the Code (relating to minimum distributions required to commence at age 70 1/2), and the incidental death benefit requirements of Section 401(a) of the Code, do not apply to Roth IRAs.

If you die before your entire interest in your Contract is distributed, unless otherwise permitted under applicable law, any remaining interest in the Contract must be distributed to your beneficiary by December 31 of the calendar year containing the fifth anniversary of your death; except that: (1) if the interest is payable to an individual who is your designated beneficiary (within the meaning of Section 401(a)(9) of the Code), the designated beneficiary may elect to receive the entire interest over his or her life, or over a period certain not extending beyond his or her life expectancy, commencing on or before December 31 of the calendar year immediately following the calendar year in which you die; and (2) if the designated beneficiary is your spouse, the Contract will be treated as his or her own IRA, or, where applicable, Roth IRA.

5. Except in the case of a rollover contribution or a direct transfer (see "Rollovers and Direct Transfers"), or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP), (1) all contributions to an IRA, including a Roth IRA, must be cash contributions which do not exceed $2,000 for any taxable year, and (2) all contributions to a SIMPLE IRA must be cash contributions, including matching or nonelective employer contributions (see "SIMPLE IRAs"), which do not exceed $6,000 for any year (as adjusted for inflation).

6. The Contract must be for the exclusive benefit of you and your beneficiaries.

C. ROLLOVERS AND DIRECT TRANSFERS FOR IRAS AND SIMPLE IRAS

1. A rollover is a tax-free transfer from one retirement program to another that you cannot deduct on your tax return. There are two kinds of tax-free rollover payments under an IRA. In one, you transfer amounts from one IRA to another. With the other, you transfer amounts from a qualified employee benefit plan or tax-sheltered annuity to an IRA. Tax-free rollovers can be made from a SIMPLE IRA to another SIMPLE IRA or to a SIMPLE

Individual Retirement Account under Section 408(p) of the Code. An individual can make a tax-free rollover to an IRA from a SIMPLE IRA after a two-year period has expired since the individual first participated in a SIMPLE plan.

2. You must complete the transfer by the 60th day after the day you receive the distribution from your IRA or other qualified employee benefit plan or SIMPLE IRA.

3. A rollover distribution may be made to you only once a year. The one-year period begins on the date you receive the rollover distribution, not on the date you roll it over (reinvest it).

4. A direct transfer to an IRA of funds in an IRA from one trustee or insurance company to another is not a rollover. It is a transfer that is not affected by the one-year waiting period.

5. All or a part of the premium for this Contract used as an IRA may be paid from a rollover from an IRA, qualified pension or profit-sharing plan or tax-sheltered annuity, or from a direct transfer from another IRA. All or part of the premium for this Contract used as a SIMPLE IRA may be paid from a rollover from a SIMPLE IRA or SIMPLE Individual Retirement Account or, to the extent permitted by law, from a direct transfer from a SIMPLE IRA or SIMPLE Individual Retirement Account.

6. A distribution that is eligible for rollover treatment from a qualified employee benefit plan or tax-sheltered annuity will be subject to twenty percent (20%) withholding by the Internal Revenue Service even if you roll the distribution over within the 60-day rollover period. One way to avoid this withholding is to make the distribution as a direct transfer to the IRA trustee or insurance company.

D. CONTRIBUTION LIMITS AND ALLOWANCE OF DEDUCTION FOR IRAS

1. In general, the amount you can contribute each year to an IRA is the lesser of $2,000 or your taxable compensation for the year. If you have more than one IRA, the limit applies to the total contributions made to your own IRAs for the year. Generally, if you work the amount that you earn is compensation. Wages, salaries, tips, professional fees, bonuses and other amounts you receive for providing personal services are compensation. If you own and operate your own business as a sole proprietor, your net earnings reduced by your deductible contributions on your behalf to self-employed retirement plans is compensation. If you are an active partner in a partnership and provide services to the partnership, your share of partnership income reduced by deductible contributions made on your behalf to qualified retirement plans is compensation. All taxable alimony and separate maintenance payments received under a decree of divorce or separate maintenance is compensation.

2. In the case of a married couple filing a joint return, up to $2,000 can be contributed to each spouse's IRA, even if one spouse has little or no compensation. This means that the total combined contributions that can be made to both IRAs can be as much as $4,000 for the year. Previously, if one spouse had no compensation or elected to be treated as having no compensation, the total combined contributions to both IRAs could no be more than $2,250.

3. In the case of a married couple with unequal compensation who file a joint return, the limit on the deductible contributions to the IRA of the spouse with less compensation is the smaller of:

     a. $2,000, or

     b. The total compensation of both spouses, reduced by any deduction allowed for contributions to IRAs of the spouse with more compensation.

The deduction for contributions to both spouses' IRAs may be further limited if either spouse is covered by an employer retirement plan.

4. Even if your spouse is covered by an employer retirement plan, you may be able to deduct your contributions to an IRA if you are not covered by an employer plan. The deduction is limited to $2,000 and it must be reduced if your adjusted gross income on a joint return is more than $150,000 but less than $160,000. Your deduction is eliminated if your income on a joint return is $160,000 or more.

5. Contributions to your IRA can be made at any time. If you make the contribution between January 1 and April 15, however, you may elect to treat the contribution as made either in that year or in the preceding year. You may file a tax return claiming a deduction for your IRA contribution before the contribution is actually made. You must, however, make the contribution by the due date of your return not including extensions.

6. You cannot make a contribution other than a rollover contribution to your IRA for the year in which you reach age 70 1/2 or thereafter.

E. SEP IRAS

1. SEP IRA rules concerning eligibility and contributions are governed by Code
Section 408(k). The maximum deductible contribution for a SEP IRA is the lesser of $30,000 or 15% of compensation.

2. A SEP must be established and maintained by an employer (corporation, partnership, sole proprietor). Information about the Kemper SEP is available upon request.

F. SIMPLE IRAS

1. A SIMPLE IRA must be established with your employer using a qualified salary reduction agreement.

2. You may elect to have your employer contribute to your SIMPLE IRA, under a qualified salary reduction agreement, an amount (expressed as a percentage of your compensation) not to exceed $6,000 (as adjusted for inflation) for the year. In addition to these employee elective contributions, your employer is required to make each year either (1) a matching contribution equal to up to 3 percent, and not less than 1 percent, of your SIMPLE IRA contribution for the year, or (2) a nonelective contribution equal to 2 percent of your compensation for the year (up to $150,000 of compensation, as adjusted for inflation). No other contributions may be made to a SIMPLE IRA.

3. Employee elective contributions and employer contributions (i.e., matching contributions and nonelective contributions) to your SIMPLE IRA are excluded from your gross income.

4. To the extent an individual with a SIMPLE IRA is no longer participating in a SIMPLE plan (e.g., the individual has terminated employment), and two years has passed since the individual first participated in the plan, the individual may treat the SIMPLE IRA as an IRA.

G. TAX STATUS OF THE CONTRACT AND DISTRIBUTIONS FOR IRAS AND SIMPLE IRAS

1. Earnings of your IRA annuity contract are not taxed until they are distributed to you.

2. In general, taxable distributions are included in your gross income in the year you receive them.

3. Distributions under your IRA are non-taxable to the extent they represent a return of non-deductible contributions (if any). The non-taxable percentage of a distribution is determined by dividing your total undistributed, non-deductible IRA contributions by the value of all your IRAs (including SEPs and rollovers).

4. You cannot choose the special five-year or ten-year averaging that may apply to lump sum distributions from qualified employer plans.

H. REQUIRED DISTRIBUTIONS FOR IRAS AND SIMPLE IRAS

You must start receiving minimum distributions required under the Contract and
Section 401(a)(9) of the Code from your IRA and SIMPLE IRA starting with the year you reach age 70 1/2 (your 70 1/2 year). Ordinarily, the required minimum distribution for a particular year must be received by December 31 of that year. However, you may delay the required minimum distribution for the year you reach age 70 1/2 until April 1 of the following year (i.e., the required beginning date).

Annuity payments which begin by April 1 of the year following your 70 1/2 year satisfy the minimum distribution requirement if they provide for non-increasing payments over the life or the lives of you and your spouse, provided that, if installments are guaranteed, the guaranty period does not exceed the lesser of 20 years or the applicable life expectancy.

The applicable life expectancy is your remaining life expectancy or the remaining joint life and last survivor expectancy of you and your designated beneficiary. Life expectancies are determined using the expected return multiple tables shown in IRS Publication 590 "Individual Retirement Arrangements." To obtain a free copy of IRS Publication 590 and other IRS forms, phone the IRS toll free at 1-800-729-3676 or write the IRS Forms Distribution Center for your area as shown in your income tax return instructions.

If you have more than one IRA, you must determine the required minimum distribution separately for each IRA; however, you can take the actual distributions of these amounts from any one or more of your IRAs.

If the actual distribution from your Contract is less than the minimum amount that should be distributed in accordance with the minimum distribution requirements mentioned above, the difference generally is an excess accumulation. There is a 50% excise tax on any excess accumulations. If the excess accumulation is due to reasonable error, and you have taken (or are taking) steps to remedy the insufficient distribution, you can request that this 50% excise tax be excused by filing with your tax return an IRS Form 5329, together with a letter of explanation and the excise tax payment.

I. ROTH IRAS

1. If your Contract is a special type of individual retirement plan known as a Roth IRA, it will be administered in accordance with the requirements of Section 408A of the Code. (Except as otherwise indicated, references herein to an "IRA" are to an "individual retirement plan," within the meaning of Section 7701(a)(37) of the Code, other than a Roth IRA.) Roth IRAs are treated the same as other IRAs, except as described here. However, the provisions of the Code governing Roth IRAs may be modified by pending legislation. We will notify you of any such changes.

2. The IRS is not presently accepting submissions for opinion letters approving annuities as Roth IRAs, but will issue in the future procedures for requesting such opinion letters. We will apply for approval as soon as possible after the IRS issues its procedures on this matter. Such approval will be a determination only as to the form of the annuity, and will not represent a determination of the merits of the annuity.

3. If your Contract is a Roth IRA, We will send you a Roth IRA endorsement to be attached to, and to amend, your Contract after We obtain approval of the endorsement from the IRS and your state insurance department. The Company reserves the right to amend the Contract as necessary or advisable from time to time to comply with future changes in the Internal Revenue Code, regulations or other requirements imposed by the IRS to obtain or maintain its approval of the annuity as a Roth IRA.

4. Earnings in your Roth IRA are not taxed until they are distributed to you, and will not be taxed if they are paid as a "qualified distribution," as described to you in section L, below.

J. ELIGIBILITY AND CONTRIBUTIONS FOR ROTH IRAS

1. Generally, you are eligible to establish or make a contribution to your Roth IRA only if you meet certain income limits. No deduction is allowed for contributions to your Roth IRA. Contributions to your Roth IRA may be made even after you attain age 70 1/2.

2. The aggregate amount of contributions for any taxable year to all IRAs, including all Roth IRAs, maintained for your benefit (the "contribution limit") generally is the lesser of $2,000 and 100% of your compensation for the taxable year. However, if you file a joint return and receive less compensation for the taxable year than your spouse, the contribution limit for the taxable year is the lesser of $2,000 and the sum of (1) your compensation for the taxable year, and (2) your spouse's compensation for the taxable year reduced by any deductible contributions to an IRA of your spouse, and by any contributions to a Roth IRA for your spouse, for the taxable year.

The contribution limit for any taxable year is reduced (but not below zero) by the amount which bears the same ratio to such amount as:

     (a) the excess of (i) your adjusted gross income for the taxable year, over
     (ii) the "applicable dollar amount," bears to

     (b) $15,000 (or $10,000 if you are married).

For this purpose, "adjusted gross income" is determined in accordance with
Section 219(g)(3) of the Code and (1) excludes any amount included in gross income as a result of any rollover from, transfer from, or conversion of an IRA to a Roth IRA, and (2) is reduced by any deductible IRA contribution. In addition, the "applicable dollar amount" is equal to $150,000 for a married individual filing a joint return, $0 for a married individual filing a separate return, and $95,000 for any other individual.

A "qualified rollover contribution" (discussed in section K, below), and a non-taxable transfer from another Roth IRA, are not taken into account for purposes of determining the contribution limit.

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

K. ROLLOVERS, TRANSFERS AND CONVERSIONS TO ROTH IRAS

1. Rollovers and Transfers--A rollover may be made to a Roth IRA only if it is a "qualified rollover contribution." A "qualified rollover contribution" is a rollover to a Roth IRA from another Roth IRA or from an IRA, but only if such rollover contribution also meets the rollover requirements for IRAs under
Section 408(d)(3). In addition, a transfer may be made to a Roth IRA directly from another Roth IRA or from an IRA.

You may not make a qualified rollover contribution or transfer in a taxable year from an IRA to a Roth IRA if (a) your adjusted gross income for the taxable year exceeds $100,000 or (b) you are married and file a separate return.

The rollover requirements of Section 408(d)(3) are complex and should be carefully considered before you make a rollover. One of the requirements is that the amount received be paid into another IRA (or Roth IRA) within 60 days after receipt of the distribution. In addition, a rollover contribution from a Roth IRA may be made by you only once a year. The one-year period begins on the date you receive the Roth IRA distribution, not on the date you roll it over (reinvest it) into another Roth IRA. If you withdraw assets from a Roth IRA, you may roll over part of the withdrawal tax free into another Roth IRA and keep the rest of it. A portion of the amount you keep may be included in your gross income.

2. Taxation of Rollovers and Transfers to Roth IRAs--A qualified rollover contribution or transfer from a Roth IRA maintained for your benefit to another Roth IRA maintained for your benefit which meets the rollover requirements for IRAs under Section 408(d)(3) is tax-free.

In the case of a qualified rollover contribution or a transfer from an IRA maintained for your benefit to a Roth IRA maintained for your benefit, any portion of the amount rolled over or transferred which would be includible in your gross income were it not part of a qualified rollover contribution or a nontaxable transfer will be includible in your gross income. However, Code
Section 72(t) (relating to the 10 percent penalty tax on premature distributions) will not apply. If such a rollover or transfer occurs before January 1, 1999, any portion of the amount rolled over or transferred which is required to be included in gross income will be so included ratably over the 4-taxable year period beginning with the taxable year in which the rollover or transfer is made.

Pending legislation may modify these rules retroactively to January 1, 1998.

3. Transfers of Excess IRA Contributions to Roth IRAs--If, before the due date of your federal income tax return for any taxable year (not including extensions), you transfer, from an IRA, contributions for such taxable year (and earnings thereon) to a Roth IRA, such amounts will not be includible in gross income to the extent that no deduction was allowed with respect to such amount.

4. Taxation of Conversions of IRAs to Roth IRAs--All or part of amounts in an IRA maintained for your benefit may be converted into a Roth IRA maintained for your benefit. The conversion of an IRA to a Roth IRA is treated as special type of qualified rollover contribution. Hence, you must be eligible to make a qualified rollover contribution in order to convert an IRA to a Roth IRA. A conversion typically will result in the inclusion of some or all of your IRA's value in gross income, as described above.

A conversion of an IRA to a Roth IRA can be made without taking an actual distribution from your IRA. For example, an individual may make a conversion by notifying the IRA issuer or trustee, whichever is applicable.

UNDER SOME CIRCUMSTANCES, IT MIGHT NOT BE ADVISABLE TO ROLLOVER, TRANSFER, OR CONVERT ALL OR PART OF AN IRA TO A ROTH IRA. WHETHER YOU SHOULD DO SO WILL DEPEND ON YOUR PARTICULAR FACTS AND CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO, SUCH FACTORS AS WHETHER YOU QUALIFY TO MAKE SUCH A ROLLOVER, TRANSFER, OR CONVERSION, YOUR FINANCIAL SITUATION, AGE, CURRENT AND FUTURE INCOME NEEDS, YEARS TO RETIREMENT, CURRENT AND FUTURE TAX RATES, YOUR ABILITY AND DESIRE TO PAY CURRENT INCOME TAXES WITH RESPECT TO AMOUNTS ROLLED OVER, TRANSFERRED, OR CONVERTED, AND WHETHER SUCH TAXES MIGHT NEED TO BE PAID WITH WITHDRAWALS FROM YOUR ROTH IRA (SEE DISCUSSION BELOW OF "NONQUALIFIED DISTRIBUTIONS"). YOU SHOULD CONSULT A QUALIFIED TAX ADVISER BEFORE ROLLING OVER, TRANSFERRING, OR CONVERTING ALL OR PART OF AN IRA TO A ROTH IRA.

5. Separate Roth IRAs--Due to the complexity of, and proposed changes to, the tax law, it may be advantageous to maintain amounts rolled over, transferred, or converted from an IRA in separate Roth IRAs from those containing regular Roth IRA contributions. For the same reason, you should consider maintaining a separate Roth IRA for each amount rolled over, transferred, or converted from an IRA. These considerations should be balanced against the additional costs you may incur from maintaining multiple Roth IRAs. You should consult your tax adviser if you intend to contribute rollover, transfer, or conversion amounts to your Contract, or if you intend to roll over or transfer amounts from your Contract to another Roth IRA maintained for your benefit.

L. INCOME TAX CONSEQUENCES OF ROTH IRAS

1. Qualified Distributions--Any "qualified distribution" from a Roth IRA is excludible from gross income. A "qualified distribution" is a payment or distribution which satisfies two requirements. First, the payment or distribution must be (a) made after you attain 59 1/2, (b) made after your death, (c) attributable to your being disabled, or (d) a "qualified special purpose distribution" (I.E., a qualified first-time homebuyer distribution under Section 72(t)(2)(F) of the Code). Second, the payment or distribution must be made in a taxable year that is at least five years after (1) the first taxable year for which a contribution was made to any Roth IRA established for you, or
(2) in the case of a rollover from, or a conversion of, an IRA to a Roth IRA, the taxable year in which the rollover or conversion was made if the payment or distribution is allocable (as determined in the manner set forth in guidance issued by the IRS) to the rollover contribution or conversion (or to income allocable thereto).

2. Nonqualified Distributions--A distribution from a Roth IRA which is not a qualified distribution is taxed under Section 72 (relating to annuities), except that such distribution is treated as made first from contributions to the Roth IRA to the extent that such distribution, when added to all previous distributions from the Roth IRA, does not exceed the aggregate amount of contributions to the Roth IRA. For purposes of determining the amount taxed, (a) all Roth IRAs established for you will be treated as one contract, (b) all distributions during any taxable year from Roth IRAs established for you will be treated as one distribution, and (c) the value of the contract, income on the contract, and investment in the contract, if applicable, will be computed as of the close of the calendar year in which the taxable year begins.

An additional tax of 10% is imposed on nonqualified distributions (including amounts deemed distributed as the result of a prohibited loan or use of your Roth IRA as security for a loan) made before the benefited individual has attained age 59 1/2, unless one of the exceptions discussed in Section N applies.

M. TAX ON EXCESS CONTRIBUTIONS

1. You must pay a 6% excise tax each year on excess contributions that remain in your Contract. Generally, an excess contribution is the amount contributed to your Contract that is more than you can contribute. The excess is taxed for the year of the excess contribution and for each year after that until you correct it.

2. You will not have to pay the 6% excise tax if you withdraw the excess amount by the date your tax return is due including extensions for the year of the contribution. You do not have to include in your gross income an excess contribution that you withdraw from your Contract before your tax return is due if the income earned on the excess was also withdrawn and no deduction was allowed for the excess contribution. You must include in your gross income the income earned on the excess contribution.

N. TAX ON PREMATURE DISTRIBUTIONS

There is an additional tax on premature distributions from your IRA, Roth IRA, or SIMPLE IRA, equal to 10% of the taxable amount. For premature distributions from a SIMPLE IRA made within the first 2 years you participate in a SIMPLE plan, the additional tax is equal to 25% of the amount of the premature distribution that must be included in gross income. Premature distributions are generally amounts you withdraw before you are age 59 1/2. However, the tax on premature distributions does not apply:

1. To amounts that are rolled over tax free;

2. To a distribution which is made on or after your death, or on account of you being disabled within the meaning of Code Section 72(m)(7);

3. To a distribution which is part of a series of substantially equal periodic payments (made at least annually) over your life or your life expectancy or the joint life or joint life expectancy of you and your beneficiary; or

4. To a distribution which is used for qualified first-time homebuyer expenses, qualified higher education expenses, certain medical expenses, or by an unemployed individual to pay health insurance premiums.

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

O. EXCISE TAX REPORTING

Use Form 5329, Additional Taxes Attributable to Qualified Retirement Plans (Including IRAs), Annuities, and Modified Endowment Contracts, to report the excise taxes on excess contributions, premature distributions, and excess accumulations. If you do not owe any IRA, SIMPLE IRA or Roth IRA excise taxes, you do not need Form 5329. Further information can be obtained from any district office of the Internal Revenue Service.

P. BORROWING

If you borrow money against your Contract or use it as security for a loan, the Contract will lose its classification as an IRA, Roth IRA, or SIMPLE IRA, whichever is applicable, and you must include in gross income the fair market value of the Contract as of the first day of your tax year. In addition, you may be subject to the tax on premature distributions described above. (Note: This Contract does not allow borrowings against it, nor may it be assigned or pledged as collateral for a loan.)

Q. REPORTING

We will provide you with any reports required by the Internal Revenue Service.

R. ESTATE TAX

Generally, the value of your IRA, including your Roth IRA, is included in your gross estate for federal estate tax purposes.

S. FINANCIAL DISCLOSURE

1. If contributions to the Contract are made by other than rollover contributions and direct transfers, the following information based on the charts shown on the next pages, which assumes you were to make a level contribution to the fixed account at the beginning of each year of $1,000 must be completed prior to your signing the enrollment application.

END OF            LUMP SUM TERMINATION               AT               LUMP SUM TERMINATION
 YEAR              VALUE OF CONTRACT *               AGE               VALUE OF CONTRACT *
------------------------------------------------------------------------------------------------------
  1                                                  60
------------------------------------------------------------------------------------------------------
  2                                                  65
------------------------------------------------------------------------------------------------------
  3                                                  70
------------------------------------------------------------------------------------------------------
  4
------------------------------------------------------------------------------------------------------
  5
------------------------------------------------------------------------------------------------------

* Includes applicable withdrawal charges as described in Item O below.

2. If contributions to the Contract are made by rollover contributions and/or direct transfers, the following information, based on the charts shown on the next page, and all of which assumes you make one contribution to the fixed account of $1,000 at the beginning of this year, must be completed prior to your signing the enrollment application.

END OF            LUMP SUM TERMINATION               AT               LUMP SUM TERMINATION
 YEAR              VALUE OF CONTRACT *               AGE               VALUE OF CONTRACT *
------------------------------------------------------------------------------------------------------
  1                                                  60
------------------------------------------------------------------------------------------------------
  2                                                  65
------------------------------------------------------------------------------------------------------
  3                                                  70
------------------------------------------------------------------------------------------------------
  4
------------------------------------------------------------------------------------------------------
  5
------------------------------------------------------------------------------------------------------

* Includes applicable withdrawal charges as described in Item O below.

T. FINANCIAL DISCLOSURE FOR THE SEPARATE ACCOUNT (VARIABLE ACCOUNT)

1. If on the enrollment application you indicated an allocation to a Subaccount, this Contract will be assessed a daily charge of an amount which will equal an aggregate of 1.40% per annum. If you elected the Guaranteed Retirement Income Benefit option, an additional charge of .25% of the Contract Value will be assessed against the Separate Account, Fixed Account and Guarantee Periods on a pro-rata basis.

2. An annual records maintenance charge of $30.00 will be assessed ratably each quarter against the Separate Account, Fixed Account and Guarantee Periods.

3. Withdrawal (early annuitization) charges will be assessed based on the years elapsed since the Purchase Payments (in a given Contract Year) were received by KILICO; under 1 year, 7%; over 1 to 2 years, 6%; over 2 to 3 years, 5%; over 3 to 4 years, 5%; over 4 to 5 years, 4%; over 5 to 6 years, 3%; over 6 to 7 years, 2%; over 7 years and thereafter, 0%.

4. The method used to compute and allocate the annual earnings is contained in the Prospectus under the heading "Accumulation Unit Value."

5. The growth in value of your Contract is neither guaranteed nor projected but is based on the investment experience of the Separate Account.

GUARANTEED LUMP SUM TERMINATION OF DEFERRED FIXED AND VARIABLE ANNUITY COMPLETELY ALLOCATED TO THE GENERAL ACCOUNT WITH 3% GUARANTEED EACH YEAR. (TERMINATION VALUES ARE BASED ON $1,000 ANNUAL CONTRIBUTIONS AT THE BEGINNING OF EACH YEAR.)

END OF   TERMINATION   END OF   TERMINATION   END OF   TERMINATION   END OF   TERMINATION
 YEAR      VALUES*      YEAR      VALUES*      YEAR      VALUES*      YEAR      VALUES*
-----------------------------------------------------------------------------------------
   1     $   937.00      14     $16,798.32      27     $40,421.63      40     $ 75,113.26
   2       1,913.00      15      18,310.91      28      42,642.92      41       78,375.30
   3       2,928.90      16      19,868.88      29      44,930.85      42       81,735.20
   4       3,976.63      17      21,473.59      30      47,287.42      43       85,195.89
   5       5,066.14      18      23,126.44      31      49,714.68      44       88,760.41
   6       6,198.41      19      24,828.87      32      52,214.76      45       92,431.86
   7       7,374.46      20      26,582.37      33      54,789.84      46       96,213.46
   8       8,604.34      21      28,388.49      34      57,442.18      47      100,108.50
   9       9,871.11      22      30,248.78      35      60,174.08      48      104,120.40
  10      11,175.88      23      32,164.88      36      62,987.94      49      108,252.65
  11      12,519.80      24      34,138.47      37      65,886.22      50      112,508.87
  12      13,904.03      25      36,171.26      38      68,871.45
  13      15,329.79      26      38,265.04      39      71,946.23

GUARANTEED LUMP SUM TERMINATION OF DEFERRED FIXED AND VARIABLE ANNUITY COMPLETELY ALLOCATED TO THE GENERAL ACCOUNT WITH 3% GUARANTEED EACH YEAR. (TERMINATION VALUES ARE BASED ON $1,000 SINGLE PREMIUM.)

END OF   TERMINATION   END OF   TERMINATION   END OF   TERMINATION   END OF   TERMINATION
 YEAR      VALUES*      YEAR      VALUES*      YEAR      VALUES*      YEAR      VALUES*
-----------------------------------------------------------------------------------------
   1       $  937        14       $1,000        27       $1,000        40       $1,000
   2          946        15        1,000        28        1,000        41        1,000
   3          955        16        1,000        29        1,000        42        1,000
   4          955        17        1,000        30        1,000        43        1,000
   5          964        18        1,000        31        1,000        44        1,000
   6          973        19        1,000        32        1,000        45        1,000
   7          982        20        1,000        33        1,000        46        1,000
   8        1,000        21        1,000        34        1,000        47        1,000
   9        1,000        22        1,000        35        1,000        48        1,000
  10        1,000        23        1,000        36        1,000        49        1,000
  11        1,000        24        1,000        37        1,000        50        1,000
  12        1,000        25        1,000        38        1,000
  13        1,000        26        1,000        39        1,000

* Includes applicable withdrawal charges.

                      STATEMENT OF ADDITIONAL INFORMATION

                                  MAY 1, 2000

--------------------------------------------------------------------------------

             INDIVIDUAL AND GROUP VARIABLE, FIXED AND MARKET VALUE
                      ADJUSTED DEFERRED ANNUITY CONTRACTS

--------------------------------------------------------------------------------

                           FARMERS VARIABLE ANNUITY I

                                   ISSUED BY

                    KEMPER INVESTORS LIFE INSURANCE COMPANY

                                      AND

                    KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

   HOME OFFICE: 1 KEMPER DRIVE, LONG GROVE, ILLINOIS 60049     (847) 550-5500

This Statement of Additional Information is not a prospectus. This Statement of Additional Information should be read in conjunction with the Prospectus of the Separate Account dated May 1, 2000. The Prospectus may be obtained from Kemper Investors Life Insurance Company by writing or calling the address or telephone number listed above.

                               ------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Services to the Separate Account............................     B-1
Performance Information of Subaccounts......................     B-1
State Regulation............................................     B-8
Experts.....................................................     B-9
Financial Statements........................................     B-9

                        SERVICES TO THE SEPARATE ACCOUNT

Kemper Investors Life Insurance Company ("KILICO") maintains the books and records of the KILICO Variable Annuity Separate Account (the "Separate Account"). KILICO holds the assets of the Separate Account. The assets are kept segregated and held separate and apart from the general funds of KILICO. KILICO maintains records of all purchases and redemptions of shares of each Fund by each of the Subaccounts. All expenses incurred in the operations of the Separate Account, except the charge for mortality and expense risk and administrative expenses, and records maintenance charge (as described in the Prospectus) are borne by KILICO.

The independent accountants for the Separate Account are PricewaterhouseCoopers LLP, Chicago, Illinois, for the years ended December 31, 1999, 1998 and 1997. The firm performed the annual audit of the financial statements of the Separate Account and KILICO for the years ended December 31, 1999, 1998 and 1997.

The Contracts are sold by licensed insurance agents, where the Contracts may be lawfully sold, who are registered representatives of broker-dealers which are registered under the Securities Exchange Act of 1934 and are members of the National Association of Securities Dealers, Inc. The Contracts are distributed through the principal underwriter for the Separate Account, Investors Brokerage Services, Inc. ("IBS"), a wholly-owned subsidiary of KILICO, which enters into selling group agreements with affiliated and unaffiliated broker-dealers. Subject to the provisions of the Contracts, units of the Subaccounts under the Contract are offered on a continuous basis.

KILICO pays commissions to the seller which may vary but are not anticipated to exceed in the aggregate an amount equal to six and one-quarter percent (6 1/4%) of Purchase Payments. During 1999, KILICO incurred gross commissions payable of approximately $.1 million to licensed insurance agents.

                     PERFORMANCE INFORMATION OF SUBACCOUNTS

As described in the Prospectus, a Subaccount's historical performance may be shown in the form of standardized "average annual total return" and nonstandardized "total return" calculations in the case of all Subaccounts; "yield" information may be provided in the case of the Kemper High Yield Subaccount, the Kemper Government Securities Subaccount, Scudder VLIF Bond Subaccount, PIMCO Low Duration Bond Subaccount, PIMCO Foreign Bond Subaccount and Templeton Developing Markets Subaccount; and "yield" and "effective yield" information may be provided in the case of the Scudder VLIF Money Market Subaccount. These various measures of performance are described below.

A Subaccount's standardized average annual total return quotation is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The standardized average annual total return for a Subaccount for a specific period is found by first taking a hypothetical $1,000 investment in each of the Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit value per unit ("initial investment") and computing the ending redeemable value ("redeemable value") of that investment at the end of the period. The redeemable value reflects the effect of the applicable Withdrawal Charge that may be imposed at the end of the period as well as all other recurring charges and fees applicable under the Contract to all Contract Owner accounts. Premium taxes are not included in the term charges. The redeemable value is then divided by the initial investment and this quotient is taken to the Nth root (N represents the number of years in the period) and 1 is subtracted from the result, which is then expressed as a percentage. Standardized average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of a Subaccount over the applicable period.

No standard formula has been prescribed for calculating nonstandardized total return performance. Nonstandardized total return performance for a specific period is calculated by first taking an investment (assumed to be $40,000 below) in each Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit value per unit ("initial investment") and computing the ending value ("ending value") of that investment at the end of the period. The ending value does not include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period or the effect of the Records Maintenance Charge, and thus may be higher than if such charges were deducted. Premium taxes are not included in the term charges. The nonstandardized total return percentage is then determined by subtracting the initial investment from the ending value and dividing the remainder by the initial investment and expressing the result as a percentage. An assumed investment of $40,000 was chosen because that approximates the size of a typical account. Both annualized and nonannualized (cumulative) nonstandardized total return figures may be provided. Annualized nonstandardized total return figures represent the average annual percentage charge in the value of a

Subaccount over the applicable period while nonannualized (cumulative) figures represent the actual percentage change over the applicable period.

Standardized average annual total return quotations will be current to the last day of the calendar quarter and nonstandardized total return quotations will be current to the last day of the calendar month preceding the date on which an advertisement is submitted for publication. Standardized average annual total return will cover periods of one, three, five and ten years, if applicable, and a period covering the time the underlying Portfolio has been held in a Subaccount (life of Subaccount). Nonstandardized total return may cover periods of one, three, five and ten years, if applicable, and a period covering the time the underlying Portfolio held in a Subaccount has been in existence (life of Portfolio). For those underlying Portfolios which have not been held as Subaccounts within the Separate Account for one of the quoted periods, the nonstandardized total return quotations will show the investment performance such underlying Portfolios would have achieved (reduced by the applicable charges) had they been held as Subaccounts within the Separate Account for the period quoted.

Performance information will be shown for periods from April 6, 1982 (inception) for the Kemper High Yield Subaccount. This performance information is stated to reflect that the Separate Account was reorganized on November 3, 1989 as a unit investment trust with Subaccounts investing in corresponding Portfolios of the Fund. In addition, on that date the Kemper Government Securities Subaccount was added to the Separate Account to invest in the Fund's Government Securities Portfolio. For the Kemper Government Securities Subaccount, performance figures will reflect investment experience as if the Kemper Government Securities Subaccount had been available under the Contracts since September 3, 1987, the inception date of the Kemper Government Securities Portfolio.

The yield for the Kemper High Yield Subaccount and the Kemper Government Securities Subaccount is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The yields for the Kemper High Yield Subaccount and the Kemper Government Securities Subaccount, based upon the one month period ended March 31, 2000, were 10.50% and 4.82%, respectively. The yield quotation is computed by dividing the net investment income per unit earned during the specified one month or 30-day period by the Accumulation unit values on the last day of the period, according to the following formula that assumes a semi-annual reinvestment of income:

                 a - b
                -------
  YIELD = 2[(            +1)(6) - 1]
                  cd

a = net dividends and interest earned during the period by the Fund attributable to the Subaccount

b = expenses accrued for the period (net of reimbursements)

c = the average daily number of Accumulation Units outstanding during the period

d = the Accumulation Unit value per unit on the last day of the period

The yield of each Subaccount reflects the deduction of all recurring fees and charges applicable to each Subaccount, but does not reflect the deduction of Withdrawal Charges or premium taxes.

The Scudder VLIF Money Market Subaccount's yield is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. Under that method, the current yield quotation is based on a seven-day period and computed as follows: the net change in the Accumulation Unit value during the period is divided by the Accumulation Unit value at the beginning of the period ("base period return") and the result is divided by 7 and multiplied by 365 and the current yield figure carried to the nearest one-hundredth of one percent. Realized capital gains or losses and unrealized appreciation or depreciation of the Separate Account's portfolio are not included in the calculation. The Scudder VLIF Money Market #1 and #2 Subaccounts' yields for the seven-day period ended March 31, 2000 were 4.26% and 5.63%, respectively, and average portfolio maturity was 16 days.

The Scudder VLIF Money Market Subaccount's effective yield is determined by taking the base period return (computed as described above) and calculating the effect of assumed compounding. The formula for the effective yield is: (base period return +1) (365) / (7) - 1. The Scudder VLIF Money Market #1 and #2 Subaccounts' effective yields for the seven day period ended March 31, 2000 were 4.35% and 5.79%, respectively.

In computing yield, the Separate Account follows certain standard accounting practices specified by Securities and Exchange Commission rules. These practices are not necessarily consistent with the accounting practices that the Separate Account uses in the preparation of its annual and semi-annual financial statements.

A Subaccount's performance quotations are based upon historical earnings and are not necessarily representative of future performance. The Subaccount's units are sold at Accumulation Unit value. Performance figures and Accumulation Unit value will fluctuate. Factors affecting a Subaccount's performance include general market conditions, operating expenses and investment management. Units of a Subaccount are redeemable at Accumulation Unit value, which may be more or less than original cost. The standardized performance figures include the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge. Redemptions within the first seven years after purchase may be subject to a Withdrawal Charge that ranges from 7% the first year to 0% after seven years. Yield, effective yield and nonstandardized total return do not reflect the effect of the Withdrawal Charge or premium taxes that may be imposed upon the redemption of units. In addition, nonstandardized total return figures do not include the effect of the Records Maintenance Charge. Thus, yield, effective yield and nonstandardized total return figures may be higher than if these charges were deducted. Standardized average annual total return reflects the effect of the applicable Withdrawal Charge (but not premium tax) that may be imposed at the end of the period in question.

The Subaccounts may also provide comparative information on an annualized or nonannualized (cumulative) basis with regard to various indexes described in the Prospectus. In addition, the Subaccounts may provide performance analysis rankings of Lipper Analytical Services, Inc., the VARDS Report, MORNINGSTAR, INC., Ibbotson Associates or Micropal. From time to time, the Separate Account may quote information from publications such as MORNINGSTAR, INC., THE WALL STREET JOURNAL, MONEY MAGAZINE, FORBES, BARRON'S, FORTUNE, THE CHICAGO TRIBUNE, USA TODAY, INSTITUTIONAL INVESTOR, NATIONAL UNDERWRITER, SELLING LIFE INSURANCE, BROKER WORLD, REGISTERED REPRESENTATIVE, INVESTMENT ADVISOR and VARDS.

The following tables include standardized average annual total return and nonstandardized total return quotations for various periods as of December 31, 1999.

                              PERFORMANCE FIGURES
                           (AS OF DECEMBER 31, 1999)
                      (STANDARDIZED AND NON-STANDARDIZED)

                                                                                                                 AVERAGE
                                                                                                                  ANNUAL
                                                                                                                  TOTAL
                                                                                    TOTAL RETURN(1)             RETURN(2)
                                                                                  (NON-STANDARDIZED)          (STANDARDIZED)
                                                                            -------------------------------   --------------
                                              YEAR TO DATE (%)    ENDING    CUMULATIVE (%)   ANNUALIZED (%)   ANNUALIZED (%)
                                                 RETURN(3)       VALUE(4)       RETURN           RETURN           RETURN
                                              ----------------   --------   --------------   --------------   --------------
SCUDDER VLIF MONEY MARKET SUBACCOUNT.......         3.29%
  Life of Subaccount (from 03/12/99).......                          N/A           N/A             N/A               N/A
  Life of Portfolio (from 07/16/85)........                      $71,514         78.79%           4.10%              N/A
  Ten Years................................                       56,303         40.76            3.48               N/A
  Five Years...............................                       48,112         20.28            3.76               N/A
  Three Years..............................                       44,547         11.37            3.65               N/A
  One Year.................................                       41,317          3.29            3.29               N/A
SCUDDER VLIF BOND SUBACCOUNT...............        -2.32
  Life of Subaccount (from 04/07/99).......                          N/A           N/A             N/A               N/A
  Life of Portfolio (from 07/16/85)........                       95,930        139.83            6.23               N/A
  Ten Years................................                       70,905         77.26            5.89               N/A
  Five Years...............................                       52,221         30.55            5.48               N/A
  Three Years..............................                       44,187         10.47            3.37               N/A
  One Year.................................                       39,073         -2.32           -2.32               N/A
KEMPER HIGH YIELD SUBACCOUNT(5)............        -1.28
  Life of Subaccount (from 04/06/82).......                      238,841        497.10           10.61             10.60%
  Life of Portfolio (from 04/06/82)........                      238,841        497.10           10.61             10.60
  Ten Years................................                       94,190        135.48            8.94              8.93
  Five Years...............................                       56,658         41.65            7.21              6.41
  Three Years..............................                       43,495          8.74            2.83              1.25
  One Year.................................                       39,486         -1.28           -1.28             -7.52
KEMPER GOVERNMENT SECURITIES SUBACCOUNT....        -0.71
  Life of Subaccount (from 11/03/89).......                       70,321         75.80            5.71              5.70
  Life of Portfolio (from 09/03/87)........                       80,029        100.07            5.78               N/A
  Ten Years................................                       69,471         73.68            5.67              5.66
  Five Years...............................                       53,607         34.02            6.03              5.24
  Three Years..............................                       45,058         12.65            4.05              2.45
  One Year.................................                       39,717         -0.71           -0.71             -6.98

The performance data quoted for the Subaccounts is based on past performance and is not representative of future
  results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth
more or less than their original cost. See page B-6 for additional information.

                              PERFORMANCE FIGURES
                           (AS OF DECEMBER 31, 1999)
                      (STANDARDIZED AND NON-STANDARDIZED)
                                  (CONTINUED)

                                                                                                                   AVERAGE
                                                                                                                    ANNUAL
                                                                                          TOTAL RETURN(1)           TOTAL
                                                                                        (NON-STANDARDIZED)        RETURN(2)
                                                                                      -----------------------   (STANDARDIZED)
                                                          YEAR TO DATE                CUMULATIVE                --------------
                                                               (%)          ENDING       (%)       ANNUALIZED     ANNUALIZED
                                                            RETURN(3)      VALUE(4)     RETURN     (%) RETURN     (%) RETURN
                                                          ------------     --------   ----------   ----------     ----------
SCUDDER VLIF GROWTH AND INCOME SUBACCOUNT..............         4.34%
  Life of Subaccount (from 06/01/98)...................                    $ 40,385       0.96%        0.35%         -1.67%
  Life of Portfolio (from 05/02/94)....................                      92,351     130.88        15.91            N/A
  Five Years...........................................                      88,845     122.11        17.28            N/A
  Three Years..........................................                      56,764      41.91        12.38            N/A
  One Year.............................................                      41,734       4.34         4.34          -2.26
KEMPER SMALL CAP GROWTH SUBACCOUNT.....................        32.70
  Life of Subaccount (from 05/02/94)...................                     137,190     242.98        24.29          23.81
  Life of Portfolio (from 05/02/94)....................                     137,190     242.98        24.29          23.81
  Five Years...........................................                     133,148     232.87        27.19          26.62
  Three Years..........................................                      82,064     105.16        27.07          25.54
  One Year.............................................                      53,081      32.70        32.70          25.43
JANUS ASPEN CAPITAL APPRECIATION SUBACCOUNT(6).........        64.70
  Life of Subaccount (from 03/22/99)...................                         N/A        N/A          N/A            N/A
  Life of Portfolio (from 05/01/97)....................                     128,849     222.12        55.02            N/A
  One Year.............................................                      65,878      64.70        64.70            N/A
SCUDDER VLIF INTERNATIONAL SUBACCOUNT..................        52.38
  Life of Subaccount (from 06/01/98)...................                      59,959      49.90         3.93           3.44
  Life of Portfolio (from 05/01/87)....................                     167,592     318.98        11.96            N/A
  Ten Years............................................                     120,964     202.41        11.70            N/A
  Five Years...........................................                      95,145     137.86        18.92            N/A
  Three Years..........................................                      76,710      91.78        24.24            N/A
  One Year.............................................                      60,953      52.38        52.38          45.11
TEMPLETON DEVELOPING MARKETS SUBACCOUNT(7).............        49.09
  Life of Subaccount (from 03/12/99)...................                         N/A        N/A          N/A            N/A
  Life of Portfolio (from 05/01/97)....................                      30,922     -22.69        -9.20            N/A
  One Year.............................................                      59,634      49.09        49.09            N/A
KEMPER-DREMAN HIGH RETURN EQUITY SUBACCOUNT............       -12.38
  Life of Subaccount (from 06/01/98)...................                      36,777      -8.06        -5.17          -9.00
  Life of Portfolio (from 05/01/98)....................                      35,717     -10.71        -6.59            N/A
  One Year.............................................                      35,046     -12.38       -12.38         -17.92
PIMCO LOW DURATION BOND SUBACCOUNT.....................         1.02
  Life of Subaccount (from 03/12/99)...................                         N/A        N/A          N/A            N/A
  Life of Portfolio (from 02/16/99)....................                      40,407       1.02          N/A            N/A
PIMCO FOREIGN BOND SUBACCOUNT..........................        -2.30
  Life of Subaccount (from 03/12/99)...................                         N/A        N/A          N/A            N/A
  Life of Portfolio (from 02/16/99)....................                      39,081      -2.30          N/A            N/A

The performance data quoted for the Subaccounts is based on past performance and is not representative of future
   results. Investment return and principal value will fluctuate so that unit values, when redeemed, may be worth
more or less than their original cost. See page B-6 for additional information.

                           PERFORMANCE FIGURES--NOTES

 *  N/A Not Applicable

(1) The Non-Standardized Total Return figures quoted are based on a hypothetical $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract except for the Withdrawal Charge and any charge for applicable premium taxes which may be imposed in certain states.

(2) The Standardized Average Annual Total Return figures quoted are based on a hypothetical $1,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract including the applicable Withdrawal Charge that may be imposed at the end of the quoted period. Premium taxes are not reflected.

(3) The Year to Date percentage return figures quoted are based on the change in unit values.

(4) The Ending Values quoted are based on a $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract except for the Withdrawal Charge and any charge for applicable premium taxes which may be imposed in certain states.

(5) The high yield potential offered by this Subaccount reflects the substantial risks associated with investments in high-yield bonds.

(6) There is presently no standardized performance data for the Scudder VLIF Money Market Subaccount, Scudder VLIF Bond Subaccount, Janus Aspen Capital Appreciation Subaccount, Templeton Developing Markets Subaccount, PIMCO Low Duration Bond Subaccount and PIMCO Foreign Bond Subaccount because they are newly formed. Standardized data will be included when it becomes available.

(7) Performance of Class 2 Shares for periods after May 1, 1997 reflects Class 2's higher annual fees and expenses resulting from its Rule 12b-1 plan. Maximum annual plan expenses are 0.25%. Past expense reductions by the portfolio's manager increased returns.

The following tables illustrate an assumed $40,000 investment in shares of certain Subaccounts. The ending value does not include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period, and thus may be higher than if such charge were deducted. Each table covers the period from the inception date of each Portfolio to December 31, 1999.
--------------------------------------------------------------------------------

           KEMPER GOVERNMENT SECURITIES
                    SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1987    ...............................    $40,113
1988    ...............................     40,803
1989    ...............................     46,079
1990    ...............................     49,938
1991    ...............................     56,802
1992    ...............................     59,351
1993    ...............................     62,354
1994    ...............................     59,715
1995    ...............................     70,195
1996    ...............................     71,044
1997    ...............................     76,353
1998    ...............................     80,597
1999    ...............................     80,029

           KEMPER HIGH YIELD SUBACCOUNT
YEAR
ENDED                                      TOTAL
12/31                                      VALUE
-----                                      -----
1982    ..............................    $ 49,487
1983    ..............................      56,067
1984    ..............................      62,325
1985    ..............................      74,906
1986    ..............................      87,079
1987    ..............................      91,017
1988    ..............................     104,107
1989    ..............................     101,410
1990    ..............................      84,555
1991    ..............................     126,846
1992    ..............................     147,452
1993    ..............................     174,666
1994    ..............................     168,562
1995    ..............................     195,336
1996    ..............................     219,548
1997    ..............................     241,708
1998    ..............................     241,834
1999    ..............................     238,841

        KEMPER SMALL CAP GROWTH SUBACCOUNT
YEAR
ENDED                                      TOTAL
12/31                                      VALUE
-----                                      -----
1994    ..............................    $ 41,215
1995    ..............................      52,902
1996    ..............................      66,871
1997    ..............................      88,557
1998    ..............................     103,390
1999    ..............................     137,190

            KEMPER-DREMAN HIGH RETURN
                EQUITY SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1998    ...............................    $40,766
1999    ...............................     35,717

       SCUDDER VLIF MONEY MARKET SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1985    ...............................    $41,035
1986    ...............................     42,868
1987    ...............................     44,800
1988    ...............................     47,318
1989    ...............................     50,806
1990    ...............................     54,043
1991    ...............................     56,399
1992    ...............................     57,472
1993    ...............................     58,118
1994    ...............................     59,454
1995    ...............................     61,954
1996    ...............................     64,214
1997    ...............................     66,670
1998    ...............................     69,234
1999    ...............................     71,514

          SCUDDER VLIF GROWTH AND INCOME
                    SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1994    ...............................    $41,578
1995    ...............................     54,021
1996    ...............................     65,077
1997    ...............................     83,736
1998    ...............................     88,512
1999    ...............................     92,351

      SCUDDER VLIF INTERNATIONAL SUBACCOUNT
YEAR
ENDED                                      TOTAL
12/31                                      VALUE
-----                                      -----
1987    ..............................    $ 35,409
1988    ..............................      40,768
1989    ..............................      55,419
1990    ..............................      50,462
1991    ..............................      55,468
1992    ..............................      53,012
1993    ..............................      72,052
1994    ..............................      70,457
1995    ..............................      77,209
1996    ..............................      87,390
1997    ..............................      93,997
1998    ..............................     109,981
1999    ..............................     167,592

           SCUDDER VLIF BOND SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1985    ...............................    $42,748
1986    ...............................     47,334
1987    ...............................     47,250
1988    ...............................     49,145
1989    ...............................     54,117
1990    ...............................     57,674
1991    ...............................     66,903
1992    ...............................     70,603
1993    ...............................     78,257
1994    ...............................     73,480
1995    ...............................     85,651
1996    ...............................     86,839
1997    ...............................     93,437
1998    ...............................     98,204
1999    ...............................     95,930

               JANUS ASPEN CAPITAL
             APPRECIATION SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1997    ...............................    $50,173
1998    ...............................     78,235
1999    ...............................    128,849

             PIMCO LOW DURATION BOND
                    SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1999    ...............................    $40,407

          PIMCO FOREIGN BOND SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1999    ...............................    $39,081

               TEMPLETON DEVELOPING
                MARKETS SUBACCOUNT
YEAR
ENDED                                       TOTAL
12/31                                       VALUE
-----                                       -----
1997    ...............................    $26,634
1998    ...............................     20,741
1999    ...............................     30,922

TAX-DEFERRED ACCUMULATION

                                                                 NON-QUALIFIED
                                                                    ANNUITY                   CONVENTIONAL
                                                            AFTER-TAX CONTRIBUTIONS           SAVINGS PLAN
                                                           AND TAX-DEFERRED EARNINGS.           AFTER-TAX
                                                        --------------------------------      CONTRIBUTIONS
                                                                           TAXABLE LUMP        AND TAXABLE
                                                        NO WITHDRAWALS    SUM WITHDRAWAL        EARNINGS.
                                                        --------------    --------------      -------------
10 Years..........................................         $107,946          $ 86,448           $ 81,693
20 Years..........................................          233,048           165,137            133,476
30 Years..........................................          503,133           335,021            218,082

This chart compares the accumulation of a $50,000 initial investment into a Non-Qualified Annuity and a Conventional Savings Plan. Contributions to the Non-Qualified Annuity and the Conventional Savings Plan are made after-tax. Only the gain in the Non-Qualified Annuity will be subject to income tax in a taxable lump sum withdrawal. The chart assumes a 37.1% federal marginal tax rate and an 8% annual return. The 37.1% federal marginal tax is based on a marginal tax rate of 36%, representative of the target market, adjusted to reflect a decrease of $3 of itemized deductions for each $100 of income over $117,950. Tax rates are subject to change as is the tax-deferred treatment of the Contracts. Income on Non-Qualified Annuities is taxed as ordinary income upon withdrawal. A 10% tax penalty may apply to early withdrawals. See "Federal Income Taxes" in the prospectus. The chart does not reflect the following annuity charges and expenses: 1.25% mortality and expense risk; .10% administration charges; 7% maximum deferred withdrawal charge; and $30 annual records maintenance charge. The tax-deferred accumulation would be reduced if these charges were reflected. No implication is intended by the use of these assumptions that the return shown is guaranteed in any way or that the return shown represents an average or expected rate of return over the period of the Contracts. [IMPORTANT--THIS IS NOT AN ILLUSTRATION OF YIELD OR RETURN].

Unlike savings plans, contributions to Non-Qualified Annuities provide tax-deferred treatment on earnings. In addition, contributions to tax-deferred retirement annuities are not subject to current tax in the year of contribution. When monies are received from a Non-Qualified Annuity (and you have many different options on how you receive your funds), they are subject to income tax. At the time of receipt, if the person receiving the monies is retired, not working or has additional tax exemptions, these monies may be taxed at a lesser rate.

                                STATE REGULATION

KILICO is subject to the laws of Illinois governing insurance companies and to regulation by the Illinois Department of Insurance. An annual statement in a prescribed form is filed with the Illinois Department of

Insurance each year. KILICO's books and accounts are subject to review by the Department of Insurance at all times, and a full examination of its operations is conducted periodically. Such regulation does not, however, involve any supervision of management or investment practices or policies. In addition, KILICO is subject to regulation under the insurance laws of other jurisdictions in which it may operate.

                                    EXPERTS

The statements of assets and liabilities and contract owners' equity of the Separate Account as of December 31, 1999 and the related statement of operations for the year then ended and the statements of changes in contract owners' equity for the years ended December 31, 1999 and 1998 have been included herein in reliance upon the report of PricewaterhouseCoopers LLP, independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

This Statement of Additional Information contains financial statements for the Separate Account which reflect assets attributable to the Contracts and also assets attributable to other variable annuity contracts offered by KILICO through the Separate Account.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of Kemper Investors Life Insurance Company's
KILICO Variable Annuity Separate Account

In our opinion, the accompanying statements of assets and liabilities and contract owners' equity and the related statements of operations and changes in contract owners' equity present fairly, in all material respects, the financial position of the subaccounts of Kemper Investors Life Insurance Company's (the "Company") KILICO Variable Annuity Separate Account, which includes the Kemper Government Securities Subaccount, Kemper High Yield Subaccount, Kemper Small Cap Growth Subaccount, Kemper-Dreman High Return Equity Subaccount (investment options within the Kemper Variable Series, formerly Investors Fund Series), Scudder VLIF Growth and Income Subaccount, Scudder VLIF International Subaccount, Scudder VLIF Bond Subaccount (investment options within the Scudder Variable Life Investment Fund), Janus Aspen Capital Appreciation Subaccount (investment option within the Janus Aspen Series), PIMCO Low Duration Bond Subaccount and PIMCO Foreign Bond Subaccount (investment options within the PIMCO Variable Insurance Trust) thereof at December 31, 1999, and the results of their operations for the period presented and the changes in their contract owners' equity for each of the two years then ended, except for the Scudder VLIF Bond Subaccount as to which the period is April 7, 1999 (commencement of operations) to December 31, 1999, Janus Aspen Capital Appreciation Subaccount as to which the period is March 22, 1999 (commencement of operations) to December 31, 1999, the PIMCO Low Duration Bond Subaccount and the PIMCO Foreign Bond Subaccount as to which the period is March 12, 1999 (commencement of operations) to December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included direct confirmation of investments owned at December 31, 1999 provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Chicago, Illinois
February 24, 2000

                      This page intentionally left blank.

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

STATEMENTS OF ASSETS AND LIABILITIES AND CONTRACT OWNERS' EQUITY

DECEMBER 31, 1999
(IN THOUSANDS)

                                                                                                        SCUDDER VARIABLE
                                                                                                        LIFE INVESTMENT
                                                             KEMPER VARIABLE SERIES*                          FUND
                                             -------------------------------------------------------    ----------------
                                               KEMPER                      KEMPER      KEMPER-DREMAN      SCUDDER VLIF
                                             GOVERNMENT      KEMPER      SMALL CAP      HIGH RETURN        GROWTH AND
                                             SECURITIES    HIGH YIELD      GROWTH         EQUITY             INCOME
                                             SUBACCOUNT    SUBACCOUNT    SUBACCOUNT     SUBACCOUNT         SUBACCOUNT
                                             ----------    ----------    ----------    -------------      ------------
ASSETS
  Investments in underlying portfolio
    funds, at current values.............     $71,783       218,357       166,144         31,371             11,140
  Dividends and other receivables........          --            31            67              3                 --
                                              -------       -------       -------         ------             ------
         Total assets....................      71,783       218,388       166,211         31,374             11,140
                                              -------       -------       -------         ------             ------
LIABILITIES AND CONTRACT OWNERS' EQUITY
  Liabilities:
    Mortality and expense risk and
      administrative charges.............          68           225           155             --                 --
    Other payables.......................           6           445            --             --                 --
                                              -------       -------       -------         ------             ------
         Total liabilities...............          74           670           155             --                 --
                                              -------       -------       -------         ------             ------
  Contract owners' equity................     $71,709       217,718       166,056         31,374             11,140
                                              =======       =======       =======         ======             ======
ANALYSIS OF CONTRACT OWNERS' EQUITY
  Excess of proceeds from units sold over
    payments for units redeemed..........     $34,942         1,825        65,173         34,783             10,927
  Accumulated net investment income
    (loss)...............................      37,352       220,219        23,953            (83)               228
  Accumulated net realized gain (loss) on
    sales of investments.................         346         3,970        25,083              2                 19
  Unrealized appreciation (depreciation)
    of investments.......................        (931)       (8,296)       51,847         (3,328)               (34)
                                              -------       -------       -------         ------             ------
  Contract owners' equity................     $71,709       217,718       166,056         31,374             11,140
                                              =======       =======       =======         ======             ======

---------------
 * Formerly Investors Fund Series

See accompanying notes to financial statements.

                                                                         PIMCO VARIABLE
     SCUDDER VARIABLE LIFE INVESTMENT FUND   JANUS ASPEN SERIES          INSURANCE TRUST
     -------------------------------------   ------------------   -----------------------------
                                                JANUS ASPEN           PIMCO           PIMCO
       SCUDDER VLIF        SCUDDER VLIF           CAPITAL         LOW DURATION       FOREIGN
       INTERNATIONAL           BOND             APPRECIATION          BOND            BOND
        SUBACCOUNT          SUBACCOUNT           SUBACCOUNT        SUBACCOUNT      SUBACCOUNT
       -------------       ------------         ------------      ------------     ----------
          27,586                176                 743                22              250
               1                 --                  --                --               --
          ------                ---                 ---                --              ---
          27,587                176                 743                22              250
          ------                ---                 ---                --              ---
               3                 --                  --                --               --
               2                 --                  --                --                1
          ------                ---                 ---                --              ---
               5                 --                  --                --                1
          ------                ---                 ---                --              ---
          27,582                176                 743                22              249
          ======                ===                 ===                ==              ===
          21,253                174                 565                22              246
             728                 (1)                 (2)                1                6
           2,930                  2                   4                --               (1)
           2,671                  1                 176                (1)              (2)
          ------                ---                 ---                --              ---
          27,582                176                 743                22              249
          ======                ===                 ===                ==              ===

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS)

                                                                                                       SCUDDER VARIABLE
                                                                                                       LIFE INVESTMENT
                                                            KEMPER VARIABLE SERIES*                          FUND
                                            -------------------------------------------------------    ----------------
                                              KEMPER                      KEMPER      KEMPER-DREMAN      SCUDDER VLIF
                                            GOVERNMENT      KEMPER      SMALL CAP      HIGH RETURN        GROWTH AND
                                            SECURITIES    HIGH YIELD      GROWTH         EQUITY             INCOME
                                            SUBACCOUNT    SUBACCOUNT    SUBACCOUNT     SUBACCOUNT         SUBACCOUNT
                                            ----------    ----------    ----------    -------------    ----------------
REVENUE
  Dividends and capital gains
    distributions.........................   $ 3,826        24,402            --            263               316
EXPENSES
  Mortality and expense risk and
    administrative charges................     1,011         3,256         1,739            325                84
                                             -------       -------        ------         ------              ----
Net investment income (loss)..............     2,815        21,146        (1,739)           (62)              232
                                             -------       -------        ------         ------              ----
NET REALIZED AND UNREALIZED GAIN (LOSS) ON
  INVESTMENTS
  Net realized gain (loss) on sales of
    investments...........................      (611)       (6,838)        9,762             12                38
  Change in unrealized appreciation
    (depreciation) of investments.........    (2,754)      (10,902)       32,251         (3,635)             (108)
                                             -------       -------        ------         ------              ----
Net realized and unrealized gain (loss) on
  investments.............................    (3,365)      (17,740)       42,013         (3,623)              (70)
                                             -------       -------        ------         ------              ----
Net increase (decrease) in contract
  owners' equity resulting from
  operations..............................   $  (550)        3,406        40,274         (3,685)              162
                                             =======       =======        ======         ======              ====

---------------
 * Formerly Investors Fund Series

(a) For the period (commencement of operations): April 7, 1999 - Scudder VLIF Bond Subaccount; March 22, 1999 - Janus Aspen Capital Appreciation Subaccount; March 12, 1999 - PIMCO Low Duration Bond Subaccount and PIMCO Foreign Bond Subaccount; to December 31, 1999.

See accompanying notes to financial statements.


     SCUDDER VARIABLE LIFE INVESTMENT FUND    JANUS ASPEN SERIES   PIMCO VARIABLE INSURANCE TRUST
     --------------------------------------   ------------------   -------------------------------
                                                 JANUS ASPEN           PIMCO            PIMCO
       SCUDDER VLIF         SCUDDER VLIF           CAPITAL          LOW DURATION       FOREIGN
       INTERNATIONAL            BOND             APPRECIATION           BOND             BOND
        SUBACCOUNT         SUBACCOUNT(A)        SUBACCOUNT(A)      SUBACCOUNT(A)    SUBACCOUNT(A)
     -----------------   ------------------   ------------------   --------------   --------------
             737                 --                    2                  1                8
               4                  1                    4                 --                2
           -----                 --                  ---                 --               --
             733                 (1)                  (2)                 1                6
           -----                 --                  ---                 --               --
           2,937                  2                    4                 --               (1)
           2,620                  1                  176                 (1)              (2)
           -----                 --                  ---                 --               --
           5,557                  3                  180                 (1)              (3)
           -----                 --                  ---                 --               --
           6,290                  2                  178                 --                3
           =====                 ==                  ===                 ==               ==

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
STATEMENTS OF CHANGES IN CONTRACT OWNERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS)

                                                                           KEMPER VARIABLE SERIES*
                                                            ------------------------------------------------------
                                                              KEMPER                      KEMPER     KEMPER-DREMAN
                                                            GOVERNMENT      KEMPER      SMALL CAP     HIGH RETURN
                                                            SECURITIES    HIGH YIELD      GROWTH        EQUITY
                                                            SUBACCOUNT    SUBACCOUNT    SUBACCOUNT    SUBACCOUNT
                                                            ----------    ----------    ----------   -------------
OPERATIONS
  Net investment income (loss)...........................    $  2,815       21,146        (1,739)          (62)
  Net realized gain (loss) on sales of investments.......        (611)      (6,838)        9,762            12
  Change in unrealized appreciation (depreciation) of
    investments..........................................      (2,754)     (10,902)       32,251        (3,635)
                                                             --------      -------       -------        ------
    Net increase (decrease) in contract owners' equity
      resulting from operations..........................        (550)       3,406        40,274        (3,685)
                                                             --------      -------       -------        ------
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units sold...............................      12,331       22,709        17,628        18,980
  Net transfers (to) from affiliate and subaccounts......      (4,399)     (27,431)      (22,588)       11,471
  Payments for units redeemed............................     (14,018)     (43,328)      (13,139)         (828)
                                                             --------      -------       -------        ------
    Net increase (decrease) in contract owners' equity
      from account unit transactions.....................      (6,086)     (48,050)      (18,099)       29,623
                                                             --------      -------       -------        ------
Total increase (decrease) in contract owners' equity.....      (6,636)     (44,644)       22,175        25,938
Beginning of period......................................      78,345      262,362       143,881         5,436
                                                             --------      -------       -------        ------
End of period............................................    $ 71,709      217,718       166,056        31,374
                                                             ========      =======       =======        ======

---------------
 * Formerly Investors Fund Series

(a) For the period (commencement of operations): April 7, 1999 - Scudder VLIF Bond Subaccount; March 22, 1999 - Janus Aspen Capital Appreciation Subaccount; March 12, 1999 - PIMCO Low Duration Bond Subaccount and PIMCO Foreign Bond Subaccount: to December 31, 1999.

See accompanying notes to financial statements.

         SCUDDER VARIABLE LIFE INVESTMENT FUND       JANUS ASPEN SERIES   PIMCO VARIABLE INSURANCE TRUST
     ---------------------------------------------   ------------------   -------------------------------
     SCUDDER VLIF                                       JANUS ASPEN           PIMCO            PIMCO
      GROWTH AND     SCUDDER VLIF    SCUDDER VLIF         CAPITAL          LOW DURATION       FOREIGN
        INCOME       INTERNATIONAL       BOND           APPRECIATION           BOND             BOND
      SUBACCOUNT      SUBACCOUNT     SUBACCOUNT(a)     SUBACCOUNT(a)      SUBACCOUNT(a)    SUBACCOUNT(a)
     ------------    -------------   -------------     -------------      -------------    -------------
           232             733             (1)               (2)                 1                6
            38           2,937              2                 4                 --               (1)
          (108)          2,620              1               176                 (1)              (2)
        ------          ------            ---               ---                 --              ---
           162           6,290              2               178                 --                3
        ------          ------            ---               ---                 --              ---
         5,138           8,107             46               550                 22              261
         4,453          12,443            130                23                 --               (7)
          (310)           (127)            (2)               (8)                --               (8)
        ------          ------            ---               ---                 --              ---
         9,281          20,423            174               565                 22              246
        ------          ------            ---               ---                 --              ---
         9,443          26,713            176               743                 22              249
         1,697             869             --                --                 --               --
        ------          ------            ---               ---                 --              ---
        11,140          27,582            176               743                 22              249
        ======          ======            ===               ===                 ==              ===

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
STATEMENTS OF CHANGES IN CONTRACT OWNERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS)

                                                                                                SCUDDER VARIABLE LIFE
                                                   KEMPER VARIABLE SERIES*                         INVESTMENT FUND
                                     ----------------------------------------------------   -----------------------------
                                       KEMPER                    KEMPER     KEMPER-DREMAN   SCUDDER VLIF
                                     GOVERNMENT     KEMPER     SMALL CAP     HIGH RETURN     GROWTH AND     SCUDDER VLIF
                                     SECURITIES   HIGH YIELD     GROWTH        EQUITY          INCOME       INTERNATIONAL
                                     SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT(A)   SUBACCOUNT(A)   SUBACCOUNT(A)
                                     ----------   ----------   ----------   -------------   -------------   -------------
OPERATIONS
  Net investment income (loss).....   $  3,569      17,149       18,381           (21)             (4)            (5)
  Net realized gain (loss) on sales
    of investments.................        (67)      4,283        4,201           (10)            (19)            (7)
  Change in unrealized appreciation
    (depreciation) of
    investments....................        553     (17,978)      (2,782)          307              74             51
                                      --------     -------      -------         -----           -----            ---
    Net increase in contract
      owners' equity resulting from
      operations...................      4,055       3,454       19,800           276              51             39
                                      --------     -------      -------         -----           -----            ---
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units sold.........     10,692      27,800       17,275         4,774           1,453            731
  Net transfers (to) from affiliate
    and subaccounts................      5,342     (40,100)       2,566           524             278             99
  Payments for units redeemed......    (14,565)    (34,613)      (8,623)         (138)            (85)            --
                                      --------     -------      -------         -----           -----            ---
    Net increase (decrease) in
      contract owners' equity from
      account unit transactions....      1,469     (46,913)      11,218         5,160           1,646            830
                                      --------     -------      -------         -----           -----            ---
Total increase (decrease) in
  contract owners' equity..........      5,524     (43,459)      31,018         5,436           1,697            869
Beginning of period................     72,821     305,821      112,863            --              --             --
                                      --------     -------      -------         -----           -----            ---
End of period......................   $ 78,345     262,362      143,881         5,436           1,697            869
                                      ========     =======      =======         =====           =====            ===

---------------
 *  Formerly Investors Fund Series
(a) For the period June 1, 1998 (commencement of operations) to December 31,
    1998.

See accompanying notes to financial statements.

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

NOTES TO FINANCIAL STATEMENTS

(1) GENERAL INFORMATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

KILICO Variable Annuity Separate Account (the "Separate Account") is a unit investment trust registered under the Investment Company Act of 1940, as amended, established by Kemper Investors Life Insurance Company ("KILICO"). KILICO is an indirect wholly-owned subsidiary of Zurich Financial Services ("ZFS"). ZFS is owned by Zurich Allied AG and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively. Zurich Allied AG is listed on the Swiss Market Index (SMI). Allied Zurich p.l.c. is included in the FTSE-100 Share Index in London.

The Separate Account is used to fund contracts or certificates (collectively referred to as "Contracts") for Kemper Advantage III periodic and flexible payment variable annuity contracts ("Kemper Advantage III"), Kemper Passport individual and group variable, fixed and market value adjusted deferred annuity contracts ("Kemper Passport"), Kemper Destinations individual and group variable, fixed and market value adjusted deferred annuity contracts ("Kemper Destinations") and Farmers Variable Annuity I individual and group variable, fixed and market value adjusted deferred annuity contracts ("Farmers Variable Annuity I"). The Separate Account is divided into a total of fifty-nine subaccounts with various subaccount options available to Contract Owners depending upon their respective Contracts. The Kemper Advantage III contracts have thirty-four subaccount options available to Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series (formerly Investors Fund Series), the Janus Aspen Series, the Lexington Natural Resources Trust, the Lexington Emerging Markets Fund, Inc., the Fidelity Variable Insurance Products Fund, the Fidelity Variable Insurance Products Fund II, the Scudder Variable Life Investment Fund, The Dreyfus Socially Responsible Growth Fund, Inc., the J.P. Morgan Series Trust II, The Alger American Fund and the American Century Variable Portfolios, Inc., all of which are open-end diversified management companies. The Kemper Passport contracts have seventeen subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, an open-end diversified management company. The Kemper Destinations contracts have thirty-seven subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, the Scudder Variable Life Investment Fund, The Alger American Fund, the Dreyfus Investment Portfolios, The Dreyfus Socially Responsible Growth Fund, Inc., the Janus Aspen Series and the Warburg Pincus Trust, all of which are open-end diversified management companies. The Farmers Variable Annuity I contracts have thirteen subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, the Scudder Variable Life Investment Fund, the Janus Aspen Series, the PIMCO Variable Insurance Trust and the Templeton Variable Products Series Fund, all of which are open-end diversified management companies.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities as well as the disclosure of contingent amounts at the date of the financial statements. As a result, actual results reported as income and expenses could differ from the estimates reported in the accompanying financial statements.

SECURITY VALUATION

The investments are stated at current value which is based on the closing bid price, net asset value, at December 31, 1999.

SECURITY TRANSACTIONS AND INVESTMENT INCOME

Security transactions are generally accounted for on the trade date (date the order to buy or sell is executed). Dividends and capital gains distributions are recorded as income on the ex-dividend date. Realized gains and losses from security transactions are generally reported on a first in, first out (FIFO) cost basis.

ACCUMULATION UNIT VALUATION

On each day the New York Stock Exchange (the "Exchange") is open for trading, the accumulation unit value is determined as of the earlier of 3:00 p.m. (Central time) or the close of the Exchange by dividing the total value of each subaccount's investments and other assets, less liabilities, by the number of accumulation units outstanding in the respective subaccount.

FEDERAL INCOME TAXES

The operations of the Separate Account are included in the federal income tax return of KILICO. Under existing federal income tax law, investment income and realized capital gains and losses of the Separate Account increase liabilities under the contract and are, therefore, not taxed. Thus the Separate Account may realize net investment income and capital gains and losses without federal income tax consequences.

(2) SUMMARY OF INVESTMENTS

Investments, at cost, at December 31, 1999, are as follows (in thousands, differences are due to rounding):

                                                              SHARES
                                                               OWNED      COST
                                                              -------   --------
INVESTMENTS
KEMPER VARIABLE SERIES:
Kemper Government Securities Subaccount.....................   62,065   $ 72,714
Kemper High Yield Subaccount................................  190,485    226,653
Kemper Small Cap Growth Subaccount..........................   62,603    114,297
Kemper-Dreman High Return Equity Subaccount.................   34,995     34,699
SCUDDER VARIABLE LIFE INVESTMENT FUND:
Scudder VLIF Growth and Income Subaccount...................    1,016     11,174
Scudder VLIF International Subaccount.......................    1,356     24,915
Scudder VLIF Bond Subaccount................................       27        175
JANUS ASPEN SERIES:
Janus Aspen Capital Appreciation Subaccount.................       22        567
PIMCO VARIABLE INSURANCE TRUST:
PIMCO Low Duration Bond Subaccount..........................        2         23
PIMCO Foreign Bond Subaccount...............................       27        252
                                                                        --------
          TOTAL INVESTMENTS AT COST.........................            $485,469
                                                                        ========

A description of the underlying investments of the subaccounts are summarized below.

KEMPER VARIABLE SERIES

KEMPER GOVERNMENT SECURITIES SUBACCOUNT: This subaccount invests in the Kemper Government Securities Portfolio of the Kemper Variable Series. The Portfolio seeks high current return consistent with preservation of capital.

KEMPER HIGH YIELD SUBACCOUNT: This subaccount invests in the Kemper High Yield Portfolio of the Kemper Variable Series. The Portfolio seeks to provide a high level of current income.

KEMPER SMALL CAP GROWTH SUBACCOUNT: This subaccount invests in the Kemper Small Cap Growth Portfolio of the Kemper Variable Series. The Portfolio seeks maximum appreciation of investors' capital.

KEMPER-DREMAN HIGH RETURN EQUITY SUBACCOUNT: This subaccount invests in the Kemper-Dreman High Return Equity Portfolio of the Kemper Variable Series. The Portfolio seeks to achieve a high rate of total return.

SCUDDER VARIABLE LIFE INVESTMENT FUND

SCUDDER VLIF GROWTH AND INCOME SUBACCOUNT: This subaccount invests in the Scudder VLIF Growth and Income Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The Portfolio seeks long-term growth of capital, current income and growth of income from a portfolio consisting primarily of common stocks and securities convertible into common stocks.

SCUDDER VLIF INTERNATIONAL SUBACCOUNT: This subaccount invests in the Scudder VLIF International Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The Portfolio seeks long-term growth of capital principally from a diversified portfolio of foreign equity securities.

SCUDDER VLIF BOND SUBACCOUNT: This subaccount invests in the Scudder VLIF Bond Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The Portfolio seeks high income from a high quality portfolio of bonds.

JANUS ASPEN SERIES

JANUS ASPEN CAPITAL APPRECIATION SUBACCOUNT: This subaccount invests in the Janus Aspen Capital Appreciation Portfolio of the Janus Aspen Series. The Portfolio seeks long-term growth of capital.

PIMCO VARIABLE INSURANCE TRUST

PIMCO LOW DURATION BOND SUBACCOUNT: This subaccount invests in the PIMCO Low Duration Bond Portfolio of the PIMCO Variable Insurance Trust. The Portfolio seeks to maximize total return, consistent with preservation of capital and prudent investment management.

PIMCO FOREIGN BOND SUBACCOUNT: This subaccount invests in the PIMCO Foreign Bond Portfolio of the PIMCO Variable Insurance Trust. The Portfolio seeks to maximize total return, consistent with preservation of capital and prudent investment management.

(3) TRANSACTIONS WITH AFFILIATES

KILICO assumes mortality risks associated with the annuity contracts and incurs all expenses involved in administering the contracts. In return, KILICO assesses that portion of each subaccount representing assets under the Kemper Advantage III flexible payment contracts with a daily charge for mortality and expense risk and administrative costs which amounts to an aggregate of one percent (1.00%) per annum. KILICO also assesses that portion of each subaccount representing assets under the Kemper Advantage III periodic payment contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and three-tenths percent (1.30%) per annum. KILICO assesses that portion of each subaccount representing assets under the Kemper Passport contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and one-quarter percent (1.25%) per annum. KILICO assesses that portion of each subaccount representing assets under the Kemper Destinations contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and four-tenths percent (1.40%) per annum. KILICO assesses that portion of each subaccount representing assets under the Farmers Variable Annuity I contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and four-tenths percent (1.40%) per annum. The Kemper Passport and Kemper Destinations DCA Money Market Subaccount #2, available for participation in the dollar cost averaging program, has no daily asset charge deduction. For the year ended December 31, 1999, asset charges totaled $30,487,471, $6,803,293, $2,551,583 and $9,209 for Kemper Advantage III, Kemper Passport, Kemper Destinations and Farmers Variable Annuity I contracts, respectively.

KILICO also assesses against each Kemper Advantage III contract participating in one or more of the subaccounts at any time during the year a records maintenance charge. For contracts purchased prior to June 1, 1993, the charge is $25 and is assessed on December 31st of each calendar year. For contracts purchased June 1, 1993 and subsequent, the charge is a maximum of $30 and is assessed ratably every quarter of each calendar year, except in those states which have yet to approve these contract changes. The charge is assessed whether or not any purchase payments have been made during the year. KILICO also assesses against each Kemper Passport, Kemper Destinations and Farmers Variable Annuity I contract participating in one or more of the subaccounts a records maintenance charge of $30, generally taken at the end of each contract year. The records maintenance charge for Kemper Advantage III, Kemper Passport, Kemper Destinations and Farmers Variable Annuity I contracts are waived for all individual contracts whose investment value exceeds $50,000 on the date of assessment. For the year ended December 31, 1999, records maintenance charges totaled $1,395,893, $149,119 and $12,715 for Kemper Advantage III, Kemper Passport and Kemper Destinations contracts, respectively.

For contracts issued prior to May 1, 1994, KILICO has undertaken to reimburse each of the Kemper Advantage III Contract Owners participating in the Kemper Money Market, Kemper Total Return, Kemper High Yield and Kemper Growth Subaccounts, whose direct and indirect operating expenses exceed eighty hundredths of one percent (.80%) of average daily net assets. In determining reimbursement of direct and indirect operating expenses, for each subaccount, charges for mortality and expense risks and administrative expenses, and records maintenance charges are excluded and, for each subaccount, charges for taxes, extraordinary expenses, and brokerage and transaction costs are excluded. During the year ended December 31, 1999, no such payment was made.

KILICO assesses an optional annual charge for the Guaranteed Retirement Income Benefit ("GRIB"), related to the Kemper Destinations and Farmers Variable Annuity I contracts. The annual charge of .25% of Contract Value, if taken, will be deducted pro rata from each invested subaccount on each Contract Quarter anniversary. For the year ended December 31, 1999, GRIB charges totaled $351,417 and $1,019 for Kemper Destinations and Farmers Variable Annuity I contracts, respectively.

Proceeds payable on the redemption of units are reduced by the amount of any applicable contingent deferred sales charge due to KILICO.

Scudder Kemper Investments, Inc., an affiliated company, is the investment manager of the Kemper Variable Series and the Scudder Variable Life Investment Fund. Investors Brokerage Services, Inc., a wholly-owned subsidiary of KILICO, is the principal underwriter for the Separate Account.

Janus Capital is the investment manager of the Janus Aspen Series. Pacific Investment Management Company is the investment manager of the PIMCO Variable Insurance Trust. Templeton Asset Management Ltd. is the investment manager of the Templeton Variable Products Series Fund. None of these are affiliated with KILICO.

(4) NET TRANSFERS (TO) FROM AFFILIATE AND SUBACCOUNTS

Net transfers (to) from affiliate or subaccounts include transfers of all or part of the Contract Owner's interest to or from another eligible subaccount or to the general account of KILICO.

(5) CONTRACT OWNERS' EQUITY

The Contract Owners' equity is affected by the investment results of, and contract charges to, each subaccount. The accompanying financial statements include only Contract Owners' payments pertaining to the variable portions of their contracts and exclude any payments for the market value adjusted or fixed portions, the latter being included in the general account of KILICO. Contract Owners may elect to annuitize the contract under one of several annuity options, as specified in the prospectus.

Contract Owners' equity at December 31, 1999, is as follows (in thousands, except unit value; differences are due to rounding):

                                                                                                CONTRACT
                                                                NUMBER           UNIT           OWNERS'
                                                               OF UNITS          VALUE           EQUITY
                                                               --------         -------         --------
KEMPER ADVANTAGE III CONTRACTS
KEMPER VARIABLE SERIES:
KEMPER GOVERNMENT SECURITIES SUBACCOUNT
  Flexible Payment, Qualified..............................        145          $ 1.823         $    264
  Flexible Payment, Nonqualified...........................        779            1.823            1,421
  Periodic Payment, Qualified..............................     15,187            1.769           26,859
  Periodic Payment, Nonqualified...........................      7,529            1.769           13,315
                                                                                                --------
                                                                                                  41,859
                                                                                                --------

                                                                                                CONTRACT
                                                                NUMBER           UNIT           OWNERS'
                                                               OF UNITS          VALUE           EQUITY
                                                               --------         -------         --------
KEMPER HIGH YIELD SUBACCOUNT
  Flexible Payment, Qualified..............................        197          $ 6.442         $  1,268
  Flexible Payment, Nonqualified...........................      1,138            6.168            7,018
  Periodic Payment, Qualified..............................     15,887            6.112           97,105
  Periodic Payment, Nonqualified...........................      4,245            5.954           25,274
                                                                                                --------
                                                                                                 130,665
                                                                                                --------
KEMPER SMALL CAP GROWTH SUBACCOUNT
  Flexible Payment, Qualified..............................        127            3.498              443
  Flexible Payment, Nonqualified...........................        396            3.498            1,384
  Periodic Payment, Qualified..............................     31,772            3.440          109,283
  Periodic Payment, Nonqualified...........................      3,242            3.440           11,152
                                                                                                --------
                                                                                                 122,262
                                                                                                --------
SCUDDER VARIABLE LIFE INVESTMENT FUND:
SCUDDER VLIF INTERNATIONAL SUBACCOUNT
  Flexible Payment, Qualified..............................          1           20.207               24
  Flexible Payment, Nonqualified...........................         --           20.207               --
  Periodic Payment, Qualified..............................        104           20.167            2,090
  Periodic Payment, Nonqualified...........................         34           20.167              681
                                                                                                --------
                                                                                                   2,795
                                                                                                --------
SCUDDER VLIF BOND SUBACCOUNT
  Flexible Payment, Qualified..............................         --            6.394               --
  Flexible Payment, Nonqualified...........................         --            6.394               --
  Periodic Payment, Qualified..............................         22            6.435              144
  Periodic Payment, Nonqualified...........................          1            6.435                5
                                                                                                --------
                                                                                                     149
                                                                                                --------
          TOTAL KEMPER ADVANTAGE III CONTRACT OWNERS'
            EQUITY.........................................                                     $297,730
                                                                                                ========

KEMPER PASSPORT CONTRACTS
KEMPER VARIABLE SERIES:
KEMPER GOVERNMENT SECURITIES SUBACCOUNT
  Qualified................................................      3,318          $ 1.429         $  4,740
  Nonqualified.............................................     11,272            1.429           16,103
                                                                                                --------
                                                                                                  20,843
                                                                                                --------
KEMPER HIGH YIELD SUBACCOUNT
  Qualified................................................      7,927            1.903           15,088
  Nonqualified.............................................     27,992            1.903           53,278
                                                                                                --------
                                                                                                  68,366
                                                                                                --------
KEMPER SMALL CAP GROWTH SUBACCOUNT
  Qualified................................................      2,345            3.449            8,089
  Nonqualified.............................................      6,735            3.449           23,230
                                                                                                --------
                                                                                                  31,319
                                                                                                --------
          TOTAL KEMPER PASSPORT CONTRACT OWNERS' EQUITY....                                     $120,528
                                                                                                ========

                                                                                                CONTRACT
                                                                NUMBER           UNIT           OWNERS'
                                                               OF UNITS          VALUE           EQUITY
                                                               --------         -------         --------
KEMPER DESTINATIONS CONTRACTS
KEMPER VARIABLE SERIES:
KEMPER GOVERNMENT SECURITIES SUBACCOUNT
  Qualified................................................        263          $10.259         $  2,700
  Nonqualified.............................................        594           10.259            6,090
                                                                                                --------
                                                                                                   8,790
                                                                                                --------
KEMPER HIGH YIELD SUBACCOUNT
  Qualified................................................        778            9.717            7,563
  Nonqualified.............................................      1,145            9.717           11,124
                                                                                                --------
                                                                                                  18,687
                                                                                                --------
KEMPER SMALL CAP GROWTH SUBACCOUNT
  Qualified................................................        394           14.691            5,793
  Nonqualified.............................................        449           14.691            6,602
                                                                                                --------
                                                                                                  12,395
                                                                                                --------
KEMPER-DREMAN HIGH RETURN EQUITY SUBACCOUNT
  Qualified................................................      1,744            9.192           16,032
  Nonqualified.............................................      1,645            9.192           15,117
                                                                                                --------
                                                                                                  31,149
                                                                                                --------
SCUDDER VARIABLE LIFE INVESTMENT FUND:
SCUDDER VLIF GROWTH AND INCOME SUBACCOUNT
  Qualified................................................        569           10.096            5,749
  Nonqualified.............................................        504           10.096            5,089
                                                                                                --------
                                                                                                  10,838
                                                                                                --------
SCUDDER VLIF INTERNATIONAL SUBACCOUNT
  Qualified................................................        541           14.990            8,109
  Nonqualified.............................................      1,112           14.990           16,665
                                                                                                --------
                                                                                                  24,774
                                                                                                --------

          TOTAL KEMPER DESTINATIONS CONTRACT OWNERS'
            EQUITY.........................................                                     $106,633
                                                                                                ========

                                                                                                CONTRACT
                                                                NUMBER           UNIT           OWNERS'
                                                               OF UNITS          VALUE           EQUITY
                                                               --------         -------         --------
FARMERS VARIABLE ANNUITY I CONTRACTS

KEMPER VARIABLE SERIES:
KEMPER GOVERNMENT SECURITIES SUBACCOUNT
  Qualified................................................          1          $ 9.924         $     15
  Nonqualified.............................................         20            9.924              202
                                                                                                --------
                                                                                                     217
                                                                                                --------
KEMPER SMALL CAP GROWTH SUBACCOUNT
  Qualified................................................          4           15.122               64
  Nonqualified.............................................          1           15.122               16
                                                                                                --------
                                                                                                      80
                                                                                                --------
KEMPER-DREMAN HIGH RETURN EQUITY SUBACCOUNT
  Qualified................................................          4            9.043               35
  Nonqualified.............................................         21            9.043              190
                                                                                                --------
                                                                                                     225
                                                                                                --------
SCUDDER VARIABLE LIFE INVESTMENT FUND:
SCUDDER VLIF GROWTH AND INCOME SUBACCOUNT
  Qualified................................................          8           10.293               87
  Nonqualified.............................................         21           10.293              215
                                                                                                --------
                                                                                                     302
                                                                                                --------
SCUDDER VLIF INTERNATIONAL SUBACCOUNT
  Qualified................................................          0           15.038                6
  Nonqualified.............................................          0           15.038                7
                                                                                                --------
                                                                                                      13
                                                                                                --------
SCUDDER VLIF BOND SUBACCOUNT
  Qualified................................................          0            9.763                3
  Nonqualified.............................................          2            9.763               24
                                                                                                --------
                                                                                                      27
                                                                                                --------
JANUS ASPEN SERIES:
JANUS ASPEN CAPITAL APPRECIATION SUBACCOUNT
  Qualified................................................         13           13.573              182
  Nonqualified.............................................         41           13.573              561
                                                                                                --------
                                                                                                     743
                                                                                                --------
PIMCO VARIABLE INSURANCE TRUST:
PIMCO LOW DURATION BOND SUBACCOUNT
  Qualified................................................         --           10.111               --
  Nonqualified.............................................          2           10.111               22
                                                                                                --------
                                                                                                      22
                                                                                                --------
PIMCO FOREIGN BOND SUBACCOUNT
  Qualified................................................          2            9.790               15
  Nonqualified.............................................         24            9.790              234
                                                                                                --------
                                                                                                     249
                                                                                                --------
          TOTAL FARMERS VARIABLE ANNUITY I CONTRACT OWNERS'
            EQUITY.........................................                                     $  1,878
                                                                                                ========

APPENDIX

STATE PREMIUM TAX CHART

                                                                                RATE OF TAX
                                                                    ------------------------------------
                                                                    QUALIFIED              NON-QUALIFIED
                                                                      PLANS                    PLANS
                               STATE                                ---------              -------------
    California..................................................       .50%                     2.35%*
    Kentucky....................................................      2.00%*                    2.00%*
    Maine.......................................................        --                      2.00%
    Nevada......................................................        --                      3.50%*
    South Dakota................................................        --                      1.25%
    West Virginia...............................................      1.00%                     1.00%
    Wyoming.....................................................        --                      1.00%

     * Taxes become due when annuity benefits commence, rather than when the premiums are collected. At the time of annuitization, the premium tax payable will be charged against the Contract Value.